As filed with the Securities and Exchange Commission on December 23, 2021
No.
333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIGBEAR.AI HOLDINGS, INC.
Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Delaware	7372	85-4164597
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
6811 Benjamin Franklin Drive, Suite 200
Columbia, Maryland 21046
(410)
312-0885
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Kinley
Chief Financial Officer
6811 Benjamin Franklin Drive, Suite 200
Columbia, Maryland 21046
(410)
967-0335
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy Cruickshank, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Jeffrey C. Selman, Esq. John F. Maselli, Esq. DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, California 94105 (415) 836-2500

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITY BEING REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.0001 per share (2)	12,326,472	$11.50 (4)	$141,754,428.00	$13,140.64
Common Stock, par value $0.0001 per share (3)	124,931,453	$7.98 (5)	$996,952,994.94	$92,417.54
Warrants to purchase Common Stock	12,326,472	N/A (6)	—	—
6.00% convertible senior notes due 2026 (7)	$200,000,000 (8)	—	$200,000,000 (8)	$18,540.00
Guarantees of 6.00% convertible senior notes due 2026	—	—	—	— (9)
Common Stock, par value $0.0001 per share (10)	23,058,494 (10)	—	—	$— (10)
Total				$124,098.18

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the
“Securities Act”
), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Represents shares of common stock, par value $0.0001 per share (“
Common Stock
”), issuable upon the exercise of warrants consisting of (i) 11,959,939 public warrants and (ii) 366,533 Private Placement Warrants.

(3)
Represents securities registered for resale by the Selling Stockholders named in this registration statement, including (i) 124,564,920 issued and outstanding shares of Common Stock held by Selling Stockholders, and (ii) 366,533 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholders.

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The price per share is based upon the exercise price per warrant of $11.50 per share.

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on December 20, 2021 as reported on The New York Stock Exchange.

(6)
No separate fee due in accordance with Rule 457(i). In accordance with Rule 457(i), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.

(7)
Consists of 6.00% convertible senior notes due 2026 of BigBear.ai Holdings, Inc. (the “
2026 Convertible Notes
”). The 2026 Convertible Notes are being registered for resale on this Registration Statement by the Selling Noteholders named in this registration statement.

(8)	The maximum offering price is based on the aggregate principal amount of the 2026 Convertible Notes as of December 20, 2021.
(9)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.
(10)
Represents the number of shares of common stock that may be issued upon conversion of the 2026 Convertible Notes registered hereunder. As more fully described in this Registration Statement, the initial conversion rate is 86.9565 shares of Common Stock per $1,000 principal amount of the 2026 Convertible Notes, which may be adjusted to up to 102.2495 as more fully described in this Registration Statement. The 2026 Convertible Notes are initially convertible into 17,391,304 shares of Common Stock, which may be adjusted to up to 23,058,494 as more fully described in this Registration Statement. The number of shares of Common Stock being registered represents a good faith estimate of the maximum number of shares that may be issued upon conversion of the Selling Noteholders’ 2026 Convertible Notes. The shares of Common Stock issued upon conversion of the 2026 Convertible Notes are not subject to an additional fee pursuant to Rule 457(i) under the Securities Act since no additional consideration will be received for the shares of Common Stock issuable upon conversion of the 2026 Convertible Notes.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
BigBear.ai Intermediate Holdings, LLC	DE	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	85-1242144
BigBear.ai, LLC	DE	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	85-1259867
NuWave Solutions, L.L.C.	MD	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	52-2195680
PCI Strategic Management, LLC	MD	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	85-3441283
ProModel Government Solutions, Inc.	UT	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	87-0458395
Open Solutions Group, LLC	VA	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	26-2253724

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2021

PRELIMINARY PROSPECTUS
BIGBEAR.AI HOLDINGS, INC.
12,326,472 Shares of Common Stock
Up to 124,564,920 Shares of Common Stock by the Selling Stockholders
366,533 warrants by the Selling Stockholders
6.00% Convertible Senior Notes due 2026 by the Selling Noteholders
Up to 23,058,494 Shares of Common Stock Underlying 2026 Convertible Notes

This prospectus relates to (a) the issuance by us of up to 12,326,472 shares of our common stock, par value $0.0001 per share (“
Common Stock
”), upon the exercise of warrants consisting of (i) 11,959,939 public warrants (as defined below) and (ii) 366,533 Private Placement Warrants (as defined below), each exercisable for one share of Common Stock at a price of $11.50 per share (“w arrants
”), (b) the resale from time to time of (i) up to 124,931,453 shares of Common Stock, consisting of 124,564,920 shares of Common Stock and 12,326,472 shares of Common Stock issuable upon the exercise of warrants and (ii) 366,533 warrants by the selling security holders named in this prospectus (each a “
Selling Stockholder
,” and, collectively, the “
Selling Stockholders
”) and (c) the resale from time to time of up to approximately $200,000,000 in aggregate principal amount of 6.00% convertible senior notes due 2026 (the “2026 Convertible Notes”) by the selling holders named in this prospectus (the “Selling Noteholders” and, together with the Selling Stockholders, the “Selling Securityholders”) and up to 23,058,494 shares of Common Stock issuable upon conversion of the 2026 Convertible Notes by the Selling Noteholders.
On December 7, 2021, we consummated the business combination (the “
Business Combination
”) contemplated by that certain Agreement and Plan of Merger, dated as of June 4, 2021 (as amended on August 6, 2021 and November 29, 2021 and as may be further amended, supplemented or otherwise modified from time to time, the “
Merger Agreement
”), by and among GigCapital4, Inc., a Delaware corporation (“
GigCapital4
”), GigCapital4 Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of GigCapital4 (“
Merger Sub
”), BigBear.ai Holdings, LLC, a Delaware limited liability company, and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“
Ultimate
”), whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC (the “
First Merger
”), with BigBear.ai Holdings, LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and, immediately after the First Merger, (b) BigBear.ai Holdings, LLC merged with and into GigCapital4 (the “
Second Merger,
” and together with the First Merger, the “
Mergers
”), with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.
We will bear all costs, expenses and fees in connection with the registration of the Common Stock, warrants and 2026 Convertible Notes and will not receive any proceeds from the sale of such securities. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock and warrants. The Selling Noteholders will bear all commissions and discounts, if any, attributable to their respective sales of the 2026 Convertible Notes and Common Stock underlying the 2026 Convertible Notes.
Our Common Stock and warrants are listed on The New York Stock Exchange (“
NYSE
”) under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange. On December 20, 2021, the closing sale prices of our Common Stock and warrants were $8.03 and $0.80, respectively.

Investing in our Common Stock, warrants and 2026 Convertible Notes involves risks that are described in the “Risk Factors” section beginning on page 18 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the Securities and Exchange Commission (the “
SEC
”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any warrants and conversion of 2026 Convertible Notes. We will not receive any proceeds from the sale of shares of Common Stock underlying the warrants or 2026 Convertible Notes pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “
Where You Can Find More Information
.”
On December 7, 2021, we consummated the Business Combination contemplated by the Merger Agreement, by and among GigCapital4, Merger Sub, BigBear.ai Holdings, LLC and Ultimate, whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC, with BigBear.ai Holdings, LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and, immediately after the First Merger, (b) BigBear.ai Holdings, LLC merged with and into GigCapital4, with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.

FREQUENTLY USED TERMS
Unless otherwise specified, references to the “
Company
,” “
we
,” “
us
” or “
our,
” are to, (i) prior to the closing of the Business Combination, either (x) BigBear.ai Holdings, LLC (formerly known as Lake Intermediate, LLC) and its subsidiaries or (y) GigCapital4, Inc., as the context may require, and (ii) following the closing of the Business Combination, BigBear.ai Holdings, Inc. and its subsidiaries. Unless the section herein specifies otherwise, references to “
BigBear
” are to (i) prior to the closing of the Business Combination, Ultimate and its subsidiaries and (ii) following the closing of the Business Combination, BigBear.ai Holdings, Inc. and its subsidiaries. The term “
post-combination company
” refers to the Company following the consummation of the Business Combination.
In this prospectus:
“
2026
Convertible Notes
” means the 6.00% Convertible Senior Notes due 2026.
“
Aggregate Merger Consideration
” means the Cash Merger Consideration and the Equity Merger Consideration, in the aggregate.
“
Antares Credit Agreement
” means that certain Credit Agreement, dated as of December 21, 2020, by and among, inter alios
, BigBear.ai Intermediate Holdings, LLC (f/k/a Lake Finance, LLC), as the parent, BigBear.ai, LLC (f/k/a Lake Acquisition, LLC), as the borrower, the other borrowers party thereto, guarantors party thereto, Antares Capital LP, as administrative agent and collateral agent, and the lenders party thereto that was paid off on December 7, 2021.
“
Board
” or “
Board of Directors
” means the board of directors of the Company.
“
Business Combination
” means the transactions contemplated by the Merger Agreement, including (i) the merger of Merger Sub with and into BigBear.ai Holdings, LLC, with BigBear.ai Holdings, LLC continuing as the surviving company and as a wholly owned subsidiary of the Company, (ii) the merger of BigBear.ai Holdings, LLC (as the surviving company of the First Merger) with and into the Company, with the Company continuing as the surviving company and (iii) the payment of the Aggregate Merger Consideration to Ultimate as the sole equity holder of BigBear.ai. Holdings, LLC, as merger consideration.
“
Bylaws
” means our Bylaws, dated as of December 7, 2021.
“
Cash Merger Consideration
” means $75,000,000 in cash paid to Ultimate at the Closing pursuant to the terms of the Merger Agreement.
“
Certificate of Incorporation
” means the Second Amended and Restated Certificate of Incorporation of the Company.
“
Closing
” means the closing of the transactions contemplated by the Merger Agreement.
“
Closing Date
” means December 7, 2021.
“
Code
” means the Internal Revenue Code of 1986, as amended.
“
Common Stock
” means the shares of Common Stock of the Company, par value $0.0001 per share.
“
Convertible Note Investment
” means the private placement pursuant to which the Convertible Note Investors subscribed for the Convertible Notes for an aggregate purchase price of $200,000,000.
“
Convertible Note Investors
” means certain institutional investors that invested in the Convertible Note Investment.
“
Convertible Note Subscription Agreements
” means, collectively, those certain amended and restated subscription agreements entered into on November 29, 2021, between the Company and the Convertible Note Investors, pursuant to which such Convertible Note Investors purchased an aggregate of $200,000,000 in the Convertible Note Investment.

“
Credit Agreement
” means the Credit Agreement, dated as of December 7, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among, inter alios
, BigBear.ai Holdings, Inc., a Delaware corporation, the other borrowers from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent.
“
DGCL
” means the General Corporation Law of the State of Delaware.
“
EBITDA
” means earnings before interest, tax, depreciation and amortization.
“
Equity Merger Consideration
” means a number of shares of GigCapital4 Common Stock equal to the result of dividing
(i) the difference of (A) $1,125,000,000,
minus
(B) $75,000,000,
by
(ii) 10.00 (rounded up to the nearest whole number of shares) to be issued to Ultimate at the Closing pursuant to the terms of the Merger Agreement.
“
Exchange Act
” means the Securities Exchange Act of 1934, as amended.
“
First Effective Time
” means the effective time of the First Merger.
“
Founder
” means the Sponsor.
“
Founder Shares
” means the 10,051,600 shares of our Common Stock held by the Initial Stockholders.
“
GAAP
” means U.S. generally accepted accounting principles.
“
GigCapital4 Common Stock
” means common stock, par value $0.0001 per share, of GigCapital4.
“
HSR Act
” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“
Indenture
” means the amended and restated indenture entered into in connection with the Closing by and among the Company, the guarantors party thereto and the Indenture Trustee in its capacity as trustee thereunder, as amended.
“
Indenture Trustee
” means Wilmington Trust, National Association, a national banking association.
“
Initial Stockholders
” means the Sponsor, Nomura Securities International, Inc. and Oppenheimer & Co. Inc.
“
Insider Shares
” means the 18,000 shares of our Common Stock held by the Insiders.
“
Insiders
” means Dorothy D. Hayes and Brad Weightman.
“
Investor Rights Agreement
” means the Amended and Restated Investor Rights Agreement, dated as of December 6, 2021, by and among the Company, Ultimate, AE BBAI Aggregator, LP, the Sponsor, the Insiders, Oppenheimer & Co. Inc., Nomura Securities International, Inc., William Blair & Company, L.L.C. and BMO Capital Markets Corp., as further amended, restated or modified from time to time in accordance with its terms, pursuant to which the parties have set forth, among other things, their agreements with respect to certain governance matters, registration rights and lock-up
periods from and after the Closing.
“
IPO
” means GigCapital4’s initial public offering, consummated on February 8, 2021, through the sale of 35,880,000 public units at $10.00 per public unit.
“
JOBS Act
” means the Jumpstart Our Business Startups Act, as amended.

“
Majority Note Investors
” means each investor in the 2026 Convertible Notes, including such investors, their respective affiliates and accounts and funds controlled or managed by such investor or their respective affiliates) then committed to purchase at least $25,000,000 of the 2026 Convertible Notes.
“
Merger Agreement
” means that certain Agreement and Plan of Merger, dated as of June 4, 2021 (as amended on August 6, 2021 and November 29, 2021, and as it may be further amended from time to time), by and among the Company, Merger Sub, BigBear and Ultimate.
“
Merger Sub
” means GigCapital4 Merger Sub Corporation, a Delaware corporation, and, prior to the First Merger, a wholly-owned subsidiary of the GigCapital4.
“
Nasdaq
” means The Nasdaq Stock Market LLC.
“
NYSE
” means The New York Stock Exchange.
“
Private Placement Shares
” means the shares of our Common Stock included in the Private Placement Units issued to the Initial Stockholders in a private placement that closed prior to the IPO.
“
Private Placement Units
” means the units, consisting of one share of Common Stock and one-third of one warrant to purchase one share of Common Stock, issued to the Initial Stockholders in a private placement that closed prior to the IPO.
“
Private Placement Warrants
” means the warrants included in the Private Placement Units issued to the Initial Stockholders in a private placement that closed prior to the IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.
“
public shares
” means shares of Common Stock included in the public units issued in the IPO.
“
public units
” means one unit, consisting of one public share of Common Stock and one-third of one warrant to purchase one share of Common Stock, issued in the IPO.
“
public warrants
” means the warrants included in the public units issued in the IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.
“
Sarbanes-Oxley Act
” means the Sarbanes-Oxley Act of 2002, as amended.
“
SEC
” means the United States Securities and Exchange Commission.
“
Second Effective Time
” means the effective time of the Second Merger.
“
Securities Act
” means the Securities Act of 1933, as amended.
“
Special Meeting
” means the special meeting of the stockholders of GigCapital4 held on December 3, 2021.
“
Sponsor
” means GigAcquisitions4, LLC, a Delaware limited liability company.
“
Transfer Agent
” means Continental Stock Transfer & Trust Company.
“
Trust Account
” means the trust account of GigCapital4 that holds the proceeds from GigCapital4’s IPO and a portion of the proceeds from the sale of the Private Placement Units.
“
Trustee
” means Wilmington Trust, National Association.

v

“
Ultimate
” means BBAI Ultimate Holdings, LLC, a Delaware limited liability company formerly known as PCISM Ultimate Holdings, LLC and, prior to the Business Combination, the sole equity holder of BigBear.ai Holdings, LLC.
“
warrants
”
means the Private Placement Warrants and the public warrants.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the heading “Risk Factors.”
Company Overview
BigBear is a leader in data-driven decision dominance and advanced analytics that provides its customers with a competitive advantage in a world driven by data that is growing exponentially in terms of volume, variety, and velocity.
Business Overview

BigBear’s mission is to enable real-time decision making dominance and provide competitive advantage for our customers through our novel
AI/ML-driven
software platform that makes sense of sensitive, proprietary, and commercial data in complex, rapidly changing environments.
BigBear is a leader in data-driven decision dominance and advanced analytics. We provide our customers with an unrivaled competitive advantage in a world driven by data that is growing exponentially in terms of volume, variety, and velocity. We believe data is a strategic asset of the enterprise, and through our battle tested technologies we empower our enterprise customers to make sense of the world in which they operate, understand how data impacts their operations, and determine what decisions will achieve their objectives.
We offer analytics solutions that not only transforms data into actionable insights but also provides action-oriented workflows for critical decision making in real-time. We transform vast troves of unorganized, dirty, and missing data into new insights, actionable plans, and superior decision making to enable customer success.

Our customers often operate in complex and unforgiving environments where cost of decision making can be very steep and the cost of failure significant. Our software products are widely used by government agencies in the United States to support some of the nation’s most critical national defense capabilities. Our defense and intelligence customers operate in information environments with unrivaled scale and complexity, and they demand the most sophisticated and capable Artificial Intelligence (AI), Machine Learning (ML), and Predictive Analytics. This environment, where there is little room for error or uncertainty, is where our products have transformed the way customers understand and operate in today’s data-driven world.
The need to make sense of enormous volumes of data is not unique to government agencies. Governments and commercial enterprises alike have spent the last several decades amassing vast volumes of data, in hopes of making the most informed decisions for their organizations. While their data collection efforts have been successful, few enterprises have been able to use this information to improve their decision making and, in turn, improve the execution of their strategic objectives. Furthermore, these enterprises do not possess the tools and models to combine their enterprise data seamlessly and flexibly with other data sets to further enhance or refine their insights.
Our customers rely on our products and services to ensure that their data is visible, accessible, understandable, linked, trustworthy, interoperable, and secure.
The BigBear suite of subscription-based products (Observe, Orient, and Dominate) enables customers to catalog, curate, manage, automate, and visualize data feeds that can be leveraged to inform decision making and create decision advantages in real operational environments.
Observe provides enriched, curated data specific to the environment in which a customer operates. Orient employs advanced AI/ML to make sense of the data at a level unseen with traditional AI/ML approaches. Finally, Dominate allows customers to visually state their desired outcomes and determine what decisions will produce those results.
BigBear supports more than 15 large customers, including some of the largest government institutions, through more than 60 unique engagements. For the year ended December 31, 2020, these engagements yielded approximately $140 million of revenue and our suite of products had over 100,000 users. The effectiveness of our products and engineering services is the primary reason for our revenue compound annual growth rate (CAGR) of more than 25% (based upon the aggregate annual revenue of the acquired companies for the four-year period ended December 31, 2020), customer relationships that exceed 10 years on average, and 100% customer retention/win rate on Government contract re-competes.
BigBear has an estimated fiscal year 2022 total revenue of $277 million. Over half of the estimated fiscal year 2022 revenue (57%) is already in backlog, and that climbs to 72% if contract re-competes
are included. Overall, BigBear has approximately $485 million in backlog as of September 30, 2021 and an additional $4.5 billion in pipeline opportunities.
Our Products and Services
BigBear deploys its Observe, Orient, and Dominate products to customers throughout the Defense, Intelligence, and commercial markets. The products can be deployed on a stand-alone basis or as an end-to-suite
that allows customers to ingest, translate and visualize vast amounts of data into courses of action to achieve their strategic objectives. The entire suite of products has been designed from the ground-up
as a composable,
API-driven
solution that can easily integrate into customers’ environments and leverage new or existing data and analytics.

BigBear’s products can serve as a customer’s primary tool for advanced analytics and can also supplement a customer’s existing analytics capabilities.

Observe Product
: BigBear collects and processes enormous volumes of data to produce real-time updates to data “dossiers” tailored to allow customers to know the world in which they operate. Unlike other data providers, Observe abstracts raw data into a form that is immediately understandable for consumers. Rather than large volumes of raw, disparate, multi-source data, Observe provides “data dossiers” that organize observations from all source that are relevant to a specific entity—like a facility or event, thus eliminating the need for customers to make sense of data that has little or no context. Observe dossiers are an aggregation of real-time location data, news media, public communications, public social media posts, Internet services, and various other data sources that form a coherent and constantly updating view of entities across the globe. For example, Observe can reveal the existence of a facility, provide the content of posts which reference, include a picture of and/or are sent near that facility, provide polygons of the facility’s shape, web records referencing that facility’s address, and other more detailed characteristics. This ever-increasing collection of data can be used to drive change alerts in real-time and queried for historical analysis. APIs make it easy to feed Observe data into numerous use cases and technologies. Additionally, our composable architecture can easily integrate new data sources or a customer’s internal, proprietary data into Observe for a truly customized view of a customer’s operating environment.
Orient Product
: Orient helps customers read between the lines with AI and ML workflows at massive scale to keep pace with real-world missions. It uses low-code,
composable, distributed, and event-driven predictive analytics to uncover hidden items in raw data (for example, extracting objects from images) and run analyses to learn and expose what data can tell customers about their environment. Orient provides cutting-edge analytics steps including computer vision, natural language processing, conflation, forecasting, and optimization, which can be easily configured into custom workflows to derive specific customer insights at scale. Tensor completion, one novel methodology powering BigBear’s analytics, goes well beyond traditional big data analytics and is specifically designed to make sense of disparate data sets that are periodically dirty, erroneous, or full of gaps. For example, Defense customers have applied Orient to problem sets where data sources are haphazard and achieved three times the accuracy of traditional machine learning approaches. Orient’s APIs allow the customer to plug in their own analytics and data, thus leveraging any prior investment a customer has made.
Dominate Product
: Dominate is BigBear’s decision support solution that goes the extra mile converting data into action. Dominate starts by visualizing all the data it is pointed at, allowing users to understand their current environment through descriptive analytics. Dominate then uses auto-ML
and tensor completion to create multi-domain models of customer environments, automatically learning the relationships and behaviors—effectively the “chains of dominoes”—which are in effect. These models allow Dominate to forecast future outcomes, identify outcome likelihood, and determine the impacts of potential decisions or
“what-if”
scenarios. Customers can easily express potential courses of action or goals through interactive visualizations (like grabbing the future forecast line on a chart and moving it up or down), and Dominate quickly reveals the impacts of and roadmaps to those futures, enabling proactive planning towards those objectives. Dominate provides multiple levels of explanations for predictions to ensure transparency and build confidence in the predictions. These explanations reveal discovered behaviors and relationships, often exposing non-obvious
insights. Dominate is data-driven, automated analyses allow it to be pointed at multiple customer problems to quickly produce actionable, scenario-specific advice on how to outmaneuver competitors and events, articulating precisely why and how various courses of actions are expected to yield the desired results. Dominate provides certainty in shaping conditions to achieve customer objectives, even in the most complex multi-domain environments.
BigBear Services
: BigBear’s software offerings are the product of our highly technical and specialized workforce performing advanced research and development, rapid solutions development, and analytical support for defense and intelligence customers. The accuracy, agility and scalability of our products are the direct result of us building custom solutions that excel in the most challenging customer environments. Our service-based offerings, especially for Government customers, are critical for two reasons: (1) building intimate customer relationships that allow us to design products that are directly applicable to missions, and (2) providing testing grounds for future technology development that will inform our commercial offerings. These customer engagements allow our engineers and data scientists to explore emerging data sources, data types, next-generation analytical approaches, and advanced AI/ML techniques that will continually improve our products. BigBear has operationalized breakthroughs in machine learning made possible by pushing the envelope in environments with scale and complexity surpassing nearly any commercial applications. By developing and testing novel approaches in these environments, our software is ensured to scale for our commercial customers.
Our Customers
Substantially all of our historical revenue was derived from federal, military, and intelligence agencies of the U.S. government. Our list of marquee customers where we have entrenched relationships include the Joint Staff, U.S. Army, U.S. Air Force, Department of Homeland Security (DHS), and several other governmental and intelligence agencies. Our relationships with these customers date back more than 20 years and provide the foundation of BigBear’s technology and solutions. These customers entrust us with their most critical and sensitive data and operations and represent most of our historical growth.
While our defense and intelligence customers operate in some of the most complex and data intensive environments, it became evident the design and agility of our products make them equally valuable to commercial enterprises. Our data, analytics, and decision making tools already focus on issues such as transportation and logistics, geographical infrastructure, movement patterns, customer demand signals, economic/market analysis, and demand forecasting. After only a few discussions and demonstrations with commercial firms, our thesis around commercial applicability proved true. Our products can easily provide commercial customers with superior results in shorter timeframes than our competitors. While our push into commercial markets is still very early, it has already yielded several new relationships and a considerable pipeline of new opportunities we will capitalize on in the next year.
Currently, BigBear wins commercial customers by directly applying existing product offerings that are immediately applicable for commercial customers’ problems. While these “quick wins” provide immediate value for commercial customers, BigBear further entrenches itself by composing bespoke solutions to address needs specific to these new customers and markets. These new solutions, which can consist of new data sets, analytics, processing steps, or visualizations immediately expand the Company’s capability baseline, making every subsequent customer engagement easier than the last.

Two customer stories demonstrate the value of working with BigBear. A government agency tasked with ensuring the security of our global interests was drowning in data as the world became more networked and automated. They could not hire analysts fast enough to keep pace with the growth in data, dramatically increasing the risk of critical information being missed. Our Observe software’s massively scalable collection and conflation of data solved this problem, first in media analysis and then other domains. Our automation not only ensured the government had full coverage, but also discovered numerous events of interest, prioritized assessments, and helped the customer act on those deemed most critical. Observe allowed the customer to react quickly to world events, and they deployed our Dominate software shortly thereafter to allow proactive planning and the insights we enabled. The BigBear team subsequently received an award from the Director of the Agency for the impact our capabilities had on their operations.
A large, commercial maritime shipping firm learned of BigBear’s ability to detect smugglers and asked if we could similarly analyze sparse data they had to create a competitive advantage. Within 60 days of this engagement, using Observe and Orient, we identified new ports (previously unknown to them), characterized the cargo being serviced at each location, and recommend efficient routing changes that would allow them to capture the new customers and revenue. Through the use of Observe and Orient, this customer receives automated alerts whenever there is new opportunity. These insights have been so compelling that the customer has since deployed our Dominate software to help proactively build their plans to capture new customers, increase internal efficiencies, and decrease operating costs.

Revenue Mix
More than 50% of our revenue came from sales of our software solutions in 2020, but this is a change from as recent as 2016 when only 1.3% of the sales of the acquired companies that make up BigBear today were for software solutions. As our software has matured to become a massively scalable, cloud-based solution, both legacy and new customers are transitioning away from exploratory, joint-development engagements toward engagements to quickly integrate and deploy our software for current operational needs.
Due to the sensitive and oftentimes classified nature of our work, a significant portion of BigBear’s historical revenue (2019 and prior) came from government contracts that required our data scientists and software engineers to collocate
on-premises
with customers, assess their needs, and develop technical solutions for unique environments and use cases. While this revenue demanded a large labor component and suppressed BigBear’s gross margins, it also provided opportunities for us to test, enhance, and refine our suite of products in a real operational environment. Through these engagements, our engineers optimized our AI/ML capabilities, explored new or novel approaches, experimented with new data sets, designed our products for massive scalability, and built modular products that can integrate into any environment. This is largely what differentiates our products from our competitors.
Historical engagements with high levels of
non-recurring
engineering or research and development (“
R&D
”) expenses often yielded gross margins between 40% and 50%. However, as we amassed knowledge and Intellectual Property (IP), our proprietary products matured and evolved to the point where new customer engagements require considerably less customization and can be integrated seamlessly into existing environments. As a result, new engagements have a considerably higher gross margin, considerably growing corporate gross margins as this shift occurs. More recent software sales to government customers have realized gross margins between 60% and 70%. These gross margins are still below commercial gross margin projections, largely due to the customers’ request for on-premises
deployments in unique and sensitive environments. While commercial deployments can be on-premises
(at a customer’s request), our commercial offering are largely cloud-based, software as a service (“
SaaS
”) deployments with gross margins that can exceed 80%.
Despite the maturity of our software products and the high gross margins for SaaS-based customer engagements, we plan to maintain a portion of our revenue through these highly strategic and beneficial service-based engagements. By 2025, we expect roughly one third of our revenue will be derived from commercial software sales.
Competitive Advantage
BigBear’s principle competitive advantage is that our products have been designed for composability and ease of integration into existing enterprise environments. The versatility and flexibility of the underlying architecture and design approach creates numerous differentiators that appeal to customers:

•
Value of Insights
: Sorting the “wheat from the chaff” across disparate data sources and identifying optimal roadmaps to desired futures make our offerings unique in the market and especially valuable to customers. We don’t just increase the piles of data analysts must explore to make sense of the world around them, we automate sense-making and provide the actionable insights for customers to achieve proactive operation optimization.

•
Time to Capability
: The event-driven,
API-focused
architecture allows our developers to quickly select, sequence, and integrate pre-made
data, analytic and processing modules that will yield insights for customers’ unique needs. The ability to assemble pre-configured
analytics and data sources means our products yield rapid value, often within
30-60
days, and create opportunities for horizontal growth within customer accounts (request for additional capabilities). In the past, customers have frequently requested additional capabilities within a year of initial deployment.

•
Interoperability
: Our products are highly interoperable and easily integrated due of our
API-centric
architecture. While BigBear’s products can be used in a stand-alone manner, it is common for them to be integrated into customers’ existing technology environments to quickly produce customized solutions. This is a considerable differentiator with many competitors that force new customers into the difficult decisions of discarding prior investments and existing capabilities to implement new capabilities. The result of our unique approach allows customers to retain (or even improve) existing capabilities and investments, thus making the decision to implement our software much easier.

•	Continuous Improvement/Results : Continuous improvement of our processing modules drives retention and loyalty. Every module is continuously refined and improved to adjust to the ever-changing data environment. As each implementation is the product of combining our interoperable modules, every customer benefits from enhancements as they are deployed in our capability library. Rather than requiring customers to retain staff to maintain or sustain their capabilities, their BigBear-provided products continue to evolve and improve over time. This drives customer retention over time.

•
Scalability
: As an entirely cloud-based solution, SaaS customers can scale their requirements without limitations based on their data and/or processing needs. There is no need for costly infrastructure (storage or processing) investments to grow with their needs.

Together, these competitive advantages contribute to BigBear’s 100% win rate on Government contract recompetes, and historical revenue CAGR exceeding 25% (based upon the aggregate revenue of each of the acquired companies, for 2017 through 2020). Nearly all of this growth came from organic growth with existing customers.
Market Opportunity
BigBear serves a large and rapidly growing addressable market. We determined the total addressable market (“
TAM
”) based upon third-party industry reports on the current and projected markets for government and commercial customers in the following areas: AI platforms, data analytics, and analytic data management and integration platforms. The TAM for BBAI is over $72 billion today. BigBear plans to address this TAM through organic growth from its existing product solutions and expanding future product offerings. There may also be opportunities to expand solutions and offerings through inorganic growth and strategic mergers and acquisitions (M&A).
The TAM for BigBear has the potential to grow to over $109 billion by 2024 as BigBear penetrates adjacent markets. BigBear plans to take advantage of the expanding TAM by targeting critical and high-growth markets such as Energy, Logistics, and Marketing. These near-term markets represent commercial applications for BigBear products that can be addressed with relatively limited development and/or customization. In the future, further R&D investments will expand commercial applications, thus increasing the TAM beyond currently projected levels.

Growth Strategy
BigBear has multiple growth vectors, including performing on our existing backlog of approximately $485 million as of September 30, 2021, executing on our $4.5 billion opportunity pipeline, expanding into near-term, adjacent commercial markets, and strategic M&A opportunities. Each of these growth vectors is underscored by our “Land and Expand” growth strategy, discussed below.

(1)	MarketsAndMarkets, Inc., May, 2021.
Backlog Execution
: BigBear’s existing backlog, comprised entirely of contracts that BigBear has already won, accounts for 83% of the estimated 2021 revenue and 40% of 2022 revenue. If you include recompete opportunities, for which the company has a historically achieved a 100% win rate, BigBear’s existing backlog accounts for 90% of BigBear’s estimated 2021 revenue and 60% of 2022 revenue. A majority of our current backlog consists of long-term government engagements that provide revenue certainty beyond 2022, as many government contracts are awarded with a period of performance (PoP) up to five years or more.
Pipeline Execution
: BigBear will also execute on its existing pipeline of near-term opportunities. BigBear has identified more than 90 opportunities worth more than $4.5 billion in total. This near-term Pipeline of Opportunities is approximately 16 times estimated 2022 Revenue. The potential impact of our expanding pipeline is considerable given that BBAI has historically grown at a CAGR exceeding 25% (based upon the aggregate annual revenue of the acquired companies for the four-year period ended December 31, 2020) with almost no investment in either Sales and Marketing (“
S&M
”) or R&D for other customer applications. With the considerable investments underway in both areas, we are confident in our ability to execute on the growing pipeline, which will accelerate our revenue CAGR beyond historical averages.
Commercial Expansion
: Our largest opportunities are in commercial markets where AI/ML technologies are still in the early adoption phase. In addition to the Total Addressable Market (TAM) being considerably larger than our existing defense/intelligence markets, commercial customers also operate under shorter sales cycles, are more apt to engage in pure SaaS/hosted licensing arrangements and require considerably less engineering/integration support for implementations (higher gross margins).
While the agility of our products will ultimately allow them to address customer needs in nearly any industry segment, we will initially focus on commercial markets where our products already provide considerable commercial value. With little or no additional engineering or R&D investment required, these markets include infrastructure, transportation, logistics, and energy. After growing our product offerings and customer base in these markets, we will look at additional areas, including media, healthcare, financial, and insurance markets.
Inorganic / Strategic M&A
: A critical addition to the growth vectors above is the opportunity for strategic, inorganic growth. Given the importance of our expansion into commercial markets, opportunities that enable or accelerate commercial growth will be our initial priority. We generally pursue opportunities in this area for one of two reasons:

(1)
Additive Technology: The potential to acquire technology that can accelerate growth in a specific commercial market. This can include new/proprietary data sets, market-specific analytics, and novel AI/ML approaches that improve the overall impact of our products.

(2)
Market Access: The opportunity to gain a strategic foothold in a high-growth market, thus immediately accelerating our growth in that space. While some of our target markets do not necessarily require an existing presence in that space, there are some markets that place more importance on industry experience, history, or reputation. In these cases, inorganic investments may dramatically increase the probability of us achieving our growth objectives in those markets.

While we do not currently plan to pursue inorganic growth in our existing defense/intelligence markets, there could be unique opportunities that present enough strategic value to warrant consideration. Management would still consider opportunities for additive technologies, especially if there is the possibility for commercial application. Also, we are cognizant of the fact that a large segment within our Federal/Civil customer set that has not effectively adopted/leveraged any AI/ML capabilities. For a few unique situations, we could consider acquisition targets if they present a considerable long-term strategic opportunity.
Land and Expand Growth Strategy
: BigBear has executed a successful “land and expand” strategy with its customers and has a proven record of growing customer relationships with new products and solutions. With a 93% new business win rate and a 100% recompete win rate, BigBear’s existing contracts provide secure growth and position it for future wins through proven performance.
Growth Enablers
As mentioned previously, BigBear has grown at a CAGR exceeding 25% (based upon the aggregate annual revenue of the acquired companies for the four-year period ended December 31, 2020) driven almost entirely by organic customer demand. To capitalize on the Company’s multiple growth vectors and realize a growth rate of 40%, the Company, will accelerate spending in two key areas: Research and Development (R&D) and Sales and Marketing (S&M). Together, these investments will allow the Company to tailor is products and services to new markets and engage the customers in these markets with compelling and differentiated offerings.
Research and Development
: While BigBear has more than 21 years of experience developing and deploying software products, the development roadmap and R&D was funded and directed by defense and intelligence customers for their specific needs and objectives. While these engagements produced the core of our product technologies, there was limited focus on capabilities that could address the needs of larger customer sets. The shift toward capabilities that could be applied more broadly began in 2019, and the Company committed roughly $2 million to R&D activities in 2020. To date, our R&D efforts have produced a fully scalable, cloud-based architecture that is already supporting commercial customers.
Between 2021 and 2025, we expect to increase our R&D investments to as much as 15% of total revenue, or more than $60 million annually. Investments will largely focus on the creation of a robust team of software engineers, data scientists, and cloud engineers to tailor our products and solutions to targeted commercial markets. The primary areas of focus for R&D include, but are not limited to, the following:

1.	incorporating market-specific data sets and sources that will be incorporated into the Company’s existing library of data (the Observe product);

2.	creating new (and modifying existing) analytics in the Orient product to derive insights into targeted commercial markets and the data that drives their specific decision making process;

3.	creating additional data views, dashboards, and visualizations for the commercial market data and analytics;

4.	optimizing the Dominate product around commercial drivers, such as resource allocation/optimization, revenue-generating courses of action, and scenario planning for strategic market drivers; and

5.	expanding cloud-based hosting infrastructure and processing to support commercial applications.
BigBear expects to remain focused on R&D activities for the foreseeable future as the Company continues to grow and will direct the investments based on our progress in specific industry verticals.
Sales and Marketing (S&M)
BigBear has deep expertise in the government sector and achieved a historic CAGR exceeding 25% (based upon the aggregate annual revenue of the acquired companies for the four-year period ended December 31, 2020) with limited S&M investments. This existing customer base provides a predictable and stable revenue base to support our expansion into commercial markets. To date, we are leveraging our existing technology to penetrate commercial markets through both direct sales and 16 individual channel partners, but we understand a considerable S&M investment is required to accelerate our penetration into these new markets.
BigBear is already onboarding sales teams dedicated to the transportation and energy sectors, and we will establish additional teams by the end of 2022 to address other commercial end markets, including, but not limited to, healthcare, finance, and insurance. In parallel, we will analyze and address additional opportunities as they present themselves. We have already received inbound interest from five additional markets: food service, waste management, commercial satellite platforms, maritime acoustic surveillance, and the florist industry. Opportunities such as these will be evaluated for their alignment with our technology suite, the investment required to expand into these markets, and the size of the addressable market should we pursue any of these opportunities.
By 2025, BigBear anticipates employing a marketing team of 10 senior executives, a technical sales enablement team of 35 members, and a sales team of more than 70 members. This investment will represent more than 10% of the company’s revenue by 2025 and exceed $100 million annually.
Partners / Vendors
BigBear has strong relationships with cutting-edge technology vendors, such as Elastic, Confluent, KNIME, Qlik, and AWS. These partnerships allow BigBear to connect directly with existing customer APIs, decreasing start-up
and integration time and costs.
BigBear has also created a channel partner program (CPP) to bolster our relationships with key partners. There are currently 16 channel partners including AWS, Microsoft, Elastic, Qlik, KNIME and FireEye. In addition to sharing technical training and discounts on customer implementations, these relationships serve as a sales enablement platform to pursue customer accounts collaboratively. Ultimately, the CPP expands the size and reach of our marketing activities through shared assets and customer engagement strategies.

Corporate Footprint and Management
As of September 30, 2021, we had 633 employees, of which approximately 535 held security clearances. Our workforce is comprised of software engineers, data scientists, cloud/systems engineers, analysts, and cyber subject-matter experts. From our headquarters in Columbia, Maryland, and with additional locations in Reston, Virginia; Lexington, Massachusetts; and San Diego, California, we serve a diverse set of base of defense, intelligence, and commercial customers.
BigBear executive management team is a driving force behind the company’s past and future success. With strong experience and knowledge of both government and commercial markets, our executives are shaping the company’s commercial market penetration.
Dr. Reginald Brothers (Chief Executive Officer)
Dr. Brothers has served as the Chief Executive Officer at BigBear since July 2020. Prior to his current role, Dr. Brothers was the Chief Executive Officer at NuWave Solutions from June 2020 until its merger with PCI. Dr. Brothers has also served as the Chief Technology Officer of Peraton and a principal with The Chertoff Group. From 2014 to 2017, Dr. Brothers served as Under Secretary for Science and Technology at the U.S. Department of Homeland Security (DHS), where he was responsible for a science and technology portfolio that included basic and applied research, development, demonstration, testing, and evaluation with the purpose of helping DHS operational elements and the nation’s first responders achieve their mission objectives. From 2011 to 2014, Dr. Brothers served as Deputy Assistant Secretary of Defense for Research at the Department of Defense. In this position, Dr. Brothers was responsible for policy and oversight of the Department’s science and technology programs and laboratories. Dr. Brothers has also held senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, and MIT Lincoln Laboratory. Dr. Brothers received a B.S. in Electrical Engineering from Tufts University, an M.S. in Electrical Engineering from Southern Methodist University, and a Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
Brian Frutchey (Chief Technology Officer)
Mr. Frutchey has served as the Chief Technology Officer at BigBear since 2021. Prior to his role at BigBear, Mr. Frutchey was an Executive Vice President at NuWave Solutions since 2016. Prior to his executive roles at NuWave and BigBear, Mr. Frutchey held multiple roles in the big data and analytics sector, including managing the National Geospatial-Intelligence Agency’s
In-Q-Tel
Interface Center’s predictive analytics and cloud orchestration portfolios, the U.S. European Command’s Joint Intelligence Operations Center Strategic Foresight and Open-Source Element capabilities, Endeca Technology’s Public Sector Division, and the U.S. Army as a Signal Corps officer. Mr. Frutchey received a B.S. in Electrical Engineering (Computers) from the University of Southern California.
Joshua Kinley (Chief Financial Officer)
Mr. Kinley has served as the Chief Financial Officer of BigBear since December 2020 when NuWave merged with PCI Strategic Management to become BigBear. Prior to that, Mr. Kinley was the founder and Chief Financial Officer of PCI since its formation in April 2008. Before founding PCI, Mr. Kinley worked in multiple roles in the intelligence sector, including as a Senior Director at SI International and as a military intelligence officer in the U.S. Army. Mr. Kinley received a B.S. in Life Sciences from the United States Military Academy at West Point and an M.B.A. from John Hopkins University with a focus on IT Management.
The Business Combination
On December 7, 2021, we consummated the Business Combination contemplated by the Merger Agreement, whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC, with BigBear.ai Holdings,

LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and (b) BigBear.ai Holdings, LLC merged with and into GigCapital4, with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.
Pursuant to the terms of the Merger Agreement, at the First Effective Time, each unit of limited liability company interest of BigBear.ai Holdings, LLC issued and outstanding immediately prior to the First Effective Time (other than units held in BigBear.ai Holdings, LLC’s treasury or owned by GigCapital4, Merger Sub or BigBear.ai Holdings, LLC immediately prior to the First Effective Time) were cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate (the “
Aggregate Merger Consideration
”), (i) in book entry, the Equity Merger Consideration, and (ii) $75,000,000, in each case without interest and otherwise in accordance with the terms of the Merger Agreement. The Equity Merger Consideration means a number of shares of GigCapital4 Common Stock equal to the result of dividing
(i) the difference of (A) $1,125,000,000,
 minus
 (B) $75,000,000,
 by
 (ii) 10.00 (rounded up to the nearest whole number of shares). Ultimate, as the sole member of BigBear.ai Holdings, LLC prior to the Business Combination, was paid the Aggregate Merger Consideration.
At the Second Effective Time, each unit of limited liability company interest of BigBear.ai Holdings, LLC issued and outstanding immediately prior to the Second Effective Time was cancelled and ceased to exist without any conversion thereof or payment therefor, and the capital stock of GigCapital4 outstanding immediately prior to the Second Effective Time remained outstanding as the capital stock of GigCapital4, which, collectively with the 2026 Convertible Notes issued at the Second Effective Time (as further described below) and the warrants entitling the holders to purchase one share of GigCapital4 Common Stock per warrant (“
GigCapital4 Warrants
”), constituted one hundred percent (100%) of the outstanding equity securities (and securities convertible into equity securities) of BigBear immediately after the Second Effective Time.
For more information about BigBear, please see the sections entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and “
Management
.”
Risk Associated with Our Business
There are a number of risks related to our business and investing in our Common Stock, warrants and 2026 Convertible Notes that you should consider before deciding to invest. You should carefully consider all the information presented in the section entitled “
Risk Factors
” in this prospectus. Some of the principal risks related to our business include the following:

•	our limited operating history as a combined company makes it difficult to evaluate our current business and future prospects;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, financial condition, growth and the actions we may take in response thereto;

•	the high degree of uncertainty of the level of demand for and market utilization of our solutions and products;

•	substantial regulation and the potential for unfavorable changes to, or failure by us to comply with, these regulations, which could substantially harm our business and operating results;

•	our dependency upon third-party service providers for certain technologies;

•	increases in costs, disruption of supply or shortage of materials, which could harm our business;

•	developments and projections relating to our competitors and industry;

•	the unavailability, reduction or elimination of government and economic incentives, which could have a material adverse effect on our business, prospects, financial condition and operating results;

•	our management team’s limited experience managing a public company;

•	the possibility of our need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses;

•	concentration of ownership among our existing executive officers, directors and their respective affiliates, which may prevent new investors from influencing significant corporate decisions;

•	if the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the potential for the market price of our securities to decline;

•	the risk that the Business Combination disrupts current plans and operations of our business as a result of consummation of the transactions described herein;

•	the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations; and

•	other factors detailed under the section entitled “ Risk Factors .”
Emerging Growth Company
The Company is an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, as amended (the “
JOBS Act
”). As an emerging growth company, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “
Sarbanes-Oxley Act
”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.
The Company will remain an emerging growth company until the earlier of (i) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the Company’s initial public offering), (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (iv) the date on which the Company has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.
Smaller Reporting Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates
exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates
exceeds $700 million as of the prior June 30.

THE OFFERING

Issuer	BigBear.ai Holdings, Inc.

Shares of Common Stock to be issued upon exercise of all Warrants	12,326,472 shares (including 11,959,939 public warrants and 366,533 private warrants).

Shares of Common Stock Offered by the Selling Stockholders	Up to 124,931,453 shares (including 366,533 shares issuable upon exercise of warrants held by the Selling Stockholders).

Warrants Offered by the Selling Stockholders	366,533 warrants.

Shares of Common Stock to be issued upon Conversion of the 2026 Convertible Notes	23,058,494 shares issuable upon the conversion of $200,000,000 in aggregate principal amount of outstanding 2026 Convertible Notes.

2026 Convertible Notes Offered by the Selling Noteholders	Up to $200,000,000 aggregate principal amount of 2026 Convertible Notes.

Outstanding	135,566,227 shares (as of December 20, 2021).

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. With respect to the shares of Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We will not receive any of the proceeds from the sale of the shares of Common Stock or 2026 Convertible Notes by the Selling Noteholders. We intend to use any such proceeds for general corporate purposes.

Market for Common Stock, Warrants and 2026 Convertible Notes	Our Common Stock and warrants are currently traded on the NYSE under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange.

Risk Factors	See “ Risk Factors ” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus and the exhibits hereto that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, to the extent those safe harbor provisions are determined to be available. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in GigCapital4’s definitive proxy, dated November 5, 2021, related to the Business Combination under the heading “
Risk Factors
,” and other documents of GigCapital4 filed with the SEC prior to the Business Combination and that BigBear filed after the Business Combination. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear presently does not know or that BigBear currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear’s expectations, plans or forecasts of future events and views as of the date of this prospectus. BigBear anticipates that subsequent events and developments will cause BigBear’s assessments to change. However, while BigBear may elect to update these forward-looking statements at some point in the future, BigBear specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BigBear’s assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this prospectus is based on the estimates of BigBear management. BigBear obtained the industry, market and competitive position data used throughout this prospectus from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. BigBear believes its estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which BigBear obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data and the voluntary nature of the data gathering process. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our limited operating history as a combined company, which makes it difficult to evaluate our current business and future prospects;

•	our ability to sustain our revenue growth in the future;

•	our ability to execute our strategy to grow our business and increase our sales and the number and types of markets we compete in;

•	the length of our sales cycle and the time and expense associated with it;

•	our ability to grow our customer base and to expand our relationships with our existing customers, including with our government customers;

•	our reliance on customers in the public/government sector;

•	the market and our customers accepting and adopting our products, including our future new product offerings;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, financial condition, growth, and the actions we may take in response thereto;

•	competition in our industry;

•	our ability to gain contracts on favorable terms, including with our government customers;

•	our ability to grow, maintain and enhance our brand and reputation;

•	risks related to security and our technology, including cybersecurity;

•	our ability to maintain competitive pricing for our products;

•	our ability to secure financing necessary to operate and grow our business as planned, including through acquisitions;

•	the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products;

•	substantial regulation and the potential for unfavorable changes to, or failure by us to comply with, these regulations, which could substantially harm our business and operating results;

•	our dependency upon third-party service providers for certain technologies;

•	increases in costs, disruption of supply or shortage of materials, which could harm our business;

•	developments and projections relating to our competitors and industry;

•	the unavailability, reduction or elimination of government and economic incentives, which could have a material adverse effect on our business, prospects, financial condition and operating results;

•	our existing debt and our ability to refinance it on more favorable terms;

•	our management team’s limited experience managing a public company;

•	our ability to hire, retain, train and motivate qualified personnel and senior management and ability to deploy our personnel and resources to meet customer demand;

•	future joint ventures, channel sales relationships, platform partnerships, strategic alliances and subcontracting opportunities;

•	our ability to grow through acquisitions and successfully integrate any such acquisitions;

•	our ability to successfully maintain, protect, enforce and grow our intellectual property rights;

•	our compliance with governmental laws, trade controls, customs requirements and other regulations we are subject to;

•
the possibility of our need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses or otherwise found to have violated a law or regulation;

•	concentration of ownership among our existing executive officers, directors and their respective affiliates, which may prevent new investors from influencing significant corporate decisions;

•	the effect of economic downturns, depressions and recessions;

•	if the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the potential for the market price of our securities to decline;

•	the risk that the Business Combination disrupted current plans and operations of our business as a result of consummation of the transactions described herein; and

•	the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations.
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “
Risk Factors
.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the
COVID-19
outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before any stockholder invests in our securities, such stockholder should be aware that the occurrence of the events described in the “
Risk Factors
” section and elsewhere in this prospectus may adversely affect us.

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this prospectus. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this prospectus. These risk factors are not exhaustive. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” BigBear may face additional risks and uncertainties that are not presently known to it, or that BigBear currently deems immaterial, which may also impair BigBear’s business or financial condition. The following discussion should be read in conjunction with the consolidated financial statements and notes to the financial statements included herein. Additional risks, beyond those summarized below, may apply to our activities or operations as currently conducted, or as we may conduct them in the future, or in the markets in which we operate or may in the future operate. Consistent with the foregoing, we are exposed to a variety of risks, including risks associated with:
Risks Related to Our Business and Industry
We have a limited operating history, which makes it difficult to evaluate our prospects and future results of operations.
Since we commenced operations, our business has expanded organically through the delivery of enhanced solutions and expanded product offerings to our customers and through acquisitions. As a result of our limited operating history and evolving business, our ability to forecast our future results of operations is limited and subject to several uncertainties, including our ability to plan for and model future growth. Our historical revenue growth should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow. We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change, or if we do not address these risks successfully, our business could be adversely affected.
We may not be able to sustain our revenue growth rate in the future.
Although our revenue has increased in recent periods, there can be no assurances that revenue will continue to grow or do so at current rates, and you should not rely on the revenue of any prior quarterly or annual period as an indication of our future performance. Our revenue growth rate may decline in future periods. Many factors may contribute to declines in our revenue growth rate, including increased competition, slowing demand for our products and services from existing and new customers, a failure by us to continue capitalizing on growth opportunities including strategic acquisitions, terminations of existing contracts or failure to exercise existing options by our customers, our failure to execute on the existing backlog of customer contracts, the maturation of our business, and a contraction of our overall market, among others. If our revenue growth rate declines, our business, financial condition, and results of operations could be adversely affected.
Our results of operations and cash flows are substantially affected by our mix of fixed-price and time-and-material
type contracts. Our profits may decrease and/or we may incur significant unanticipated costs if we do not accurately estimate the costs of these engagements.
We generate revenue through various fixed-price and
time-and-material
contracts. Some of our arrangements with our customers are on fixed-price contracts, rather than contracts in which payment to us is determined on a time and materials or other basis. These fixed-price contracts allow us to benefit from cost savings, but subject us to the risk of potential cost overruns, particularly for firm fixed-price contracts because we assume all of the cost burden. If our initial estimates are incorrect, we can lose money on these contracts. U.S.

government contracts can expose us to potentially large losses because the U.S. government can hold us responsible for completing a project or, in certain circumstances, paying the entire cost of its replacement by another provider regardless of the size or foreseeability of any cost overruns that occur over the life of the contract. Because many of these contracts involve new technologies and applications and can last for years, unforeseen events, such as technological difficulties, fluctuations in the price of raw materials, a significant increase in inflation in the U.S. or other countries, problems with our suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to us over time. Our failure to estimate accurately the resources and schedule required for a project, or our failure to complete our contractual obligations in a manner consistent with the project plan upon which our fixed-price contract was based, could adversely affect our overall profitability and could have a material adverse effect on our business, financial condition, and results of operations. We are consistently entering into contracts for large projects that magnify this risk. We have been required to commit unanticipated additional resources to complete projects in the past, which has occasionally resulted in losses on those contracts. We could experience similar situations in the future. In addition, we may fix the price for some projects at an early stage of the project engagement, which could result in a fixed price that is too low. Therefore, any changes from our original estimates could adversely affect our business, financial condition, and results of operations.
Our sales efforts involve considerable time and expense and our sales cycle is often long and unpredictable.
Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. As part of our sales efforts, we invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our software and services. In the “land” phase of our business model, we often deploy prototype capabilities to potential customers at no or low cost initially to them for evaluation purposes, and there is no guarantee that we will be able to convert these engagements into long-term sales arrangements. In addition, we currently have a limited direct sales force, and our sales efforts have historically depended on the significant involvement of our senior management team. The length of our sales cycle, from initial demonstration to sale of our software and services, tends to be long and varies substantially from customer to customer. Our sales cycle often lasts six to nine months but can extend to a year or more for some customers. Because decisions to purchase our software involve significant financial commitments, potential customers generally evaluate our software at multiple levels within their organization, each of which often have specific requirements, and typically involve their senior management.
Our results of operations depend on sales to enterprise customers, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the software, including, among others, that customer’s projections of business growth, uncertainty about economic conditions (including as a result of the ongoing
COVID-19
outbreak), capital budgets, anticipated cost savings from the implementation of our software, potential preference for such customer’s internally developed software solutions, perceptions about our business and software, more favorable terms offered by potential competitors, and previous technology investments. In addition, certain decision makers and other stakeholders within our potential customers tend to have vested interests in the continued use of internally developed or existing software, which may make it more difficult for us to sell our software and services. As a result of these and other factors, our sales efforts typically require an extensive effort throughout a customer’s organization, a significant investment of human resources, expense and time, including by our senior management, and there can be no assurances that we will be successful in making a sale to a potential customer. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, our business, financial condition, and results of operations could be adversely affected.

Historically, existing customers have expanded their relationships with us, which has resulted in a limited number of customers accounting for a substantial portion of our revenue. If existing customers do not make subsequent purchases from us or renew their contracts with us, or if our relationships with our largest customers are impaired or terminated, our revenue could decline, and our results of operations would be adversely impacted.
We derive a significant portion of our revenue from existing customers that expand their relationships with us. Increasing the size and number of the deployments of our existing customers is a major part of our growth strategy. We may not be effective in executing this or any other aspect of our growth strategy. For example, revenue earned from customers contributing in excess of 10% of consolidated revenues were derived from two customers comprising 35% of revenue for the nine months ended September 30, 2021 (Successor) and from two customers comprising 95% for the nine months ended September 30, 2021 (Predecessor), respectively. As of September 30, 2021, we had supported these customers for more than five years.
Approximately 71% of our historical results of operations for the periods from May 22, 2020 to December 31, 2020 (“
Successor 2020
”) revenue was earned from our top four customers and approximately 65% of our historical results of operations for the periods from Successor 2020, January 1, 2020 to October 22, 2020 (“
Predecessor 2020
”) revenue was earned from our top two customers. Each of our contracts with these customers includes termination for convenience provisions whereby the customer can unilaterally elect to terminate the contract. In the event of a termination, we may generally recover only our incurred or committed costs and settlement expenses and profit on work completed prior to the termination. Our 2020 revenues from these significant customers were mainly earned from large multi-year contracts. As of December 31, 2020, about $188 million of our approximate $409 million of total backlog is attributable to these significant customers. The estimated completion dates for these contracts range from 2021 to 2026. Of the $188 million of backlog related to these significant customers as of December 31, 2020, we expect to recognize over half of that amount as revenue by the end of 2022, with the remainder to be recognized as revenue by the end of 2025. As of the third quarter of 2021, we were awarded a new five-year contract with an estimated contract value of approximately $141 million from one of these significant customers.
There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. Our concentration of revenue among a few of our customers increases the risk of quarterly fluctuations in our operating results and our sensitivity to any material adverse developments experienced by our significant customers. Further, it is not possible for us to predict the future level of demand for our products and services that will be generated by these customers. As previously described, the terms of our contracts with these significant customers permit them to unilaterally terminate our arrangement at any time (subject to notice and certain other provisions). In addition, the terms and conditions under which we do business generally do not include commitments by those customers to purchase any specific quantity of products or services from us or to renew their contracts after the initial period. Even in those instances where we enter into an arrangement under which a significant customer agrees to purchase an agreed portion of its product or service needs from us (provided we meet our contractual obligations), the arrangement often includes pricing schedules with substantial price concessions that may apply regardless of the volume of products or services purchased, and those material customers may not purchase the volume of products or services we expect. If any of these major customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our products and services or we could lose the customer. Any such development could have an adverse effect on our margins and financial position, and would negatively affect our sales and results of operations and/or trading price of our Common Stock. There can be no assurance that our sales will not continue to be sufficiently concentrated among a limited number of customers.
Certain customers, including customers that represent a significant portion of our business, have in the past reduced their spend with us as a result of budgetary pressure, which has reduced our anticipated future payments or revenue from these customers. It is not possible for us to predict the future level of demand from our larger customers for our software and applications.

While we generally engage customers through contracts with terms up to five years in length, our customers sometimes enter into shorter-term contracts, such as six-month
engagements for specific capability developments or enhancements, which may not provide for automatic renewal and may require the customer to opt in to extend the term. Our customers have no obligation to renew, upgrade, or expand their agreements with us after the terms of their existing agreements have expired. In addition, many of our customer contracts permit the customer to terminate their contracts with us with little or no notice required. If one or more of our customers terminate their contracts with us, whether for convenience, for default in the event of a breach by us, or for other reasons specified in our contracts, as applicable; if our customers elect not to renew their contracts with us; if our customers renew their contractual arrangements with us for shorter contract lengths or for a reduced scope; or if our customers otherwise seek to renegotiate terms of their existing agreements on terms less favorable to us, our business and results of operations could be adversely affected. This adverse impact would be even more pronounced for customers that represent a material portion of our revenue or business operations.
Our ability to renew or expand our customer relationships may decrease or vary due to a number of factors, including our customers’ satisfaction or dissatisfaction with our software and services, the frequency and severity of software and implementation errors, our software’s reliability, our pricing, the effects of general economic conditions and budgets, competitive offerings or alternatives, or reductions in our customers’ spending levels. Achieving such renewal or expansion of our customer contracts may require us to increasingly engage in sophisticated and costly sales efforts that may not result in additional sales. If our customers do not renew or expand their agreements with us or if they renew their contracts for shorter lengths or on other terms less favorable to us, our revenue may decline or grow more slowly than expected, and our business could suffer. Our business, financial condition, and results of operations would also be adversely affected if we face difficulty collecting our accounts receivable from our customers or if we are required to refund customer deposits.
We may not realize the full deal value of our customer contracts, which may result in lower than expected revenue.
As of September 30, 2021 and December 31, 2020, the total remaining deal value of the contracts that we had been awarded by, or entered into with, commercial and government customers, including existing contractual obligations, contract options available to those customers, and anticipated follow-on
awards was $485 million and $409 million, respectively.
The majority of these contracts contain termination for convenience provisions. Additionally, the U.S. federal government is prohibited from exercising contract options more than one year in advance. As a result, there can be no guarantee that our customer contracts will not be terminated or that contract options will be exercised.
We may not realize all of the revenue from the full deal value of our customer contracts. This is because the actual timing and amount of revenue under contracts included are subject to various contingencies, including exercise of contractual options, customers terminating their contracts, and renegotiations of contracts. In addition, delays in the completion of the U.S. government’s budgeting process, the use of continuing resolutions, and a potential lapse in appropriations, or similar events in other jurisdictions, could adversely affect our ability to timely recognize revenue under certain government contracts.
Our results of operations and our key business measures are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations.
Our quarterly results of operations, including cash flows, have fluctuated significantly in the past and are likely to continue to do so in the future. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results, financial position, and operations are likely to fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our Common Stock.
The timing of our sales cycles is unpredictable and is impacted by factors such as government budgeting and appropriation cycles, varying commercial fiscal years, and changing economic conditions. This can impact our ability to plan and manage margins and cash flows. Our sales cycles are often long, and it is difficult to predict exactly when, or if, we will make a sale with a potential customer or how quickly we can move them from the “land” phase into the profitable “expand” phase. As a result, large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or delay of one or more large sales transactions in a quarter would impact our results of operations and cash flow for that quarter and any future quarters in which revenue from that transaction is lost or delayed. In addition, downturns in new sales may not be immediately reflected in our revenue because we generally recognize revenue over the term of our contracts. The timing of customer billing and payment varies from contract to contract. A delay in the timing of receipt of such collections, or a default on a large contract, may negatively impact our liquidity for the period and in the future. Because a substantial portion of our expenses are relatively fixed in the short-term and require time to adjust, our results of operations and liquidity would suffer if revenue falls below our expectations in a particular period.
Other factors that may cause fluctuations in our quarterly results of operations and financial position include, without limitation, those listed below:

•	the success of our sales and marketing efforts, including the success of pilot deployments;

•	our ability to increase our margins;

•	the timing of expenses and revenue recognition;

•	the timing and amount of payments received from our customers;

•	termination of one or more large contracts by customers, including for convenience;

•	the time- and cost-intensive nature of our sales efforts and the length and variability of sales cycles;

•	the amount and timing of operating expenses related to the maintenance and expansion of our business and operations;

•	the timing and effectiveness of new sales and marketing initiatives;

•	changes in our pricing policies or those of our competitors;

•	the timing and success of new products, features, and functionality introduced by us or our competitors;

•	cyberattacks and other actual or perceived data or security breaches;

•
our ability to hire and retain employees, in particular, those responsible for the development, operations and maintenance, and selling or marketing of our software; and our ability to develop and retain talented sales personnel who are able to achieve desired productivity levels in a reasonable period of time and provide sales leadership in areas in which we are expanding our sales and marketing efforts;

•	the amount and timing of our stock-based compensation expenses;

•	changes in the way we organize and compensate our sales teams;

•	changes in the way we operate and maintain our software;

•	changes in the competitive dynamics of our industry;

•	the cost of and potential outcomes of future claims or litigation, which could have a material adverse effect on our business;

•	changes in laws and regulations that impact our business, such as the Federal Acquisition Streamlining Act of 1994 (“ FASA ”);

•	indemnification payments to our customers or other third parties;

•	ability to scale our business with increasing demands;

•	the timing of expenses related to any future acquisitions; and

•	general economic, regulatory, and market conditions, including the impact of the COVID-19 pandemic.
In addition, our contracts generally contain termination for convenience provisions, and we may be obligated to repay prepaid amounts or otherwise not realize anticipated future revenue should we fail to provide future services as anticipated. These factors make it difficult for us to accurately predict financial metrics for future periods.
The variability and unpredictability of our quarterly results of operations, cash flows, or other operating metrics could result in our failure to meet our expectations or those of analysts that may cover us or investors with respect to revenue or other key metrics for a particular period. If we fail to meet or exceed such expectations for these or any other reason, the trading price of our Common Stock could fall, and we could face costly lawsuits, including securities class action suits.
Our software is complex and may have a lengthy implementation process, and any failure of our software to satisfy our customers or perform as desired could harm our business, results of operations, and financial condition.
Our software and services are complex and are deployed in a wide variety of environments. Implementing our software can be a complex and lengthy process since we often configure our existing software for a customer’s unique environment. Inability to meet the unique needs of our customers may result in customer dissatisfaction and/or damage to our reputation, which could materially harm our business. Further, the proper use of our software may require training of the customer and the initial or ongoing services of our technical personnel over the contract term. If training and/or ongoing services require more of our expenditures than we originally estimated, our margins will be lower than projected.
In addition, if our customers do not use our software correctly or as intended, inadequate performance or outcomes may result. It is possible that our software may also be intentionally misused or abused by customers or their employees or third parties who obtain access and use of our software. Similarly, our software is sometimes used by customers with smaller or less sophisticated IT departments, potentially resulting in suboptimal performance at a level lower than anticipated by the customer. Because our customers rely on our software and services to address important business goals and challenges, the incorrect or improper use or configuration of our software, failure to properly train customers on how to efficiently and effectively use our software, or failure to properly provide implementation or analytical or maintenance services to our customers may result in contract terminations or non-renewals,
reduced customer payments, negative publicity, or legal claims against us. For example, as we continue to expand our customer base, any failure by us to properly provide these services may result in lost opportunities for follow-on
expansion sales of our software and services.
Furthermore, if customer personnel are not well trained in the use of our software, customers may defer the deployment of our software and services, may deploy them in a more limited manner than originally anticipated, or may not deploy them at all. If there is substantial turnover of the company or customer personnel responsible for procurement and use of our software, our software may go unused or be adopted less broadly, and our ability to make additional sales may be substantially limited, which could negatively impact our business, results of operations, and growth prospects.
If we do not successfully develop and deploy new technologies to address the needs of our customers, our business and results of operations could suffer.
Our success has been based on our ability to design software that enables the integration of large amounts of data to facilitate advanced data analysis, knowledge management, and decision support in real-time. We spend substantial amounts of time and money researching and developing new technologies and enhanced versions of existing features to meet our customers’ and potential customers’ rapidly evolving needs. There is no assurance that our enhancements to our software or our new product features, capabilities, or offerings, including new product modules, will be compelling to our customers or gain market acceptance. If our research and development investments do not accurately anticipate customer demand or if we fail to develop our software in a manner that satisfies customer preferences in a timely and cost-effective manner, we may fail to retain our existing customers or increase demand for our software.
The introduction of new products and services by competitors or the development of entirely new technologies to replace existing offerings could make our software obsolete or adversely affect our business, financial condition, and results of operations. We may experience difficulties with software development, design, or marketing that delay or prevent our development, introduction, or implementation of new software, features, or capabilities. We have in the past experienced delays in our internally planned release dates of new features and capabilities, and there can be no assurance that new software, features, or capabilities will be released according to schedule. Any delays could result in adverse publicity, loss of revenue or market acceptance, or claims by customers brought against us, any of which could harm our business. Moreover, the design and development of new software or new features and capabilities to our existing software may require substantial investment, and we have no assurance that such investments will be successful. If customers do not widely adopt our new software, experiences, features, and capabilities, we may not be able to realize a return on our investment and our business, financial condition, and results of operations may be adversely affected.
Our new and existing software and changes to our existing software could fail to attain sufficient market acceptance for many reasons, including:

•	our failure to predict market demand accurately in terms of product functionality and to supply offerings that meet this demand in a timely fashion;

•	product defects, errors, or failures or our inability to satisfy customer service level requirements;

•	negative publicity or negative private statements about the security, performance, or effectiveness of our software or product enhancements;

•	delays in releasing to the market our new offerings or enhancements to our existing offerings, including new product modules;

•	introduction or anticipated introduction of competing software or functionalities by our competitors;

•	inability of our software or product enhancements to scale and perform to meet customer demands;

•
receiving qualified or adverse opinions in connection with security or penetration testing, certifications or audits, such as those related to IT controls and security standards and frameworks or compliance;

•	poor business conditions for our customers, causing them to delay software purchases;

•	reluctance of customers to purchase proprietary software products;

•	reluctance of our customers to purchase products hosted by our vendors and/or service interruption from such providers; and

•	reluctance of customers to purchase products incorporating open source software.
If we are not able to continue to identify challenges faced by our customers and develop, license, or acquire new features and capabilities to our software in a timely and cost-effective manner, or if such enhancements do not achieve market acceptance, our business, financial condition, results of operations, and prospects may suffer and our anticipated revenue growth may not be achieved.
Because we derive, and expect to continue to derive, a substantial percentage of our revenue from customers purchasing our software, market acceptance of these products, and any enhancements or changes thereto, is critical to our success.

The competitive position of our software depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of our software with such third-party products and services, our business, financial condition, and results of operations could be adversely impacted.
The competitive position of our software depends in part on its ability to operate with products and services of third parties, software services, and infrastructure, including but not limited to, in connection with our joint ventures, channel sales relationships, platform partnerships, strategic alliances, and other similar arrangements where applicable. As such, we must continuously modify and enhance our software to adapt to changes in, or to be integrated or otherwise compatible with, hardware, software, networking, browser, and database technologies. In the future, one or more technology companies may choose not to support the operation of their hardware, software, or infrastructure, or our software may not support the capabilities needed to operate with such hardware, software, or infrastructure. In addition, to the extent that a third party were to develop software or services that compete with ours, that provider may choose not to support one or more of our software. We intend to facilitate the compatibility of our software with various third-party hardware, software, and infrastructure by maintaining and expanding our business and technical relationships. If we are not successful in achieving this goal, our business, financial condition, and results of operations could be adversely impacted.
If we fail to manage future growth effectively, our business could be harmed.
Since our founding, we have experienced rapid growth. We operate in a growing market and have experienced, and may continue to experience, significant expansion of our operations. This growth has placed, and may continue to place, a strain on our employees, management systems, operational, financial, and other resources. As we have grown, we have increasingly managed larger and more complex deployments of our software and services with a broader base of government and commercial customers. As we continue to grow, we face challenges of integrating, developing, retaining, and motivating a rapidly growing employee base. In the event of continued growth of our operations, our operational resources, including our information technology systems, our employee base, or our internal controls and procedures may not be adequate to support our operations and deployments. Managing our growth may require significant expenditures and allocation of valuable management resources, improving our operational, financial, and management processes and systems, and effectively expanding, training, and managing our employee base. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, financial condition, and results of operations would be harmed. As our organization continues to grow, we may find it increasingly difficult to maintain the benefits of our traditional company culture, including our ability to quickly respond to customers, and avoid unnecessary delays that may be associated with a formal corporate structure. This could negatively affect our business performance or ability to hire or retain personnel in the near or long term.
In addition, our rapid growth may make it difficult to evaluate our future prospects. Our ability to forecast our future results of operations is subject to a number of uncertainties, including our ability to effectively plan for and model future growth. We have encountered in the past, and may encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If we fail to achieve the necessary level of efficiency in our organization as it grows, or if we are not able to accurately forecast future growth, our business, financial condition, and results of operations would be harmed.
If we are unable to hire, retain, train, and motivate qualified personnel and senior management and deploy our personnel and resources to meet customer demand around the world, our business could suffer.
Our ability to compete in the highly competitive technology industry depends upon our ability to attract, motivate, and retain qualified personnel. We are highly dependent on the continued contributions of our management team, including their customer relationships, expertise in science and technology, business development experience, and innovative management in both public and private sectors. These contributions are integral to our growth and would be difficult to replace. Some of our executive officers and key personnel are at-will
employees and may terminate their employment relationship with us at any time. The loss of the services of our key personnel and any of our other executive officers, and our inability to find suitable replacements, could result in a decline in sales, delays in product development, and harm to our business and operations.
At times, we have experienced, and we may continue to experience, difficulty in hiring and retaining personnel with appropriate qualifications, and we may not be able to fill positions in a timely manner or at all. Potential candidates may not perceive our compensation package, including our equity awards, as favorably as personnel hired prior to our listing. In addition, our recruiting personnel, methodology, and approach may need to be altered to address a changing candidate pool and profile. We may not be able to identify or implement such changes in a timely manner. In addition, we may incur significant costs to attract and recruit skilled personnel, and we may lose new personnel to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. As we move into new geographies, we will need to attract and recruit skilled personnel in those geographic areas, but it may be challenging for us to compete with traditional local employers in these regions for talent. If we fail to attract new personnel or fail to retain and motivate our current personnel who can meet our growing technical, operational, and managerial requirements on a timely basis or at all, our business may be harmed. In addition, certain personnel may be required to receive various security clearances and substantial training to work on certain customer engagements or to perform certain tasks. Necessary security clearances may be delayed or unsuccessful, which may negatively impact our ability to perform on our U.S. and
non-U.S.
government contracts in a timely manner or at all.
Our success depends on our ability to effectively source and staff people with the right mix of skills and experience to perform services for our customers, including our ability to transition personnel to new assignments on a timely basis. If we are unable to effectively utilize our personnel on a timely basis to fulfill the needs of our customers, our business could suffer.
We face intense competition for qualified personnel, especially software engineers and data scientists, in major U.S. markets, where a large portion of our personnel are based. We incur costs related to attracting, relocating, and retaining qualified personnel in these highly competitive markets, including leasing real estate in prime areas in these locations. Further, many of the companies with which we compete for qualified personnel have greater resources than we have. Additionally, laws and regulations, such as restrictive immigration laws, may limit our ability to recruit outside of the United States. If we fail to attract new personnel or to retain our current personnel, our business and operations could be harmed.
We seek to retain and motivate existing personnel through our compensation practices, company culture, and career development opportunities. We may need to invest significant amounts of cash and equity for new and existing employees, and we may never realize returns on these investments. If the perceived value of our equity awards declines, or if the mix of equity and cash compensation that we offer is less attractive than that of our competitors, it may adversely affect our ability to recruit and retain highly skilled personnel. Employees may also be more likely to leave us if the shares of our capital stock they own or the shares of our capital stock underlying their equity incentive awards have significantly reduced in value or the vested shares of our capital stock they own or vested shares of our capital stock underlying their equity incentive awards have significantly appreciated. In addition, many of our employees may receive significant proceeds from sales of our equity in the public markets at some point after the Closing, which may reduce their motivation to continue to work for us. Any of these factors could harm our business, financial condition, and results of operations.
If we are unable to successfully deploy our marketing and sales organization in a timely manner, or at all, or to successfully hire, retain, train, and motivate our sales personnel, our growth and long-term success could be adversely impacted.
We currently have a growing, but limited, direct sales force and our sales efforts have historically depended on the significant direct involvement of our senior management team. The successful execution of our strategy to increase our sales to existing customers, identify and engage new customers, and enter new markets will depend, among other things, on our ability to successfully build and expand our sales organization and operations. Identifying, recruiting, training, and managing sales personnel requires significant time, expense, and attention, including from our senior management and other key personnel, which could adversely impact our business, financial condition, and results of operations in the short and long term.
In order to successfully scale our unique sales model, we must, and we intend to continue to, increase the size of our direct sales force, both in the United States and outside of the United States, to generate additional revenue from new and existing customers while preserving the cultural and mission-oriented elements of our company. If we do not hire enough qualified sales personnel, our future revenue growth and business could be adversely impacted. It may take a significant period of time before our sales personnel are fully trained and productive, particularly in light of our unique sales model, and there is no guarantee we will be successful in adequately training and effectively deploying our sales personnel. In addition, we may need to invest significant resources in our sales operations to enable our sales organization to run effectively and efficiently, including supporting sales strategy planning, sales process optimization, data analytics and reporting, and administering incentive compensation arrangements. Furthermore, hiring personnel in new countries requires additional setup and upfront costs that we may not recover if those personnel fail to achieve full productivity in a timely manner. Our business would be adversely affected if our efforts to build, expand, train, and manage our sales organization are not successful. We periodically change and make adjustments to our sales organization in response to market opportunities, competitive threats, management changes, product introductions or enhancements, acquisitions, sales performance, increases in sales headcount, cost levels, and other internal and external considerations. Any future sales organization changes may result in a temporary reduction of productivity, which could negatively affect our rate of growth. In addition, any significant change to the way we structure and implement the compensation of our sales organization may be disruptive or may not be effective and may affect our revenue growth. If we are unable to attract, hire, develop, retain, and motivate qualified sales personnel, if our new sales personnel are unable to achieve sufficient sales productivity levels in a reasonable period of time or at all, if our marketing programs are not effective or if we are unable to effectively build, expand, and manage our sales organization and operations, our sales and revenue may grow more slowly than expected or materially decline, and our business may be significantly harmed.
Our ability to sell our software and services to customers is dependent on the quality of our offerings, and our failure to maintain the quality of our offerings could have a material adverse effect on our sales and results of operations.
Once our software is deployed and integrated with our customers’ existing information technology investments, our customers depend on our support to resolve any issues relating to our products. Increasingly, our software is deployed in large-scale, complex technology environments, and we believe our future success will depend on our ability to increase sales of our products into these environments. Our ability to provide effective ongoing support in a timely, efficient, or scalable manner may depend in part on our customers’ environments and their ability to maintain and/or modernize their IT infrastructure.
In addition, our ability to provide effective services is largely dependent on our ability to attract, train, and retain qualified personnel with experience in supporting customers on software such as ours. The number of our customers has grown significantly, and that growth has and may continue to put additional pressure on our services teams. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for our products. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our business and results of operations. In addition, as we continue to grow our operations and expand outside of the United States, we need to be able to provide efficient services that meet our customers’ needs globally at scale, and our services teams may face additional challenges, including those associated with operating the software and delivering support, training, and documentation in languages other than English and providing services across expanded time zones. If we are unable to provide efficient deployment and support services globally at scale, our ability to grow our operations may be harmed, and we may need to hire additional services personnel, which could negatively impact our business, financial condition, and results of operations.

Our customers typically need training in the proper use of and the variety of benefits that can be derived from our software to realize its full potential. If we do not effectively deploy, update, or upgrade our products, help our customers quickly resolve post-deployment issues, and provide effective ongoing support, our ability to sell additional products and services to customers could be adversely affected, we may face negative publicity, and our reputation with potential customers could be damaged. Many enterprise and government customers require higher levels of services than smaller customers. If we fail to meet the requirements of the larger customers, it may be more difficult to execute on our strategy to increase our penetration with larger customers. As a result, our failure to maintain high quality services may have a material adverse effect on our business, financial condition, results of operations, and growth prospects.
If we are not able to grow, maintain, and enhance our brand and reputation, our relationships with our customers, partners, and employees may be harmed, and our business and results of operations may be adversely affected.
We believe growing, maintaining, and enhancing our brand identity and reputation is important to our relationships with, and to our ability to attract and retain customers, partners, investors, and employees. The successful promotion of our brand depends upon our ability to continue to offer high-quality software, maintain strong relationships with our customers, the community, and others, while successfully differentiating our software from those of our competitors. Unfavorable media coverage may adversely affect our brand and reputation. We anticipate that as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Brand promotion activities may not yield increased revenue, and even if they do, the increased revenue may not offset the expenses we incur in building and maintaining our brand and reputation. If we do not successfully grow, maintain, and enhance our brand identity and reputation, or if we are unable to sell legacy products under the “BigBear.ai” brand name, we may fail to attract and retain employees, customers, investors, or partners, grow our business, or sustain pricing power, all of which could adversely impact our business, financial condition, results of operations, and growth prospects. Additionally, despite our internal safeguards and efforts to the contrary, we cannot guarantee that our customers will not ultimately use our software for purposes inconsistent with our company values, and such uses may harm our brand and reputation.
Our reputation and business may be harmed by news or social media coverage of BigBear, including, but not limited to, coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information.
Publicly available information regarding BigBear has historically been limited, in part due to the sensitivity of our work with customers or contractual requirements limiting or preventing public disclosure of certain aspects of our work or relationships with certain customers. As our business has grown and as interest in BigBear and the technology industry overall has increased, we have attracted, and may continue to attract, significant attention from news and social media outlets, including unfavorable coverage and coverage that is not directly attributable to statements authorized by our leadership, that incorrectly reports on statements made by our leadership or employees and the nature of our work, perpetuates unfounded speculation about company involvements, or that is otherwise misleading. If such news or social media coverage presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information regarding BigBear, such coverage could damage our reputation in the industry and with current and potential customers, employees, and investors, and our business, financial condition, results of operations, and growth prospects could be adversely affected. Due to the sensitive nature of our work and our confidentiality obligations and despite our ongoing efforts to provide increased transparency into our business, operations, and product capabilities, we may be unable to or limited in our ability to respond to such harmful coverage, which could have a negative impact on our business.
Our relationships with government customers and customers that are engaged in certain sensitive industries, including organizations whose products or activities are or are perceived to be harmful, has resulted in public criticism, including from political and social activists, and unfavorable coverage in the media. Criticism of our relationships with customers could potentially engender dissatisfaction among potential and existing customers, investors, and employees with how we address political and social concerns in our business activities. Conversely, being perceived as yielding to activism targeted at certain customers could damage our relationships with certain customers, including governments and government agencies with which we do business, whose views may or may not be aligned with those of political and social activists. Actions we take in response to the activities of our customers, up to and including terminating our contracts or refusing a particular product use case could harm our brand and reputation. In either case, the resulting harm to our reputation could:

•	cause certain customers to cease doing business with us;

•	impair our ability to attract new customers, or to expand our relationships with existing customers;

•	diminish our ability to hire or retain employees;

•	undermine our standing in professional communities to which we contribute and from which we receive expert knowledge; or

•	prompt us to cease doing business with certain customers.
Any of these factors could adversely impact our business, financial condition, and results of operations.
Our pricing for our software and services may change to address market conditions.
We may have to change or adjust our pricing model in response to general economic conditions, competitor pricing, customer budgets, pricing studies, or findings demonstrating how customers consume our products and services. Additionally, as we introduce our products into new markets, we may need to tailor our pricing structure to address conditions or trends in specific markets. In addition, as new and existing competitors introduce new products or services that compete with ours, or revise their pricing structures, we may be unable to attract new customers at the same price or based on the same pricing model as we have used historically. Moreover, as we continue to target selling our software and services to larger organizations, these larger organizations may demand substantial price concessions. In addition, we may need to change pricing policies to accommodate government pricing guidelines for our contracts with federal, state, and local government agencies. If we are unable to modify or develop pricing models and strategies that are attractive to existing and prospective customers, while enabling us to significantly grow our sales and revenue relative to our associated costs and expenses in a reasonable period of time, our business, financial condition, and results of operations may be adversely impacted.
If our government customers are not able or willing to accept our software-based business model, instead of a labor-based business model, our business and results of operations could be negatively impacted.
Our software is generally offered on a productized basis to minimize our customers’ overall cost of acquisition, maintenance, and deployment time of our products. Many of our government customers and potential customers are instead generally familiar with the practice of purchasing or licensing software through labor contracts, where custom software is written for specific applications, the intellectual property for specific use cases is often owned by the customer, and the software typically requires additional labor contracts for modifications, updates, and services during the life of that specific software. Customers may be unable or unwilling to accept our model of commercial software procurement. Should our customers be unable or unwilling to accept this model of commercial software procurement, our growth could be materially diminished, which could adversely impact our business, financial condition, results of operations, and growth prospects.
Certain estimates of market opportunity included in this prospectus may prove to be inaccurate.
This proxy statement includes our internal estimates of the addressable market for our software and services. Market opportunity estimates, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates in this prospectus relating to the size of our target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. The addressable market we estimate may not materialize for many years, if ever, and even if the markets in which we compete meet the size estimates in this prospectus, our business could fail to successfully address or compete in such markets.
We face intense competition in our markets, and we may lack sufficient financial or other resources to maintain or improve our competitive position.
The markets for our software are very competitive, and we expect such competition to continue or increase in the future. A significant number of companies are developing products that currently, or in the future may, compete with some or all aspects of our proprietary software. We may not be successful in convincing the management teams of our potential customers to deploy our software in lieu of existing software solutions or in-house
software development projects often favored by internal IT departments or other competitive products and services. In addition, our competitors include large enterprise software companies, government contractors, and system integrators, and we may face competition from emerging companies as well as established companies who have not previously entered this market. Additionally, we may be required to make substantial additional investments in our research, development, services, marketing, and sales functions in order to respond to competition, and there can be no assurance that we will be able to compete successfully in the future.
Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

•	greater name recognition, longer operating histories, and larger customer bases;

•	larger sales and marketing budgets and resources and the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products;

•	broader, deeper, or otherwise more established relationships with technology, channel and distribution partners, and customers;

•	wider geographic presence or greater access to larger potential customer bases;

•	greater focus in specific geographies;

•	lower labor and research and development costs;

•	larger and more mature intellectual property portfolios; and

•	substantially greater financial, technical, and other resources to provide services, to make acquisitions, and to develop and introduce new products and capabilities.
In addition, some of our larger competitors have substantially broader and more diverse product and service offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages customers from purchasing our software, including by selling at zero or negative margins, product bundling, or offering closed technology software. Potential customers may also prefer to purchase from their existing provider rather than a new provider regardless of software performance or features. As a result, even if the features of our software offer advantages that others do not, customers may not purchase our software. These larger competitors often have broader product lines and market focus or greater resources and may therefore not be as susceptible to economic downturns or other significant reductions in capital spending by customers. If we are unable to sufficiently differentiate our software from the integrated or bundled products of our competitors, such as by offering enhanced functionality, performance, or value, we may see a decrease in demand for those software, which could adversely affect our business, financial condition, and results of operations.
In addition, new, innovative
start-up
companies and larger companies that are making significant investments in research and development may introduce products that have greater performance or functionality,

are easier to implement or use, incorporate technological advances that we have not yet developed, or implemented or may invent similar or superior software and technologies that compete with our software. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.
Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these products and services to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we do. These competitive pressures in our market, or our failure to compete effectively, may result in fewer orders, reduced revenue and margins, and loss of market share. In addition, it is possible that industry consolidation may impact customers’ perceptions of the viability of smaller or even mid-size
software firms and consequently customers’ willingness to purchase from such firms.
We may not compete successfully against our current or potential competitors. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition, and results of operations could be adversely affected. In addition, companies competing with us may have an entirely different pricing or distribution model. Increased competition could result in fewer customer orders, price reductions, reduced margins, and loss of market share, any of which could harm our business and results of operations.
Our culture emphasizes rapid innovation and advancement of successful hires who may, in some cases, have limited prior industry expertise and prioritizes customer outcomes over short-term financial results, and if we cannot maintain or properly manage our culture as we grow, our business may be harmed.
We have a culture that encourages employees to quickly develop and launch key technologies and software intended to solve our customers’ most important problems and prioritizes the advancement of employees to positions of significant responsibility based on merit despite, in some cases, limited prior work or industry experience. Some of our hiring into technical roles comes through our internship program or from candidates joining us directly from undergraduate or graduate engineering programs rather than industry hires. Successful entry-level hires are often quickly advanced and rewarded with significant responsibilities, including in important customer-facing roles as project managers, development leads, and product managers. Larger competitors, such as defense contractors, system integrators, and large software and service companies that traditionally target large enterprises typically have more sizeable direct sales forces staffed by individuals with significantly more industry experience than our customer-facing personnel, which may negatively impact our ability to compete with these larger competitors. As our business grows and becomes more complex, the staffing of customer-facing personnel, some of whom may have limited industry experience, may result in unintended outcomes or in decisions that are poorly received by customers or other stakeholders. For example, in many cases we launch, at our expense, pilot deployments with customers without a long-term contract in place, and some of those deployments have not resulted in the customer’s adoption or expansion of its use of our software and services, or the generation of significant, or any, revenue or payments. In addition, as we continue to grow, including geographically, we may find it difficult to maintain our culture.
Our culture also prioritizes customer outcomes over short-term financial results, and we frequently make service and product decisions that may reduce our short-term revenue or cash flow if we believe that the decisions are consistent with our mission and responsive to our customers’ goals and thereby have the potential to improve our financial performance over the long term. These decisions may not produce the long-term benefits and results that we expect or may be poorly received in the short term by our investors, in which case our customer growth and our business, financial condition, and results of operations may be harmed.

We may not enter into relationships in select countries or with potential customers if their activities or objectives are inconsistent with our mission or values.
We generally do not enter into business with customers or governments whose positions or actions we consider inconsistent with our mission to support Western liberal democracy and its strategic allies. Our decisions to not enter into these relationships may not produce the long-term financial benefits and results that we expect, in which case our growth prospects, business, and results of operations could be harmed. Although we endeavor to do business with customers and governments that are aligned with our mission and values, we cannot predict how the activities and values of our government and private sector customers will evolve over time, and they may evolve in a manner inconsistent with our mission.
Joint ventures, channel sales relationships, platform partnerships, strategic alliances, or subcontracting opportunities may have a material adverse effect on our business, results of operations and prospects.
We expect to continue to enter into joint ventures, channel sales relationships (including original equipment manufacturer (“
OEM
”) and reseller relationships), platform partnerships, strategic alliances, and subcontracting relationships as part of our long-term business strategy. Joint ventures, channel sales relationships, platform partnerships, strategic alliances, subcontracting relationships, and other similar arrangements involve significant investments of both time and resources, and there can be no assurances that they will be successful. They may present significant challenges and risks, including that they may not advance our business strategy, we may get an unsatisfactory return on our investment or lose some or all of our investment, they may distract management and divert resources from our core business, including our business development and product development efforts, they may expose us to unexpected liabilities, they may conflict with our increased sales hiring and direct sales strategy, or we may choose a partner that does not cooperate as we expect them to and that fails to meet its obligations or that has economic, business, or legal interests or goals that are inconsistent with ours.
For example, in May 2020, we entered into a Joint Venture Agreement with iNovex Information Systems Incorporated (iNovex) and Advanced Performance Systems (APS) to pursue a competitive solicitation with a U.S. intelligence agency. The agreement allowed us to share the considerable investment costs for the proposal and offer the customer the ability to award the contract to a single entity with considerable incumbency, but there is no guarantee the venture will be awarded the contract or any of the associated costs will be recovered.
Entry into certain joint ventures, channel sales relationships, platform partnerships, or strategic alliances now or in the future may be subject to government regulation, including review by U.S. or foreign government entities related to foreign direct investment. If a joint venture or similar arrangement were subject to regulatory review, such regulatory review might limit our ability to enter into the desired strategic alliance and thus our ability to carry out our long-term business strategy.
As our joint ventures, channel sales relationships, platform partnerships, and strategic alliances come to an end or terminate, we may be unable to renew or replace them on comparable terms, or at all. When we enter into joint ventures, channel sales relationships, platform partnerships, and strategic alliances, our partners may be required to undertake some portion of sales, marketing, implementation services, engineering services, or software configuration that we would otherwise provide. In such cases, our partner may be less successful than we would have otherwise been absent the arrangement and our ability to influence, or have visibility into, the sales, marketing, and related efforts of our partners may be limited. In the event we enter into an arrangement with a particular partner, we may be less likely (or unable) to work with one or more direct competitors of our partner with which we would have worked absent the arrangement. We may have interests that are different from our joint venture partners and/or which may affect our ability to successfully collaborate with a given partner. Similarly, one or more of our partners in a joint venture, channel sales relationship, platform partnership, or strategic alliance may independently suffer a bankruptcy or other economic hardship that negatively affects its ability to continue as a going concern or successfully perform on its obligation under the arrangement. Moreover, we cannot guarantee that the partners with whom we have strategic relationships will continue to devote the resources necessary to expand our reach and increase our distribution. In addition, customer satisfaction with our products provided in connection with these arrangements may be less favorable than anticipated, negatively impacting anticipated revenue growth and results of operations of arrangements in question. Further, some of our strategic partners offer competing products and services or work with our competitors. As a result of these and other factors, many of the companies with which we have or are seeking joint ventures, channel sales relationships, platform partnerships, or strategic alliances may choose to pursue alternative technologies and develop alternative products and services in addition to or in lieu of our software, either on their own or in collaboration with others, including our competitors. If we are unsuccessful in establishing or maintaining our relationships with these partners, our ability to compete in a given marketplace or to grow our revenue would be impaired, and our results of operations may suffer. Even if we are successful in establishing and maintaining these relationships with our partners, we cannot assure you that these relationships will result in increased customer usage of our software or increased revenue. Additionally, if our partners’ brand, reputation, or products are negatively impacted in any way, that could impact our expected outcomes in those markets.
In addition, some of our sales to government entities have been made, and in the future may be made, indirectly through our channel partners. Government entities may have statutory, contractual, or other legal rights to terminate contracts with our channel partners for convenience or due to a default, and, in the future, if the portion of government contracts that are subject to renegotiation or termination at the election of the government entity are material, any such termination or renegotiation may adversely impact our future operating results. In the event of such termination, it may be difficult for us to arrange for another channel partner to sell our software to these customers in a timely manner, and we could lose sales opportunities during the transition. Government entities routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government entity refusing to renew its subscription for our software, a reduction of revenue, or fines or civil or criminal liability if the audit uncovers improper or illegal activities.
Further, winding down joint ventures, channel sales relationships, platform partnerships, or other strategic alliances can result in additional costs, litigation, and negative publicity. Any of these events could adversely affect our business, financial condition, results of operations, and growth prospects.
We have business and customer relationships with certain entities who are stockholders or are affiliated with our directors, or both, and conflicts of interest may arise because of such relationships.
Some of our customers and other business partners are affiliated with certain of our directors or hold shares of our capital stock, or both. For example, in July 2021, we entered into a Memorandum of Understanding (MOU) with UAV Factory, a company owned by AE Industrial Partners, whereby BigBear will develop AI/ML capabilities for UAV Factory’s unmanned systems and components use in autonomous operations within the commercial and defense markets. We believe that the transactions and agreements that we have entered into with related parties are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our Board is faced with decisions that could have different implications for us and these other parties or their affiliates. In addition, conflicts of interest may arise between us and these other parties and their affiliates. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, including with competitors of such related parties, which could harm our business and results of operations.
If we are not successful in executing our strategy to increase our sales to larger customers, our results of operations may suffer.
An important part of our growth strategy is to increase sales of our software to large enterprises and government entities. Sales to large enterprises and government entities involve risks that may not be present (or that are present to a lesser extent) with sales to
small-to-mid-sized
entities, especially in commercial markets. These risks include:

•	increased leverage held by large customers in negotiating contractual arrangements with us;

•	changes in key decision makers within these organizations that may negatively impact our ability to negotiate in the future;

•	customer IT departments may perceive that our software and services pose a threat to their internal control and advocate for legacy or internally developed solutions over our software;

•	resources may be spent on a potential customer that ultimately elects not to purchase our software and services;

•	more stringent requirements in our service contracts, including stricter service response times, and increased penalties for any failure to meet service requirements;

•
increased competition from larger competitors, such as defense contractors, system integrators, or large software and service companies that traditionally target large enterprises and government entities and that may already have purchase commitments from those customers; and

•	less predictability in completing some of our sales than we do with smaller customers.
Large enterprises and government entities often undertake a significant evaluation process that results in a lengthy sales cycle, in some cases over 12 months, requiring approvals of multiple management personnel and more technical personnel than would be typical of a smaller organization. Due to the length, size, scope, and stringent requirements of these evaluations, we typically provide short-term pilot deployments of our software at no or low cost. We sometimes spend substantial time, effort, and money in our sales efforts without producing any sales. The success of the investments that we make depends on factors such as our ability to identify potential customers for which our software has an opportunity to add significant value to the customer’s organization, our ability to identify and agree with the potential customer on an appropriate pilot deployment to demonstrate the value of our software, and whether we successfully execute on such pilot deployment. Even if the pilot deployment is successful, we or the customer could choose not to enter into a larger contract for a variety of reasons. For example, product purchases by large enterprises and government entities are frequently subject to budget constraints, leadership changes, multiple approvals, and unplanned administrative, processing, and other delays, any of which could significantly delay or entirely prevent our realization of sales.
Finally, large enterprises and government entities typically (i) have longer implementation cycles, (ii) require greater product functionality and scalability and a broader range of services, including design services, (iii) demand that vendors take on a larger share of risks, (iv) sometimes require acceptance provisions that can lead to a delay in revenue recognition, (v) typically have more complex IT and data environments, and (vi) expect greater payment flexibility from vendors. Customers, and sometimes we, may also engage third parties to be the users of our software, which may result in contractual complexities and risks, require additional investment of time and human resources to train the third parties and allow third parties (who may be building competitive projects or engaging in other competitive activities) to influence our customers’ perception of our software. All these factors can add further risk to business conducted with these customers. If sales expected from a large customer for a particular quarter are not realized in that quarter or at all, our business, financial condition, results of operations, and growth prospects could be materially and adversely affected.
The ongoing global
COVID-19
outbreak has significantly affected our business and operations.
The
COVID-19
outbreak has evolved into a global pandemic, and it is unclear how long nations, populations, economies, and businesses will have to operate under the current conditions. Specifically, the
COVID-19
pandemic has created headwinds for our business in the form of slower customer operations, longer sales cycles, delayed contract awards, difficulty traveling to or meeting with prospective customers, and decreasing customer budgets as resources are focused on mitigating the impact of the pandemic.

Our internal measures to protect our workforce, including office closures, remote work arrangements, vaccination awareness campaigns, and office sanitization/disinfecting have been extremely successful, but there remain facets of our operations that are outside of our control. For that reason, we cannot guarantee that our business will not be materially impacted by
COVID-19
in the future. Among the largest potential impacts is the speed at which our government customers can return to normal operations, update procurement schedules, and award upcoming contracts. Our financial projections are largely based on advertised contract award dates, and changes to those schedules (when and if they are provided) may substantially impact our operations.
Moreover, to the extent the
COVID-19
pandemic adversely affects our business, financial condition, and results of operations, it may also have the effect of heightening many of the other risks described in this “
Risk Factors
” section, including but not limited to, those related to our ability to increase sales to existing and new customers, continue to perform on existing contracts, develop and deploy new technologies, expand our marketing capabilities and sales organization, generate sufficient cash flow to service our indebtedness, and comply with the covenants in the agreements that govern our indebtedness.
On September 9, 2021, the U.S. federal government issued the mandatory vaccination and workplace safety protocols of Executive Order 14042 and subsequent guidance issued thereunder by the Safer Federal Workforce Task Force. This mandate applies broadly to require covered federal contractor employees on covered contracts, those who perform duties in connection with a covered contract, and those working at the same workplace as covered employees, to be fully vaccinated for
COVID-19
by a recently-revised deadline of January 4, 2022, except for those that are legally entitled to an accommodation under applicable law. We are party to or perform duties under such contracts. We may similarly be required to flow-down our obligations to certain of our subcontractors and suppliers. The guidance remains subject to the interpretation of various government agencies and other entities, and questions remain regarding the specific application of Executive Order 14042 and related guidance. As a result, if our understanding of its application to our workforce differs from our federal customers’ interpretation, or many of our covered employees are unwilling to comply with the mandate, we may experience increased costs, business disruptions and attrition as a result of the mandate. Additionally, we may be subject to potential breach of contract claims, loss of business and assessment of fines if we or our affected subcontractors and suppliers are not able to fully comply in the time frame provided or if such subcontractors and suppliers choose to terminate their contract rather than comply
If the market for our software and services develops more slowly than we expect, our growth may slow or stall, and our business, financial condition, and results of operations could be harmed.
The market for our software is rapidly evolving. Our future success will depend in large part on the growth and expansion of this market, which is difficult to predict and relies on a number of factors, including customer adoption, customer demand, changing customer needs, the entry of competitive products, the success of existing competitive products, potential customers’ willingness to adopt an alternative approach to data collection, storage, and processing and their willingness to invest in new software after significant prior investments in legacy data collection, storage, and processing software. The estimates and assumptions that are used to calculate our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of the organizations covered by our market opportunity estimates will pay for our software and services at all or generate any particular level of revenue for us. Even if the market in which we compete meets the size estimates and growth forecasts, our business could fail to grow at the levels we expect or at all for a variety of reasons outside our control, including competition in our industry. Further, if we or other data management and analytics providers experience security incidents, loss of or unauthorized access to customer data, disruptions in delivery, or other problems, this market as a whole, including our software, may be negatively affected. If software for the challenges that we address does not achieve widespread adoption, or there is a reduction in demand caused by a lack of customer acceptance, technological challenges, weakening economic conditions (including due to the
COVID-19
pandemic), security or privacy concerns, competing technologies and products, decreases in corporate spending, or otherwise, or, alternatively, if the market develops but we are unable to continue to penetrate it due to the cost, performance, and perceived value associated with our software, or other factors, it could result in decreased revenue and our business, financial condition, and results of operations could be adversely affected.
We will face risks associated with the growth of our business in new commercial markets and with new customer verticals, and we may neither be able to continue our organic growth nor have the necessary resources to dedicate to the overall growth of our business.
We plan to expand our operations in new commercial markets, including those where we may have limited operating experience, and may be subject to increased business, technology and economic risks that could affect our financial results. In recent periods, we have increased our focus on commercial customers. In the future, we may increasingly focus on such customers, including in the infrastructure, energy, transportation, shipping, and logistics industries. Entering new verticals and expanding in the verticals in which we are already operating will continue to require significant resources and there is no guarantee that such efforts will be successful or beneficial to us. Historically, sales to new customers have often led to additional sales to the same customers or similarly situated customers. As we expand into and within new and emerging markets and heavily regulated industry verticals, we will likely face additional regulatory scrutiny, risks, and burdens from the governments and agencies which regulate those markets and industries. While this approach to expansion within new commercial markets and verticals has proven successful in the past, it is uncertain we will achieve the same penetration and organic growth in the future and our reputation, business, financial condition, and results of operations could be negatively impacted.
In the future, we may not be able to secure the financing necessary to operate and grow our business as planned, or to make acquisitions.
In the future, we may seek to raise or borrow additional funds to expand our product or business development efforts, make acquisitions or otherwise fund or grow our business and operations. Although we currently anticipate that our existing cash and cash equivalents will be sufficient to meet our cash needs for the next 12 months, additional funds may be required if our commercial sales do not develop as quickly as planned. If we require additional financing, we may not be able to obtain debt or equity financing on favorable terms, if at all. If we raise equity financing to fund operations or on an opportunistic basis, our stockholders may experience significant dilution of their ownership interests. If adequate funds are not available on acceptable terms, or at all, we may be unable to, among other things:

•	develop new products, features, capabilities, and enhancements;

•	continue to expand our product development, sales, and marketing organizations;

•	hire, train, and retain employees;

•	respond to competitive pressures or unanticipated working capital requirements; or

•	pursue acquisition or other growth opportunities.
Our inability to take any of these actions because adequate funds are not available on acceptable terms could have an adverse impact on our business, financial condition, results of operations, and growth prospects.
We may need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to stockholders, restrict our operations or adversely affect our ability to operate our business.
Our ability to raise additional capital may be significantly affected by general market conditions, the market price of our ordinary shares, our financial condition, uncertainty about the future commercial success of our products, regulatory developments, the status and scope of our intellectual property, any ongoing arbitration or litigation, our compliance with applicable laws and regulations and other factors, many of which are outside our control. Furthermore, the Indenture governing the 2026 Convertible Notes contains limitations on our ability to incur debt and issue preferred and/or disqualified stock. Accordingly, we cannot be certain that we will be able to obtain additional financing on favorable terms or at all. If we are unable to obtain needed financing on acceptable terms, or otherwise, we may not be able to implement our business plan, which could have a material adverse effect on our business, financial condition and results of operations, including a decline in the trading price of our ordinary shares. Any additional equity financings could result in additional dilution to our then existing stockholders. In addition, we may enter into additional financings that restrict our operations or adversely affect our ability to operate our business and, if we issue equity, debt or other securities to raise additional capital or restructure or refinance our existing indebtedness, the new equity, debt or other securities may have rights, preferences and privileges senior to those of our existing stockholders.
Our ability to generate the amount of cash needed to pay interest and principal on any indebtedness and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.
Our ability to make scheduled payments on, or to refinance our obligations under, any indebtedness depends on our financial and operating performance and prevailing economic and competitive conditions. Certain of these financial and business factors, many of which may be beyond our control, are described above.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, raise additional equity capital, or restructure our debt. However, there is no assurance that such alternative measures may be successful or permitted under the agreements governing our indebtedness and, as a result, we may not be able to meet our scheduled debt service obligations. Even if successful, actions taken to improve short-term liquidity to meet our debt service and other obligations could harm our long-term business prospects, financial condition, and results of operations.
We cannot guarantee that we will be able to refinance our indebtedness or obtain additional financing on satisfactory terms or at all, including due to existing guarantees on our assets or our level of indebtedness and the debt incurrence restrictions imposed by the agreements governing our indebtedness. Further, the cost and availability of credit are subject to changes in the economic and business environment. If conditions in major credit markets deteriorate, our ability to refinance our indebtedness or obtain additional financing on satisfactory terms, or at all, may be negatively affected.
Our debt agreements contain restrictions that may limit our flexibility in operating our business.
Our Credit Agreement, our Indenture governing our 2026 Convertible Notes and related documents contain, and instruments governing any future indebtedness of ours would likely contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	create liens on certain assets;

•	incur additional debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	sell certain assets.
Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under our secured Credit Agreement or instruments governing any future indebtedness of ours. Additionally, our Credit Agreement is secured by substantially all of our assets. Upon a default, unless waived, the lenders under our secured Credit Agreement could elect to terminate their commitments, cease making further loans, foreclose on our assets pledged to such lenders to secure our obligations under our Credit Agreement and force us into bankruptcy or liquidation. In addition, a default under our secured credit facility could trigger a cross default under agreements governing any future indebtedness. Our results of operations may not be sufficient to service our indebtedness and to fund our other expenditures, and we may not be able to obtain financing to meet these requirements. If we experience a default under our secured Credit Agreement or instruments governing our future indebtedness, our business, financial condition, and results of operations may be adversely impacted.
In addition, the 2026 Convertible Notes mature on December 15, 2026. There are no assurances that that we will have sufficient funds available to satisfy the 2026 Convertible Notes at maturity, or that the holders will elect to convert the 2026 Convertible Notes into shares of our Common Stock.
Pro forma as of September 30, 2021, we were in compliance with all covenants and restrictions under the Antares Credit Agreement.
We may acquire or invest in companies and technologies, which may divert our management’s attention, and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments.
As part of our business strategy, we have engaged in strategic transactions in the past and expect to evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products and other assets in the future. We also may enter into relationships with other businesses to expand our products or our ability to provide services. An acquisition, investment or business relationship may result in unforeseen risks, operating difficulties and expenditures, including the following:

•
an acquisition may negatively affect our financial results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

•	costs and potential difficulties associated with the requirement to test and assimilate the internal control processes of the acquired business;

•
we may encounter difficulties or unforeseen expenditures assimilating or integrating the businesses, technologies, infrastructure, products, personnel, or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us or if we are unable to retain key personnel, if their technology is not easily adapted to work with ours, or if we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise;

•	we may not realize the expected benefits of the acquisition;

•	an acquisition may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;

•
an acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;

•
the potential impact on relationships with existing customers, vendors, and distributors as business partners as a result of acquiring another company or business that competes with or otherwise is incompatible with those existing relationships;

•
the potential that our due diligence of the acquired company or business does not identify significant problems or liabilities, or that we underestimate the costs and effects of identified liabilities;

•
exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including but not limited to claims from former employees, customers, or other third parties, which may differ from or be more significant than the risks our business faces;

•	potential goodwill impairment charges related to acquisitions;

•	we may encounter difficulties in, or may be unable to, successfully sell any acquired products;

•	an acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;

•
an acquisition may require us to comply with additional laws and regulations, or to engage in substantial remediation efforts to cause the acquired company to comply with applicable laws or regulations, or result in liabilities resulting from the acquired company’s failure to comply with applicable laws or regulations;

•	our use of cash to pay for an acquisition would limit other potential uses for our cash;

•	if we incur debt to fund such acquisition, such debt may subject us to material restrictions on our ability to conduct our business as well as financial maintenance covenants; and

•	to the extent that we issue a significant amount of equity securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease.
The occurrence of any of these risks could have a material adverse effect on our business, results of operations, and financial condition. Moreover, we cannot assure you that we would not be exposed to unknown liabilities.
Certain revenue metrics such as net dollar-based retention rate or annual recurring revenue may not be accurate indicators of our future financial results.
Other subscription-based software companies often report on metrics such as net dollar-based revenue retention rate, annual recurring revenue or other revenue metrics, and investors and analysts sometimes look to these metrics as indicators of business activity in a period for businesses such as ours. However, given our large concentration of business with government customers through non-traditional
contract arrangements, these metrics may not be relevant, available, or representative of the success of our operations. The gain or loss of even a single high-value customer contract could cause significant volatility in these metrics. If investors and analysts view our business through these metrics, the trading price of our common stock may be adversely affected.
Risks Related to Intellectual Property, Information Technology, Data Privacy and Security
If any of the systems of any third parties upon which we rely, our customers’ cloud or on-premises
environments, or our internal systems, are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of our software and services may be harmed, and we may lose business and incur losses or liabilities.
Our success depends in part on our ability to provide effective data security protection in connection with our software and services, and we rely on information technology networks and systems to securely store, transmit, index, and otherwise process electronic information. Because our software is used by our customers to store, transmit, index, or otherwise process and analyze large data sets that often contain proprietary, confidential, and/or sensitive information (including in some instances personal or identifying information and personal health information), our software is perceived as an attractive target for attacks by computer hackers or others seeking unauthorized access, and our software faces threats of unintended exposure, exfiltration, alteration, deletion, or loss of data. Additionally, because many of our customers use our software to store, transmit, and otherwise process proprietary, confidential, or sensitive information, and complete mission critical tasks, they have a lower risk tolerance for security vulnerabilities in our software and services than for vulnerabilities in other, less critical, software products and services.
We, and the third-party vendors upon which we rely, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt our information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. Our and our third-party vendors’ technology systems may be damaged or compromised by malicious events, such as cyberattacks (including computer viruses, malicious and destructive code, phishing attacks, and denial of service attacks), physical or electronic security breaches, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, and human error. Such attacks or security breaches may be perpetrated by internal bad actors, such as employees or contractors, or by third parties (including traditional computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). Cybersecurity threats can employ a wide variety of methods and techniques, which may include the use of social engineering techniques, are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, we and our third-party vendors may be unable to anticipate these techniques or implement adequate preventative measures. Although prior cyberattacks directed at us have not had a material impact on our financial results, and we are continuing to bolster our threat detection and mitigation processes and procedures, we cannot guarantee that future cyberattacks, if successful, will not have a material impact on our business or financial results. While we have security measures in place to protect our information and our customers’ information and to prevent data loss and other security breaches, we have not always been able to do so and there can be no assurance that in the future we will be able to anticipate or prevent security breaches or unauthorized access of our information technology systems or the information technology systems of the third-party vendors upon which we rely. Despite our implementation of network security measures and internal information security policies, data stored on personnel computer systems is also vulnerable to similar security breaches, unauthorized tampering, or human error.
Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of data, including personal data. In addition, most of our customers, including U.S. government customers, contractually require us to notify them of data security breaches. If an actual or perceived breach of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threat occurs, we may face direct or indirect liability, costs, or damages, contract termination, our reputation in the industry and with current and potential customers may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition, and results of operations could be materially and adversely affected.
Further, unauthorized access to our or our third-party vendors’ information technology systems or data or other security breaches could result in the loss of information; significant remediation costs; litigation, disputes, regulatory action, or investigations that could result in damages, material fines, and penalties; indemnity obligations; interruptions in the operation of our business, including our ability to provide new product features, new software, or services to our customers; damage to our operation technology networks and information technology systems; and other liabilities. Moreover, our remediation efforts may not be successful. Any or all of these issues, or the perception that any of them have occurred, could negatively affect our ability to attract new customers, cause existing customers to terminate or not renew their agreements, hinder our ability to obtain and maintain required or desirable cybersecurity certifications, and result in reputational damage, any of which could materially adversely affect our results of operations, financial condition, and future prospects. There can be no assurance that any limitation of liability provisions in our license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim.
We maintain cybersecurity insurance and other types of insurance, subject to applicable deductibles and policy limits, but our insurance may not be sufficient to cover all costs, claims, or liabilities associated with a potential data security incident. In addition, our insurance may not protect us against all claims and losses related to our software or a data security incident due to specified exclusions, deductibles and material change limitations and it may be difficult to insure against certain risks. We also cannot be sure that our existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance
requirements, could harm our financial condition.
Issues in the use of AI and ML in our software may result in reputational harm or liability.
AI is enabled by or integrated into some of our software and is a significant and potentially growing element of our business. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Datasets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users
of our systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some AI scenarios present ethical issues. Though our technologies and business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.
We depend on computing infrastructure operated by Amazon Web Services (AWS) and other third parties to support some of our customers, and any errors, disruption, performance problems, or failure in their or our operational infrastructure could adversely affect our business, financial condition, and results of operations.
We rely on the technology, infrastructure, and software applications, including software-as-a-service
offerings, of certain third parties, such as AWS, in order to host or operate some or all of certain key platform features or functions of our business, including our cloud-based services, customer relationship management activities, billing and order management, and financial accounting services. Additionally, we rely on computer hardware purchased in order to deliver our software and services. We do not have control over the operations of the facilities of the third parties that we use. If any of these third-party services experience errors, disruptions, security issues, or other performance deficiencies, if they are updated such that our software become incompatible, if these services, software, or hardware fail or become unavailable due to extended outages, interruptions, defects, or otherwise, or if they are no longer available on commercially reasonable terms or prices (or at all), these issues could result in errors or defects in our software, cause our software to fail, cause our revenue and margins to decline, or cause our reputation and brand to be damaged, and we could be exposed to legal or contractual liability, our expenses could increase, our ability to manage our operations could be interrupted, and our processes for managing our sales and servicing our customers could be impaired until equivalent services or technology, if available, are identified, procured, and implemented, all of which may take significant time and resources, increase our costs, and could adversely affect our business. Many of these third-party providers attempt to impose limitations on their liability for such errors, disruptions, defects, performance deficiencies, or failures, and if enforceable, we may have additional liability to our customers or third-party providers.
We have experienced, and may in the future experience, disruptions, failures, data loss, outages, and other performance problems with our infrastructure and cloud-based offerings due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, employee misconduct, capacity constraints, denial of service attacks, phishing attacks, computer viruses, malicious or destructive code, or other security-related incidents, and our disaster recovery planning may not be sufficient for all situations. If we experience disruptions, failures, data loss, outages, or other performance problems, our business, financial condition, and results of operations could be adversely affected.
Our systems and the third-party systems upon which we and our customers rely are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss,

telecommunication failures, cybersecurity threats, terrorist attacks, natural disasters, public health crises such as the
COVID-19
pandemic, geopolitical and similar events, or acts of misconduct. Moreover, we have business operations in San Diego, California, which is a seismically active region. Despite any precautions we may take, the occurrence of a catastrophic disaster or other unanticipated problems at our or our third-party vendors’ hosting facilities, or within our systems or the systems of third parties upon which we rely, could result in interruptions, performance problems, or failure of our infrastructure, technology, or software, which may adversely impact our business. In addition, our ability to conduct normal business operations could be severely affected. In the event of significant physical damage to one of these facilities, it may take a significant period of time to achieve full resumption of our services, and our disaster recovery planning may not account for all eventualities. In addition, any negative publicity arising from these disruptions could harm our reputation and brand and adversely affect our business.
Furthermore, our software are in many cases important or essential to our customers’ operations, including in some cases, their cybersecurity or oversight and compliance programs, and subject to service level agreements (“
SLAs
”). Any interruption in our service, whether as a result of an internal or third-party issue, could damage our brand and reputation, cause our customers to terminate or not renew their contracts with us or decrease use of our software and services, require us to indemnify our customers against certain losses, result in our issuing credit or paying penalties or fines, subject us to other losses or liabilities, cause our software to be perceived as unreliable or unsecure, and prevent us from gaining new or additional business from current or future customers, any of which could harm our business, financial condition, and results of operations.
Moreover, to the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition, and results of operations could be adversely affected. The provisioning of additional cloud hosting capacity requires lead time. AWS and other third parties have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If any third parties increase pricing terms, terminate, or seek to terminate our contractual relationship, establish more favorable relationships with our competitors, or change or interpret their terms of service or policies in a manner that is unfavorable with respect to us, we may be required to transfer to other cloud providers or invest in a private cloud. If we are required to transfer to other cloud providers or invest in a private cloud, we could incur significant costs and experience possible service interruption in connection with doing so, or risk loss of customer contracts if they are unwilling to accept such a change.
A failure to maintain our relationships with our third-party providers (or obtain adequate replacements), and to receive services from such providers that do not contain any material errors or defects, could adversely affect our ability to deliver effective products and solutions to our customers and adversely affect our business and results of operations.
Our policies regarding customer confidential information and support for individual privacy and civil liberties could cause us to experience adverse business and reputational consequences.
We strive to protect our customers’ confidential information and individuals’ privacy consistent with applicable laws, directives, and regulations. From time to time, government entities may seek our assistance with obtaining information about our customers or could request that we modify our software in a manner to permit access or monitoring. In light of our confidentiality and privacy commitments, we may legally challenge law enforcement or other government requests to provide information, to obtain encryption keys, or to modify or weaken encryption. To the extent that we do not provide assistance to or comply with requests from government entities, or if we challenge those requests publicly or in court, we may experience adverse political, business, and reputational consequences among certain customers or portions of the public. Conversely, to the extent that we do provide such assistance, or do not challenge those requests publicly in court, we may experience adverse political, business, and reputational consequences from other customers or portions of the public arising from concerns over privacy or the government’s activities.

Failure to adequately obtain, maintain, protect and enforce our intellectual property and other proprietary rights could adversely affect our business.
Our success and ability to compete depends in part on our ability to protect our proprietary methods and technologies in the United States and other jurisdictions outside the United States so that we can prevent others from using our inventions and proprietary information and technology. Despite our efforts, third parties may attempt to disclose, obtain, copy, or use our intellectual property or other proprietary information or technology without our authorization, and our efforts to protect our intellectual property and other proprietary rights may not prevent such unauthorized disclosure or use, misappropriation, infringement, reverse engineering or other violation of our intellectual property or other proprietary rights.
We have devoted substantial resources to the development of our proprietary software. In order to protect our proprietary technologies and processes, we rely in part on trade secret laws and confidentiality agreements with our employees, consultants, and third parties. These agreements may not effectively prevent unauthorized disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets, in which case we would not be able to assert trade secret rights or develop similar technologies and processes.
Further, laws in certain jurisdictions may afford little or no trade secret protection, and any changes in, or unexpected interpretations of, the intellectual property laws in any jurisdiction in which we operate may compromise our ability to enforce our intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our software, brand, and other intangible assets may be diminished, and competitors may be able to more effectively replicate our software products. Any of these events would harm our business.
In addition, we may be the subject of intellectual property infringement or misappropriation claims, which could be very time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages if we are found to have infringed patents, copyrights, trademarks, or other intellectual property rights, or breached trademark co-existence
agreements or other intellectual property licenses and could require us to cease using or to rebrand all or portions of our software. Any of our patents, copyrights, trademarks, or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation.
In addition, any of our copyrights, trademarks, or other intellectual property or proprietary rights may be challenged, narrowed, invalidated, held unenforceable, or circumvented in litigation or other proceedings, including, where applicable, opposition, reexamination, inter partes
review, post-grant review, interference, nullification and derivation proceedings, and equivalent proceedings in foreign jurisdictions, and such intellectual property or other proprietary rights may be lost or no longer provide us meaningful competitive advantages. Such proceedings may result in substantial cost and require significant time from our management, even if the eventual outcome is favorable to us. Third parties also may legitimately and independently develop products, services, and technology similar to or duplicative of our software. In addition to protection under intellectual property laws, we rely on confidentiality or license agreements that we generally enter into with our corporate partners, employees, consultants, advisors, vendors, and customers, and generally limit access to and distribution of our proprietary information. However, we cannot be certain that we have entered into such agreements with all parties who may have or have had access to our confidential information or that the agreements we have entered into will not be breached or challenged, or that such breaches will be detected. Furthermore, non-disclosure
provisions can be difficult to enforce, and even if successfully enforced, may not be entirely effective. We cannot guarantee that any of the measures we have taken will prevent infringement, misappropriation, or other violation of our technology or other intellectual property or proprietary rights. Because we may be an attractive target for cyberattacks, we also may have a heightened risk of unauthorized access to, and misappropriation of, our proprietary and competitively sensitive information. We may be required to spend significant resources to monitor and protect our intellectual property and other proprietary rights, and we may conclude that in at least some instances the benefits of protecting our intellectual property or other proprietary rights may be outweighed by the expense or distraction to our management. We may initiate claims or litigation against third parties for infringement, misappropriation, or other violation of our intellectual property or other proprietary rights or to establish the validity of our intellectual property or other proprietary rights. Any such litigation, whether or not it is resolved in our favor, could be time-consuming, result in significant expense to us and divert the efforts of our technical and management personnel. Furthermore, attempts to enforce our intellectual property rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates or narrows the scope of our rights, in whole or in part.
We may in the future be subject to intellectual property rights claims, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.
Our success and ability to compete also depends in part on our ability to operate without infringing, misappropriating or otherwise violating the intellectual property or other proprietary rights of third parties. Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks, and trade secrets and frequently pursue litigation based on allegations of infringement, misappropriation, or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantial resources to enforce their intellectual property rights and to defend claims that may be brought against them. Such litigation also may involve non-practicing
patent assertion entities or companies who use their patents to extract license fees by threatening costly litigation or that have minimal operations or relevant product revenue and against whom our patents may provide little or no deterrence or protection. While we have not received any notices to date, we may receive notices in the future that claim we have infringed, misappropriated, misused, or otherwise violated other parties’ intellectual property rights, and, to the extent we become exposed to greater visibility, we face a higher risk of being the subject of intellectual property infringement, misappropriation or other violation claims, which is not uncommon with respect to software technologies in particular. There may be third-party intellectual property rights, including issued patents or pending patent applications, that cover significant aspects of our technologies, or business methods. There may also be third-party intellectual property rights, including trademark registrations and pending applications, that cover the goods and services that we offer in certain regions. We may also be exposed to increased risk of being the subject of intellectual property infringement, misappropriation, or other violation claims as a result of acquisitions and our incorporation of open source and other third-party software into, or new branding for, our software, as, among other things, we have a lower level of visibility into the development process with respect to such technology or the care taken to safeguard against infringement, misappropriation, or other violation risks. In addition, former employers of our current, former, or future employees may assert claims that such employees have improperly disclosed to us confidential or proprietary information of these former employers. Any intellectual property claims, with or without merit, are difficult to predict, could be very time-consuming and expensive to settle or litigate, could divert our management’s attention and other resources, and may not be covered by the insurance that we carry. These claims could subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed a third party’s intellectual property rights. These claims could also result in our having to stop using technology, branding or marks found to be in violation of a third party’s rights and any necessary rebranding could result in the loss of goodwill. We could be required to seek a license for the intellectual property, which may not be available on commercially reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our expenses. As a result, we could be required to develop alternative non-infringing
technology, branding or marks, which could require significant effort and expense. If we cannot license rights or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of one or more of our software or features, we could lose existing customers, and we may be unable to compete effectively. Any of these results would harm our business, financial condition, and results of operations.

Further, certain of our agreements with customers and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of third-party claims of intellectual property infringement, misappropriation, or other violations of intellectual property rights, damages caused by us to property or persons, or other liabilities relating to or arising from our software, services, or other contractual obligations. Large indemnity payments could harm our business, financial condition, and results of operations. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other existing customers and new customers and harm our business and results of operations.
Real or perceived errors, failures, defects, or bugs in our software could adversely affect our results of operations and growth prospects.
Because we offer very complex software, undetected errors, defects, failures, or bugs may occur, especially when software or capabilities are first introduced or when new versions or other product or infrastructure updates are released. Our software is often installed and used in large-scale computing environments with different operating systems, software products and equipment, and data source and network configurations, which may cause errors or failures in our software or may expose undetected errors, failures, or bugs in our software. Despite testing by us, errors, failures, or bugs may not be found in new software or releases until after commencement of commercial shipments. In the past, errors have affected the performance of our software and can also delay the development or release of new software or capabilities or new versions of software, adversely affect our reputation and our customers’ willingness to buy software from us, and adversely affect market acceptance or perception of our software. Many of our customers use our software in applications that are critical to their businesses or missions and may have a lower risk tolerance to defects in our software than to defects in other, less critical, software products. Any errors or delays in releasing new software or new versions of software or allegations of unsatisfactory performance or errors, defects or failures in released software could cause us to lose revenue or market share, increase our service costs, cause us to incur substantial costs in redesigning the software, cause us to lose significant customers, subject us to liability for damages and divert our resources from other tasks, any one of which could materially and adversely affect our business, results of operations and financial condition. In addition, our software could be perceived to be ineffective for a variety of reasons outside of our control. Hackers or other malicious parties could circumvent our or our customers’ security measures, and customers may misuse our software resulting in a security breach or perceived product failure. Real or perceived errors, failures, or bugs in our software and services, or dissatisfaction with our services and outcomes, could result in customer terminations and/or claims by customers for losses sustained by them. In such an event, we may be required, or we may choose, for customer relations or other reasons, to expend additional resources in order to help correct any such errors, failures, or bugs. Although we have limitation of liability provisions in certain of our customer agreements, these provisions may not be enforceable in some circumstances, may vary in levels of protection across our agreements, or may not fully or effectively protect us from such claims and related liabilities and costs. The sale and support of our products also entail the risk of product liability claims. We maintain insurance to protect against certain claims associated with the use of our software and services, but our insurance coverage may not adequately cover all claims and liabilities asserted against us. In addition, our insurance may not protect us against all losses due to specified exclusions, deductibles and material change limitations and it may be difficult to insure against certain risks. Even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation and divert management’s time and other resources.
In addition, our software integrates a wide variety of other elements, and our software must successfully interoperate with products from other vendors and our customers’ internally developed software. As a result, when problems occur for a customer using our software, it may be difficult to identify the sources of these problems, and we may receive blame for a security, access control, or other compliance breach that was the result of the failure of one of other elements in a customer’s or another vendor’s IT, security, or compliance infrastructure. The occurrence of software or errors in data, whether or not caused by our software, could delay or reduce market acceptance of our software and have an adverse effect on our business and financial performance, and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems could harm our business, financial condition, and results of operations. If an actual or perceived breach of information correctness, auditability, integrity, or availability occurs in one of our customers’ systems, regardless of whether the breach is attributable to our software, the market perception of the effectiveness of our software could be harmed. Alleviating any of these problems could require additional significant expenditures of our capital and other resources and could cause interruptions, delays, or cessation of our product licensing, which could cause us to lose existing or potential customers and could adversely affect our business, financial condition, results of operations, and growth prospects.
We rely on the availability of licenses to third-party technology that may be difficult to replace or that may cause errors or delay implementation of our software and services should we not be able to continue or obtain a commercially reasonable license to such technology.
Our software may include intellectual property licensed from third parties. It may be necessary in the future to renew licenses relating to various aspects of these software or to seek new licenses for existing or new software or other products. There can be no assurance that the necessary licenses would be available on commercially acceptable terms, if at all. Third parties may terminate their licenses with us for a variety of reasons, including actual or perceived failures or breaches of security or privacy, or reputational concerns, or they may choose not to renew their licenses with us. In addition, we may be subject to liability if third-party software that we license is found to infringe, misappropriate, or otherwise violate intellectual property or privacy rights of others. The loss of, or inability to obtain, certain third-party licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in product roll-backs, delays in product releases until equivalent technology can be identified, licensed or developed, if at all, and integrated into our software, and may have a material adverse effect on our business, financial condition, and results of operations. Moreover, the inclusion in our software of software or other intellectual property licensed from third parties on a nonexclusive basis could limit our ability to differentiate our software from products of our competitors and could inhibit our ability to provide the current level of service to existing customers.
In addition, any data that we license from third parties for potential use in our software may contain errors or defects, which could negatively impact the analytics that our customers perform on or with such data. This may have a negative impact on how our software is perceived by our current and potential customers and could materially damage our reputation and brand.
Changes in or the loss of third-party licenses could lead to our software becoming inoperable or the performance of our software being materially reduced resulting in our potentially needing to incur additional research and development costs to ensure continued performance of our software or a material increase in the costs of licensing, and we may experience decreased demand for our software.
Our software contains “open source” software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.
Our software is distributed with software licensed by its authors or other third parties under “open source” licenses. Some of these licenses contain requirements that we make available source code for modifications or derivative works we create based upon the open-source software, and that we license these modifications or derivative works under the terms of a particular open-source license or other license granting third-parties certain rights of further use. If we combine our proprietary software with open-source software in a certain manner, we could, under certain provisions of the open-source licenses, be required to release the source code of our proprietary software. In addition to risks related to license requirements, usage of open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide updates, warranties, support, indemnities, assurances of title, or controls on origin of the software. Likewise, some open-source projects have known security and other vulnerabilities and architectural instabilities, or are otherwise subject to security attacks due to their wide availability, and are provided on an
“as-is”
basis. We have

established processes to help alleviate these risks, including a review process for screening requests from our development organization for the use of open source software, and the use of software tools to review our source code for open source software, but we cannot be sure that all open source software is submitted for approval prior to use in our software or that such software tools will be effective. In addition, open source license terms may be ambiguous and many of the risks associated with usage of open source software cannot be eliminated, and could, if not properly addressed, negatively affect our business. If we were found to have inappropriately used open source software, we may be required to re-engineer
our software, to release proprietary source code, to discontinue the sale of our software in the event re-engineering
could not be accomplished on a timely basis, or to take other remedial action that may divert resources away from our development efforts, any of which could adversely affect our business, results of operations, financial condition, and growth prospects. In addition, if the open source software we use is no longer maintained by the relevant open source community, then it may be more difficult to make the necessary revisions to our software, including modifications to address security vulnerabilities, which could impact our ability to mitigate cybersecurity risks or fulfill our contractual obligations to our customers. We may also face claims from others seeking to enforce the terms of an open source license, including by demanding release of the open source software, derivative works or our proprietary source code that was developed using such software. Such claims, with or without merit, could result in litigation, could be time-consuming and expensive to settle or litigate, could divert our management’s attention and other resources, could require us to lease some of our proprietary code, or could require us to devote additional research and development resources to change our software, any of which could adversely affect our business.
Additionally, we have intentionally made certain proprietary software available on an open source basis, both by contributing modifications back to existing open source projects, and by making certain internally developed tools available pursuant to open source licenses, and we plan to continue to do so in the future. While we have established procedures, including a review process for any such contributions, which is designed to protect any code that may be competitively sensitive, we cannot guarantee that this process has always been applied consistently. Even when applied, because any software source code we contribute to open source projects is publicly available, our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely, and we may be unable to prevent our competitors or others from using such contributed software source code for competitive purposes, or for commercial or other purposes beyond what we intended.
Many of these risks associated with usage of open source software could be difficult to eliminate or manage, and could, if not properly addressed, negatively affect the performance of our offerings and our business.
Risks Related to Legal, Regulatory and Accounting
Our estimates and projections may prove to be inaccurate and certain of our assets may be at risk of future impairment.
The accounting for some of our most significant activities is based on judgments and estimates, which are complex and subject to many variables. For example, accounting for sales using the percentage-of-completion
method requires that we assess risks and make assumptions regarding schedule, cost, technical and performance issues for numerous contracts, many of which are long-term in nature. Additionally, we initially allocate the purchase price of acquired businesses based on a preliminary assessment of the fair value of identifiable assets acquired and liabilities assumed. For significant acquisitions, we may use a one-year
measurement period to analyze and assess a number of factors used in establishing the asset and liability fair values as of the acquisition date which could result in adjustments to asset and liability balances.
We have $91.3 million and $91.6 million of goodwill assets recorded on our consolidated balance sheet as of December 31, 2020 and September 30, 2021, respectively, from previous acquisitions, which represents approximately 41% of our total assets as of the end of both periods. These goodwill assets are subject to annual impairment testing and more frequent testing upon the occurrence of certain events or significant changes in circumstances that indicate goodwill may be impaired. If we experience changes or factors arise that negatively affect the expected cash flows of a reporting unit, we may be required to write off all or a portion of the reporting unit’s related goodwill. Business deterioration, contract cancellations or terminations, or market pressures could cause our sales, earnings and cash flows to decline below current projections and could cause goodwill and intangible assets to be impaired.
Our business is subject to complex and evolving U.S. and
non-U.S.
laws and regulations regarding privacy, data protection and security, technology protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or otherwise harm our business.
We are subject to a variety of local, state, national, and international laws and directives and regulations in the United States and abroad that involve matters central to our business, including privacy and data protection, data security, data storage, retention, transfer and deletion, technology protection, and personal information. Foreign data protection, data security, privacy, and other laws and regulations can impose different obligations or be more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations, which, depending on the regime, may be enforced by private parties or government entities, are constantly evolving and can be subject to significant change, and they are likely to remain uncertain for the foreseeable future. In addition, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving software and technology industry in which we operate and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. A number of proposals are pending before U.S. federal, state, and foreign legislative and regulatory bodies that could significantly affect our business. For example, ongoing legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the European Economic Area to certain other jurisdictions, including the United States, could result in further limitations on the ability to transfer data across borders, particularly if governments are unable or unwilling to reach new or maintain existing agreements that permit cross-border data transfers. The California state legislature passed the California Consumer Privacy Act (“
CCPA
”) in 2018 and California voters approved a ballot measure subsequently establishing the California Privacy Rights Act (“
CPRA
”) in 2020, which will jointly regulate the processing of personal information of California residents and increase the privacy and security obligations of entities handling certain personal information of California residents, including requiring covered companies to provide new disclosures to California consumers, and afford such consumers new abilities to opt out of certain sales of personal information. The CCPA came into effect on January 1, 2020, and the California Attorney General may bring enforcement actions, with penalties for violations of the CCPA. The CPRA will go into effect on January 1, 2023 instilling enforcement authority in a new dedicated regulatory body, the California Privacy Protection Agency, which will begin carrying out enforcement actions as soon as six months after the enactment date. While aspects of both the CCPA and CPRA and their interpretations remain to be determined in practice, we are committed to complying with their obligations. We cannot yet fully predict the impact of the CCPA and CPRA on our business or operations, but developments regarding these and all privacy and data protection laws and regulations around the world may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to maintain compliance on an ongoing basis. Outside of the United States, virtually every jurisdiction in which we operate has established its own legal framework relating to privacy, data protection, and information security matters with which we and/or our customers must comply. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, retention, disclosure, security, transfer, and other processing of data that identifies or may be used to identify or locate an individual. Some countries and regions, including the European Union, are considering or have passed legislation that imposes significant obligations in connection with privacy, data protection, and information security that could increase the cost and complexity of delivering our software and services, including the European General Data Protection Regulation (“
GDPR
”) which took effect in May 2018. Complying with the GDPR or other data protection laws and regulations as they emerge may cause us to incur substantial operational costs or require us to modify our data handling practices on an ongoing basis.
Non-compliance
with the GDPR specifically may result in administrative fines or monetary penalties of up to 4% of worldwide annual revenue in the preceding financial year or €20 million (whichever is higher) for the most serious infringements and could result in proceedings against us by governmental entities or other related parties and may otherwise adversely impact our business, financial condition, and results of operations.
The overarching complexity of privacy and data protection laws and regulations around the world pose a compliance challenge that could manifest in costs, damages, or liability in other forms as a result of failure to implement proper programmatic controls, failure to adhere to those controls, or the malicious or inadvertent breach of applicable privacy and data protection requirements by us, our employees, our business partners, or our customers.
In addition to government regulation, self-regulatory standards and other industry standards may legally or contractually apply to us, be argued to apply to us, or we may elect to comply with such standards or to facilitate our customers’ compliance with such standards. Because privacy, data protection, and information security are critical competitive factors in our industry, we may make statements on our website, in marketing materials, or in other settings about our data security measures and our compliance with, or our ability to facilitate our customers’ compliance with, these standards. We also expect that there will continue to be new proposed laws and regulations concerning privacy, data protection, and information security, and we cannot yet determine the impact such future laws, regulations and standards, or amendments to or re-interpretations
of existing laws and regulations, industry standards, or other obligations may have on our business. New laws, amendments to or re-interpretations
of existing laws and regulations, industry standards, and contractual and other obligations may require us to incur additional costs and restrict our business operations. As these legal regimes relating to privacy, data protection, and information security continue to evolve, they may result in ever-increasing public scrutiny and escalating levels of enforcement and sanctions. Furthermore, because the interpretation and application of laws, standards, contractual obligations and other obligations relating to privacy, data protection, and information security are uncertain, these laws, standards, and contractual and other obligations may be interpreted and applied in a manner that is, or is alleged to be, inconsistent with our data management practices, our policies or procedures, or the features of our software, or we may simply fail to properly develop or implement our practices, policies, procedures, or features in compliance with such obligations. If so, in addition to the possibility of fines, lawsuits, and other claims, we could be required to fundamentally change our business activities and practices or modify our software, which could have an adverse effect on our business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to fulfill existing obligations, make enhancements, or develop new software and features could be limited. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our customers may limit the use and adoption of, and reduce the overall demand for, our software.
These existing and proposed laws and regulations can be costly to comply with and can make our software and services less effective or valuable, delay or impede the development of new products, result in negative publicity, increase our operating costs, require us to modify our data handling practices, limit our operations, impose substantial fines and penalties, require significant management time and attention, or put our data or technology at risk. Any failure or perceived failure by us or our software to comply with the laws, regulations, directives, policies, industry standards, or legal obligations of the U.S., European Union, or other governmental or non-governmental
bodies at the regional, national, or supra-national level relating to privacy, data protection, or information security, or any security incident that results in actual or suspected loss of or the unauthorized access to, or acquisition, use, release, or transfer of, personal information, personal data, or other customer or sensitive data or information may result in governmental investigations, inquiries, enforcement actions and prosecutions, private claims and litigation, indemnification or other contractual obligations; and other remedies, including fines or demands that we modify or cease existing business practices, or adverse publicity and related costs and liabilities, which could significantly and adversely affect our business and results of operations.

Failure to comply with governmental laws and regulations could harm our business, and we may be the subject of legal and regulatory inquiries, which may result in monetary payments or may otherwise negatively impact our reputation, business, and results of operations.
Our business is subject to regulation by various federal, state, local, and foreign governments in which we operate. In certain jurisdictions, the regulatory requirements imposed by foreign governments may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, administrative proceedings, sanctions, enforcement actions, disgorgement of profits, fines, damages, litigation, civil and criminal penalties, termination of contracts, exclusion from sales channels or sales opportunities, injunctions, or other consequences. Such matters may include, but are not limited to, claims, disputes, allegations, or investigations related to alleged violations of laws or regulations relating to anti-corruption requirements, lobbying or conflict-of-interest
requirements, export or other trade controls, data privacy or data protection requirements, or laws or regulations relating to employment, procurement, cybersecurity, securities, or antitrust/competition requirements. The effects of recently imposed and proposed actions are uncertain because of the dynamic nature of governmental action and responses. We may be subject to government inquiries that drain our time and resources, tarnish our brand among customers and potential customers, prevent us from doing business with certain customers or markets, including government customers, affect our ability to hire, attract and maintain qualified employees, or require us to take remedial action or pay penalties. From time to time, we receive formal and informal inquiries from governmental agencies and regulators regarding our compliance with laws and regulations or otherwise relating to our business or transactions. Any negative outcome from such inquiries or investigations or failure to prevail in any possible civil or criminal litigation could adversely affect our business, reputation, financial condition, results of operations, and growth prospects.
We may become involved in legal, regulatory, and administrative inquiries and proceedings, and unfavorable outcomes in litigation or other matters could negatively impact our business, financial conditions, and results of operations.
We may, from time to time, be involved in and subject to litigation or proceedings for a variety of claims or disputes, or regulatory inquiries. These claims, lawsuits, and proceedings could involve labor and employment, discrimination and harassment, commercial disputes, intellectual property rights (including patent, trademark, copyright, trade secret, and other proprietary rights), class actions, general contract, tort, defamation, data privacy rights, antitrust, common law fraud, government regulation, or compliance, alleged federal and state securities and “blue sky” law violations or other investor claims, and other matters. Derivative claims, lawsuits, and proceedings, which may, from time to time, be asserted against our directors by our stockholders, could involve breach of fiduciary duty, failure of oversight, corporate waste claims, and other matters. In addition, our business and results may be adversely affected by the outcome of currently pending and any future legal, regulatory, and/or administrative claims or proceedings, including through monetary damages or injunctive relief.
Additionally, if customers fail to pay us under the terms of our agreements, we may be adversely affected due to the cost of enforcing the terms of our contracts through litigation. Litigation or other proceedings can be expensive and time consuming and can divert our resources and leadership’s attention from our primary business operations. The results of our litigation also cannot be predicted with certainty. If we are unable to prevail in litigation, we could incur payments of substantial monetary damages or fines, or undesirable changes to our software or business practices, and accordingly, our business, financial condition, or results of operations could be materially and adversely affected. Furthermore, if we accrue a loss contingency for pending litigation and determine that it is probable, any disclosures, estimates, and reserves we reflect in our financial statements with regard to these matters may not reflect the ultimate disposition or financial impact of litigation or other such matters. These proceedings could also result in negative publicity, which could harm customer and public perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

Failure to comply with anti-bribery and anti-corruption laws could subject us to penalties and other adverse consequences.
Since we may operate and sell our software and services around the world, we will be subject to the United States Foreign Corrupt Practices Act (“
FCPA
”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the United States Travel Act, and other anti-corruption and anti-bribery laws and regulations in the jurisdictions in which we currently or may do business, both domestic and abroad, including potentially the U.K. Bribery Act. These laws and regulations generally prohibit improper payments or offers of improper payments to government officials, political parties, or commercial partners for the purpose of obtaining or retaining business or securing an improper business advantage.
Corruption issues pose a risk in every country and jurisdiction, but in many countries, particularly in countries with developing economies, it may be more common for businesses to engage in practices that are prohibited by the FCPA or other applicable laws and regulations, and our activities in these countries pose a heightened risk of unauthorized payments or offers of payments by one of our employees or third-party business partners, representatives, and agents that could be in violation of various laws including the FCPA. The FCPA and other applicable anti-bribery and anti-corruption laws also may hold us liable for acts of corruption and bribery committed by our third-party business partners, representatives, and agents. We and our third-party business partners, representatives, and agents may have direct or indirect interactions with officials and employees of government agencies, or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of our employees or such third parties even if we do not explicitly authorize such activities. The FCPA or other applicable laws and regulations also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent improper payments. While we have implemented policies and procedures to address compliance with such laws, we cannot assure you that our employees or other third parties working on our behalf will not engage in conduct in violation of our policies or applicable law for which we might ultimately be held responsible. Violations of the FCPA and other applicable anti-corruption laws may result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, as well as severe criminal or civil sanctions, including suspension or debarment from U.S. government contracting, and we may be subject to other liabilities and adverse effects on our reputation, which could negatively affect our business, results of operations, financial condition, and growth prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources and significant legal defense costs and other professional fees. Our exposure for violating these laws increases as our
non-U.S.
presence expands and as we increase sales and operations in foreign jurisdictions.
Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets.
Our offerings are subject to U.S. export controls, including with respect to encryption technology incorporated into certain of our offerings. Certain of our controlled software offerings and the underlying technology may be exported outside of the United States or accessed by
non-U.S.
persons (wherever located) only with the required export authorizations, which may include license requirements in some circumstances. Additionally, our current or future products or services may be classified under the Export Administration Regulations (“
EAR
”) administered by the U.S. Department of Commerce, Bureau of Industry and Security or as defense articles subject to the International Traffic in Arms Regulations (“
ITAR
”) administered by the U.S. Department of State, Directorate of Defense Trade Controls. If a product, or component of a product, is classified under the ITAR, or is ineligible for an encryption license exception under the EAR, then the product or component could be exported outside the United States (or accessed by
non-U.S.
persons) only if we obtain the applicable export license or qualify for a different license exception. In certain contexts, the services we provide might be classified as defense services subject to the ITAR separately from the products we provide. Compliance with the EAR, ITAR, and other applicable regulatory requirements regarding the export or deemed export of our products, including new releases of our products and/or the performance of services, may create delays in or increase the cost of the introduction of our products in
non-U.S.
markets, prevent our customers with
non-U.S.
operations from deploying our products throughout their global systems or, in some cases, prevent the export of our products to some countries altogether.
Furthermore, our activities are subject to the economic sanctions laws and regulations administered by the U.S. Department of the Treasury, Office of Foreign Assets Control and U.S. Department of State, and other jurisdictions. Such controls prohibit the shipment or transfer of certain products and services without the required export authorizations or export to countries, governments, and persons targeted by applicable sanctions. We take precautions to prevent our offerings from being exported in violation of these laws, including (i) seeking to proactively classify our software and obtain authorizations for the export and/or import of our software where appropriate, (ii) implementing certain technical controls and screening practices to reduce the risk of violations, and (iii) requiring compliance with U.S. export control and sanctions obligations in customer and vendor contracts. However, we cannot guarantee the precautions we take will prevent violations of export control and sanctions laws.
As discussed above, if we misclassify a product or service, export or provide access to a product or service in violation of applicable export control or sanctions laws or regulations, or otherwise fail to comply with export or sanctions laws or regulations, we may be denied export privileges or subjected to significant per violation fines or other penalties, and our software may be denied entry into other countries. Any decreased use of our software or limitation on our ability to export or sell our software would likely adversely affect our business, results of operations and financial condition. Violations of U.S. sanctions or export control laws can result in fines or penalties, including civil penalties of up to $300,000 or twice the value of the transaction, whichever is greater, per EAR violation and a civil penalty that could exceed $1,000,000 for ITAR violations, depending on the circumstances of the violation or violations. In the event of criminal knowing and willful violations of these laws, fines of up to $1,000,000 per violation and possible incarceration for responsible employees and managers could be imposed.
We also note that if we or our business partners or counterparties, including licensors and licensees, prime contractors, subcontractors, sublicensors, vendors, customers, contractors, or agents fail to obtain appropriate import, export, or re-export
licenses or permits, notwithstanding regulatory requirements or contractual commitments to do so, or if we fail to secure such contractual commitments where necessary, we may also be adversely affected, through reputational harm as well as other negative consequences, including government investigations and penalties. For instance, violations of U.S. sanctions or export control laws can result in fines or penalties, including significant civil and criminal penalties per violation, depending on the circumstances of the violation or violations.
Negative consequences for violations or apparent violations of trade control laws or regulations may include the absolute loss of the right to sell our software or services to the government of the United States, or to other public bodies, or a reduction in our ability to compete for such sales opportunities. Further, complying with export control and sanctions regulations for a particular sale may be time-consuming and may result in the delay or loss of sales opportunities.
Also, various countries, in addition to the United States, regulate the import and export of certain encryption and other dual-use
or defense technology or services, including import and export permitting and licensing requirements, and have enacted laws that could limit our ability to distribute our software or could limit our customers’ abilities to implement our software in those countries. Any new export restrictions, new legislation, changes in economic sanctions, or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons, or technologies targeted by such regulations, could result in decreased use of our software by existing customers with
non-U.S.
operations, declining adoption of our software by new customers with
non-U.S.
operations, limitation of our expansion into new markets, and decreased revenue.

Changes in accounting principles or their application to us could result in unfavorable accounting charges or effects, which could adversely affect our results of operations and growth prospects.
We prepare consolidated financial statements in accordance with U.S. generally accepted accounting principles (“
GAAP
”). In particular, we make certain estimates and assumptions related to the adoption and interpretation of these principles including the recognition of our revenue and the accounting of our stock-based compensation expense with respect to our financial statements. If these assumptions turn out to be incorrect, our financial results and position could materially differ from our expectations and could be materially adversely affected. A change in any of these principles or guidance, or in their interpretations or application to us, may have a significant effect on our reported results, as well as our processes and related controls, and may retroactively affect previously reported results or our forecasts, which may negatively impact our financial statements.
If our judgments or estimates relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.
The preparation of our financial statements in conformity with GAAP requires management to make judgments, estimates, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” the results of which form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our Common Stock. Significant judgments, estimates, and assumptions used in preparing our consolidated financial statements include, or may in the future include, those related to revenue recognition, stock-based compensation, and income taxes.
We could be subject to additional tax liabilities.
We are subject to federal, state, and local income taxes in the U.S. Determining our provision for income taxes requires significant management judgment, and the ultimate tax outcome may be uncertain. In addition, our provision for income taxes is subject to volatility and could be adversely affected by many factors, including, among other things, changes to our operating or holding structure, changes in the amounts of earnings in jurisdictions with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, and changes in U.S. tax laws. Tax authorities may disagree with our calculation of research and development tax credits, cross-jurisdictional transfer pricing, or other matters and assess additional taxes, interest, or penalties. While we regularly assess the likely outcomes of these examinations to determine the adequacy of our provision for income taxes and we believe that our financial statements reflect adequate reserves to cover any such contingencies, there can be no assurance that the outcomes of such examinations will not have a material impact on our results of operations and cash flows. If tax authorities change applicable tax laws, our overall taxes could increase, and our financial condition or results of operations may be adversely impacted.
Our ability to use our net operating loss carryforwards may be limited.
As of December 31, 2020, we had $3.3 million of U.S. federal and $4.3 million of U.S. state net operating loss (“
NOLs
”) carryforwards available to reduce future taxable income. While the federal NOL carryforwards can be carried forward indefinitely, the state NOLs begin to expire in the year ending December 31, 2031. It is possible that we will not generate taxable income in time to use these NOL carryforwards before their expiration or at all. Under legislative changes made in December 2017, U.S. federal NOLs incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such NOLs is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, the federal and state NOL carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Code, respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change
NOL carryforwards and other
pre-change
attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by
“5-percent
stockholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. We have not yet undertaken an analysis of whether the Business Combination constitutes an “ownership change” for purposes of Section 382 and Section 383 of the Code. BigBear or its subsidiaries may have previously undergone an “ownership change.” In addition, the Business Combination, or future issuances or sales of our Common Stock, including certain transactions involving our Common Stock that are outside of its control, could result in future “ownership changes.” “Ownership changes” that have occurred in the past or that may occur in the future, including in connection with the Business Combination, could result in the imposition of an annual limit on the amount of pre-ownership
change NOLs and other tax attributes BigBear and its subsidiaries can use to reduce their respective taxable incomes, potentially increasing and accelerating their liability for income taxes, and also potentially causing those tax attributes to expire unused. States may impose other limitations on the use of BigBear’s and its subsidiaries’ NOLs. Any limitation on using NOLs could, depending on the extent of such limitation and the NOLs previously used, result in BigBear or its subsidiaries retaining less cash after payment of U.S. federal and state income taxes during any year in which BigBear or its subsidiaries have taxable income, rather than losses, than BigBear and its subsidiaries would be entitled to retain if such NOLs were available as an offset against such income for U.S. federal and state income tax reporting purposes, which could adversely impact our operating results.
Certain U.S. state tax authorities may assert that we have a state nexus and seek to impose state and local income taxes which could harm our results of operations.
There is a risk that certain U.S. state tax authorities where we do not currently file a state income tax return could assert that we are liable for state and local income taxes based upon income or gross receipts allocable to such states. States are becoming increasingly aggressive in asserting a nexus for state income tax purposes. If a state tax authority successfully asserts that our activities give rise to a nexus, we could be subject to state and local taxation, including penalties and interest attributable to prior periods. Such tax assessments, penalties and interest may adversely impact our results of operations.
Our results of operations may be harmed if we are required to collect sales or other related taxes for our license arrangements in jurisdictions where we have not historically done so.
States and some local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. We collect and remit U.S. sales and use tax, value-added tax (“
VAT
”), and goods and services tax (“
GST
”) in several jurisdictions. It is possible, however, that we could face sales tax, VAT, or GST audits and that our liability for these taxes could exceed our estimates as state tax authorities could still assert that we are obligated to collect additional tax amounts from our customers and remit those taxes to those authorities. We could also be subject to audits for which we have not accrued tax liabilities. Jurisdictions may seek to impose incremental or new sales, use, or other tax collection obligations on us or may determine that such taxes should have, but have not been, paid by us.

Risks Related to Our Relationships and Business with the Public Sector
A significant portion of our business depends on sales to the public/government sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.
We derive a significant portion of our revenue from contracts with the federal government and government agencies, and we believe that the success and growth of our business will continue to depend on our successful procurement of government contracts. For example, we have historically derived, and expect to continue to derive, a significant portion of our revenue from sales to agencies of the U.S. federal government, either directly by us or through other government contractors. Our perceived relationship with the U.S. government could adversely affect our business prospects in certain
non-U.S.
geographies or with certain
non-U.S.
governments.
Sales to government agencies are subject to a number of challenges and risks. Selling to government agencies can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. We also must comply with laws and regulations relating to the formation, administration, and performance of contracts, which provide public sector customers rights, many of which are not typically found in commercial contracts.
Further, governmental and highly regulated entities may demand contract terms that differ from our standard arrangements and may be less favorable than terms agreed with private sector customers. In our experience, government entities often require shorter term subscriptions than our private sector customers due to budget cycles. Government entities and highly regulated organizations typically have longer implementation cycles, sometimes require acceptance provisions that can lead to a delay in revenue recognition, can have more complex IT and data environments, and may expect greater payment flexibility from vendors.
Contracts with governmental entities may also include preferential pricing terms, including, but not limited to, “most favored customer” pricing. In the event that we are successful in being awarded a government contract, such award may be subject to appeals, disputes, or litigation, including but not limited to bid protests by unsuccessful bidders.
Accordingly, our business, financial condition, results of operations, and growth prospects may be adversely affected by certain events or activities, including, but not limited to:

•	changes in fiscal or contracting policies or decreases in available government funding;

•	changes in government programs or applicable requirements;

•	restrictions in the grant of personnel security clearances to our employees;

•	ability to maintain facility clearances required to perform on classified contracts for U.S. federal government agencies;

•
changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding;

•
changes in the government’s attitude towards the capabilities that we offer, especially in the areas of national defense, cybersecurity, and critical infrastructure, including the financial, energy, telecommunications, and healthcare sectors;

•	changes in the government’s attitude towards us as a company or our software as a viable or acceptable software solution;

•
appeals, disputes, or litigation relating to government procurement, including but not limited to bid protests by unsuccessful bidders on potential or actual awards of contracts to us or our partners by the government;

•	the adoption of new laws or regulations or changes to existing laws or regulations;

•
budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies;

•	influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers;

•	changes in political or social attitudes with respect to security or data privacy issues;

•
potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the recent coronavirus outbreak; and

•	increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors.
Any such event or activity, among others, could cause governments and governmental agencies to delay or refrain from purchasing our software and services in the future, reduce the size or payment amounts of purchases from existing or new government customers, or otherwise have an adverse effect on our business, results of operations, financial condition, and growth prospects.
We have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties.
We derive a substantial portion of our revenue from contracts with U.S. defense and intelligence agencies and intend to enter into additional contracts with the U.S. in the future. This subjects us to statutes and regulations applicable to companies doing business with the government, including the Federal Acquisition Regulation. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts, which in certain cases are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate contracts, in whole or in part, for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered supplies or services from another source.
Some of our federal government contracts are subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under these contracts. In addition, government contracts normally contain additional compliance requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

•	specialized disclosure and accounting requirements unique to government contracts;

•
financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

•	public disclosures of certain contract and company information; and

•	mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.
Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including the possibility of treble damages and significant penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.
We have contracts with governments that involve classified programs, which may limit investor insight into portions of our business.
We derive a portion of our revenue from programs with government agencies that are subject to security restrictions (e.g., contracts involving classified information, classified contracts, and classified programs), which preclude the dissemination of information and technology that is classified for national security purposes under applicable law and regulation. In general, access to classified information, technology, facilities, or programs requires appropriate personnel security clearances, is subject to additional contract oversight and potential liability, and may also require appropriate facility clearances and other specialized infrastructure. In the event of a security incident involving classified information, technology, facilities, or programs or personnel holding clearances, we may be subject to legal, financial, operational, and reputational harm. We are limited in our ability to provide specific information about these classified programs, their risks, or any disputes or claims relating to such programs. As a result, investors have less insight into our classified programs than our other businesses and therefore less ability to fully evaluate the risks related to our classified business or our business overall. However, historically the business risks associated with our work on classified programs have not differed materially from those of our other government contracts.
Our business could be adversely affected if our employees cannot obtain and maintain required personnel security clearances, or we cannot establish and maintain a required facility security clearance.
Certain government contracts may require our employees to maintain various levels of security clearances and may require us to maintain a facility security clearance to comply with U.S. and international government agency requirements. Many governments have strict security clearance requirements for personnel who perform work in support of classified programs. Obtaining and maintaining security clearances for employees typically involves a lengthy process, and it can be difficult to identify, recruit, and retain employees who already hold security clearances. If our employees are unable to obtain security clearances in a timely manner, or at all, or if our employees who hold security clearances are unable to maintain their clearances or terminate employment with us, then we may be unable to comply with relevant U.S. and international government agency requirements, or our customers requiring classified work could choose to terminate or decide not to renew one or more contracts requiring employees to obtain or maintain security clearances upon expiration. To the extent we are not able to obtain or maintain a facility security clearance, we may not be able to bid on or win new classified contracts, and existing contracts requiring a facility security clearance could be terminated, either of which would have an adverse impact on our business, financial condition, and results of operations.
Most of our customer contracts may be terminated by the customer at any time for convenience and may contain other provisions permitting the customer to discontinue contract performance, and if terminated contracts are not replaced, our results of operations may differ materially and adversely from those anticipated. In addition, our contracts with government customers often contain provisions with additional rights and remedies favorable to such customers that are not typically found in commercial contracts.
Most of our contracts, including our government contracts, contain termination for convenience provisions. Customers that terminate such contracts may also be entitled to a pro rata refund of the amount of the customer deposit for the period of time remaining in the contract term after the applicable termination notice period expires. Government contracts often contain provisions and are subject to laws and regulations that provide government customers with additional rights and remedies not typically found in commercial contracts. These rights and remedies allow government customers, among other things, to:

•	terminate existing contracts for convenience with short notice;

•	reduce orders under or otherwise modify contracts;

•
for contracts subject to the Truth in Negotiations Act, reduce the contract price or cost where it was increased because a contractor or subcontractor furnished cost or pricing data during negotiations that was not complete, accurate, and current;

•
for some contracts, (i) demand a refund, make a forward price adjustment, or terminate a contract for default if a contractor provided inaccurate or incomplete data during the contract negotiation process and (ii) reduce the contract price under triggering circumstances, including the revision of price lists or other documents upon which the contract award was predicated;

•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	decline to exercise an option to renew a multi-year contract or issue task orders in connection with indefinite delivery/indefinite quantity (“ IDIQ ”) contracts;

•
claim rights in solutions, systems, or technology produced by us, appropriate such work-product for their continued use without continuing to contract for our services, and disclose such work-product to third parties, including other government agencies and our competitors, which could harm our competitive position;

•
prohibit future procurement awards with a particular agency due to a finding of organizational conflicts of interest based upon prior related work performed for the agency that would give a contractor an unfair advantage over competing contractors, or the existence of conflicting roles that might bias a contractor’s judgment;

•
subject the award of contracts to protest by competitors, which may require the contracting federal agency or department to suspend our performance pending the outcome of the protest and may also result in a requirement to resubmit offers for the contract or in the termination, reduction, or modification of the awarded contract;

•	suspend or debar us from doing business with the applicable government; and

•	control or prohibit the export of our services.
If a customer were to unexpectedly terminate, cancel, or decline to exercise an option to renew with respect to one or more of our significant contracts, or if a government were to suspend or debar us from doing business with such government, our business, financial condition, and results of operations would be materially harmed.
Failure to comply with laws, regulations, or contractual provisions applicable to our business could cause us to lose government customers or our ability to contract with the U.S. and other governments.
As a government contractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts and inclusion on government contract vehicles, which affect how we and our partners do business with government agencies. As a result of actual or perceived noncompliance with government contracting laws, regulations, or contractual provisions, we may be subject to audits and internal investigations which may prove costly to our business financially, divert management time, or limit our ability to continue selling our software and services to our government customers. These laws and regulations may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance
in the past, could lead to claims for damages from our channel partners, penalties, and termination of contracts and suspension or debarment from government contracting for a period of time with government agencies. Any such damages, penalties, disruption, or limitation in our ability to do business with a government could adversely impact, and could have a material adverse effect on, our business, results of operations, financial condition, public perception, and growth prospects.
Evolving government procurement policies and increased emphasis on cost over performance could adversely affect our business.
Federal, state, local, and foreign governments and government agencies could implement procurement policies that negatively impact our profitability. Changes in procurement policy favoring more non-commercial
purchases, different pricing, or evaluation criteria or government contract negotiation offers based upon the customer’s view of what our pricing should be may affect the predictability of our margins on such contracts or make it more difficult to compete on certain types of programs.
Governments and government agencies are continually evaluating their contract pricing and financing practices, and we have no assurance regarding the full scope and recurrence of any study and what changes will be proposed, if any, and their impact on our financial position, cash flows, or results of operations.
Increased competition and bid protests in a budget-constrained environment may make it more difficult to maintain our financial performance and customer relationships.
A substantial portion of our business is awarded through competitive bidding. Even if we are successful in obtaining an award, we may encounter bid protests from unsuccessful bidders on any specific award. Bid protests could result, among other things, in significant expenses to us, contract modifications, or even loss of the contract award. Even where a bid protest does not result in the loss of a contract award, the resolution can extend the time until contract activity can begin and, as a result, delay the recognition of revenue. We also may not be successful in our efforts to protest or challenge any bids for contracts that were not awarded to us, and we would be required to incur significant time and expense in such efforts.
In addition, governments and agencies increasingly have relied on competitive contract award types, including IDIQ and other multi-award contracts, which have the potential to create pricing pressure and to increase our costs by requiring us to submit multiple bids and proposals. Multi-award contracts require us to make sustained efforts to obtain orders under the contract. The competitive bidding process entails substantial costs and managerial time to prepare bids and proposals for contracts that may not be awarded to us or may be split among competitors.
We are experiencing increased competition while, at the same time, many of our customers are facing budget pressures, cutting costs, identifying more affordable solutions, performing certain work internally rather than hiring contractors, and reducing product development cycles. To remain competitive, we must maintain consistently strong customer relationships, seek to understand customer priorities, and provide superior performance, advanced technology solutions, and service at an affordable cost with the agility that our customers require to satisfy their objectives in an increasingly price competitive environment. Failure to do so could have an adverse impact on our business, financial condition, and results of operations.
The U.S. government may procure
non-commercial
developmental services rather than commercial products, which could materially impact our future U.S. government business and revenue.
U.S. government agencies, including our customers, often award large developmental item and service contracts to build custom software rather than firm fixed-price contracts for commercial products. The U.S. government is required to procure commercial items and services to the maximum extent practicable in accordance with FASA, 10 U.S.C. § 2377; 41 U.S.C. § 3307, and the U.S. government may instead decide to procure non-commercial
developmental items and services if commercial items and services are not practicable.

In order to challenge a government decision to procure developmental items and services instead of commercial items and services, we would be required to file a bid protest at the agency level and/or with the Government Accountability Office. This can result in contentious communications with government agency legal and contracting offices and may escalate to litigation in federal court. The results of any future challenges or potential litigation cannot be predicted with certainty, however, and any dispute or litigation with the U.S. government may not be resolved in our favor; moreover, whether or not it is resolved in our favor, such disputes or litigation could result in significant expense and divert the efforts of our technical and management personnel. These proceedings could adversely affect our reputation and relationship with government customers and could also result in negative publicity, which could harm customer and public perception of our business. Any change in or repeal of FASA, or a contrary interpretation of FASA by a court of competent jurisdiction, could adversely affect our competitive position for U.S. federal government contracts.
A decline in the U.S. and other government budgets, changes in spending or budgetary priorities, or delays in contract awards may significantly and adversely affect our future revenue and limit our growth prospects.
Because we generate a substantial portion of our revenue from contracts with U.S. government agencies, our results of operations could be adversely affected by government spending caps or changes in government budgetary priorities, as well as by delays in the government budget process, program starts, or the award of contracts or orders under existing contract vehicles, including as a result of a new U.S. administration. Current U.S. government spending levels for defense-related and other programs may not be sustained beyond government fiscal year 2021. Future spending and program authorizations may not increase or may decrease or shift to programs in areas in which we do not provide services or are less likely to be awarded contracts. Such changes in spending authorizations and budgetary priorities may occur as a result of shifts in spending priorities from defense-related and other programs as a result of competing demands for federal funds and the number and intensity of military conflicts or other factors.
The U.S. government also conducts periodic reviews of U.S. defense strategies and priorities which may shift Department of Defense budgetary priorities, reduce overall spending, or delay contract or task order awards for defense-related programs from which we would otherwise expect to derive a significant portion of our future revenue. A significant decline in overall U.S. government spending, a significant shift in spending priorities, the substantial reduction or elimination of defense-related programs, or significant budget-related delays in contract or task order awards for large programs could adversely affect our future revenue and limit our growth prospects.
Risks Related to the 2026 Convertible Notes
Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the 2026 Convertible Notes.
In the future, we may seek to raise or borrow additional funds to expand our product or business development efforts, make acquisitions or otherwise fund or grow our business and operations. Our indebtedness could have important consequences to the holders of the 2026 Convertible Notes, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•
requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;

•	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

•	possibly placing us at a competitive disadvantage compared to our competitors that have less debt;

•	limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we find acceptable; and

•	exposing us to the risk of increased interest rates because certain of our borrowings, including our Credit Agreement, are subject to variable rates of interest.
In addition, it is possible that we may need to incur additional indebtedness in the future in the ordinary course of business. Pro forma, as of September 30, 2021, the Antares Capital Revolving Credit Facility was undrawn and we paid off our Antares Credit Agreement on December 7, 2021. The Credit Agreement we entered into on December 7, 2021 is currently undrawn.
The terms of our Credit Agreement and our Indenture that governs the 2026 Convertible Notes allow us to incur additional debt subject to certain limitations; however, there is no assurance that additional financing will be available to us on terms favorable to us, if at all. In addition, if new debt is added to the then existing debt levels, the risks described above could intensify.
Our Credit Agreement and our Indenture contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness. See “
Description of Securities—2026 Convertible Notes
.”
We may be able to incur substantial indebtedness. This could exacerbate the risks to our financial condition described above and prevent us from fulfilling our obligations under the 2026 Convertible Notes.
We may be able to incur significant additional indebtedness in the future and this could result in additional risk. Although the Credit Agreement and our Indenture contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. In the future we may draw on the Credit Agreement to reinforce our liquidity position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the
COVID-19
pandemic. Pro forma, as of September 30, 2021, the Antares Capital Revolving Credit Facility was undrawn and we paid off our Antares Credit Agreement on December 7, 2021. The Credit Agreement we entered into on December 7, 2021 is currently undrawn.
If we incur any additional indebtedness that ranks equally with the 2026 Convertible Notes, subject to any collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up as a company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new indebtedness is added to our current indebtedness levels, the related risks that we now face could increase. Any of these risks could materially impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.
We may not be able to generate sufficient cash to service all of our indebtedness, including the 2026 Convertible Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations, including the 2026 Convertible Notes, depends on our financial condition and results of operations, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the 2026 Convertible Notes.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the 2026 Convertible Notes. Our ability to restructure or refinance our debt will depend on, among other things, the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the Indenture that governs the 2026 Convertible Notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.
Further, our Credit Agreement and our Indenture contain provisions that will restrict our ability to dispose of assets and use the proceeds from any such disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.
Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the 2026 Convertible Notes.
If we cannot make scheduled payments on our indebtedness, to the extent applicable, we will be in default and holders of the 2026 Convertible Notes could declare all outstanding principal and interest to be due and payable and the lenders under the Credit Agreement could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. If we breach the covenants under our debt instruments, we would be in default under such instruments. The holders of such indebtedness could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your entire investment in the 2026 Convertible Notes.
The Credit Agreement and the Indenture contain terms which restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.
The Credit Agreement and the Indenture contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including, among other things, restrictions on our ability to:

•	incur or guarantee additional indebtedness or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to us or the guarantors;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.
The covenants in the Indenture that governs the 2026 Convertible Notes are subject to important exceptions and qualifications, which are described under “
Description of Securities—2026 Convertible Notes
.”

These covenants may limit our ability to optimally operate our business. In addition, our Credit Agreement requires that we meet certain financial tests, including a leverage ratio test and a fixed charge coverage ratio test.
These restrictive covenants could adversely affect our ability to:

•	finance our operations;

•	make needed capital expenditures;

•	make strategic acquisitions or investments or enter into joint ventures;

•	withstand a future downturn in our business, the industry or the economy in general;

•	engage in business activities, including future opportunities, that may be in our best interest; and

•	plan for or react to market conditions or otherwise execute our business strategies.
These restrictions may affect our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.
As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.
Our failure to comply with the restrictive covenants described above and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date and the termination of future funding commitments by our lenders. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.
The Credit Agreement and the Indenture contain cross-default provisions that could result in the acceleration of all of our indebtedness.
A breach of the covenants under our Credit Agreement or our Indenture could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Credit Agreement would permit the lenders under the Credit Agreement to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay amounts due and payable under the Credit Agreement, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our guarantors may not have sufficient assets to repay that indebtedness. Additionally, we may not be able to borrow money from other lenders to enable us to refinance our indebtedness.
The 2026 Convertible Notes are effectively subordinated to our indebtedness under the Credit Agreement and our other secured indebtedness to the extent of the value of the assets securing that indebtedness.
The 2026 Convertible Notes are not secured by any of our assets. As a result, the 2026 Convertible Notes and the guarantees are effectively subordinated to our existing and future secured indebtedness (including any indebtedness under the Credit Agreement) with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing our secured indebtedness are available to pay obligations on the 2026 Convertible Notes only after all secured indebtedness has been paid in full. Pro forma, as of September 30, 2021, the revolving credit facility under the Antares Credit Agreement was undrawn and we paid off our Antares Credit Agreement on December 7, 2021. The holders of the 2026 Convertible Notes may receive less, ratably, than the holders of secured indebtedness in the event of our or any of the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.
The 2026 Convertible Notes are structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the 2026 Convertible Notes.
Each of our existing and future domestic restricted subsidiaries that is a borrower under or that guarantees obligations under the Credit Agreement or that guarantees certain of our other indebtedness is a guarantor of the 2026 Convertible Notes (subject to certain exceptions). Our subsidiaries that do not guarantee the 2026 Convertible Notes, including all of our non-domestic
subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the 2026 Convertible Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The 2026 Convertible Notes are structurally subordinated to all indebtedness and other obligations of any non-guarantor
subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.
In addition, the Indenture, subject to some limitations, permits these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.
In addition, our subsidiaries that provide, or will provide, guarantees of the 2026 Convertible Notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•
upon a sale, transfer, exchange or other disposition (including by way of consolidation or merger) of Capital Stock of such Guarantor following which the applicable Guarantor ceases to be a Subsidiary or the sale, transfer, exchange or other disposition of all or substantially all the properties and assets of the applicable Guarantor (other than to the other Guarantors) otherwise not prohibited by the Indenture;

•
upon the release or discharge of such Guarantor’s obligations under the Credit Agreement or other Indebtedness that resulted in the creation of such Guarantee other than, in each case, a release or discharge through payment thereon;

•
upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the Indenture;

•	upon the discharge of the 2026 Convertible Notes, as provided in Article 3 of the Indenture; or

•	as provided in Article 10 of the Indenture.
If any guarantee is released, no holder of the 2026 Convertible Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities (including trade payables and preferred stock, if any), whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the 2026 Convertible Notes. See “
Description of Securities—2026 Convertible Notes—Notes Guarantees
.”
Federal and state fraudulent transfer laws may permit a court to void the 2026 Convertible Notes or the guarantees and, if that occurs, you may not receive any payments on the 2026 Convertible Notes.
Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the 2026 Convertible Notes and the incurrence of the guarantees of the 2026 Convertible Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the 2026 Convertible Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if BigBear or a guarantor, as applicable,

(1)    issued the 2026 Convertible Notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors or
(2)    received less than reasonably equivalent value or fair consideration in return for either issuing the 2026 Convertible Notes or incurring the guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	the issuer or such guarantor, as applicable, was insolvent or rendered insolvent by reason of the issuance of the 2026 Convertible Notes or the incurrence of its guarantees;

•
the issuance of the 2026 Convertible Notes or the incurrence of its guarantees left the issuer or such guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the issuer or such guarantor intended to, or believed that it would, incur indebtedness beyond its ability to pay as they mature; or

•
the issuer or such guarantor was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the 2026 Convertible Notes.
We cannot be certain as to the standards a court would use to determine whether or not we or a guarantor was insolvent at the relevant time or, regardless of the standard that a court uses, whether the 2026 Convertible Notes or the guarantees would be subordinated to other indebtedness. In general, however, a court would deem an entity insolvent if:

•	the sum of its indebtedness, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its indebtedness as it became due.
If a court were to find that the issuance of the 2026 Convertible Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the 2026 Convertible Notes or that guarantee, could subordinate the 2026 Convertible Notes or that guarantee to our presently existing and future indebtedness or of the relevant guarantor or could require the holders of the 2026 Convertible Notes to repay any amounts received with respect to the 2026 Convertible Notes or that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the 2026 Convertible Notes. Further, the avoidance of the 2026 Convertible Notes could result in an event of default with respect to our and our subsidiaries’ other indebtedness that could result in acceleration of that indebtedness.
Although each guarantee entered into in connection with the 2026 Convertible Notes will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance or fraudulent transfer, this provision may not be effective as a legal matter to protect those guarantees from being avoided under fraudulent conveyance or fraudulent transfer law or otherwise, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In addition, as noted above, any payment by us pursuant to the 2026 Convertible Notes or by a guarantor under a guarantee made at a time we or such guarantor was found to be insolvent could be avoided and required to be returned to the issuer or such guarantor if such payment is made to an insider within a one-year
period prior to a bankruptcy filing or within 90 days for any non-insider
party and such payment would give such insider or
non-insider
party (as the case may be) more than such creditors would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 case.
Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the 2026 Convertible Notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of 2026 Convertible Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of 2026 Convertible Notes and (3) equitable subordination is not inconsistent with the provisions of the United States Bankruptcy Code.
There is no existing public trading market for the 2026 Convertible Notes, and holders’ ability to sell the 2026 Convertible Notes will be limited.
There is no existing public market for the 2026 Convertible Notes. No market for the 2026 Convertible Notes may develop, and any market that develops may not persist. We cannot assure you as to the liquidity of any market that may develop for the 2026 Convertible Notes, your ability to sell your 2026 Convertible Notes or the price at which you would be able to sell your 2026 Convertible Notes. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. The liquidity of any trading market and the trading price of such notes may be adversely affected by changes in our financial performance or prospects and by changes in the financial performance of or prospects for companies in our industry generally.
Even though the 2026 Convertible Notes are convertible into shares of our Common Stock, the terms of the 2026 Convertible Notes will not provide protection against some types of important corporate events.
The 2026 Convertible Notes are convertible into shares of our Common Stock. Certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a “fundamental change” under the 2026 Convertible Notes. See “
Description of Securities—2026 Convertible Notes
.”
A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.
There can be no assurances that any rating assigned to our debt securities will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the 2026 Convertible Notes. Credit ratings are not recommendations to purchase, hold or sell the 2026 Convertible Notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the 2026 Convertible Notes.
Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the 2026 Convertible Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your 2026 Convertible Notes at a favorable price or at all.

Risks Related to Our Common Stock
We have convertible debt that may be converted into Common Stock in the future, which would cause immediate and substantial dilution to our stockholders.
In December 7, 2021, we issued the 2026 Convertible Notes in the aggregate principal of $200.0 million. The 2026 Convertible Notes are convertible into up to 23,058,494 shares of Common Stock, with an initial conversion rate of 86.9565 shares of Common Stock per $1,000 principal amount of 2026 Convertible Notes (subject to adjustment up to 102.2495 per $1,000 principal amount of 2026 Convertible Notes, and further adjustment up to 23,058,494 in the event of a Make-Whole Fundamental Change and maximum downward adjustment to $9.775). The issuance of shares of Common Stock upon any conversion of the 2026 Convertible Notes will result in dilution to the interests of other stockholders.
Our only significant asset is our ownership interest in our subsidiaries and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.
We have no direct operations and no significant assets other than our ownership of our subsidiaries. We will depend on our subsidiaries for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of our subsidiaries may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, our subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.
The ability of our subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose may be limited by our Credit Agreement which our subsidiaries are party from time to time, including the existing loan and security agreement described in “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
,” and the terms of the 2026 Convertible Notes, and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit to us from our subsidiaries will be permitted only to the extent there is an applicable exception to the investment covenants under our Credit Agreement. Similarly, any dividends, distributions or similar payments to us from our subsidiaries will be permitted only to the extent there is an applicable exception to the dividends and distributions covenants under our Credit Agreement.
Because we have no current plans to pay cash dividends on shares of common stock for the foreseeable future, you may not receive any return on investment unless you sell shares of Common Stock for a price greater than that which you paid for it.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.
Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock.
We had 366,533 Private Placement Warrants that were issued concurrently with the IPO. The Private Placement Warrants and the shares of Common Stock issuable upon the exercise of the Private Placement

Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units sold in the IPO, in which case the 366,533 Private Placement Warrants could be redeemed by the Company for $3,665. Under GAAP, we are required to evaluate contingent exercise provisions of these warrants and then their settlement provisions to determine whether they should be accounted for as a warrant liability or as equity. Any settlement amount not equal to the difference between the fair value of a fixed number of our equity shares and a fixed monetary amount precludes these warrants from being considered indexed to its own stock, and therefore, from being accounted for as equity. As a result of the provision that the Private Placement Warrants, when held by someone other than the initial purchasers or their permitted transferees, will be redeemable by us, the requirements for accounting for these warrants as equity are not satisfied. Therefore, we are required to account for these Private Placement Warrants as a warrant liability and record (a) that liability at fair value, which was determined as the same as the fair value of the warrants included in the units sold in the IPO, and (b) any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Common Stock.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange), the liquidity and price of our securities may be more limited than if our securities were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
General Risk Factors
Adverse economic conditions or reduced technology spending may adversely impact our business.
Our business depends on the economic health of our current and prospective customers and overall demand for technology. In addition, the purchase of our software and services is often discretionary and typically involves a significant commitment of capital and other resources. A further downturn in economic conditions, global political and economic uncertainty, a lack of availability of credit, a reduction in business confidence and activity, the curtailment of government or corporate spending, public health concerns or emergencies, financial market volatility, and other factors have in the past and may in the future affect the industries to which we sell our software and services. Our customers may suffer from reduced operating budgets, which could cause them to defer or forego purchases of our software or services. Moreover, competitors may respond to market conditions by lowering prices and attempting to lure away our customers, and the increased pace of consolidation in certain industries may result in reduced overall spending on our offerings. Uncertainty about global and regional economic conditions, a downturn in the technology sector or any sectors in which our customers operate, or a reduction in information technology spending even if economic conditions are stable, could adversely impact our business, financial condition, and results of operations in a number of ways, including longer sales cycles, lower prices for our software and services, material default rates among our customers, reduced sales of our software or services, and lower or no growth.
We cannot predict the timing, strength, or duration of any crises, economic slowdown, or any subsequent recovery generally, or for any industry in particular. Although certain aspects of the effects of a crisis or an economic slowdown may provide potential new opportunities for our business, we cannot guarantee that the net impact of any such events will not be materially negative. Accordingly, if the conditions in the general economy and the markets in which we operate worsen from present levels, our business, financial condition, and results of operations could be adversely affected.
We have and will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.
As a public company, we will be subject to the reporting requirements of the Exchange Act, the listing standards of the NYSE, and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations, and financial condition. Although we have already hired additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses. Additionally, as a public company subject to additional rules and regulations and oversight, we may not have the same flexibility we had as a private company.
In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed.
We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, results of operations, and financial condition.
We may not be able to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act applicable us.
We are required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of us as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If the Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to financial reporting misstatements and adverse regulatory consequences and could harm investor confidence and the market price of the Company’s shares of common stock.
Natural disasters and other events beyond our control could harm our business.
Natural disasters or other catastrophic events may cause damage or disruption to our operations,
non-U.S.
commerce and the global economy, and thus could have a negative effect on us. Our business operations are subject to interruption by natural disasters, earthquakes, flooding, fire, power shortages, pandemics such as the recent spread of
COVID-19,
terrorism, political unrest, telecommunications failure, vandalism, cyberattacks, geopolitical instability, war, the effects of climate change (such as drought, wildfires, increased storm severity, and sea level rise), and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers, could decrease demand for our services, could make existing customers unable or unwilling to fulfill their contractual requirements to us, including their payment obligations, and could cause us to incur substantial expense, including expenses or liabilities arising from potential litigation. Our insurance may not be sufficient to cover losses or additional expense that we may sustain. Customer data could be lost, significant recovery time could be required to resume operations and our financial condition and results of operations could be adversely affected in the event of a major natural disaster or catastrophic event.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.
In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
We may be forced to later write-down or
write-off
assets, restructure its operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash
items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.
We will face increased legal, accounting, administrative and other costs and expenses as a public company that we and our subsidiaries do not incur as private companies. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (the “
PCAOB
”) and the securities exchanges impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we and our subsidiaries have not done previously. For example, we have created new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements have been and will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our new status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what our actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information in this prospectus is presented solely for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “
Unaudited Pro Forma Condensed Combined Financial Information
” for more information.
If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”
If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of Common Stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants is available. Under the terms of the Warrant Agreement, dated as of February 8, 2021, between GigCapital4 and the Transfer Agent (the “
Warrant Agreement
”), we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in us may be reduced or the warrants may expire worthless.

There is no guarantee that the warrants will ever be in the money, and they may expire worthless and the terms of warrants may be amended.
The exercise price for the warrants is $11.50 per share of Common Stock. There is no guarantee that the warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
In addition, the Company’s warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other change. Accordingly, the Company may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of Common Stock purchasable upon exercise of a warrant.
The exercise price for our public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the public warrants are more likely to expire worthless.
The exercise price of our public warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a public warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the public warrants are less likely to ever be in the money and more likely to expire worthless.
Our warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Our public warrants issued as part of GigCapital4’s IPO are exercisable for up to one share of Common Stock at $11.50 per share. The additional shares of Common Stock issued upon exercise of our warrants will result in dilution to the then existing holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.
We have no obligation to net cash settle the warrants.
In no event will we have any obligation to net cash settle the warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the warrants upon consummation of an initial business combination, including the Business Combination, or exercise of the warrants. Accordingly, the warrants may expire worthless.
We have incurred significant transaction and transition costs in connection with the Business Combination.
We have incurred and expect to incur significant,
non-recurring
costs in connection with consummating the Business Combination and operating as a public company. We may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by us following the Closing.

The aggregate transaction expenses as a result of the Business Combination, including deferred underwriting compensation and fees to the co-placement
agents for the 2026 Convertible Notes, were approximately $19.8 million. The per-share
amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the transaction expenses and after such redemptions, the per-share
value of shares held by
non-redeeming
stockholders will reflect our obligation to pay the transaction expenses.
If we fail to introduce or acquire new products or services that achieve broad market acceptance on a timely basis, or if its products or services are not adopted as expected, we will not be able to compete effectively.
We operate in a highly competitive, quickly changing environment, and the combined company’s future success depends on its ability to develop or acquire, and introduce new products and services that achieve broad market acceptance. Our ability to successfully introduce and market new products is unproven. Because we have a limited operating history and the market for its products, including newly acquired or developed products, is rapidly evolving, it is difficult to predict the combined company’s operating results, particularly with respect to any new products that it may introduce. Our future success will depend in large part upon its ability to identify demand trends in the market in which it will operate and quickly develop or acquire, and design, manufacture and sell, products and services that satisfy these demands in a cost-effective manner.
In order to differentiate our products and services from competitors’ products, we will need to increase focus and capital investment in research and development, including software development. If any products currently sold by, and services offered by, us do not continue, or if our new products or services fail to achieve widespread market acceptance, or if we are unsuccessful in capitalizing on opportunities in the market in which we operate, our future growth may be slowed and our business, results of operations and financial condition could be materially adversely affected. Successfully predicting demand trends is difficult, and it is very difficult to predict the effect that introducing a new product or service will have on existing product or service sales. It is possible that we may not be successful with its new products and services, and as a result our future growth may be slowed and our business, results of operations and financial condition could be materially adversely affected. Also, we may not be able to respond effectively to new product or service announcements by competitors by quickly introducing competitive products and services.
In addition, we may acquire companies and technologies in the future. In these circumstances, the combined company may not be able to successfully manage integration of the new product and service lines with the combined company’s existing suite of products and services. If we are unable to effectively and successfully further develop these new product and service lines, we may not be able to increase or maintain sales (as compared to sales of BigBear on a standalone basis), and our gross margin (as compared to sales of BigBear on a standalone basis) may be adversely affected.
Furthermore, the success of our new products will depend on several factors, including, but not limited to, market demand costs, timely completion and introduction of these products, prompt resolution of any defects or bugs in these products, our ability to support these products, differentiation of new products from those of our competitors, market acceptance of these products, delays and quality issues in releasing new products and services. The occurrence of one or more of the foregoing factors may result in lower quarterly revenue than expected, and we may in the future experience product or service introductions that fall short of its projected rates of market adoption.
If our products fail to achieve and sustain sufficient market acceptance, the combined company’s revenue will be adversely affected.
Our success will depend on its ability to develop and market products that are recognized and accepted as reliable, enabling and cost-effective. Some potential customers of the combined company may already use products similar to what we currently offer and similar to what we may offer in the future and may be reluctant to replace those products with what we currently offer or which we may offer in the future. Market acceptance of our products and technology will depend on many factors, including our ability to convince potential customers that our products and technology are an attractive alternative to existing products and technology. Prior to adopting our products and technology, some potential customers may need to devote time and effort to testing and validating our systems. Any failure of our systems to meet these customer benchmarks could result in potential customers choosing to retain their existing systems or to purchase systems other than the combined company’s.
If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The market values of our securities may vary significantly from their prices on the date the Business Combination was executed.
In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was not a public market for BigBear’s stock and trading in the shares of our Common Stock has not been active. Accordingly, the valuation ascribed to BigBear and our Common Stock in the Business Combination may not be indicative of the price that prevailed in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced services and products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our securities available for public sale;

•	any major change in the board or management;

•	sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.
Broad market and industry factors may materially harm the market price of our securities irrespective of its operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial condition, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
The future sales of shares by existing stockholders may adversely affect the market price of the Company’s Common Stock.
Sales of a substantial number of shares of the Company’s Common Stock in the public market could occur at any time. If the Company’s stockholders sell, or the market perceives that the Company’s stockholders intend to sell, substantial amounts of the Company’s Common Stock in the public market, the market price of the Company’s Common Stock could decline.
If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Company’s securities adversely, the price and trading volume of the Company’s securities could decline.
The trading market for our securities are influenced by the research and reports that industry or securities analysts may publish about us, our business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on BigBear. If no securities or industry analysts commence coverage of BigBear, BigBear Common Stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover BigBear, change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause its stock price or trading volume to decline.
The future sales of shares by existing stockholders may adversely affect the market price of the Company’s Common Stock.
Sales of a substantial number of shares of the Company’s Common Stock in the public market could occur at any time. If the Company’s stockholders sell, or the market perceives that the Company’s stockholders intend to sell, substantial amounts of the Company’s Common Stock in the public market, the market price of the Company’s Common Stock could decline.
Resales of the shares of Common Stock included in the Merger Consideration could depress the market price of our Common Stock.
We have approximately 135,566,227 shares of Common Stock outstanding immediately following the Business Combination, and there may be a large number of shares of Common Stock sold in the market shortly thereafter. The shares held by the Company’s public stockholders are freely tradable. Rule 144 is available for the resale of shares of our Common Stock that are not registered for resale once one year has elapsed from December 7, 2021, the date that we filed the Current Report on Form
8-K
following the Closing that included the required Form 10 information that reflects we are no longer a shell company. Such sales of shares of Common Stock or the perception of such sales may depress the market price of our Common Stock.

We may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to the date BigBear sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by BigBear, BigBear may exercise its redemption right even if BigBear is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. Historical trading prices for our Common Stock have not exceeded the $18.00 per share threshold at which the public warrants become redeemable. In the event BigBear exercises its redemption right, holders of the warrants would be notified of such redemption as described in our Warrant Agreement. Specifically, in the event that BigBear elects to redeem all of the outstanding warrants, BigBear shall fix a date for the redemption (the “
Redemption Date
”). Notice of redemption shall be mailed by first class mail, postage prepaid, by BigBear not less than 30 days prior to the Redemption Date to the registered holders of the outstanding warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the warrants will be notified of such redemption via the Company’s posting of the redemption notice to DTC. None of the private placement warrants and warrants underlying the units issuable upon conversion of working capital loan will be redeemable by BigBear so long as they are held by their initial purchasers or their permitted transferees.
Anti-takeover provisions contained in our Certificate of Incorporation as well as provisions of Delaware law, could impair a takeover attempt.
Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•
the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders; and

•
the requirement that a meeting of stockholders may only be called by members of our Board or the stockholders holding a majority of our shares, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of BigBear or changes in our Board and our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of BigBear Common Stock. Any provision of the Certificate of Incorporation or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.
The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act; (ii) the exemptions from say-on-pay,
say-on-frequency
and
say-on-golden
parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following February 11, 2026, the fifth anniversary of the IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates
exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible
debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find our Common Stock less attractive because we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.
Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.
As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, we will be required to provide management’s assessment on internal controls commencing with the annual report for fiscal year ended December 31, 2022, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of BigBear as a privately held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of BigBear are documented, designed or operating.
Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of BigBear or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.
We did not design and maintain effective information technology (“
IT
”) general controls for information systems that are relevant to the preparation of the financial statements, including user access controls to ensure appropriate segregation of duties. These IT deficiencies noted above did not result in a misstatement to the financial statements for the Company; however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of
IT-dependent
controls that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. We are in the process of implementing measures designed to improve our internal control over financial reporting.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the Company’s business, investments and results of operations.
The Company is subject to laws, regulations and rules enacted by national, regional and local governments. In particular, the Company is required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the Company’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on the Company’s business and results of operations.
The Company is a “controlled company” within the meaning of the applicable rules of the NYSE and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.
Ultimate controls a majority of the voting power of BigBear Common Stock outstanding, and the Company is a “controlled company” within the meaning of applicable rules of the NYSE. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the board consists of independent directors;

•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•
that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.
We are relying on these exemptions. As a result, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.
Our Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the sole and exclusive forums for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, or employees.
Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or employees which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in our Certificate of Incorporation. If a court were to find such provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our certificate of incorporation will provide that, unless we consent in writing to the selection of an alternate forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We note that there is uncertainty as to whether a court would enforce the choice of forum provision with respect to claims under the Securities Act, and that investors cannot waive compliance with the Securities Act and the rules and regulations thereunder.
The future exercise of registration rights may adversely affect the market price of our Common Stock.
Certain of our stockholders have registration rights for restricted securities. We are obligated to register certain securities, including all of the shares of Common Stock held by the Initial Stockholders, shares of Common Stock received by Ultimate as part of the Business Combination, and the 2026 Convertible Notes Shares, if applicable. Sales of a substantial number of shares of Common Stock pursuant to this prospectus in the public market could occur at any time the prospectus remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.

USE OF PROCEEDS
All of the Common Stock and warrants offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. All of the Common Stock and 2026 Convertible Notes offered by the Selling Noteholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
We will not receive any proceeds from the sale of shares of Common Stock or 2026 Convertible Notes by the Selling Securityholders. With respect to the shares of Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

DETERMINATION OF OFFERING PRICE
Our Common Stock and warrants are listed on NYSE under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange.
The actual offering price by the Selling Stockholders of the shares of Common Stock and the warrants and by the Selling Noteholders of the shares of Common Stock and the 2026 Convertible Notes covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Stockholders or as otherwise described in the section entitled “
Plan of Distribution
.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X,
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
Introduction
GigCapital4 is a
Private-to-Public
Equity (“
PPE
”)
™
company, also known as a blank check company or special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
AE Industrial Partners (“
AE
”) is a private equity firm specializing in aerospace, defense, space and government services, power generation, and specialty industrial markets. On May 22, 2020, AE formed a series of acquisition vehicles, which included Lake Parent, LLC (“
Lake Parent
”), BigBear.ai Holdings, LLC (formerly known as Lake Intermediate, LLC) (“
BigBear
”), BigBear.ai Intermediate Holdings, LLC (formerly known as Lake Finance, LLC) (“
BigBear Intermediate
”) and BigBear.ai, LLC (formerly known as Lake Acquisition, LLC) (“
BigBear.ai
”), with Lake Parent being the top holding company. BigBear.ai and BigBear Intermediate are wholly owned subsidiaries of BigBear. Upon the formation of these acquisition vehicles, a number of acquisitions were effected:

•	on June 19, 2020, BigBear.ai acquired NuWave Solutions, LLC (“ NuWave ”) (the “ NuWave Acquisition ”);

•	on December 2, 2020, NuWave entered into an agreement with Open Solutions Group, LLC (“ Open Solutions ”) to acquire 100% of its equity (the “ Open Solutions Acquisition ”); and

•	on December 21, 2020, NuWave acquired the Government Services division of ProModel Government Services, Inc. (“ ProModel” ) (the “ ProModel Acquisition” ).
Separately, on October 8, 2020, AE formed a second series of acquisition vehicles, which included BBAI Ultimate Holdings, LLC (formerly known as PCISM Ultimate Holdings, LLC) ( “
Ultimate
”), PCISM Intermediate Holdings, LLC, PCISM Intermediate II Holdings, LLC, and PCISM Holdings, LLC. On October 23, 2020 Ultimate acquired PCI Strategic Management, LLC (“
PCI
” or “
Predecessor
”) (the “
PCI Acquisition”
). On December 21, 2020, BigBear.ai acquired 100% of the equity of PCI in a series of transactions, which resulted in BigBear being a wholly owned subsidiary of Ultimate. This transaction left Lake Parent with no assets or operations, and it was dissolved.
BigBear and its wholly owned subsidiaries, including NuWave, PCI, Open Solutions, and ProModel after their respective acquisition dates, are referred to as the “Successor.”
Description of the Business Combination
On June 4, 2021, GigCapital4, Inc. (the
“Company”
), GigCapital4 Merger Sub Corporation (“
Merger Sub
”), BigBear, and Ultimate entered into an Agreement and Plan of Merger (as amended, the “
Merger Agreement
”). On December 3, 2021, the Merger Agreement was approved by Company stockholders at the Special Meeting and (i) Merger Sub merged with and into BigBear, with BigBear surviving the first merger and becoming a wholly-owned subsidiary of the Company, and (ii) immediately after the First Merger, BigBear (as the surviving company of the First Merger) merged with and into the Company, with the Company surviving the second merger (the “
Second Merger
” and together with the First Merger, the “
Business Combination
”). Herein, “
New BigBear
” refers to GigCapital4 after giving effect to the Business Combination.
Subject to the terms and conditions set forth in the Merger Agreement, at the time of the First Merger (the “
First Effective Time
”), all units of limited liability company interest of BigBear issued and outstanding immediately prior to the First Effective Time (other than units held in BigBear’s treasury or owned by GigCapital4, Merger Sub or BigBear immediately prior to the First Effective Time) were cancelled and automatically deemed for all purposes to represent the right to receive, the “Aggregate Merger Consideration” consisting of: (i) $75,000,000 (the “
Cash Merger Consideration
”), and (ii) in book entry, a number of shares of GigCapital4 common stock, equal to the result of dividing (i) the difference of (A) $1,125,000,000, minus
(B) $75,000,000,
by
(ii) 10.00 (rounded up to the nearest whole number of shares) (the “
Equity Merger Consideration
”). Ultimate, as the sole member of BigBear, was paid the Aggregate Merger Consideration.
In connection with the foregoing and concurrently with the execution of the Merger Agreement, GigCapital4 has obtained commitments from certain investors (the “
Convertible Note Investors
”) for the purchase from GigCapital4 of certain convertible senior notes (the “
Convertible Notes
”), pursuant to the terms of one or more convertible note subscription agreements (each, a “
Convertible Note Subscription Agreements
”), subject to the terms of an indenture entered into in connection with the closing of the Business Combination (the “
Closing
”) between GigCapital4 and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (the “
Indenture
”), such note financing (the “
Note Financing
”) was consummated immediately prior to the consummation of the transactions contemplated by the Merger Agreement.
At the time of the Second Merger (the “
Second Effective Time
”), all units of limited liability company interest of BigBear issued and outstanding immediately prior to the Second Effective Time were cancelled and cease to exist without any conversion thereof or payment therefor, and the capital stock of the Company outstanding immediately prior to the Second Effective Time remains outstanding as the capital stock of the Company, which, collectively with the Convertible Notes and the warrants entitling the holders to purchase one share of GigCapital4 Common Stock per warrant (“
GigCapital4 Warrants”
), constitute one hundred percent (100%) of the outstanding equity securities (and securities convertible into equity securities) of the Company immediately after the Second Effective Time.
Immediately prior to the closing of the transactions contemplated by the Note Subscription Agreements and the completion of the Business Combination, the authorized capital stock of GigCapital4 consisted of 501,000,000 shares of capital stock, including (i) 500,000,000 shares of GigCapital4 common stock, and (ii) 1,000,000 shares of GigCapital4 preferred stock of which GigCapital4 has committed to issue up to 17,391,304 shares of GigCapital4 common stock (subject to adjustment as provided in the Indenture) and zero shares of GigCapital4 preferred stock to the Note Investors upon conversion of the principal amount of the Notes in accordance with the Note Subscription Agreements and the Indenture, and GigCapital4 will have up to 12,326,513 warrants issued and outstanding, of which (i) up to 283,333 will be issued to the Sponsor and (ii) 12,326,513 GigCapital4 warrants will entitle the holder thereof to purchase GigCapital4 common stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement.
Accounting for the Business Combination
The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with United States (“
U.S.”
) generally accepted accounting principles (“
GAAP”
). Under this method of accounting, GigCapital4 was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of the Company issuing stock for the net assets of GigCapital4, accompanied by a recapitalization. The net assets of GigCapital4 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Company.
The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	members of Ultimate’s senior management comprise all key management positions of the combined company;

•	Ultimate, along with its affiliate, AE BBAI Aggregator, LP, has the majority voting interest (83.5%) in the combined company;

•	Ultimate has the ability to appoint the majority of the Board of Directors and elect those directors through its majority voting power;

•	the Company’s subsidiaries comprise the ongoing operations of the combined company;

•	the Company is larger in relative size than GigCapital4; and

•	the combined company continues to operate under the BigBear tradename, and the headquarters of the combined company remains the BigBear headquarters.
Basis of Pro Forma Presentation
The adjustments presented on the unaudited pro forma condensed combined balance sheet as of September 30, 2021 and statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 is based on the historical unaudited balance sheets of BigBear and GigCapital4 as of September 30, 2021 and gives effect to the Business Combination, including the Note Financing, as if it had occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited consolidated statement of operations of BigBear for the period from May 22, 2020 to December 31, 2020 and the historical audited statement of operations of GigCapital4 for the period from December 4, 2020 (date of inception) to December 31, 2020 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical unaudited interim condensed consolidated statement of operations of BigBear for the nine months ended September 30, 2021 and the historical unaudited statement of operations of GigCapital4 for the nine months ended September 30, 2021 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2020.
Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 reflects the impact of the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, and the ProModel Acquisition as if they occurred on January 1, 2020. The unaudited pro forma adjustments are based on information currently available. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined statements of operations do not necessarily reflect what the combined company’s results of operations would have been had the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, and the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of the combined company. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. See
Note 1, Basis of Presentation
, to the Unaudited Pro Forma Condensed Combined Financial Information for information about the sources used to derive the unaudited pro forma financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this prospectus:

•	historical audited financial statements of GigCapital4 as of December 31, 2020 and for the period from December 4, 2020 (date of inception) through December 31, 2020;

•
historical audited combined financial statements of BigBear (“
Successor
”) as of December 31, 2020 and for the period from May 22, 2020 through December 31, 2020, and the historical audited combined financial statements of PCI (“
Predecessor
”) as of December 31, 2019, for the years ended December 31, 2019 and 2018, and for the period from January 1, 2020 through October 22, 2020;

•	historical audited financial statements of NuWave as of June 18, 2020 and for the period from January 1, 2020 through June 18, 2020;

•	historical audited financial statements of Open Solutions as of December 1, 2020 and for the period from January 1, 2020 through December 1, 2020;

•	historical audited financial statements of ProModel as of December 20, 2020 for the period from January 1, 2020 through December 20, 2020;

•	historical unaudited interim condensed financial statements of GigCapital4 as of and for the nine months ended September 30, 2021; and

•	historical unaudited interim condensed consolidated financial statements of BigBear (“ Successor ”), as of and for the nine months ended September 30, 2021.
Further, unaudited pro forma condensed combined financial information should be read in conjunction with the sections of this prospectus entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
.” The unaudited pro forma condensed combined financial information may have footing differences resulting from decimal numbers not presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(
in thousands of United States Dollars, except share and per share amounts
)

	BigBear (Historical)	GigCapital4 (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$10,776	$982	$110,033	(a.2)	$95,032
	—	—	195,027	(b)	—
	—	—	80,000	(g)	—
	—	—	(5,023)	(e.1)	—
			(5,380)	(e.2a)
	—	—	(4,524)	(e.2b)	—
	—	—	(75,000)	(f)	—
	—	—	(110,838)	(h)	—
	—	—	(101,021)	(j)	—
Restricted Cash	—	—	101,021	(j)	101,021
Accounts receivable	21,263	—	—		21,263
Contract assets	2,863	—	—		2,863
Inventory	—	—	—		—
Related party receivable	—	1	—		1
Prepaid expenses and other current assets	6,420	348	(4,471)	(e.2a)	2,297

Total current assets	41,322	1,331	179,824		222,477

Cash and marketable securities held in Trust Account	—	358,817	(110,030)	(a.2)	—
	—	—	(248,787)	(a.1)	—
Property and equipment, net	1,213	—	—		1,213
Goodwill	91,636	—	—		91,636
Intangible assets, net	85,317	—	—		85,317
Deferred tax assets	4,135	—	—		4,135
Other non-current assets	592	114	—		706
Interest receivable on cash and marketable securities held in Trust Account	—	3	(3)	(a.2)	—

Total assets	$224,215	$360,265	$(178,996)		$405,484

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,468	$26	$(429)	(e.2a)	$9,065
Note payable to related parties	—	—	—		—
Short-term debt, including current portion of long-term debt	2,600	—	(2,600)	(h)	—
Accrued liabilities	12,368	2,312	(163)	(h)	22,965
	—	—	(150)	(e.2a)	—
	—	—	8,598	(e.2b)	—
Contract liabilities	2,136	—	—		2,136
Derivative liability	—	—	12,047	(j)	12,047
Payable to related parties	—	57	—		57
Other current liabilities	464	6	—		470

	BigBear (Historical)	GigCapital4 (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Total current liabilities	27,036	2,401	17,303		46,740

Long-term debt	105,447	—	190,227	(b)	190,227
	—	—	(105,447)	(h)	—
Warrant liability	—	385	—		385
Deferred underwriting fee payable	—	12,558	(12,558)	(e.1)	—
Deferred tax liabilities	—	—	—		—
Other non-current liabilities	7	—	—		7

Total liabilities	132,490	15,344	89,525		237,359

Common stock subject to possible redemption	—	358,814	(110,027)	(c)	—
	—	—	(248,787)	(a.1)	—
Equity:
Common stock, $0.0001 par value	—	1	1	(c)	14
	—	—	—	(b)	—
	—	—	11	(d)	—
	—	—	—	(e.1)	—
	—	—	—	(e.2a)	—
	—	—	—	(e.2b)	—
	—	—	1	(g)	—
Members’ contribution/Additional paid-in capital	108,321	—	110,026	(c)	258,483
	—	—	4,800	(b)	—
	—	—	(13,905)	(d)	—
	—	—	7,535	(e.1)	—
	—	—	(9,272)	(e.2a)	—
	—	—	2,000	(e.2b)	—
	—	—	(75,000)	(f)	—
	—	—	79,999	(g)	—
	—	—	56,026	(i)	—
	—	—	(12,047)	(j)	—
Accumulated deficit	(16,596)	(13,894)	13,894	(d)	(90,372)
	—	—	(15,122)	(e.2b)	—
	—	—	(56,026)	(i)	—
	—	—	(2,628)	(h)	—

Total equity	91,725	(13,893)	90,293		168,125

Total liabilities and equity	$224,215	$360,265	$(178,996)		$405,484

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(
in thousands of United States Dollars, except share and per share amounts
)

	BigBear (Historical)	NuWave Acquisition Transaction Accounting Adjustments *	Notes	PCI Acquisition Transaction Accounting Adjustments **	Notes	Open Solutions Acquisition Transaction Accounting Adjustments ***	Notes	ProModel Acquisition Transaction Accounting Adjustments ****	Notes	BigBear (Pro Forma)	GigCapital4 (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$31,552	$10,809		$59,765		$22,693		$15,782		$138,992	$—	$—		$138,992
	—	—		—		—		(1,609)	(l)	—	—	—		—
Cost of sales	22,877	5,436		46,755		13,183		9,491		96,133	—	6,482	(o)	102,615
	—	(1,609)	(l)	—		—		—		—	—	—		—

Gross margin	8,675	6,982		13,010		9,510		4,682		42,859	—	(6,482)		36,377
Operating expenses:	—	—		—		—		—		—	—	—		—
Selling, general and administrative	7,909	3,266		7,632		4,192		1,555		30,235	34	49,543	(o)	79,812
	—	735	(k)	922	(k)	2,331	(k)	1,693	(k)	—	—	—		—
Research and development	530	—		85		—		—		615	—	—		615
Transaction expenses	10,091	—		—		—		—		10,091	—	20,112	(p)	30,203

Operating (loss) income	(9,855)	2,981		4,371		2,987		1,434		1,918	(34)	(76,137)		(74,253)
Interest income	—	—		—		(3)		—		(3)	—	—		(3)
Interest expense	616	—		1		—		—		8,399	—	—		13,955
	—	—		—		—		—		—	—	13,955	(q)	—
	—	862	(m.1)	1,873	(m.1)	2,131	(m.1)	2,918	(m.1)	—	—	(8,399)	(r.1)	—
	—	(1)	(m.2)	(1)	(m.2)	—		—		—	—	—		—
Other (income) expense, net	—	—		—		—		—		—	—	2,628	(r.2)	2,628

(Loss) income before taxes	(10,471)	2,120		2,498		859		(1,484)		(6,478)	(34)	(84,321)		(90,833)
Income tax (benefit) expense	(2,633)	445	(n)	525	(n)	180	(n)	(312)	(n)	(1,795)	—	(17,280)	(s)	(19,075)

Net (loss) income	$(7,838)	$1,675		$1,973		$679		$(1,172)		$(4,683)	$(34)	$(67,041)		$(71,758)

Net loss per share of common stock—basic and diluted														$(71,758)
Weighted average shares of common stock outstanding—basic and diluted														135,566,227
Net loss per share of common stock—basic and diluted														$(0.53)

*
Represents the addition of NuWave
pre-acquisition
activity for the period January
 1, 2020 to June
 18, 2020 to the historical BigBear statement of operations and pro forma adjustments related to the NuWave Acquisition.

**
Represents the addition of PCI
pre-acquisition
activity for the period January
 1, 2020 to October
 22, 2020 to the historical BigBear statement of operations and pro forma adjustments related to the PCI Acquisition.

***
Represents the addition of Open Solutions
pre-acquisition
activity for the period January
 1, 2020 to December
 1, 2020 to the historical BigBear statement of operations and pro forma adjustments related to the Open Solutions Acquisition.

****
Represents the addition of ProModel
pre-acquisition
activity for the period January
 1, 2020 to December
 20, 2020 to the historical BigBear statement of operations and pro forma adjustments related to the ProModel Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(
in thousands of United States Dollars, except share and per share amounts
)

	BigBear (Historical)	GigCapital4 (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$112,100	$—	$—		$112,100
Cost of sales	81,859	—	—		81,859

Gross margin	30,241	—	—		30,241
Operating expenses	—	—	—		—
Selling, general and administrative	32,557	4,097	—		36,654
Research and development	4,158	—	—		4,158

Operating (loss) income	(6,474)	(4,097)	—		(10,571)
Interest income	—	(20)	20	(t)	—
Interest expense	5,579	—	10,441	(u)	10,441
	—	—	(5,579)	(v)	—
Other (income) expense, net	(1)	197	—		196

(Loss) income before taxes	(12,052)	(4,274)	(4,882)		(21,208)
Income tax (benefit) expense	(3,294)	6	(1,166)	(w)	(4,454)

Net (loss) income	$(8,758)	$(4,280)	$(3,716)		$(16,754)

Net loss per share of common stock—basic and diluted					$(16,754)
Weighted average shares of common stock outstanding—basic and diluted					135,566,227
Net loss per share of common stock—basic and diluted					$(0.12)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release
No. 33-10786
replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“
Transaction Accounting Adjustments
”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“
Management’s Adjustments
”) in the notes to the Unaudited Pro Forma Condensed Combined Financial Information. BigBear.ai Holdings, LLC (“
BigBear
” or “
Successor
”) has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the pro forma combined financial information has been prepared based on these preliminary estimates and assumptions, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 presents pro forma effects to the Business Combination as if it had been completed on September 30, 2021.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents pro forma effects to the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, and the Business Combination as if they had been completed on January 1, 2020.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 presents pro forma effects to the Business Combination as if it had been completed on January 1, 2020.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using and should be read in conjunction with the following, which are included in this prospectus:

•	GigCapital4’s unaudited balance sheet as of September 30, 2021 and the related notes; and

•	BigBear (“ Successor ”)’s unaudited interim condensed consolidated balance sheet as of September 30, 2021 and the related notes.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using and should be read in conjunction with the following, which are included in the definitive proxy statement:

•	GigCapital4’s historical audited statement of operations for the period from December 4, 2020 (date of inception) to December 31, 2020 and the related notes;

•
BigBear (“
Successor
”)’s historical audited combined statement of operations for the period from May 22, 2020 through December 31, 2020, and PCI’s (“
Predecessor
”) historical audited statement of operations for the period from January 1, 2020 through October 22, 2020 and the related notes;

•	NuWave’s historical audited statement of operations for the period from January 1, 2020 through June 18, 2020 and the related notes;

•	Open Solutions’ historical audited statement of operations for the period from January 1, 2020 through December 1, 2020 and the related notes; and

•	ProModel’s historical audited statement of operations for the period from January 1, 2020 through December 20, 2020 and the related notes.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using and should be read in conjunction with the following, which are included in this prospectus:

•	GigCapital4’s historical unaudited statement of operations for the nine months ended September 30, 2021 and the related notes; and

•	BigBear (“ Successor ”)’s historical unaudited interim condensed consolidated statement of operations for the nine months ended September 30, 2021 and the related notes.
The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $248.8 million from the Trust Account to fund the GigCapital4 public stockholders’ exercise of their redemption rights on December 3, 2021 with respect to 24,878,693 common shares, as well as the reclassification of the remaining 11,001,307 common shares formerly deemed redeemable at September 30, 2021 to New BigBear common stock.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, or the Business Combination. The combined company will incur additional costs after the Business Combination in order to satisfy its obligations as a reporting public company with the Securities Exchange Commission (“
SEC
”). No adjustment to the unaudited pro forma condensed combined statement of operations has been made for these items as the amounts are not yet known.
The pro forma adjustments reflecting the consummation of the Business Combination and the completion of the Note Financing are based on certain currently available information at the Closing of the transaction and certain assumptions and methodologies that GigCapital4 believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. GigCapital4 believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the Note Financing contemplated based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, or the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.
2. Accounting Policies
Since GigCapital4 had substantially no business operations as a blank check company, its limited accounting policies were not in conflict with those of BigBear. Accordingly, the combined company uses the accounting policies of BigBear as described in Note 1 to BigBear’s audited consolidated financial statements as of December 31, 2020 and for the period from May 22, 2020 to December 31, 2020 included in the definitive proxy statement. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

a)
Reflects (1) the redemption of 24,878,693
shares of GigCapital4’s common stock for an aggregate payment of $248.8 million at $10.00 per share, and (2) the reclassification of cash and cash equivalents held in GigCapital4’s trust account (and related interest receivable) of approximately $110.0 million to fund the Business Combination consideration.

b)
Reflects the gross cash proceeds from the Note Financing of $200.0 million, net of debt issuance costs paid, and recognition of the associated convertible notes payable. Of the $9.8 million debt issuance costs, $5 million were settled in cash and $4.8 million was settled in equity of New BigBear.

c)	Reflects the reclassification of the remaining 11,001,307 of GigCapital4’s common stock formerly deemed redeemable at September 30, 2021 to common stock in permanent equity of New BigBear.

d)
Reflects the recapitalization of BigBear, including the reclassification of members’ equity to common stock and additional paid-in
capital of New BigBear, and the closing of GigCapital4’s accumulated deficit to additional paid-in
capital of New BigBear.

e)
Reflects the cash and equity settlement and accrual of transaction costs. Transaction costs are made up of (1) $12.5 million of GigCapital4’s deferred underwriting fees recorded on the historical balance sheet as of September 30, 2021. After a $2.5 million reduction in fee agreed at close, $5.0 million was settled in cash and $5.0 million in New BigBear common stock; (2a) $12.4 million of BigBear’s costs incurred in connection with the issuance of equity (with a corresponding adjustment to additional paid-in
capital). At close, $5.4 million was settled in cash and $3.1 million was settled in New BigBear common stock. $4.8 million was reclassified from prepaid expenses and other current assets to equity; and (2b) $15.1 million of GigCapital4’s transaction costs expensed as incurred and BigBear’s expenses unrelated to the issuance of equity. At close, $4.5 million was settled in cash and $2.0 million was settled in New BigBear common stock.

f)	Reflects the payment of the Cash Merger Consideration to stockholders of Ultimate.

g)	Reflects the proceeds of PIPE financing from AE BBAI Aggregator, LP consisting of 8,000,000 shares of New BigBear common stock at a purchase price of $10 per share.

h)	Reflects the repayment of long-term debt and related interest payable, as well as the associated loss on debt extinguishment related to unamortized debt issuance costs.

i)	Reflects the recognition of share-based compensation related to certain equity incentives issued by Ultimate that would vest on an accelerated basis as a result of the Business Combination.

j)
Reflects the establishment of an escrow account ($101.0 million) and a derivative liability ($12.0 million) for New BigBear’s contingent obligation to purchase 9,952,803 shares of common stock at $10.15 from certain shareholders, if those shares are not sold in the open market during the three-month period from the close of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The historical financial statements have been adjusted in the unaudited pro forma condensed combined statement of operations to reflect the effects of the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, and the Business Combination on BigBear’s historical financial statements. The unaudited pro forma condensed combined statements of operations have been prepared for informational purposes only.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the combined company’s weighted average shares outstanding, assuming the Business Combination had occurred on January 1, 2020.
The NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, and the ProModel Acquisition pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

k)	Adjustment to include pre-acquisition amortization on the fair value of the acquired intangible assets.

l)	Adjustment to eliminate pre-acquisition intercompany sales between NuWave and ProModel.

m)
Adjustment to (1) include the interest expense that would have been incurred to finance the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, and Pro Model Acquisition as if they had taken place on January 1, 2020, based on the effective interest rate of the credit facility used to finance the acquisitions, and (2) eliminate the pre-acquisition
interest expense, including amortization of deferred financing fees, related to the outstanding debt balances of PCI, which were settled by the sellers of PCI with proceeds from the sale.

n)	Adjustment for income taxes, applying a statutory tax rate of 21% for the year ended December 31, 2020.
The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

o)	Adjustment to include the share-based compensation related to vesting of profit interests, issued by Ultimate to employees of BigBear, on consummation of the Business Combination.

p)
Addition of transaction expenses for the Business Combination incurred or expected to be incurred subsequent to December 31, 2020. These costs will not affect BigBear’s statement of operations beyond 12 months after the Closing.

q)	Addition of interest expense related to the Note Financing, net of amortization of debt issuance costs, that would have been incurred if the Business Combination had occurred on January 1, 2020.

r)
Adjustment to (1) eliminate BigBear’s interest expense and amortization of debt issuance costs that would not have been incurred had the planned long-term debt repayment contingent on close of the Business Combination occurred on January 1, 2020 and (2) include the loss on debt extinguishment on repayment of the long-term loan.

s)	Adjustment for income taxes, applying a statutory tax rate of 21% for the year ended December 31, 2020.
The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2021 are as follows:

t)	Elimination of GigCapital4 trust account interest income of approximately $20.

u)	Addition of interest expense related to the Note Financing, net of amortization of debt issuance costs, that would have been incurred if the Business Combination had occurred on January 1, 2020.

v)
Elimination of BigBear’s interest expense and amortization of debt issuance costs related to the paydown of debt that would not have been incurred if the Business Combination had occurred on January 1, 2020.

w)	Adjustment for income taxes, applying a statutory tax rate of 21% for the nine months ended September 30, 2021.
4. Loss per Share
Represents the unaudited loss per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Business Combination have been outstanding for the entire periods presented. The following tables set forth the computation of pro forma basic and diluted loss per share for the year ended December 31, 2020 and the nine months ended September 30, 2021; amounts are stated in thousands of U.S. Dollars, except for share and per share amounts.
The Notes are considered anti-dilutive and any shares that would be issued upon exercise of the conversion of the Notes are not included in loss per share.

Year ended December 31, 2020
Pro Forma Combined
Net loss	$(71,758)
Weighted average shares outstanding—basic and diluted	135,566,227
Net loss per share—basic and diluted	$(0.53)

Nine months ended September 30, 2021
Pro Forma Combined
Net loss	$(16,754)
Weighted average shares outstanding—basic and diluted	135,566,227
Net loss per share—basic and diluted	$(0.12)

BUSINESS
Company Overview

BigBear’s mission is to enable real-time decision making dominance and provide competitive advantage for our customers through our novel
AI/ML-driven
software platform that makes sense of sensitive, proprietary, and commercial data in complex, rapidly changing environments.
BigBear is a leader in data-driven decision dominance and advanced analytics. We provide our customers with an unrivaled competitive advantage in a world driven by data that is growing exponentially in terms of volume, variety, and velocity. We believe data is a strategic asset of the enterprise, and through our battle tested technologies we empower our enterprise customers to make sense of the world in which they operate, understand how data impacts their operations, and determine what decisions will achieve their objectives.
We offer analytics solutions that not only transforms data into actionable insights but also provides action-oriented workflows for critical decision making in real-time. We transform vast troves of unorganized, dirty, and missing data into new insights, actionable plans, and superior decision making to enable customer success.
Our customers often operate in complex and unforgiving environments where cost of decision making can be very steep and the cost of failure significant. Our software products are widely used by government agencies in the United States to support some of the nation’s most critical national defense capabilities. Our defense and intelligence customers operate in information environments with unrivaled scale and complexity, and they demand the most sophisticated and capable Artificial Intelligence (AI), Machine Learning (ML), and Predictive Analytics. This environment, where there is little room for error or uncertainty, is where our products have transformed the way customers understand and operate in today’s data-driven world.
The need to make sense of enormous volumes of data is not unique to government agencies. Governments and commercial enterprises alike have spent the last several decades amassing vast volumes of data, in hopes of making the most informed decisions for their organizations. While their data collection efforts have been successful, few enterprises have been able to use this information to improve their decision making, and in turn, improve the execution of their strategic objectives. Furthermore, these enterprises do not possess the tools and models to combine their enterprise data seamlessly and flexibly with other data sets to further enhance or refine their insights.
Our customers rely on our products and services to ensure that their data is visible, accessible, understandable, linked, trustworthy, interoperable, and secure.
The BigBear suite of subscription-based products (Observe, Orient, and Dominate) enables customers to catalog, curate, manage, automate, and visualize data feeds that can be leveraged to inform decision making and create decision advantages in real operational environments.
Observe provides enriched, curated data specific to the environment in which a customer operates. Orient employs advanced AI/ML to make sense of the data at a level unseen with traditional AI/ML approaches. Finally, Dominate allows customers to visually state their desired outcomes and determine what decisions will produce those results.
BigBear supports more than 15 large customers, including some of the largest government institutions, through more than 60 unique engagements. For the year ended December 31, 2020, these engagements yielded approximately $140 million of revenue and our suite of products had over 100,000 users. The effectiveness of our products and engineering services is the primary reason for our revenue compound annual growth rate (CAGR) of more than 25% (based upon the aggregate annual revenue of the acquired companies for the four-year period ended December 31, 2020), customer relationships that exceed 10 years on average, and 100% customer retention/win rate on Government contract re-competes.
BigBear has an estimated fiscal year 2022 total revenue of $277 million. Over half of the estimated fiscal year 2022 revenue (57%) is already in backlog, and that climbs to 72% if contract re-competes
are included. Overall, BigBear has approximately $485 million in backlog as of September 30, 2021 and an additional $4.5 billion in pipeline opportunities.
Our Products and Services
BigBear deploys its Observe, Orient, and Dominate products to customers throughout the Defense, Intelligence, and commercial markets. The products can be deployed on a stand-alone basis or as an end-to-suite
that allows customers to ingest, translate and visualize vast amounts of data into courses of action to achieve their strategic objectives. The entire suite of products has been designed from the ground-up
as a composable,
API-driven
solution that can easily integrate into customers’ environments and leverage new or existing data and analytics.
BigBear’s products can serve as a customer’s primary tool for advanced analytics and can also supplement a customer’s existing analytics capabilities.

Observe Product
: BigBear collects and processes enormous volumes of data to produce real-time updates to data “dossiers” tailored to allow customers to know the world in which they operate. Unlike other data providers, Observe abstracts raw data into a form that is immediately understandable for consumers. Rather than large volumes of raw, disparate, multi-source data, Observe provides “data dossiers” that organize observations from all source that are relevant to a specific entity—like a facility or event, thus eliminating the need for customers to make sense of data that has little or no context. Observe dossiers are an aggregation of real-time location data, news media, public communications, public social media posts, Internet services, and various other data sources that form a coherent and constantly updating view of entities across the globe. For example, Observe can reveal the existence of a facility, provide the content of posts which reference, include a picture of and/or are sent near that facility, provide polygons of the facility’s shape, web records referencing that facility’s address, and other more detailed characteristics. This ever-increasing collection of data can be used to drive change alerts in real-time and queried for historical analysis. APIs make it easy to feed Observe data into numerous use cases and technologies. Additionally, our composable architecture can easily integrate new data sources or a customer’s internal, proprietary data into Observe for a truly customized view of a customer’s operating environment.
Orient Product
: Orient helps customers read between the lines with AI and ML workflows at massive scale to keep pace with real-world missions. It uses low-code,
composable, distributed, and event-driven predictive analytics to uncover hidden items in raw data (for example, extracting objects from images) and run analyses to learn and expose what data can tell customers about their environment. Orient provides cutting-edge analytics steps including computer vision, natural language processing, conflation, forecasting, and optimization, which can be easily configured into custom workflows to derive specific customer insights at scale. Tensor completion, one novel methodology powering BigBear’s analytics, goes well beyond traditional big data analytics and is specifically designed to make sense of disparate data sets that are periodically dirty, erroneous, or full of gaps. For example, Defense customers have applied Orient to problem sets where data sources are haphazard and achieved three times the accuracy of traditional machine learning approaches. Orient’s APIs allow the customer to plug in their own analytics and data, thus leveraging any prior investment a customer has made.
Dominate
: Dominate is BigBear’s decision support solution that goes the extra mile converting data into action. Dominate starts by visualizing all the data it is pointed at, allowing users to understand their current environment through descriptive analytics. Dominate then uses auto-ML
and tensor completion to create multi-domain models of customer environments, automatically learning the relationships and behaviors—effectively the “chains of dominoes”—which are in effect. These models allow Dominate to forecast future outcomes, identify outcome likelihood, and determine the impacts of potential decisions or
“what-if”
scenarios. Customers can easily express potential courses of action or goals through interactive visualizations (like grabbing the future forecast line on a chart and moving it up or down), and Dominate quickly reveals the impacts of and roadmaps to those futures, enabling proactive planning towards those objectives. Dominate provides multiple levels of explanations for predictions to ensure transparency and build confidence in the predictions. These explanations reveal discovered behaviors and relationships, often exposing non-obvious
insights. Dominate is data-driven, automated analyses allow it to be pointed at multiple customer problems to quickly produce actionable, scenario-specific advice on how to outmaneuver competitors and events, articulating precisely why and how various courses of actions are expected to yield the desired results. Dominate provides certainty in shaping conditions to achieve customer objectives, even in the most complex multi-domain environments.
BigBear Services
: BigBear’s software offerings are the product of our highly technical and specialized workforce performing advanced research and development, rapid solutions development, and analytical support for defense and intelligence customers. The accuracy, agility and scalability of our products are the direct result of us building custom solutions that excel in the most challenging customer environments. Our service-based offerings, especially for Government customers, are critical for two reasons: (1) building intimate customer relationships that allow us to design products that are directly applicable to missions, and (2) providing a testing grounds for future technology development that will inform our commercial offerings. These customer engagements allow our engineers and data scientists to explore emerging data sources, data types, next-generation analytical approaches, and advanced AI/ML techniques that will continually improve our products. BigBear has operationalized breakthroughs in machine learning made possible by pushing the envelope in environments with scale and complexity surpassing nearly any commercial applications. By developing and testing novel approaches in these environments, our software is ensured to scale for our commercial customers.
Our Customers
Substantially all of our historical revenue was derived from federal, military, and intelligence agencies of the U.S. government. Our list of marquee customers where we have entrenched relationships include the Joint Staff, U.S. Army, U.S. Air Force, Department of Homeland Security (DHS), and several other governmental and intelligence agencies. Our relationships with these customers date back more than 20 years and provide the foundation of BigBear’s technology and solutions. These customers entrust us with their most critical and sensitive data and operations and represent most of our historical growth.
While our defense and intelligence customers operate in some of the most complex and data intensive environments, it became evident the design and agility of our products make them equally valuable to commercial enterprises. Our data, analytics, and decision making tools already focus on issues such as transportation and logistics, geographical infrastructure, movement patterns, customer demand signals, economic/market analysis, and demand forecasting. After only a few discussions and demonstrations with commercial firms, our thesis around commercial applicability proved true. Our products can easily provide commercial customers with superior results in shorter timeframes than our competitors. While our push into commercial markets is still very early, it has already yielded several new relationships and a considerable pipeline of new opportunities we will capitalize on in the next year.
Currently, BigBear wins commercial customers by directly applying existing product offerings that are immediately applicable for commercial customers’ problems. While these “quick wins” provide immediate value for commercial customers, BigBear further entrenches itself by composing bespoke solutions to address needs specific to these new customers and markets. These new solutions, which can consist of new data sets, analytics, processing steps, or visualizations immediately expand the Company’s capability baseline, making every subsequent customer engagement easier than the last.
Two customer stories demonstrate the value of working with BigBear. A government agency tasked with ensuring the security of our global interests was drowning in data as the world became more networked and automated. They could not hire analysts fast enough to keep pace with the growth in data, dramatically increasing the risk of critical information being missed. Our Observe software’s massively scalable collection and conflation of data solved this problem, first in media analysis and then other domains. Our automation not only ensured the government had full coverage, but also discovered numerous events of interest, prioritized assessments, and helped the customer act on those deemed most critical. Observe allowed the customer to react quickly to world events, and they deployed our Dominate software shortly thereafter to allow proactive planning and the insights we enabled. The BigBear team subsequently received an award from the Director of the Agency for the impact our capabilities had on their operations.
A large, commercial maritime shipping firm learned of BigBear’s ability to detect smugglers and asked if we could similarly analyze sparse data they had to create a competitive advantage. Within 60 days of this engagement, using Observe and Orient, we identified new ports (previously unknown to them), characterized the cargo being serviced at each location, and recommend efficient routing changes that would allow them to capture the new customers and revenue. Through the use of Observe and Orient, this customer receives automated alerts whenever there is new opportunity. These insights have been so compelling that the customer has since deployed our Dominate software to help proactively build their plans to capture new customers, increase internal efficiencies, and decrease operating costs.

Revenue Mix
More than 50% of our revenue came from sales of our software solutions in 2020, but this is a change from as recent as 2016 when only 1.3% of the sales of the acquired companies that make up BigBear today were for software solutions. As our software has matured to become a massively scalable, cloud-based solution, both legacy and new customers are transitioning away from exploratory, joint-development engagements toward engagements to quickly integrate and deploy our software for current operational needs.
Due to the sensitive and oftentimes classified nature of our work, a significant portion of BigBear’s historical revenue (2019 and prior) came from government contracts that required our data scientists and software engineers to collocate on-premises
with customers, assess their needs, and develop technical solutions for unique environments and use cases. While this revenue demanded a large labor component and suppressed BigBear’s gross margins, it also provided opportunities for us to test, enhance, and refine our suite of products in a real operational environment. Through these engagements our engineers optimized our AI/ML capabilities, explored new or novel approaches, experimented with new data sets, designed our products for massive scalability, and built modular products that can integrate into any environment. This is largely what differentiates our products from our competitors.
Historical engagements with high levels of
non-recurring
engineering or R&D expenses often yielded gross margins between 40% and 50%. However, as we amassed knowledge and Intellectual Property (IP), our proprietary products matured and evolved to the point where new customer engagements require considerably less customization and can be integrated seamlessly into existing environments. As a result, new engagements have a considerably higher gross margin, considerably growing corporate gross margins as this shift occurs. More recent software sales to government customers have realized gross margins between 60% and 70%. These gross margins are still below commercial gross margin projections, largely due to the customers’ request for on-premises
deployments in unique and sensitive environments. While commercial deployments can be on-premises
(at a customer’s request), our commercial offering are largely cloud-based, SaaS deployments with gross margins that can exceed 80%.
Despite the maturity of our software products and the high gross margins for SaaS-based customer engagements, we plan to maintain a portion of our revenue through these highly strategic and beneficial service-based engagements. By 2025, we expect roughly one third of our revenue will be derived from commercial software sales.
Competitive Advantage
BigBear’s principle competitive advantage is that our products have been designed for composability and ease of integration into existing enterprise environments. The versatility and flexibility of the underlying architecture and design approach creates numerous differentiators that appeal to customers:

•
Value of Insights
: Sorting the “wheat from the chaff” across disparate data sources and identifying optimal roadmaps to desired futures make our offerings unique in the market and especially valuable to customers. We don’t just increase the piles of data analysts must explore to make sense of the world around them, we automate sense-making and provide the actionable insights for customers to achieve proactive operation optimization.

•
Time to Capability
: The event-driven,
API-focused
architecture allows our developers to quickly select, sequence, and integrate pre-made
data, analytic and processing modules that will yield insights for customers’ unique needs. The ability to assemble pre-configured
analytics and data sources means our products yield rapid value, often within
30-60
days, and create opportunities for horizontal growth within customer accounts (request for additional capabilities). In the past, customers have frequently requested additional capabilities within a year of initial deployment.

•
Interoperability
: Our products are highly interoperable and easily integrated due of our
API-centric
architecture. While BigBear’s products can be used in a stand-alone manner, it is common for them to be integrated into customers’ existing technology environments to quickly produce customized solutions. This is a considerable differentiator with many competitors that force new customers into the difficult decisions of discarding prior investments and existing capabilities to implement new capabilities. The result of our unique approach allows customers to retain (or even improve) existing capabilities and investments, thus making the decision to implement our software much easier.

•
Continuous Improvement/Results
: Continuous improvement of our processing modules drives retention and loyalty. Every module is continuously refined and improved to adjust to the ever-changing data environment. As each implementation is the product of combining our interoperable modules, every customer benefits from enhancements as they are deployed in our capability library. Rather than requiring customers to retain staff to maintain or sustain their capabilities, their BigBear-provided products continue to evolve and improve over time. This drives customer retention over time.

•
Scalability
: As an entirely cloud-based solution, SaaS customers can scale their requirements without limitations based on their data and/or processing needs. There is no need for costly infrastructure (storage or processing) investments to grow with their needs.

Together, these competitive advantages contribute to BigBear’s 100% win rate on Government contract recompetes, and historical revenue CAGR exceeding 25% (based upon the aggregate revenue of each of the acquired companies, for 2017 through 2020). Nearly all of this growth came from organic growth with existing customers.

Market Opportunity
BigBear serves a large and rapidly growing addressable market. We determined the total addressable market (“
TAM
”) based upon third-party industry reports on the current and projected markets for government and commercial customers in the following areas: AI platforms, data analytics, and analytic data management and integration platforms. The TAM for BBAI is over $72 billion today. BigBear plans to address this TAM through organic growth from its existing product solutions and expanding future product offerings. There may also be opportunities to expand solutions and offerings through inorganic growth and strategic mergers and acquisitions (M&A).
The TAM for BigBear has the potential to grow to over $109 billion by 2024 as BigBear penetrates adjacent markets. BigBear plans to take advantage of the expanding TAM by targeting critical and high-growth markets such as Energy, Logistics, and Marketing. These near-term markets represent commercial applications for BigBear products that can be addressed with relatively limited development and/or customization. In the future, further R&D investments will expand commercial applications, thus increasing the TAM beyond currently projected levels.
Growth Strategy
BigBear has multiple growth vectors, including performing on our existing backlog of approximately $485 million as of September 30, 2021, executing on our $4.5 billion opportunity pipeline, expanding into near-term, adjacent commercial markets, and strategic M&A opportunities. Each of these growth vectors is underscored by our “Land and Expand” growth strategy, discussed below.

(1)	MarketsAndMarkets, Inc., May, 2021.
Backlog Execution
: BigBear’s existing backlog, comprised entirely of contracts that BigBear has already won, accounts for 83% of the estimated 2021 revenue and 40% of 2022 revenue. If you include recompete opportunities, for which the company has a historically achieved a 100% win rate, BigBear’s existing backlog accounts for 90% of BigBear’s estimated 2021 revenue and 60% of 2022 revenue. A majority of our current backlog consists of long-term government engagements that provide revenue certainty beyond 2022, as many government contracts are awarded with a period of performance (PoP) up to five years or more.
Pipeline Execution
: BigBear will also execute on its existing pipeline of near-term opportunities. BigBear has identified more than 90 opportunities worth more than $4.5 billion in total. This near-term Pipeline of

Opportunities is approximately 16 times estimated 2022 Revenue. The potential impact of our expanding pipeline is considerable given that BBAI has grown historically grown at a CAGR exceeding 25% (based upon the aggregate annual revenue of the acquired companies for the four-year period ended December 31, 2020) with almost no investment in either (S&M) or R&D for other customer applications. With the considerable investments underway in both areas, we are confident in our ability to execute on the growing pipeline, which will accelerate our revenue CAGR beyond historical averages.
Commercial Expansion
: Our largest opportunities like in commercial markets where AI/ML technologies are still in the early adoption phase. In addition to the Total Addressable Market (TAM) being considerably larger than our existing defense/intelligence markets, commercial customers also operate under shorter sales cycles, are more apt to engage in pure SaaS/hosted licensing arrangements and require considerably less engineering/integration support for implementations (higher gross margins).
While the agility of our products will ultimately allow them to address customer needs in nearly any industry segment, we will initially focus on commercial markets where our products already provide considerable commercial value. With little or no additional engineering or R&D investment required, these markets include infrastructure, transportation, logistics, and energy. After growing our product offerings and customer base in these markets, we will look at additional areas, including media, healthcare, financial, and insurance markets.
Inorganic / Strategic M&A
: A critical addition to the growth vectors above is the opportunity for strategic, inorganic growth. Given the importance of our expansion into commercial markets, opportunities that enable or accelerate commercial growth will be our initial priority. We generally pursue opportunities in this area for one of two reasons:

(1)
Additive Technology: The potential to acquire technology that can accelerate growth in specific commercial market. This can include new/proprietary data sets, market-specific analytics, and novel AI/ML approaches that improve the overall impact of our products.

(2)
Market Access: The opportunity to gain a strategic foothold in a high-growth market, thus immediately accelerating our growth in that space. While some of our target markets do not necessarily require an existing presence in that space, there are some markets that place more importance on industry experience, history, or reputation. In these cases, inorganic investments may dramatically increase the probability of our achieving our growth objectives in those markets.

While we do not currently plan to pursue inorganic growth in our existing defense/intelligence markets, there could be unique opportunities that present enough strategic value to warrant consideration. Management would still consider opportunities for additive technologies, especially if there is the possibility for commercial application. Also, we are cognizant of the fact that a large segment within our Federal/Civil customer set that has not effectively adopted/leveraged any AI/ML capabilities. For a few unique situations, we could consider acquisition targets if they present a considerable long-term strategic opportunity.
Land and Expand Growth Strategy
: BigBear has executed a successful “land and expand” strategy with its customers and has a proven record of growing customer relationships with new products and solutions. With a 93% new business win rate and a 100% recompete win rate, BigBear’s existing contracts provide secure growth and position it for future wins through proven performance.
Growth Enablers
As mentioned previously, BigBear has grown at a CAGR exceeding 25% (based upon the aggregate annual revenue of the acquired companies for the four-year period ended December 31, 2020) driven almost entirely by organic customer demand. To capitalize on the Company’s multiple growth vectors and realize a growth rate of 40%, the Company, will accelerate spending in two key areas: Research and Development (R&D) and Sales and

Marketing (S&M). Together, these investments will allow the Company to tailor is products and services to new markets and engage the customers in these markets with compelling and differentiated offerings.
Research and Development
: While BigBear has more than 21 years of experience developing and deploying software products, the development roadmap and R&D was funded and directed by defense and intelligence customers for their specific needs and objectives. While these engagements produced the core of our product technologies, there was limited focus on capabilities that could address the needs of larger customer sets. The shift toward capabilities that could be applied more broadly began in 2019, and the Company committed roughly $2 million to R&D activities in 2020. To date, our R&D efforts have produced a fully scalable cloud-based architecture that is already supporting commercial customers.
Between 2021 and 2025 we expect to increase our R&D investments to as much as 15% of total revenue, or more than $60 million annually. Investments will largely focus on the creation of a robust team of software engineers, data scientists, and cloud engineers to tailor our products and solutions to targeted commercial markets. The primary areas of focus for R&D include, but are not limited to, the following:

1.	incorporating market-specific data sets and sources that will be incorporated into the Company’s existing library of data (the Observe product);

2.	creating new (and modifying existing) analytics in the Orient Product to derive insights into targeted commercial markets and the data that drives their specific decision making process;

3.	creating additional data views, dashboards, and visualizations for the commercial market data and analytics;

4.	optimizing the Dominate product around commercial drivers, such as resource allocation/optimization, revenue-generating courses of action, and scenario planning for strategic market drivers; and

5.	expanding of cloud-based hosting infrastructure and processing to support commercial applications.
BigBear expects to remain focused on R&D activities for the foreseeable future as the Company continues to grow and will direct the investments based on our progress in specific industry verticals.
Sales and Marketing (S&M)
BigBear has deep expertise in the government sector and achieved a historic CAGR exceeding 25% (based upon the aggregate annual revenue of the acquired companies for the four-year period ended December 31, 2020) with limited S&M investments. While this existing customer base provides a predictable and stable revenue base to support our expansion into commercial markets. To date, we are leveraging our existing technology to penetrate commercial markets through both direct sales and 16 individual channel partners, but we understand a considerable S&M investment is required to accelerate our penetration into these new markets.
BigBear is already onboarding sales teams dedicated to the transportation and energy sectors, and we will establish additional teams by the end of 2022 to address other commercial end markets, including, but not limited to, healthcare, finance, and insurance. In parallel, we will analyze and address additional opportunities as they present themselves. We have already received inbound interest from five additional markets: food service, waste management, commercial satellite platforms, maritime acoustic surveillance, and the florist industry. Opportunities such as these will be evaluated for their alignment with our technology suite, the investment required to expand into these markets, and the size of the addressable market should we pursue these opportunities.
By 2025, BigBear anticipates employing a marketing team of 10 senior executives, a technical sales enablement team of 35 members, and a sales team of more than 70 members. This investment will represent more than 10% of the company’s revenue by 2025 and exceed $100 million annually.

Partners / Vendors
BigBear has strong relationships with cutting-edge technology vendors, such as Elastic, Confluent, KNIME, Qlik, and AWS. These partnerships allow BigBear to connect directly with existing customer APIs, decreasing start-up
and integration time and costs.
BigBear has also created a channel partner program (CPP) to bolster our relationships with key partners. There are currently 16 channel partners including AWS, Microsoft, Elastic, Qlik, KNIME and FireEye. In addition to sharing technical training and discounts on customer implementations, these relationships serve as a sales enablement platform to pursue customer accounts collaboratively. Ultimately, the CPP expands the size and reach of our marketing activities through shared assets and customer engagement strategies.
Corporate Footprint and Management
As of September 30, 2021, we had 633 employees, of which approximately 535 held security clearances. Our workforce is comprised of software engineers, data scientists, cloud/systems engineers, analysts, and cyber subject-matter experts. From our headquarters in Columbia, Maryland, and with additional locations in Reston, Virginia; Lexington, Massachusetts; and San Diego, California, we serve a diverse set of defense, intelligence, and commercial customers.
BigBear executive management team is a driving force behind the company’s past and future success. With strong experience and knowledge of both government and commercial markets, our executives are shaping the company’s commercial market penetration.
Dr. Reginald Brothers (Chief Executive Officer)
Dr. Brothers has served as the Chief Executive Officer at BigBear since July 2020. Prior to his current role, Dr. Brothers was the Chief Executive Officer at NuWave Solutions from June 2020 until its merger with PCI. Dr. Brothers has also served as the Chief Technology Officer of Peraton and a principal with The Chertoff Group. From 2014 to 2017, Dr. Brothers served as Under Secretary for Science and Technology at the U.S. Department of Homeland Security (DHS), where he was responsible for a science and technology portfolio that included basic and applied research, development, demonstration, testing, and evaluation with the purpose of helping DHS operational elements and the nation’s first responders achieve their mission objectives. From 2011 to 2014, Dr. Brothers served as Deputy Assistant Secretary of Defense for Research at the Department of Defense. In this position, Dr. Brothers was responsible for policy and oversight of the Department’s science and technology programs and laboratories. Dr. Brothers has also held senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, and MIT Lincoln Laboratory. Dr. Brothers received a B.S. in Electrical Engineering from Tufts University, an M.S. in Electrical Engineering from Southern Methodist University, and a Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
Brian Frutchey (Chief Technology Officer)
Mr. Frutchey has served as the Chief Technology Officer at BigBear since 2021. Prior to his role at BigBear, Mr. Frutchey was an Executive Vice President at NuWave Solutions since 2016. Prior to his executive roles at NuWave and BigBear, Mr. Frutchey held multiple roles in the big data and analytics sector, including managing the National Geospatial-Intelligence Agency’s
In-Q-Tel
Interface Center’s predictive analytics and cloud orchestration portfolios, the U.S. European Command’s Joint Intelligence Operations Center Strategic Foresight and Open-Source Element capabilities, Endeca Technology’s Public Sector Division, and the U.S. Army as a Signal Corps officer. Mr. Frutchey received a B.S. in Electrical Engineering (Computers) from the University of Southern California.
Joshua Kinley (Chief Financial Officer)
Mr. Kinley has served as the Chief Financial Officer of BigBear since December 2020 when NuWave merged with PCI Strategic Management to become BigBear. Prior to that, Mr. Kinley was the founder and Chief

Financial Officer of PCI since its formation in April 2008. Before founding PCI, Mr. Kinley worked in multiple roles in the intelligence sector, including as a Senior Director at SI International and as a military intelligence officer in the U.S. Army. Mr. Kinley received a B.S. in Life Sciences from the United States Military Academy at West Point and an M.B.A. from John Hopkins University with a focus on IT Management.
Competition
We are fundamentally competing with the internal software development efforts of our potential customers.
Organizations frequently attempt to build their own data platforms before turning to buy ours. In trying to build something on their own, they generally rely on a patchwork of custom solutions, outside consultants, IT services companies, packaged enterprise and open source software, and significant internal IT resources.
In addition, our competitors include large enterprise software companies, government contractors, and system integrators. We also face competition from emerging companies as well as established companies that are only now beginning to enter this market.
The principal competitive factors in the markets in which we operate include:

•	platform capabilities and product functionality;

•	data security and privacy;

•	ease and speed of adoption, use, and deployment;

•	product innovation;

•	pricing and cost structures;

•	customer experience, including support; and

•	brand awareness and reputation.
While we believe we generally compete favorably with our competitors, as well as with software developed by customers internally, based on these competitive factors, some of our competitors have greater name recognition, longer operating histories, and larger customer bases; larger sales and marketing budgets and resources and the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products; broader, deeper, or otherwise more established relationships with technology, channel, and distribution partners and customers; wider geographic presence or greater access to larger potential customer bases; greater focus in specific geographies; lower labor and research and development costs; larger and more mature intellectual property portfolios; and substantially greater financial, technical, and other resources to provide support, to make acquisitions, and to develop and introduce new products.
Seasonality
We generally experience seasonality in the timing of recognition of revenue as a result of the timing of the execution of our contracts, as we have historically executed many of our contracts in the third and fourth quarters due to the fiscal year ends and procurement cycles of our customers. See “
Risk Factors—Risks Related to Our Business and Industry—Our sales efforts involve considerable time and expense and our sales cycle is often long and unpredictable
” and “
Risk Factors—Risks Related to Our Business and Industry—Our results of operations and our key business measures are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations
.” Additionally, recurring delays in the federal government’s budgeting process can adversely affect the award of new contracts or growth on existing contracts during continuing resolutions.

Regulatory
Our business activities are subject to various federal, state, local, and foreign laws, rules, and regulations. Compliance with these laws, rules, and regulations has not had, and is not expected to have, a material effect on our capital expenditures, results of operations and competitive position as compared to prior periods. Nevertheless, compliance with existing or future governmental regulations, including, but not limited to, those pertaining to global trade, consumer and data protection, and taxes, could have a material impact on our business in subsequent periods.
For more information on the potential impacts of government regulations affecting our business, see the section titled “
Risk Factors
” contained in this prospectus.
Intellectual Property
We believe that our intellectual property rights are valuable and important to our business. We rely on a combination of patents, copyrights, trademarks, trade secrets, know-how,
contractual provisions, and confidentiality procedures to protect our intellectual property rights.
We seek to protect our proprietary inventions relevant to our business through patent protection in the United States and abroad; however, we are not dependent on any particular patent or application for the operation of our business.
In addition to the protection provided by our intellectual property rights, we enter into proprietary information and invention assignment agreements or similar agreements with our employees, consultants, and contractors. We further control the use of our proprietary technology and intellectual property rights through provisions in our agreements with customers.
Legal Proceedings
We are subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, we believe that we have valid defenses with respect to any matters currently pending against us and we intend to vigorously defend against such matters. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on our consolidated balance sheets, statements of operations or cash flows.
Human Capital
Our employees are critical to the success of our business. As of September 30, 2021, we had 633 full-time employees, substantially all of which are employees employed in the United States. We also engage part-time employees, independent contractors, and third-party personnel to supplement our workforce.
None of our employees is represented by a labor union. We have not experienced any work stoppages due to employee disputes, and we believe that our employee relations are strong.
Our human capital resources objectives include recruiting, retaining, training, and motivating our personnel. The principal purposes of our incentive compensation policies are to attract, retain, and reward personnel through the granting of equity-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their ability and achieve our objectives. We strive to foster a diverse and inclusive culture and environment that encourages active dialogue and robust engagement on the issues most salient to employee satisfaction and believe our employees are empowered to play a significant role in shaping the direction and success of the company.

Facilities
We have facilities throughout the United States, totaling approximately 58,000 square feet as of September 30, 2021. Our headquarters is located in Columbia, Maryland, in proximity to the defense industry. We also have locations in Ann Arbor, Michigan, San Diego, California, Lexington, Massachusetts, Annapolis, Maryland, Madison, Alabama, and in various cities throughout Virginia including Charlottesville, Virginia Beach, McLean, and Reston. Each of these facilities is strategically located near major national security or civil space community facilities, key customer facilities, commercial space centers and/or prestigious engineering talent pools. Our current footprint is sufficient to support near-term growth. However, as we continue to grow, we plan to continue and even accelerate the pace of leasehold improvements so that our facility capacity is not a limiting factor on our growth.

EXECUTIVE COMPENSATION
The Company
The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2020.
Compensation of Our Executive Officers and Directors
As we were a special purpose acquisition company, formed for the purpose of effecting a business combination, our primary objective with respect to executive and director compensation was to retain the executives and directors to help identify and close a business combination.
Commencing on the date that our securities were first listed on Nasdaq through the earlier of the consummation of our initial business combination and our liquidation, we will pay our Sponsor a total of $25,000 per month, which funds will be used to pay for office space, utilities, secretarial and administrative services. This arrangement was agreed to by an affiliate of our Executive Chairman for our benefit and is not intended to provide such affiliate of our Executive Chairman compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services.
No compensation was paid to any executive officer or director in 2020:
Except as set forth above, no compensation was paid to our Sponsor, or management team, or any of their respective affiliates, prior to or in connection with the consummation of our initial business combination. Additionally, these individuals are reimbursed for any out-of-pocket
expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors review on a quarterly basis all payments that were made to our Sponsor, management team or their affiliates.
Members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a business combination. It is unlikely the amount of such compensation will be known at the time, as it will be in the discretion of the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended, to the board of directors for determination, either by a committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
BigBear
Unless we state otherwise or the context otherwise requires, in this Executive Compensation section, the terms “
BigBear,
”
“
we,
”
“
us,
”
“
our
” and the “
Company
”
refer to BigBear.ai Holdings, LLC (f/k/a Lake

Intermediate, LLC) prior to the consummation of the Business Combination. This section discusses the material components of the executive compensation program for BigBear’s executive officers named in the “Summary Compensation Table” below.
Overview
We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal
Year-End
Table as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers at the end of the fiscal year ended December 31, 2020:

Named Executive Officer	Principal Position
Dr. Reginald Brothers	Chief Executive Officer
Joshua Kinley	Chief Financial Officer
Sean Battle	Chief Strategy Officer
Summary Compensation Table
The following table presents summary information regarding the total compensation paid to and earned by each of our Named Executive Officers for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary		Bonus		All Other Compensation (6)	Total
Dr. Reginald Brothers,	2020	$159,231	(2)	$245,000		—	$404,231
Chief Executive Officer

Joshua Kinley,	2020	$429,865	(3)	—	(5)	$56,824	$486,689
Chief Financial Officer

Sean Battle, (1)	2020	$432,867	(4)	—	(5)	$48,410	$481,277
Chief Strategy Officer

(1)	Sean Battle resigned from his position as Chief Strategy Officer, effective December 7, 2021 and is no longer an employee of BigBear as of such date.
(2)
Dr. Brothers commenced employment on June 19, 2020 and, as such, the salary amount reported represents salary amounts actually paid to Dr. Brothers for the portion of the year during which he was employed.

(3)	Consists of $385,197 for services provided to PCI prior to its acquisition on October 23, 2020 and $44,688 for services provided to BigBear and its affiliates following such acquisition.
(4)	Consists of $385,877 for services provided to PCI prior to its acquisition on October 23, 2020 and $46,990 for services provided to BigBear and its affiliates following such acquisition.
(5)	Messrs. Kinley and Battle did not receive bonus payments in fiscal year 2020 due to their commencement of employment with BigBear, in each case, on October 23, 2020.
(6)	The amounts reported in the “All Other Compensation” column consist of the following:

Name	Company 401(k) Matching Contributions (a)	Term Life Insurance Premiums (b)	Long-Term Disability Premiums (b)	Dental, Vision and Medical Care Premiums (b)	Supplemental Accidental Death and Dismemberment Insurance Premiums (b)	Tax Return Preparation Services
Joshua Kinley	$17,100	$710	$7,856	$28,342	$750	$867
Sean Battle	$17,100	—	$4,171	$24,323	$750	$867

(a)	See below under “ —Additional Narrative Disclosure—Retirement Benefits ” for additional information regarding 401(k) plan contributions.

(b)	Represents the Company portion of premiums for coverage under benefit plans available only to certain executives.
Narrative Disclosure to Summary Compensation Table
Employment Arrangements with Named Executive Officers
Dr. Brothers is party to an offer letter with NuWave Solutions Holdings, LLC, dated May 22, 2020, and Messrs. Battle and Kinley are each party to an employment agreement with PCI dated October 23, 2020. The offer letter and employment agreements each provide for an annual base salary and target bonus opportunity as follows: for Dr. Brothers, a base salary of $300,000 and target annual bonus of 70% of his base salary; for Mr. Battle, a base salary of $315,000 and target annual bonus of 35% of his base salary; and for Mr. Kinley, a base salary of $300,000 and target annual bonus of 35% of his base salary. Dr. Brothers’ offer letter also provides for a grant of incentive units in an amount equal to 1.5% of the total equity of the Company upon the establishment of a management incentive plan. These incentive units were granted in the first quarter of the 2021 fiscal year, as described in “
—Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards
” below.
The offer letter and employment agreements also provide for certain severance benefits upon resignation by the applicable Named Executive Officer for “Good Reason,” and/or upon termination by BigBear without “Cause.” Please see “
—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Employment Arrangements with Named Executive Officers
” below for more details regarding the severance benefits provided to our Named Executive Officers under the offer letter and employment agreements.
Incentive Unit Awards
PCISM Ultimate Holdings adopted an Employee Equity Plan effective February 16, 2021 (the “
Equity Plan
”) to provide incentives to present and future directors, officers, employees and other service providers of PCISM Ultimate Holdings and its subsidiaries in the form of Class B Units (“
Incentive Units
”). Under the terms of the applicable award documentation, the Incentive Units are divided into three tranches: Tranche I Incentive Units (40% of the Incentive Units granted), Tranche II Incentive Units (40% of the Incentive Units granted) and Tranche III Incentive Units (20% of the Incentive Units granted). Tranche I, Tranche II and Tranche III Incentive Units are subject to service-based and/or performance-based vesting conditions, subject in certain cases to acceleration upon an “Exit Sale,” as described in “
—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Incentive Unit Awards
,” below. Holders of Incentive Units are subject to certain restrictive covenants, including perpetual confidentiality and non-disparagement
covenants and
non-competition
and customer and employee
non-solicitation
covenants that apply during the service period and for one year thereafter.
Each of the Named Executive Officers was granted an award of Incentive Units in February 2021 as follows: Dr. Brothers, 1,500,000 Incentive Units; Mr. Battle, 1,000,000 Incentive Units; and Mr. Kinley, 625,000 Incentive Units.
Outstanding Equity Awards at Fiscal
Year-End
The Named Executive Officers did not have any outstanding equity awards as of December 31, 2020. As described above in “
—Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards
,” the Named Executive Officers were each granted Incentive Units in February 2021.
Additional Narrative Disclosure
Retirement Benefits
We maintain the PCI Strategic Management 401(k) Plan, a
tax-qualified
retirement plan that provides all regular employees of PCI with an opportunity to save for retirement on a tax-advantaged
basis. Under the 401(k)

Plan, participants, including Messrs. Battle and Kinley, may elect to defer a portion of their compensation on a pre-tax
basis and have it contributed to the plan subject to applicable annual limits under the Code.
Pre-tax
contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We provide direct contributions in an amount equal to 3% of each participants’ salary. We also match 100% of a participant’s contributions that exceed 3% of his or her base salary, with such matching contributions not to exceed 3% of the participant’s base salary. Employee elective deferrals are 100% vested at all times. As a U.S.
tax-qualified
retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
Potential Payments Upon Termination or Change in Control
Employment Arrangements with Named Executive Officers
As described above in the “
—Narrative Disclosure to the Summary Compensation Table—Employment Arrangements with Named Executive Officers
,” the offer letter with Dr. Brothers and the employment agreements with Messrs. Battle and Kinley provide for severance benefits upon the occurrence of certain terminations of employment. Dr. Brothers’ offer letter provides that upon termination of his employment without “Cause,” he will receive continued payments of his then-current base salary for six months. The severance benefits described in this paragraph are subject to Dr. Brothers’ execution of a general release of claims in favor of NuWave and continuing compliance with restrictive covenants, including non-competition
and
non-solicitation
covenants that extend for six months following termination of his employment without “Cause.” If Dr. Brothers’ employment is terminated for any other reason, then he will not be entitled to any severance payments and the duration of his post-employment non-competition
and
non-solicitation
covenants will generally extend for a period of six months following such termination (or 24 months following termination due to a resignation that occurs within 120 days of a qualifying liquidity event). Dr. Brothers’ offer letter also contains customary nondisclosure and non-disparagement
covenants.
For purposes of Dr. Brothers’ offer letter, “
Cause
” generally means: (i) the commission of a felony or other crime involving moral turpitude; (ii) the commission of any act or omission involving moral turpitude, dishonesty or fraud; (iii) the commission of any act or omission which is significantly injurious to NuWave or any of its subsidiaries or other affiliates; (iv) reporting to work under the influence of alcohol or illegal drugs, or the use of illegal drugs or the illegal use of legally controlled substances (whether or not at the workplace) or other conduct causing the NuWave or any of its subsidiaries or other affiliates public disgrace or disrepute or significant economic harm, whether if in conjunction with the performance of any duties for the Company or any of its subsidiaries or other affiliates, or otherwise; (v) failure to perform duties as reasonably directed by the board of managers of NuWave; (vi) any act or omission aiding or abetting a competitor, supplier or customer of NuWave or any of its subsidiaries or other affiliates to the disadvantage or detriment of NuWave or any of its subsidiaries or other affiliates; (vii) breach of any fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or other affiliates; or (viii) any breach of the restrictive covenants set forth in the offer letter or any other material breach of the offer letter or any policies or procedures of NuWave.
Messrs. Battle and Kinley’s employment agreements provide that upon termination of their employment by PCI for any reason other than for “Cause” or upon their resignation for “Good Reason,” they will receive continued payments of their then-current base salary for 12 months, in addition to any accrued but unpaid benefits. If the executive’s employment is terminated by the Company for “Cause,” by the executive without “Good Reason,” or due to his death or disability, he will receive any accrued but unpaid benefits. The severance benefits described in this paragraph are subject to the executive’s execution of a general release of claims and continuing compliance with restrictive covenants, including customary nondisclosure, assignment of intellectual property and mutual non-disparagement
covenants and
non-competition
and
non-solicitation
covenants that apply for one year following a termination of their employment.

For purposes of Messrs. Battle and Kinley’s employment agreements:
“
Cause
” means (i) the executive’s indictment for, conviction of or plea of nolo contendere to a felony, any crime involving moral turpitude or a fraud, (ii) the executive’s engagement in fraud, theft, embezzlement or other act involving dishonesty with respect to PCI or its affiliates, (iii) any act or omission of the executive that brings or could reasonably be expected to bring PCI or any of its affiliates into substantial public disgrace or disrepute or otherwise materially injures the integrity, character or reputation of PCI or its affiliates, (iv) gross negligence or gross misconduct by the executive with respect to PCI or any of its affiliates, (v) the executive’s material non-performance
of the duties reasonably assigned to him, (vi) the executive’s insubordination or failure to follow the directions of the board of directors of PCI (and for Mr. Kinley, directions of the Chief Executive Officer), (vii) the executive’s breach of the provisions of the restrictive covenants set forth in his employment agreement or any other applicable restrictive covenants with PCI or any of its affiliates, (viii) the executive’s breach of a material employment policy of PCI or any of its affiliates or (ix) any other material breach by the executive of the employment agreement or any other agreement with PCI or any of its affiliates, subject, where applicable, to customary notice and cure periods.
“
Good Reason
”
means (i) PCI’s breach of any material term of the employment agreement that is not cured within 15 days after PCI’s receipt of written notice from the executive specifying the nature of the breach, or (ii) a relocation of the executive’s principal office to a location more than 25 miles from the executive’s current office location.
Incentive Unit Awards
Tranche I Units granted pursuant to the Equity Plan (including those held by the Named Executive Officers) will fully time-vest upon an “Exit Sale” (as defined below), and will performance-vest upon the first Exit Sale or other qualifying liquidity event (including a public offering of PCISM securities or the payment of certain extraordinary cash dividends) to occur in which certain performance metrics are achieved. In addition, Tranche II and Tranche III Incentive Units (which are not subject to time-based vesting conditions) will fully performance-vest upon an Exit Sale only if certain performance metrics are achieved. If such performance metrics are not achieved on or prior to an Exit Sale, the Tranche II and Tranche III Incentive Units will be forfeited for no consideration. The Incentive Units are not subject to accelerated vesting in any other scenario, including upon a termination of the Named Executive Officer’s employment or services.
For purposes of the Incentive Units, an “
Exit Sale
” generally means any transaction or series of transactions pursuant to which (i) any person or group of related persons (other than the investors and their affiliates) in the aggregate acquires (a) equity securities of PCISM Ultimate Holdings possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect members of the PCISM Ultimate Holdings board of directors which, in the aggregate, control a majority of the votes on the PCISM Ultimate Holdings board of directors (whether by merger, consolidation, reorganization, combination, sale, transfer or exchange of PCISM Ultimate Holdings equity securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (b) all or substantially all of PCISM Ultimate Holdings’ assets determined on a consolidated basis, or (ii) PCISM Ultimate Holdings, any of its equityholders, or any of its subsidiaries acquires securities of a SPAC in connection with a transaction (however structured) involving PCISM Ultimate Holdings, any of its subsidiaries, or any of its or their respective assets or equity securities, unless otherwise determined by the PCISM Ultimate Holdings board of directors in its discretion, in each case excluding a public offering of PCISM Ultimate Holdings or any subsidiary thereof.
Director Compensation
The following table presents the total compensation for each person who served as a non-employee
member of BigBear’s board of managers (the “
BigBear Board
”) during fiscal year 2020. Other than as set forth in the table and described more fully below, BigBear did not pay any compensation, reimburse any expense of, make any equity awards or
non-equity
awards to, or pay any other compensation to, any of the other non-employee
members of the BigBear Board in 2020.

Name	Fees Earned or Paid in Cash ($)		Total ($)
Kevin McAleenan	$25,000	(1)	$25,000
Paul Fulchino	$25,000	(2)	$25,000

(1)
Represents fees earned by Mr. McAleenan in respect of his service on the BigBear Board commencing July 1, 2020. Fees earned by Mr. McAleenan in respect of his service on the BigBear Board in the fourth fiscal quarter of 2020 (in an amount equal to $12,500) were paid in March 2021.

(2)
Represents fees earned by Mr. Fulchino in respect of his service on the BigBear Board commencing July 20, 2020. Per the terms of Mr. Fulchino’s service agreement (as described below), Mr. Fulchino elected to receive such amount in the form of equity, which amounts the Company expects to pay to Mr. Fulchino in 2021.

BigBear Board Service Agreements
In July 2020, NuWave Solutions LLC entered into a service agreement with each of Messrs. McAleenan and Fulchino pursuant to which each of Messrs. McAleenan and Fulchino would serve as a member of the board of managers of Lake Parent (and, following the dissolution of Lake Parent on December 21, 2020, as a member of the BigBear Board). The service agreements each provide that Messrs. McAleenan and Fulchino are each entitled to receive $50,000 in cash or equity at their election, payable in quarterly installments. For 2020, Mr. McAleenan elected to receive his compensation in cash and Mr. Fulchino elected to receive his compensation in equity. In addition, the service agreements each provide that Messrs. McAleenan and Fulchino would be entitled to an initial award of 100,000 Class P Units of Lake Parent, which Class P Units were granted in 2020 and cancelled in December 2020 in connection with the dissolution of Lake Parent.
Incentive Unit Awards
Per the terms of their services agreements, Messrs. McAleenan and Fulchino each became eligible to participate in the Equity Plan upon its adoption on February 16, 2021. On such date, Messrs. McAleenan and Fulchino were each granted an award of 250,000 Incentive Units denominated in the form of Class B Units of PCISM Ultimate Holdings, on substantially the same terms and conditions as such Incentive Units granted to the Named Executive Officers, as described in “
—Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards
” above.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our interim condensed consolidated results of operations and financial condition. The following discussion and analysis should be read in conjunction with our interim condensed consolidated financial statements and notes to those statements included elsewhere in this prospectus. Certain information contained in this discussion and analysis includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this prospectus. Unless the context otherwise requires, all references in this section to the “Company,” “BigBear,” “we,” “us” or “our” refer to BigBear.ai Holdings, LLC and its direct and indirect wholly owned subsidiaries prior to the consummation of the Business Combination.
The following discussion and analysis of financial condition and results of operations of BigBear is provided to supplement the interim condensed consolidated financial statements and the accompanying notes of BigBear included elsewhere in this prospectus. We intend for this discussion to provide the reader with information to assist in understanding BigBear’s interim condensed consolidated financial statements and the accompanying notes, the changes in those financial statements and the accompanying notes from period to period, and the primary factors that accounted for those changes. The discussion and analysis of financial condition and results of operations of BigBear is organized as follows:

•
Business Overview
: This section provides a general description of BigBear’s business, our priorities and the trends affecting our industry in order to provide context for management’s discussion and analysis of our financial condition and results of operations.

•	Recent Developments : This section provides recent developments that we believe are necessary to understand our financial condition and results of operations.

•	Results of Operations : This section provides a discussion of the historical results of operations for the following periods:

•	the three and nine-month periods ended September 30, 2021 (the “ Successor 2021 Q3 Period ” and “ Successor 2021 Period ,” respectively);

•	the three months ended September 30, 2020 (the “ Successor 2020 Q3 Period ”);

•	the period from May 22, 2020 through September 30, 2020 (the “ Successor 2020 Period ”);

•	the three and nine-month periods ended September 30, 2020 (the “ Predecessor 2020 Q3 Period ” and “ Predecessor 2020 Period,” respectively); and

•
the three and nine-month periods ended September 30, 2020 that gives effect to each acquisition as if each had been completed as of January 1, 2020 (the “
Successor 2020 Q3 Pro Forma Period
” and “
Successor 2020 Pro Forma Period
”). Our historical results of operations for the Successor 2020 Period and Successor 2020 Q3 Period only include the results of operations of NuWave Solutions, LLC (“
NuWave
”) from the effective date of its acquisition, and BigBear.ai, LLC (
“BigBear.ai”)
from its formation.

•	Liquidity and Capital Resources : This section provides an analysis of our ability to generate cash and to meet existing or reasonably likely future cash requirements.

•
Critical Accounting Policies and Estimates
: This section discusses the accounting policies and estimates that we consider important to our financial condition and results of operations and that require significant judgment and estimates on the part of management in their application. In addition, our significant accounting policies, including critical accounting policies, are summarized in Note B in our audited financial statements for the year ended December 31, 2020 included in the definitive proxy statement.

Information for the Successor 2021 Q3 Period, Successor 2021 Period, Successor 2020 Q3 Period, Successor 2020 Period, Predecessor 2020 Q3 Period, and Predecessor 2020 Period has been derived from our interim condensed consolidated financial statements. Information for the Successor 2020 Q3 Pro Forma Period and the Successor 2020 Pro Forma Period has been derived from our interim condensed consolidated financial statements, as well as pre-acquisition
accounting records of the acquired entities. All amounts are presented in thousands of U.S. dollars unless otherwise stated.
Business Overview
Our mission is to enable real-time decision making dominance and provide competitive advantage for our customers through the application of our novel artificial intelligence (“
AI
”), machine learning (“
ML
”), and technical consulting solutions and services that make sense of sensitive, proprietary, and commercial data in complex, rapidly changing environments.
Our customized solutions (Observe, Orient, and Dominate) allow customers to catalog, curate, manage, automate, and visualize data feeds that can be leveraged to inform decision making and create decision advantages in the most complex operational environments. Our combination of the latest AI/ML technologies, along with hands-on
support from our team members is critical, especially for government customers, for several reasons:

•	it provides us with opportunities to interact directly with our customers and build intimate customer relationships;

•	it allows us to work alongside our customers and understand their needs so that we can better tailor agile solutions to meet those needs as mission objectives evolve;

•	it grants access to real operational environments where we can test current and future technology-enabled solutions;

•	it offers insights into the future technology needs of our customers, which helps inform our investment in research and development and the design of new offerings; and

•	it presents unique and complex challenges that require us to operationalize the latest breakthroughs in AI/ML technologies and push the envelope in terms of flexibility and scale.
These factors along with our success in the development and deployment of our solutions for government customers strengthens the value proposition of our commercial enterprise offerings.
We provide our customers with an unrivaled competitive advantage in a world driven by data that is growing exponentially in terms of volume, variety, and velocity. Our defense and intelligence customers operate in some of the most complex and data intensive environments, and we believe that the design and agility of our solutions make them equally valuable to commercial enterprises. Our data, analytics, and decision making solutions already focus on issues such as transportation and logistics, geographical infrastructure, movement patterns, customer demand signals, economic/market analysis, and demand forecasting. We believe that our solutions can more readily provide commercial customers with superior results in shorter timeframes than our competitors. While our push into commercial markets is still in its nascent stages, our efforts have already yielded several new relationships and a considerable pipeline of opportunities which we plan to capitalize on in the next year.

Recent Developments
Acquisition Activity
Affiliates of AE Industrial Partners Fund II, LP (“
AE
”), a private equity firm specializing in aerospace, defense, space and government services, power generation, and specialty industrial markets, formed a series of acquisition vehicles on May 22, 2020, which included Lake Parent, LLC (“
Lake Parent
”), BigBear.ai Holdings, LLC (formerly known as Lake Intermediate, LLC) (as used in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section, “
BigBear
”), BigBear.ai Intermediate Holdings, LLC (formerly known as Lake Finance, LLC) (“
BigBear Intermediate
”) and BigBear.ai, LLC (formerly known as Lake Acquisition, LLC) (“
BigBear.ai
”), with Lake Parent being the top holding company. BigBear.ai and BigBear Intermediate are wholly owned direct or indirect subsidiaries of BigBear.
On June 19, 2020, BigBear.ai acquired 100% of the equity of NuWave Solutions, LLC (“
NuWave
”). NuWave is a leading provider of data management, advanced analytics, artificial intelligence, machine learning, and cloud solutions that deliver anticipatory intelligence and advanced decision support solutions and technologies to the Federal Government. NuWave provides innovative, customized solutions through development, selection, and integration of leading technologies. NuWave has expertise in advanced technologies across the analytics and data management lifecycle and applies its expertise and teamwork to give customers the ability to solve complex problems, communicate, and manage information.
Separately, AE also formed a series of acquisition vehicles on October 8, 2020, which included Ultimate, PCISM Holdings, LLC, PCISM Intermediate Holdings, LLC, and PCISM Intermediate II Holdings, LLC. On October 23, 2020 PCISM Holdings acquired PCI Strategic Management, LLC (“
PCI
”). PCI is a technology-focused company that provides cybersecurity and computer network operations, cloud engineering and IT infrastructure, data analytics, and system engineering solutions and related services. PCI is a trusted advisor to the U.S. intelligence community, Department of Defense (the “
DoD
”), and Federal Government, developing leading-edge mission solutions using emerging technologies and proven practices to solve the most complex cybersecurity, cloud, and enterprise IT challenges of its customers.
On December 2, 2020, NuWave entered into an agreement with Open Solutions Group, LLC (“
Open Solutions
”) to acquire 100% of its equity. Open Solutions specializes in big data computing and analytics, cloud computing, artificial intelligence, machine learning, geospatial information systems, data mining and systems engineering to customers in the U.S. defense and intelligence communities. Open Solutions combines comprehensive technology solutions with its BigBear Platform to create entirely private, secure, and unique cloud environments that have helped organizations enable big data computing, machine learning and improved decision making while better managing risk. Open Solutions specializes in helping customers make sense of their data by delivering the most advanced customized data analytics solutions.
On December 21, 2020, BigBear.ai acquired the Government Services division of ProModel Government Solutions Inc. (“
ProModel
”). ProModel is an agile provider of mission critical predictive and prescriptive analytics software solutions for decision support to the DoD and U.S. Government. For more than 25 years, ProModel has built innovative and adaptable custom model-based software solutions to visualize complex and disparate data, synchronize operational needs, mitigate risk and optimize resources to support strategic and tactical decisions for the DoD and other federal government agencies.
On December 21, 2020, BigBear.ai acquired 100% of the equity of PCI in a series of transactions which resulted in BigBear being a wholly owned subsidiary of Ultimate. This transaction left Lake Parent with no assets or operations, and it was dissolved.

Merger Agreement and Public Company Costs
On June 4, 2021, GigCapital4 entered into the Merger Agreement with Merger Sub, BigBear, and Ultimate.
Pursuant to the Merger Agreement, (i) Merger Sub merged with and into BigBear, with BigBear being the surviving entity in the First Merger, and (ii) immediately following the First Merger, BigBear merged with and into GigCapital4, with GigCapital4 being the surviving entity in the Second Merger (together with the First Merger, the “
Mergers
” and together with the other transactions contemplated by the Merger Agreement, the “
Business Combination
”).
On December 7, 2021, the Mergers were consummated and upon the closing of the Mergers, GigCapital4 was renamed to BigBear.ai Holdings, Inc. (“
New BigBear
”). The Mergers are accounted for as a reverse recapitalization in which GigCapital4 is treated as the acquired company. A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of the Company in many respects. The Company was deemed the accounting predecessor and the combined entity will be the successor SEC registrant, New BigBear.
As a result of the Mergers, New BigBear issued 105,000,000 shares of common stock and paid $75,000 to Ultimate in exchange for units of the Company. New BigBear received aggregate gross proceeds of $110,021 from the trust account, $200,000 from the issuance of the 2026 Convertible Notes, and $80,000 of PIPE financing from AE BBAI Aggregator, LP, an affiliate of AE, in exchange for the issuance of 8,000,000 New BigBear shares. New BigBear also issued 1,495,320 shares of common stock to certain advisors in lieu of cash for fees payable for services in connection with the Merger or GigCapital4’s IPO. Proceeds from the Merger were partially used to fund the $114,393 repayment of the Antares Loan and transaction costs of $19,750.
The 2026 Convertible Notes bear interest at a rate of 6.0% per annum, payable semi-annually, and convertible into shares of Common Stock at an initial conversion price of $11.50. The conversion price is subject to adjustments, including but not limited to, a conversion rate Reset (as defined in the Indenture) 180 days after December 7, 2021 should certain daily volume-weighted average price thresholds be met. The 2026 Convertible Notes mature on December 15, 2026.
As a result of forward share purchase agreements executed with certain stockholders prior to the shareholder vote, $101,021 of the proceeds from the trust account will be restricted for up to a period of three months following the Merger, at which point each shareholder will have the right to sell its shares to New BigBear for $10.15. Until the end of the three-month period, stockholders can sell shares on the open market provided the share price is at least $10.00 per share. If stockholders sell any shares in the open market within the first month of the three-month period and at a price greater than $10.05, New BigBear will pay the stockholders $0.05 per share sold.
COVID-19
Operational Posture and Current Impact
Authorities around the world have implemented numerous measures to try to reduce the spread of the virus and such measures have impacted and continue to impact us and our and consumers. While some of these measures have been lifted or eased in certain jurisdictions, other jurisdictions have seen a resurgence of
COVID-19
cases resulting in reinstitution or expansion of such measures. We are subject to Executive Order 14042, which mandates vaccinations for employees of businesses servicing federal contracts, except for employees who qualify for medical or religious exemptions. We have announced a Company policy which complies with Executive Order 14042. In response to the exposure of
COVID-19
on our business and workforce, we have activated a pandemic crisis response plan to protect the health and safety of our team members, families, customers and communities, while continuing to meet our commitments to customers. Our mitigation strategies cover employee preparation, travel, security, the ability to work virtually offsite and communications.

While not currently known, the full impact of
COVID-19
could have a material impact on our financial condition and results of operations. The Company continues to closely monitor the current macro environment related to monetary and fiscal policies, as well as pandemics or epidemics, such as the
COVID-19
outbreak.
Significant Contract Awards
During the Successor 2021 Q3 Period, we were awarded more than $150 million of new contract awards, bringing total backlog to $485 million as of September 30, 2021. Key developments include the following:

•	Entered into a one-year contract with the Defense Intelligence Agency to develop a force element tracking and identity platform utilizing Machine Assisted Rapid Repository Services solution.

•	Awarded the five-year, single award TACTICALCRUISER contract by the United States Cyber Command.

•	Entered into a memorandum of understanding with Redwire Corporation for the development of advanced cyber resiliency capabilities for future space missions.

•	Awarded one of two Global Force Information Management Phase 1 Prototype contracts by the United States Army.

•
Entered into a three-year commercial partnership with Terran Orbital to support manufacturing and supply chain optimization, constellation tasking optimization, space situational awareness analytics, and sensor exploitation to identify relevant insights.

Palantir Commercial Partnership
On November 15, 2021, we announced a commercial partnership with Palantir Technologies Inc. (“
Palantir
”), a software company that builds enterprise data platforms for use by organizations with complex and sensitive data environments, under which our and Palantir’s products will be integrated to extend the operating system for the modern enterprise with data and AI that provide advice and other actionable insights for complex business decisions. As part of the integrated product offering, Palantir’s Foundry platform will be integrated with our Observe, Orient and Dominate products, creating powerful machine learning extensions for the Palantir ecosystem that will provide global data collection, generate actionable insights, and deliver anticipatory intelligence at enterprise scale to address high-growth federal and commercial verticals including space, retail, logistics and energy. We will have an opportunity to extend Palantir’s products with its forecasting, course of action optimization, conflation, computer vision, natural language processing, and other predictive analytics via low-code
interfaces.
Components of Results of Operations
Revenues
We generate revenue by providing our customers with highly customizable solutions and services for data ingestion, data enrichment, data processing, artificial intelligence, machine learning, predictive analytics and predictive visualization. We have a diverse base of customers, including government defense, government intelligence, as well as various commercial enterprises.
Cost of Revenues
Cost of revenues primarily includes salaries, stock-based compensation expense, and benefits for personnel involved in performing the services described above as well as allocated overhead and other direct costs.
We expect that cost of revenues will increase in absolute dollars as our revenues grow and will vary from period-to-period
as a percentage of revenues.

Selling, General and Administrative
Selling, general and administrative expenses include salaries, stock-based compensation expense, and benefits for personnel involved in our executive, finance, accounting, legal, human resources, and administrative functions, as well as third-party professional services and fees, and allocated overhead.
We expect that selling, general and administrative expenses will increase in absolute dollars as we hire additional personnel and enhance our systems, processes, and controls to support the growth in our business as well as our increased compliance and reporting requirements as a public company.
Research and Development
Research and development expenses primarily consist of salaries, stock-based compensation expense, and benefits for personnel involved in research and development activities as well as allocated overhead. Research and development expenses are expensed in the period incurred.
We expect research and development expenses to increase in future periods as we continue to invest in research and development activities to achieve our operational and commercial goals.
Transaction Expenses
Transaction expenses consist of acquisition costs and other related expenses incurred in acquiring NuWave, PCI, Open Solutions, and ProModel as well as costs associated with evaluating other acquisition opportunities.
We expect to incur acquisition costs and other related expenses periodically in the future as we continue to seek acquisition opportunities to expand our technological capabilities.
Interest Expense
Interest expense consists primarily of interest expense, commitment fees, and debt issuance cost amortization under our credit facilities.
Income Tax Expense
Income tax expense consists of income taxes related to federal and state jurisdictions in which we conduct business.
Segments
We have two operating segments, Cyber & Engineering and Analytics, which were determined based on the manner in which the chief operating decision maker (“
CODM
”), who is our Chief Executive Officer, manages our operations for purposes of allocating resources and evaluating performance. Various factors, including our organizational and management reporting structure, customer type, economic characteristics, financial metrics and other factors were considered in determining these operating segments.
Our operating segments are described below:

•
Cyber & Engineering: The Cyber & Engineering segment provides high-end
technology and management consulting services to its customers. This segment focuses in the areas of cloud engineering and enterprise IT, cybersecurity, computer network operations and wireless, systems engineering, as well as strategy and program planning. The segment’s primary solutions relate to the development and deployment of customized solutions in the areas of cloud engineering and IT infrastructure, cybersecurity and computer network operations, data analytics and visualization, and system engineering and program planning. The results of PCI are included in the Cyber & Engineering segment results.

•
Analytics: The Analytics segment provides
high-end
technology and consulting services to its customers. This segment focuses on the areas of big data computing and analytical solutions, including predictive and prescriptive analytics solutions. The segment’s primary solutions assist customers in aggregating, interpreting, and synthesizing data to enable real-time decision making capabilities. The results of NuWave, Open Solutions, and ProModel are included in the Analytics segment results.

Results of Operations
The results of operations for the Successor 2021 Q3 and Successor 2021 Periods include the results of PCI, NuWave, Open Solutions, ProModel and BigBear.ai from the beginning of the period.
The results of operations for the Successor 2020 Q3 Period include the results of NuWave and BigBear.ai from the beginning of the period. The results of operations for the Successor 2020 Period include the results of NuWave from the effective date of its acquisition and BigBear.ai from the beginning of the period.
The results of operations for the Predecessor 2020 Q3 and Predecessor 2020 Periods include the results of PCI from the beginning of the period.
As described above and as illustrated in the table below, these periods presented are not directly comparable.

	Successor				Predecessor
	2021 Q3	2020 Q3	2021	2020	2020 Q3	2020
PCI	July 1, 2021 – September 30, 2021	Not Applicable	January 1, 2021 – September 30, 2021	Not Applicable	July 1, 2020 – September 30, 2020	January 1, 2020 – September 30, 2020
Open Solutions					Not Applicable
ProModel
NuWave		July 1, 2020 – September 30, 2020		June 19, 2020 –September 30, 2020
BigBear.ai				May 22, 2020 –September 30, 2020
The Successor 2020 Q3 Pro Forma and Successor 2020 Pro Forma Periods include the results of operations for the Successor 2020 Period and reflects the impact of the acquisitions of NuWave, PCI, Open Solutions and ProModel as if each occurred on January 1, 2020.

The following table summarizes our Successor 2020 Q3 Pro Forma Period statements of operations:

	Successor 2020 Q3 (Historical)	PCI Three months ended September 30, 2020 (Historical)	Open Solutions Three months ended September 30, 2020 (Historical)	ProModel Three months ended September 30, 2020 (Historical)	Acquisition Accounting Adjustments		Successor 2020 Q3 Pro Forma
Revenues	$7,802	$17,899	$6,214	$4,090	$(417	) (a)	$35,588
Cost of revenues	5,584	13,972	3,610	2,460	(417	) (a)	25,209

Gross margin	2,218	3,927	2,604	1,630	—		10,379
Operating expenses:
Selling, general and administrative	1,910	2,426	1,148	403	1,359	(b)	7,246
Research and development	184	41	—	—	—		225

Operating income (loss)	124	1,460	1,456	1,227	(1,359)		2,908
Interest expense	65	—	—	—	1,915	(c)	1,980

Income (loss) before taxes	59	1,460	1,456	1,227	(3,274)		928
Income tax (benefit) expense	(14)	—	(10)	(266)	1,068	(d)	778

Net income (loss)	$73	$1,460	$1,466	$1,493	$(4,342)		$150

(a)	Adjustment to eliminate $417 of pre-acquisition intercompany revenues and cost of revenues between NuWave and ProModel.
(b)	Adjustment to include pre-acquisition amortization of the acquired intangible assets of $283 for PCI, $637 for Open Solutions, and $439 for ProModel.
(c)
Adjustment to (1) include the interest expense of $576 to finance the PCI Acquisition, $583 to finance the Open Solutions Acquisition, and $756 to finance the ProModel Acquisition as if each acquisition had taken place on January 1, 2020, based on the effective interest rate of the credit facility used to finance the acquisitions.

(d)
Adjustment for income taxes of $79 expense for NuWave, $278 expense for PCI, $161 expense for Open Solutions, and $550 expense for ProModel, applying a statutory tax rate of 21% as if the acquisitions had taken place on January 1, 2020.

The following table summarizes our Successor 2020 Pro Forma Period statements of operations:

	Successor 2020 (Historical)	NuWave January 1, 2020 – June 18, 2020 (Historical)	PCI Nine months ended September 30, 2020 (Historical)	Open Solutions Nine months ended September 30, 2020 (Historical)	ProModel Nine months ended September 30, 2020 (Historical)	Acquisition Accounting Adjustments		Successor 2020 Pro Forma
Revenues	$9,183	$10,809	$55,093	$18,506	$12,182	$(1,241	) (a)	$104,532
Cost of revenues	6,325	5,436	43,088	10,750	7,326	(1,241	) (a)	71,684

Gross margin	2,858	5,373	12,005	7,756	4,856	—		32,848
Operating expenses:
Selling, general and administrative	2,024	3,266	7,183	3,418	1,201	4,792	(b)	21,884
Research and development	258	—	77	—	—	—		335
Transaction expenses	1,662	—	—	—	—	8,429	(c)	10,091

Operating (loss) income	(1,086)	2,107	4,745	4,338	3,655	(13,221)		538
Interest expense (income)	65	—	1	(3)	—	6,578	(d)	6,641

(Loss) income before taxes	(1,151)	2,107	4,744	4,341	3,655	(19,799)		(6,103)
Income tax (benefit) expense	(296)	(6)	7	51	903	(1,995	) (e)	(1,336)

Net (loss) income	$(855)	$2,113	$4,737	$4,290	$2,752	$(17,804)		$(4,767)

(a)	Adjustment to eliminate $1,241 of pre-acquisition intercompany revenues and cost of revenues between NuWave and ProModel.
(b)	Adjustment to include pre-acquisition amortization of the acquired intangible assets of $735 for NuWave, $849 for PCI, $1,901 for Open Solutions, and $1,307 for ProModel.
(c)	Adjustment for transaction costs related to the acquisition of PCI for $3,484, Open Solutions for $2,432, and ProModel $2,513.
(d)
Adjustment to (1) include the interest expense of $861 to finance the NuWave Acquisition, $1,728 to finance the PCI Acquisition, $1,738 to finance the Open Solutions Acquisition, and $2,252 to finance the ProModel Acquisition as if each acquisition had taken place on January 1, 2020, based on the effective interest rate of the credit facility used to finance the acquisitions, and (2) eliminate $1 of pre-acquisition
interest expense, including amortization of deferred financing fees, related to the outstanding debt balances for PCI, which were settled by the sellers of PCI with proceeds from the sale.

(e)
Adjustment for income taxes of $113 expense for NuWave, $(283) benefit for PCI, $(414) benefit for Open Solutions, and $(1,411) benefit for ProModel, applying a statutory tax rate of 21% as if the acquisitions had taken place on January 1, 2020.

The following table summarizes our interim condensed consolidated statements of operations data:

	Successor				Predecessor		Successor
	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020	Three months ended September 30, 2020	Nine months ended September 30, 2020	Three months ended September 30, 2020 Q3 Pro Forma	Nine months ended September 30, 2020 Pro Forma
Revenues	$40,219	$7,802	$112,100	$9,183	$17,899	$55,093	$35,588	$104,532
Cost of revenues	29,421	5,584	81,859	6,325	13,972	43,088	25,209	71,684

Gross margin	10,798	2,218	30,241	2,858	3,927	12,005	10,379	32,848
Operating expenses:
Selling, general and administrative	12,038	1,910	32,557	2,024	2,426	7,183	7,246	21,884
Research and development	1,363	184	4,158	258	41	77	225	335
Transaction expenses	—	—	—	1,662	—	—	—	10,091

Operating (loss) income	(2,603)	124	(6,474)	(1,086)	1,460	4,745	2,908	538
Interest expense	1,870	65	5,579	65	—	1	1,980	6,641
Other income, net	—	—	(1)	—	—	—	—	—

(Loss) income before taxes	(4,473)	59	(12,052)	(1,151)	1,460	4,744	928	(6,103)
Income tax (benefit) expense	(1,327)	(14)	(3,294)	(296)	—	7	778	(1,336)

Net (loss) income	$(3,146)	$73	$(8,758)	$(855)	$1,460	$4,737	$150	$(4,767)

Successor 2021 Q3 Period, Successor 2020 Q3 Period, Predecessor 2020 Q3 Period, and Successor 2020 Q3 Pro Forma Period
Revenues

	Successor 2021 Q3	Successor 2020 Q3	Predecessor 2020 Q3	Successor 2020 Q3 Pro Forma
Revenues:
Cyber & Engineering	$19,229	$—	$17,899	$17,899
Analytics	20,990	7,802	—	17,689

Total Revenues	$40,219	$7,802	$17,899	$35,588

Total revenue was $40,219 for the Successor 2021 Q3 Period as compared to $7,802 for the Successor 2020 Q3 Period, $17,899 for the Predecessor 2020 Q3 Period, and $35,588 for the Successor 2020 Q3 Pro Forma Period.
Cyber and Engineering revenue was $19,229 for the Successor 2021 Q3 Period as compared to $17,899 for the Predecessor 2020 Q3 Period and Successor 2020 Q3 Pro Forma Period. Revenue increased approximately $1,650 in the Successor 2021 Q3 Period relative to the Predecessor 2020 Q3 Period as a result of increased volume on existing contracts as well as new contract awards. The increase was partially offset by a decrease in revenue of approximately $320 in the Successor 2021 Q3 Period relative to the Predecessor 2020 Q3 period due to the completion of certain contracts.
Analytics revenue was $20,990 for the Successor 2021 Q3 Period as compared to $7,802 for the Successor 2020 Q3 Period and $17,689 for the Successor 2020 Q3 Pro Forma Period. Analytics revenue increased $13,188 from the Successor 2020 Q3 Period due to the inclusion of revenue from Open Solutions and ProModel. Analytics revenue increased $3,301 from the Successor 2020 Q3 Pro Forma Period. This increase was primarily attributable to new contract awards.

Cost of Revenues

	Successor 2021 Q3	Successor 2020 Q3	Predecessor 2020 Q3	Successor 2020 Q3 Pro Forma
Cost of revenues:
Cyber & Engineering	$15,502	$—	$13,972	$13,972
Analytics	13,919	5,584	—	11,237

Total cost of revenues	$29,421	$5,584	$13,972	$25,209

Total cost of revenues was $29,421 for the Successor 2021 Q3 Period as compared to $5,584 for the Successor 2020 Q3 Period, $13,972 for the Predecessor 2020 Q3 Period, and $25,209 for the Successor 2020 Q3 Pro Forma Period.
Cyber and Engineering cost of revenues as a percentage of revenue was 81% for the Successor 2021 Q3 Period as compared to 78% for the Predecessor 2020 Q3 and Successor 2020 Q3 Pro Forma Periods. The increase in cost of revenues as a percentage of revenue in the Successor 2021 Q3 Period relative to the Predecessor 2020 Q3 and Successor 2020 Q3 Pro Forma Periods was primarily driven by increased subcontractor costs.
Analytics cost of revenues as a percentage of revenue was 66% for the Successor 2021 Q3 Period as compared to 72% and 64% for the Successor 2020 Q3 Period and Successor 2020 Q3 Pro Forma Period, respectively. The increase in cost of revenues as a percentage of revenue for the Successor 2021 Q3 Period relative to the Successor 2020 Q3 Pro Forma Period was primarily due to increased subcontractor costs.
The decrease in cost of revenues as a percentage of revenue for the Successor 2021 Q3 Period relative to the Successor 2020 Q3 Period was primarily due to contract mix.
Selling, General and Administrative
Selling, general and administrative expenses as a percentage of revenue for the Successor 2021 Q3 Period was 30% as compared to 24% for the Successor 2020 Q3 Period, 14% for the Predecessor 2020 Q3 Period, and 20% for the Successor 2020 Q3 Pro Forma Period. The increase in selling, general and administrative expenses as a percentage of revenue for the Successor 2021 Q3 Period relative to the Successor 2020 Q3, Predecessor 2020 Q3, and Successor 2020 Q3 Pro Forma Periods was primarily driven by increased payroll, information technology, and employee recruiting expenses incurred to increase personnel in advance of the planned growth of our business in the fourth quarter of 2021, as well as the increased compliance and reporting costs associated with preparing to become a public company. Additionally, the increase for the Successor 2021 Q3 Period includes $1,510 of capital market advisory fees related to preparation for the Business Combination, $1,482 related to the termination of certain legacy employee incentive benefits, $740 of non-recurring
integration costs to streamline business functions across the Company and realize synergies from our acquisitions, and $773 of non-recurring
commercial
start-up
costs incurred prior to the commencement of operations of the Company’s commercial market solutions.
Research and Development
Research and development expenses were $1,363 for the Successor 2021 Q3 Period as compared to $184 for the Successor 2020 Q3 Period, $41 for the Predecessor 2020 Q3 Period, and $225 for the Successor 2020 Q3 Pro Forma Period. The increase in research and development expenses was driven by increased investment in various research projects aimed at continuing to develop and refine our solutions, including enhancing features and functionality, adding new modules, and improving the application of the latest AI/ML technologies in the solutions we deliver to our customers.

Interest Expense (Income)
Interest expense was $1,870 for the Successor 2021 Q3 Period as compared to $65 for the Successor 2020 Q3 Period, $0 for the Predecessor 2020 Q3 Period, and $1,980 for the Successor 2020 Q3 Pro Forma Period. The interest expense in the Successor 2021 Q3 Period was primarily incurred in connection with the Company’s Antares Capital Credit Facility, which was entered into in December 2020. Refer to our
Liquidity and Capital Resources
discussion below for more information.
Income Tax (Benefit) Expense
Income tax benefit was $(1,327) for the Successor 2021 Q3 Period as compared to $(14) benefit for the Successor 2020 Q3 Period and $0 for the Predecessor 2020 Q3 Period.
The following table provides information regarding our income tax (benefit) expense during the periods indicated:

	Successor 2021 Q3	Successor 2020 Q3	Predecessor 2020 Q3
Income tax (benefit) expense	$(1,327)	$(14)	$—
Effective tax rate	29.7%	(23.7)%	0.0%
Upon formation, the Successor was established as a limited liability company and elected to be taxed as a corporation for income tax purposes. Consequently, the Successor is generally subject to federal, state and local corporate income taxes. The effective tax rate for the Successor 2021 Q3 and Successor 2020 Q3 Periods differ from the U.S. federal income tax rate of 21.0% primarily due to state and local corporate income taxes, offset by non-deductible
expenses. The Predecessor was established and taxed as a partnership and, therefore, was generally not subject to federal, state and local corporate income taxes.
As of September 30, 2021, the Company determined that it is
more-likely-than-not
that substantially all of its deferred tax assets will be realized in the future.
Refer to
Note H—Income Taxes of the Notes
to interim condensed consolidated financial statements for further discussion.
Successor 2021 Period, Successor 2020 Period, Predecessor 2020 Period, and Successor 2020 Pro Forma Period
Revenues

	Successor 2021	Successor 2020	Predecessor 2020	Successor 2020 Pro Forma
Revenues:
Cyber & Engineering	$58,039	$—	$55,093	$55,093
Analytics	54,061	9,183	—	49,439

Total Revenues	$112,100	$9,183	$55,093	$104,532

Total revenue was $112,100 for the Successor 2021 Period as compared to $9,183 for the Successor 2020 Period, $55,093 for the Predecessor 2020 Period, and $104,532 for the Successor 2020 Pro Forma Period.
Cyber and Engineering revenue was $58,039 for the Successor 2021 Period as compared to $55,093 for the Predecessor 2020 Period and Successor 2020 Pro Forma Period. Revenue increased approximately $3,350 in the Successor 2021 Period relative to the Predecessor 2020 and Successor 2020 Pro Forma Periods due to increased volume on existing contracts as well as new contract awards. The increase was partially offset by a decrease in revenue of approximately $404 in the Successor 2021 Period relative to the Predecessor 2020 and Successor 2020 Pro Forma Periods due to the completion of certain contracts.
Analytics revenue was $54,061 for the Successor 2021 Period as compared to $9,183 for the Successor 2020 Period and $49,439 for the Successor 2020 Pro Forma Period. Analytics revenue increased $44,878 from the Successor 2020 Period due to the inclusion of revenue from Open Solutions and ProModel, and the full nine months of activity for NuWave. Analytics revenue increased $4,622 from the Successor 2020 Pro Forma Period. This increase was primarily attributable to new contract awards.
Cost of Revenues

	Successor 2021	Successor 2020	Predecessor 2020	Successor 2020 Pro Forma
Cost of revenues:
Cyber & Engineering	$46,642	$—	$43,088	$43,088
Analytics	35,217	6,325	—	28,596

Total cost of revenues	$81,859	$6,325	$43,088	$71,684

Total cost of revenues was $81,859 for the Successor 2021 Period as compared to $6,325 for the Successor 2020 Period, $43,088 for the Predecessor 2020 Period, and $71,684 for the Successor 2020 Pro Forma Period.
Cyber and Engineering cost of revenues as a percentage of revenue was 80% for the Successor 2021 Period as compared to 78% for the Predecessor 2020 and Successor 2020 Pro Forma Periods. The increase in cost of revenues as a percentage of revenue in the Successor 2021 Period relative to the Predecessor 2020 and Successor 2020 Pro Forma Periods was primarily driven by increased subcontractor costs.
Analytics cost of revenues as a percentage of revenue was 65% for the Successor 2021 Period as compared to 69% and 58% for the Successor 2020 Period and Successor 2020 Pro Forma Period, respectively. The increase in cost of revenues as a percentage of revenue for the Successor 2020 Period relative to the Successor 2020 Pro Forma Period was primarily due to increased subcontractor costs. The decrease in cost of revenues as a percentage of revenue for the Successor 2020 Period relative to the Successor 2020 Period was primarily due to contract mix.
Selling, General and Administrative
Selling, general and administrative expenses as a percentage of revenue for the Successor 2021 Period was 29% as compared to 22% for the Successor 2020 Period, 13% for the Predecessor 2020 Period, and 21% for the Successor 2020 Pro Forma Period. The increase in selling, general and administrative expenses as a percentage of revenue for the Successor 2021 Period relative to the Successor 2020, Predecessor 2020, and Successor 2020 Pro Forma Periods was primarily driven by increased payroll, information technology, and employee recruiting expenses incurred to increase personnel in advance of the planned growth of our business in the second half of 2021, as well as the increased compliance and reporting costs associated with becoming a public company. Since January of 2021, we have hired over 40 employees across various corporate functions, to prepare for our transition to a public company, and within business development team to focus on our commercial growth strategy. Additionally, the increase for the Successor 2021 Period includes $3,956 of capital market advisory fees related to preparation for the Business Combination, $1,482 related to the termination of certain legacy employee incentive benefits, $1,245 of non-recurring
integration costs to streamline business functions across the Company and realize synergies from our acquisitions, and $773 of non-recurring
commercial
start-up
costs incurred prior to the commencement of operations of the Company’s commercial market solutions.

Research and Development
Research and development expenses were $4,158 for the Successor 2021 Period as compared to $258 for the Successor 2020 Period, $77 for the Predecessor 2020 Period, and $335 for the Successor 2020 Pro Forma Period. The increase in research and development expenses was driven by increased investment in various research projects aimed at continuing to develop and refine our solutions, including enhancing features and functionality, adding new modules, and improving the application of the latest AI/ML technologies in the solutions we deliver to our customers.
Transaction Expenses
Transaction expense was $0 for the Successor 2021 Period as compared to $1,662 for the Successor 2020 Period, $0 for the Predecessor 2020 Period, and $10,091 for the Successor 2020 Pro Forma Period. The transaction expense in the Successor 2020 Period is related to the diligence costs and integration costs associated with the purchase of NuWave in 2020. The transaction expense in the Successor 2020 Pro Forma Period is related to the diligence costs and integration costs associated with the purchase of NuWave, PCI, Open Solutions and ProModel in 2020.
Interest Expense (Income)
Interest expense was $5,579 for the Successor 2021 Period as compared to $65 for the Successor 2020 Period, $1 for the Predecessor 2020 Period, and $6,641 for the Successor 2020 Pro Forma Period. The interest expense in the Successor 2021 Period was primarily incurred in connection with the Company’s Antares Capital Credit Facility, which was entered into in December 2020. Refer to our
“—Liquidity and Capital Resources
” discussion below for more information.
Income Tax (Benefit) Expense
Income tax benefit was $(3,294) for the Successor 2021 Period as compared to $(296) benefit for the Successor 2020 Period and income tax expense of $7 for the Predecessor 2020 Period.
The following table provides information regarding our income tax (benefit) expense during the periods indicated:

	Successor 2021	Successor 2020	Predecessor 2020
Income tax (benefit) expense	$(3,294)	$(296)	$7
Effective tax rate	27.3%	25.7%	0.1%
Upon formation, the Successor was established as a limited liability company and elected to be taxed as a corporation for income tax purposes. Consequently, the Successor is generally subject to federal, state and local corporate income taxes. The effective tax rate for the Successor 2021 and Successor 2020 Periods differ from the U.S. federal income tax rate of 21.0% primarily due to state and local corporate income taxes, offset by non-deductible
expenses. The Predecessor was established and taxed as a partnership and, therefore, was generally not subject to federal, state and local corporate income taxes. The effective tax rate for Predecessor 2020 Period differs from the U.S. federal income tax rate of 0.0% due to state and local income taxes.
As of September 30, 2021, the Company determined that it is
more-likely-than-not
that substantially all of its deferred tax assets will be realized in the future.
Refer to
Note H—Income Taxes of the Notes
to interim condensed consolidated financial statements for further discussion.

Supplemental
Non-GAAP
Information
The Company uses Adjusted EBITDA to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Adjusted EBITDA is a financial measure not calculated in accordance with GAAP. Adjusted EBITDA is defined as net (loss) income adjusted for interest expense, net, income tax (benefit) expense, depreciation and amortization, acquisition costs, acquisition integration costs, capital market and advisory fees and equity-based compensation.
Non-GAAP
financial performance measures are used to supplement the financial information presented on a GAAP basis. This non-GAAP
financial measure should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP
measures may not be comparable to other similarly titled measures of other companies.
Successor 2021 Q3 Period, Successor 2020 Q3 Period, Predecessor 2020 Q3 Period, and Successor 2020 Q3 Pro Forma Period
The following table presents a reconciliation of Adjusted EBITDA to net income (loss), computed in accordance with GAAP:

	Successor 2021 Q3	Successor 2020 Q3	Predecessor 2020 Q3	Successor 2020 Q3 Pro Forma
Net (loss) income	$(3,146)	$73	$1,460	$150
Interest expense	1,870	65	—	1,980
Income tax (benefit) expense	(1,327)	(14)	—	778
Depreciation and amortization	1,759	330	18	1,902

EBITDA	(844)	454	1,478	4,810
Adjustments:
Capital market advisory fees (i)	1,510	—	—	—
Termination of legacy benefits (ii)	1,482	—	—	—
Non-recurring integration costs (iii)	740	—	—	—
Commercial start-up costs (iv)	773	—	—	—
Management fees (v)	229	150	—	150
Equity-based compensation	30	—	25	303

Adjusted EBITDA	$3,920	$604	$1,503	$5,263

(i)	The Company incurred capital market and advisory fees related to advisors assisting with preparation for the Business Combination.
(ii)	The company terminated certain legacy employee incentive benefits with final payments being made in the fourth quarter of 2021.
(iii)	Non-recurring internal integration costs related to streamlining business functions across the Company and realized synergies from our acquisitions.
(iv)	Non-recurring commercial start-up costs incurred prior to the commencement of operations of the Company’s commercial market solutions.
(v)	Management and other related consulting fees paid to AE Partners. These fees will no longer be accrued or paid subsequent to the Business Combination.

Successor 2021 Period, Successor 2020 Period, Predecessor 2020 Period, and Successor 2020 Pro Forma Period
The following table presents a reconciliation of Adjusted EBITDA to net income (loss), computed in accordance with GAAP:

	Successor 2021	Successor 2020	Predecessor 2020	Successor 2020 Pro Forma
Net (loss) income	$(8,758)	$(855)	$4,737	$(4,767)
Interest expense	5,579	65	1	6,641
Income tax (benefit) expense	(3,294)	(296)	7	(1,336)
Depreciation and amortization	5,432	374	48	5,401

EBITDA	(1,041)	(712)	4,793	5,939
Adjustments:
Capital market advisory fees (i)	3,956	—	—	—
Transaction expenses (ii)	—	1,662	—	10,091
Termination of legacy benefits (iii)	1,482	—	—	—
Non-recurring integration costs (iv)	1,245	—	—	—
Commercial start-up costs (v)	773	—	—	—
Management fees (vi)	683	150	—	150
Equity-based compensation	86	—	74	902

Adjusted EBITDA	$7,184	$1,100	$4,867	$17,082

(i)	The Company incurred capital market and advisory fees related to advisors assisting with preparation for the Business Combination.
(ii)
For the Successor 2020 Period, the Company incurred acquisition costs related to the purchase of NuWave. For the Successor 2020 Pro Forma Period, the Company incurred acquisition costs related to the purchase of NuWave, PCI, Open Solutions and ProModel in 2020. Costs include both diligence costs and integration costs after each company was acquired.

(iii)	The company has elected to terminate certain legacy employee incentive benefits with final payments being made in the fourth quarter of 2021.
(iv)	Non-recurring internal integration costs related to streamlining business functions across the Company and realized synergies from our acquisitions.
(v)	Non-recurring commercial start-up costs incurred prior to the commencement of operations of the Company’s commercial market solutions.
(vi)	Management and other related consulting fees paid to AE Partners. These fees will no longer be accrued or paid subsequent to the Business Combination.
Free Cash Flow
Free cash flow is defined as net cash from operations less capital expenditures. Management believes free cash flow is useful to investors, analysts, and others because it provides a meaningful measure of the company’s ability to generate cash and meet its debt obligations.

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, computed in accordance with GAAP:

	Successor 2021	Successor 2020	Predecessor 2020
Net cash provided by (used in) operating activities	$1,222	$182	$6,822
Capital expenditures	(601)	(57)	(115)

Free cash flow	$621	$125	$6,707

Free cash flow from acquired businesses		9,563
Operating cash flow from acquired businesses		9,765
Capital expenditures of acquired businesses		(202)

Successor 2020 Pro Forma free cash flow (i)		$9,688

(i)
The Successor 2020 Pro Forma free cash flow represent free cash flow for the respective nine months ended September 30, 2020, adjusted for estimated free cash flow for NuWave, PCI, Open Solutions, and ProModel as if each of those transactions occurred at the beginning of the period. Adjustments to reflect the estimated free cash flows from acquired businesses includes certain transaction costs (and the associated tax impacts) not already included in the net loss, where applicable. The Successor 2020 Pro Forma free cash flow were not prepared in accordance with GAAP or the pro forma rules of Regulation S-X promulgated by the SEC and should not be considered as an alternative to net cash provided by (used in) operating activities determined in accordance with GAAP. We believe that the inclusion of Successor 2020 Pro Forma free cash flow is appropriate to provide additional information to investors because securities analysts and other investors may use this non-GAAP financial measure to assess our operating performance across periods on a consistent basis. The Successor 2020 Pro Forma free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Key Performance Indicators
Backlog
We view growth in backlog as a key measure of our business growth. Backlog represents the estimated dollar value of contracts that we have been awarded for which work has not yet been performed, and in certain cases, our estimate of known opportunities for future contract awards on customer programs that we are currently supporting.
The majority of our historical revenue is derived from contracts with the Federal Government and its various agencies. In accordance with the general procurement practices of the Federal Government, most contracts are not fully funded at the time of contract award. As work under the contract progresses, our customers may add incremental funding up the initial contract award amount. We generally do not deliver goods and services to our customers in excess of the appropriated contract funding.
At the time of award, certain contracts may include options for our customers to procure additional goods and services under the contract. Options do not create enforceable rights and obligations until exercised by our customers and thus we only recognize revenue related to options as each option is exercised. Contracts with such provisions may or may not specify the exact scope, nor corresponding price, associated with options; however, these contracts will generally identify the expected period of performance for each option. In cases where we have negotiated the estimated scope and price of an option in the contract with our customer, we use that information to measure our backlog and we refer to this as Priced Unexercised Options. If a contract does not specify the scope, level-of-effort, or price related to options to procure additional goods and services, we estimate the backlog associated with those options based on our discussions with our customer, our current level of support on the customer’s program, and the period of performance for each option that was negotiated in the contract. We refer to this as Unpriced Unexercised Options.

Many of the customer programs we support relate to key national security and defense interests. At the end of a contract, our customers may elect to modify our existing contract, in order to extend the period under which we provide additional good and services or may elect to continue to procure additional goods and services from us under a new contract. If our customer notifies us that a program we currently support will be continuing under a new contract, we estimate the backlog associated with that anticipated future contract (“
Anticipated Follow-on Awards
”) based on the assumption that (i) we are highly likely to be awarded the contract because we are the incumbent, (ii) the program we support is of critical importance to national security and defense, and (iii) that if the contract was awarded to a different party, the transition would be highly disruptive to the achievement of our customer’s objectives. For purposes of estimating backlog related to Anticipated Follow-on Awards, we assume that the goods and services that we will deliver under that future contract will be generally similar in scope and pricing compared to our current contract and that our current level of support on the customer program will persist under the new contract. Potential contract awards with existing customers on completely new programs, or with any new customer that we have not worked with historically, would not be included in Anticipated Follow-on Awards as there is far greater uncertainty as to whether those opportunities will be awarded to us.
We define backlog in these categories to provide the reader with additional context as to the nature of our backlog and so that the reader can understand the varying degrees of risk, uncertainty, and where applicable, management’s estimates and judgements used in determining backlog at the end of a period. The categories of backlog are further defined below.

•
Funded Backlog.
Funded backlog represents the contract value of goods and services to be delivered under existing contracts for which funding is appropriated or otherwise authorized less revenue previously recognized on these contracts.

•
Unfunded Backlog.
Unfunded backlog represents the contract value, or portion thereof, of goods and services to be delivered under existing contracts for which funding has not been appropriated or otherwise authorized.

•
Priced Unexercised Options.
Priced unexercised contract options represent the value of goods and services to be delivered under existing contracts if our customer elects to exercise all of the options available in the contract. For priced unexercised options, we measure backlog based on the corresponding contract values assigned to the options as negotiated in our contract with our customer.

•
Unpriced Unexercised Options.
Unpriced unexercised contract options represent the value of goods and services to be delivered under existing contracts if our customer elects to exercise all of the options available in the contract. For unpriced unexercised options, we estimate backlog generally under the assumption that our current level of support on the contract will persist for each option period.

•
Anticipated
Follow-on
Awards.
Anticipated
Follow-on
Awards represents our estimate of the value of goods and services to be delivered under a contract that has not yet been awarded to us, but where we believe we are highly likely to be awarded the contract because we are the incumbent on an ongoing customer program, the program we support is of critical importance to national security, and that if the contract was awarded to a different party, the transition would be highly disruptive to the achievement of our customer’s objectives. We estimate backlog related to Anticipated
Follow-on
Awards based on the assumption that the goods and services that we will deliver under the anticipated future contract will be generally similar in scope and pricing compared to our current contract and that our current level of support on that program will persist under the new contract.

The following table summarizes certain backlog information:

	Successor As of September 30, 2021	Successor As of December 31, 2020
Funded	$103,605	$63,048
Unfunded	54,545	45,795
Priced, unexercised options	136,669	57,345
Unpriced, unexercised options	148,072	175,509
Anticipated follow-on awards	42,582	66,864

Total backlog	$485,473	$408,561

Liquidity and Capital Resources
Our primary sources of liquidity are cash flows provided by our operations and access to existing credit facilities. Our primary short-term cash requirements are to fund working capital, operating lease obligations, and short-term debt, including current maturities of long-term debt. Working capital requirements can vary significantly from period to period, particularly as a result of the timing of receipts and disbursements related to long-term contracts.
Our medium-term to long-term cash requirements are to service and repay debt and to invest in facilities, equipment, technologies, and research and development for growth initiatives.
Our ability to fund our cash needs will depend, in part, on our ability to generate cash in the future, which depends on our future financial results. Our future results are subject to general economic, financial, competitive, legislative and regulatory factors that may be outside of our control. Our future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions.
We believe that our cash from operating activities generated from continuing operations during the year, together with available borrowings under our existing credit facilities, will be adequate for the next 12 months to meet our anticipated uses of cash flow, including working capital, operating lease obligations, capital expenditures and debt service costs. While we intend to reduce debt over time using cash provided by operations, we may also attempt to meet long-term debt obligations, if necessary, by obtaining capital from a variety of additional sources or by refinancing existing obligations. These sources include public or private capital markets, bank financings, proceeds from dispositions or other third-party sources.
As of September 30, 2021 (Successor), our available liquidity totaled $24,276, which comprised $10,776 of available cash and cash equivalents and $13,500 in available borrowings from our existing credit facilities. As of December 31, 2020 (Successor), our available liquidity totaled $24,704, which comprised $9,704 of available cash and cash equivalents and $15,000 in available borrowings from our existing credit facilities. The following table summarizes our existing credit facilities:

	Successor
	September 30, 2021	December 31, 2020
Term Loan	$109,175	$110,000
Revolver	1,500	—

Total debt	110,675	110,000
Less: unamortized discounts and issuance costs	2,628	3,006

Total debt, net	108,047	106,994
Less: current portion	2,600	1,100

Long-term debt, net	$105,447	$105,894

Antares Capital Credit Facility
On December 21, 2020, the Company entered into the Antares Capital Credit Agreement, which includes the following:

(i)
$110 million term loan (the “
Antares Capital Term Loan
”) that matures on December 21, 2026. Proceeds from the Antares Capital Term Loan were used to finance the acquisition of ProModel, pay acquisition-related costs, fund working capital needs and other general corporate purposes; and

(ii)
$15 million revolving credit facility (the “
Antares Capital Revolving Credit Facility
”) that matures on December 21, 2026. Proceeds from the revolving credit facility will be used to fund working capital needs, and other general corporate purposes. The Company has drawn $1,500 on the revolving credit facility as of September 30, 2021. As of December 31, 2020, the balance of the revolving credit facility of $15 million was undrawn and available to the Company.

The Antares Capital Credit Agreement is secured by a security interest in all rights, title or interest in or to certain assets and properties owned by the Company and the guarantors included in the Antares Capital Credit Agreement. The Antares Capital Credit Agreement requires the Company to meet customary affirmative and negative covenants, default provisions, representations and warranties and other terms and conditions. The Company is required to make mandatory prepayments of the outstanding principal and accrued interest under the Antares Capital Credit Agreement (i) upon the occurrence of certain events and (ii) to the extent a specified net leverage ratio is exceeded as evaluated on any test period ending date. The test period ending dates are March 31, June 30, September 30 and December 31 each year, which started on March 31, 2021 and will continue through the maturity of the agreement.
As of September 30, 2021, the Company was in compliance with its debt covenants under the Antares Capital Credit Agreement. Upon consummation of the Merger, $200,000 of 2026 Convertible Notes were issued bearing interest at a rate of 6.00% per annum, payable semi-annually, and convertible into shares of Common Stock at an initial conversion price of $11.50. The conversion price is subject to adjustments, including but not limited to, a Reset (as defined in the Indenture) 180 days after December 7, 2021 should certain daily volume-weighted average price thresholds be met. The 2026 Convertible Notes mature on December 15, 2026.
We do not have any
off-balance
sheet financing arrangements or liabilities, guarantee contracts, retained or contingent interests in transferred assets, or any obligation arising out of a material variable interest in an unconsolidated entity. We do not have any majority-owned subsidiaries that are not combined in the financial statements. Additionally, we do not have an interest in, or relationships with, any special purpose entities.
Cash Flows
The following table summarizes certain information from our interim condensed consolidated statements of cash flows:

	Successor 2021	Successor 2020	Predecessor 2020
Net cash provided by operating activities	$1,222	$182	$6,822
Net cash used in investing activities	(825)	(26,900)	(115)
Net cash provided by (used in) financing activities	675	30,517	(4,011)

Net increase in cash and cash equivalents	1,072	3,799	2,696
Cash and cash equivalents at beginning of period	9,704		1,664

Cash and cash equivalents at end of period	$10,776	$3,799	$4,340

Operating activities
For the Successor 2021 Period, net cash provided by operating activities was $1,222. Net loss before deducting depreciation, amortization and other non-cash
items generated a cash outflow of $6,152 while favorable changes in net working capital of $7,374 contributed to operating cash flows during this period. The favorable change in net working capital was largely driven by an increase in accounts payable of $6,737, an increase in accrued liabilities of $4,733, and an increase in contract liabilities of $1,595. These increases were partially offset by increases in prepaid expenses and other current assets of $5,829 and an increase in contact assets of $288.
For the Successor 2020 Period, net cash provided by operating activities was $182. Net loss before deducting depreciation, amortization and other non-cash
items generated a cash outflow of $853 while favorable changes in net working capital of $1,035 contributed to operating cash flows during this period. The favorable change in net working capital was largely driven by an increase in accounts payable of $1,427, a decrease in contract assets of $526, and an increase in accrued liabilities of $321. These increases were partially offset by an increase in accounts receivable of $1,410.
For the Predecessor 2020 Period, net cash provided by operating activities was $6,822. Net income before deducting depreciation, amortization and other non-cash
items generated a cash inflow of $4,854 and was further impacted by a favorable change in net working capital of $1,968 during this period. The favorable change in net working capital was largely driven by an increase for accrued liabilities of $1,313 and an increase in accounts payable of $840. These increases were partially offset by an increase in contract assets of $269.
Investing activities
For the Successor 2021 Period, net cash used in investing activities was $825, consisting of the purchase of property and equipment of $601 and the settlement of escrow accounts related to the acquisition of businesses of $224.
For the Successor 2020 Period, net cash used in investing activities was $26,900, consisting of acquisition of businesses of $26,843 and the purchase of property and equipment of $57.
For the Predecessor 2020 Period, net cash used in investing activities was $115, consisting of the purchase of property and equipment.
Financing activities
For the Successor 2021 Period, net cash provided by financing activities was $675, consisting of proceeds from the Antares Capital Revolver of $1,500 and repayments of the Antares Credit Capital Facility of $825.
For the Successor 2020 Period, net cash provided by financing activities was $30,517, consisting of cash inflows from Parent’s contribution of $15,298 and proceeds from short term debt of $15,219.
For the Predecessor 2020 Period, net cash used in financing activities was $4,011, consisting of distributions to members.
Contractual Obligations and Commitments
The following table summarizes our contractual obligations and commitments as of December 31, 2020.

	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Operating lease commitments	$4,580	$1,449	$1,713	$987	$431
Term loan	110,000	1,100	2,200	2,200	104,500

Total	$114,580	$2,549	$3,913	$3,187	$104,931

The contractual obligations and commitments in the table above are associated with agreements that are enforceable and legally binding. The Company has drawn $1,500 on the revolving credit facility during September of 2021. There has been no other material changes in our contractual obligations and commitments other than in the ordinary course of business since our year ended December 31, 2020.
Critical Accounting Policies and Estimates
Our significant accounting policies are summarized in Note B in our audited combined financial statements for the year ended December 31, 2020. For the critical accounting estimates used in preparing our interim condensed consolidated financial statements, we make assumptions and judgments that can have a significant impact on revenue, cost and expenses, and other expense (income), net, in our interim condensed consolidated statements of operations and income, as well as, on the value of certain assets and liabilities on our interim condensed consolidated balance sheets. We base our assumptions, judgments and estimates on historical experience and various other factors that we believe are reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions.
In accordance with the Company’s policies, we regularly evaluate estimates, assumptions, and judgments; our estimates, assumptions, and judgments are based on historical experience and on factors we believe are reasonable under the circumstances. The results involve judgments about the carrying values of assets and liabilities not readily apparent from other sources. If our assumptions or conditions change, the actual results the Company reports may differ from these estimates. We believe the following critical accounting policies affect the more significant estimates, assumptions, and judgments we use to prepare our interim condensed consolidated financial statements.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Business Combinations, Goodwill and Intangible Assets
Under the acquisition method of accounting, the Company recognizes tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at acquisition date. The accounting for business combinations requires us to make significant estimates and assumptions, especially with respect to goodwill and intangible assets.
Goodwill
The Company allocates the fair value of purchase consideration in a business combination to tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is allocated to goodwill. The allocation of the purchase consideration requires management to make significant estimates and assumptions, especially with respect to intangible assets. These estimates can include, but are not limited to, future expected cash flows from acquired customers and acquired technology from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable, and, as a result, actual results may differ from estimates. During the measurement period, which is up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.
We assess goodwill for impairment at least annually, as of the October 1, and whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. For the purposes of impairment testing, we have determined that we have two reporting units. Our test of goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform a quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed. We performed a qualitative assessment at the end of 2020 and based on our qualitative assessment, a quantitative assessment was not required, and no goodwill impairment was recognized for the year ended December 31, 2020.
The discounted cash flow approach requires management to make certain assumptions based upon information available at the time the valuations are performed. Actual results could differ from these assumptions. We believe the assumptions used are reflective of what a market participant would have used in calculating fair value considering current economic conditions.
Additional risks for goodwill across all reporting units include, but are not limited to:

•	our failure to reach our internal forecasts could impact our ability to achieve our forecasted levels of cash flows and reduce the estimated discounted value of our reporting units;

•	adverse technological events that could impact our performance;

•	volatility in equity and debt markets resulting in higher discount rates; and

•	significant adverse changes in the regulatory environment or markets in which we operate.
It is not possible at this time to determine if an impairment charge would result from these factors. We will continue to monitor our goodwill for potential impairment indicators in future periods.
Intangible Assets
Identifiable finite-lived intangible assets, including technology and customer relationships, have been acquired through the Company’s various business combinations. The fair value of the acquired technology and customer relationships has been estimated using various underlying judgments, assumptions, and estimates. Potential changes in the underlying judgments, assumptions, and estimates used in our valuations of acquired intangible assets could result in different estimates of the future fair values. A potential increase in discount rates, a reduction in projected cash flows or a combination of the two could lead to a reduction in estimated fair values, which may result in impairment charges that could materially affect our financial statements in any given year. The approaches used for determining the fair value of finite-lived technology and customer relationships acquired depends on the circumstances; the Company has used the income approach (within the income approach, various methods are available such as multi-period excess earnings, with and without, incremental and relief from royalty methods). Within each income approach method, a tax amortization benefit is included, which represents the tax benefit resulting from the amortization of that intangible asset depending on the tax jurisdiction where the intangible asset is held.
Finite-lived intangible assets are reported at cost, net of accumulated amortization, and are amortized on a straight-line basis over their estimated useful lives. Significant judgment is also required in assigning the respective useful lives of intangible assets. Our assessment of intangible assets that have a finite life is based on a number of factors including the competitive environment, market share, brand history, underlying product life cycles, attrition rate, operating plans, cash flows (i.e., economic life based on the discounted and undiscounted cash flows), future usage of intangible assets and the macroeconomic environment.
We evaluate the recoverability of our intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the intangible assets are expected to generate. If such review indicates that the carrying amount of our intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value.
Revenue Recognition
The recognition and measurement of revenue requires the use of judgments and estimates. Specifically, judgment is used in interpreting complex arrangements with nonstandard terms and conditions and determining when all criteria for revenue recognition have been met. The Company’s revenues are derived from the sale of artificial intelligence, machine learning, and technical consulting solutions and services.
The Company engages in long-term contracts for production and service activities and generally recognizes revenue over time (versus point in time recognition) due to the fact that the Company’s ongoing performance creates an asset with no alternative use to the Company and the Company has an enforceable right to payment for performance completed to date. The Company considers the nature of these contracts and the types of products and services provided when determining the proper accounting for a particular contract. The Company performs under various types of contracts, which generally include firm-fixed-price (“
FFP
”) and
time-and-materials
(“
T&M
”) contracts.
The Company assesses each contract at its inception to determine whether it should be combined with other contracts. When making this determination, the Company considers factors such as whether two or more contracts were negotiated and executed at or near the same time or were negotiated with an overall profit objective. If combined, the Company treats the combined contracts as a single contract for revenue recognition purposes.
The Company evaluates the products or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. Significant judgment is required in determining performance obligations, and these decisions could change the amount of revenue and profit recorded in a given period.
The Company determines the transaction price for each contract based on the consideration the Company expects to receive for the products or services being provided under the contract. For contracts where a portion of the price may vary, the Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company analyzes the risk of a significant revenue reversal and if necessary constrains the amount of variable consideration recognized in order to mitigate this risk.
At the inception of a contract, the Company estimates the transaction price based on its current rights and does not contemplate future modifications (including unexercised options) or follow-on
contracts until they become legally enforceable. Contracts are often subsequently modified to include changes in specifications, requirements or price, which may create new or change existing enforceable rights and obligations. Depending on the nature of the modification, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract. Our contracts with the U.S. Government often contain options to renew existing contracts for an additional period of time (generally a year at a time) under the same terms and conditions as the original contract, and generally do not provide the customer any material rights under the contract. Therefore, such modifications are accounted for as if they were part of the existing contract and recognized as a cumulative adjustment to revenue. We account for renewal options as separate contracts when they include distinct goods or services at standalone selling prices.

For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the estimated standalone selling price of the product or service underlying each performance obligation. In circumstances where the standalone selling price is not directly observable, we estimate the standalone selling price using the expected cost-plus margin approach.
The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the products and services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as the Company performs under the contract because control of the work in process transfers continuously to the customer.
For performance obligations to deliver products with continuous transfer of control to the customer, revenue is recognized based on the extent of progress towards completion of the performance obligation, generally using the percentage-of-completion
cost-to-cost
measure of progress for our contracts because it best depicts the transfer of control to the customer as we incur costs on our contracts. Under the percentage-of-completion
cost-to-cost
measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation(s).
Our cost estimation process is based on the professional knowledge of our professionals and draws on their significant experience and judgment. Accounting for long-term contracts requires significant judgment relative to estimating total contract revenues and costs, in particular, assumptions relative to the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed. The Company’s estimates are based upon the professional knowledge and experience of its personnel, who review each long-term contract to assess the contract’s schedule, performance, technical matters and estimated cost at completion. Changes in estimates are applied retrospectively for contracts executed after the date of acquisition and are applied via the Accounting Standards Codification (“
ASC
”) 805,
Business Combinations
(“
ASC 805
”) reset method described above for contracts existing at the date of acquisition. When adjustments in estimated contract costs are identified, such revisions may result in current period adjustments to earnings applicable to performance in prior periods.
Impairment of Long-Lived Assets
The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows to which the asset relates is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No such impairment charges were recognized during the periods presented.
Using a discounted cash flow method involves significant judgment and requires the Company to make significant estimates and assumptions, including long-term projections of cash flows, market conditions and appropriate discount rates. Judgments are based on historical experience, current market trends, consultations with external valuation specialists and other information. If facts and circumstances change, the use of different estimates and assumptions could result in a materially different outcome. The Company generally develops these forecasts based on recent sales data, projections based on existing backlog, acquisitions, and estimated future growth of the market in which it operates.
Income Taxes
Significant judgments are required in order to determine the realizability of tax assets. In assessing the need for a valuation allowance, we evaluate all significant available positive and negative evidence, including historical operating results, estimates of future sources of taxable income, carry-forward periods available, the existence of prudent and feasible tax planning strategies and other relevant factors. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties related to uncertain tax positions in its provision (benefit) for income taxes.
Equity-Based Compensation
Successor
Class A Units Granted to Board of Directors
Certain members of the board of directors of the Company have elected to receive their compensation for their services as a board member in stock, Class A Units of Ultimate. The number of Units granted or to be granted by Ultimate are determined by dividing the compensation payable for the quarter by the fair value of the Class A units at the end of each respective quarter. The total value of the Class A units granted to such directors for the three and nine-month periods ended September 30, 2021 is $30 and $86, respectively, and is reflected in the selling, general and administrative expenses within the condensed consolidated statements of operations.
Class B Unit Incentive Plan
In February 2021, the Company’s Parent adopted a written compensatory benefit plan (the “
Class B Unit Incentive Plan
”) to provide incentives to present and future directors, managers, officers, employees, consultants, advisors, and/or other service providers of the Company’s Parent or its Subsidiaries in the form of the Parent’s Class B Units (“
Incentive Units
”). Incentive Units have a participation threshold of $1.00 and are divided into three tranches (“
Tranche I
,” “
Tranche II
,” and “
Tranche III
”). Tranche I Incentive Units are subject to performance-based, service-based, and market-based conditions. The grant date fair value for the Incentive Units was $5.19.
On July 29, 2021, the Company’s Parent amended the Class B Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Merger Agreement. The Company’s Parent also amended the Class B Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class B Unit Incentive Plan, rather than only upon the occurrence of an Exit Sale, subject to the market-based condition stipulated in the Class B Unit Incentive Plan prior to its amendment and/or the grants issued thereunder.
Equity-based compensation for awards with performance conditions is based on the probable outcome of the related performance condition. The performance conditions required to vest per the amended Incentive Plan remain improbable until they occur due to the unpredictability of the events required to meet the vesting conditions. As such events are not considered probable until they occur, recognition of equity-based compensation for the Incentive Units is deferred until the vesting conditions are met. Once the event occurs, unrecognized compensation cost associated with the performance-vesting Incentive Units (based on their modification date fair value) will be recognized based on the portion of the requisite service period that has been rendered.
The modification date fair value of the Incentive Units was $9.06 per unit. No equity-based compensation was recognized for the Successor 2021 Q3 Period. As of September 30, 2021 (Successor), there was approximately $85.2 million of unrecognized compensation costs related to Incentive Units.

Predecessor
On June 11, 2019, the Predecessor granted 100 Class B Incentive Units to a Member in consideration for the Member’s services to the Predecessor, subject to terms and conditions stated in the profits interest grant agreement. The Class B Incentive Units granted upon full vesting represented, 10% interest in the Predecessor. The Class B Incentive Units were non-voting
profits interest which were subject to vesting and restrictions. According to the vesting schedule, 10 Units vested on June 11, 2019 and 90 Units would vest on January 1, 2024. The Class B Incentive Units shall have the same voting rights as the Class A Members beginning on January 1, 2024.
The Class B Incentive Units granted only had a service condition, and equity-based compensation for the Class B Incentive Units was recognized on a straight-line basis over the requisite service period. The fair value of the awards for which equity-based compensation cost was recognized was estimated using the Black-Scholes options pricing model, which uses assumptions such as a risk-free interest rates, discount rates and volatility rates. The historical volatility used in the determination of the fair value of the Class B Incentive Units was based on analysis of the historical volatility of guideline public companies and factors specific to the Predecessor.
Recent Accounting Pronouncements
See
Note B—Summary of Significant Accounting Policies
of the interim condensed consolidated financial statements for a discussion of recently issued accounting pronouncements.

MANAGEMENT
Executive Officers and Board of Directors
The following persons serve as our executive officers and directors:

Name	Age	Position
Dr. Reginald Brothers	62	Chief Executive Officer, Director
Jeffry Dyer	49	President of Commercial
Brian Frutchey	44	Chief Technology Officer
Samuel Gordy	61	Chief Operating Officer
Joshua Kinley	47	Chief Financial Officer
Sean Battle	52	Director
Peter Cannito	49	Director, Chairman
Pamela Braden	63	Director
Dr. Raluca Dinu	47	Director
Paul Fulchino	75	Director
Jeffrey Hart	32	Director
Dorothy D. Hayes	71	Director
Raanan I. Horowitz	61	Director
Dr. Avi Katz	63	Director
Kirk Konert	34	Director
Dr.
 Reginald Brothers
.
Dr. Brothers serves as a member of the BigBear Board. Dr. Brothers was the Chief Executive Officer at BigBear from July 2020 until the Business Combination. Prior to that role, Dr. Brothers was the Chief Executive Officer at NuWave Solutions from June 2020 until its merger with PCI. Dr. Brothers has also served as the Chief Technology Officer of Peraton and a principal with The Chertoff Group. From 2014 to 2017, Dr. Brothers served as Under Secretary for Science and Technology at the U.S. Department of Homeland Security (DHS), where he was responsible for a science and technology portfolio that included basic and applied research, development, demonstration, testing, and evaluation with the purpose of helping DHS operational elements and the nation’s first responders achieve their mission objectives. From 2011 to 2014, Dr. Brothers served as Deputy Assistant Secretary of Defense for Research at the Department of Defense. In this position, Dr. Brothers was responsible for policy and oversight of the Department’s science and technology programs and laboratories. Dr. Brothers has also held senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, and MIT Lincoln Laboratory. Dr. Brothers received a B.S. in Electrical Engineering from Tufts University, an M.S. in Electrical Engineering from Southern Methodist University, and a Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
We believe that Dr. Brothers is qualified to serve on the BigBear Board based on his business experience, particularly working in executive positions for technology companies and various departments within the U.S. government providing services for the defense and homeland security industries.
Jeffry Dyer
. Mr. Dyer has served as our President of Commercial since November 1, 2021. Mr. Dyer is also responsible for all aspects of BigBear’s growing business in the commercial sector, including oversight of the P&L and leadership of sales, marketing, and product development functions. Mr. Dyer brings more than 30 years of sales management and technical sales experience, most recently serving as the Senior Vice President of North American Sales & Operations at Sisense, Inc., a position he had held since October 2018. Prior to that, Mr. Dyer was the Senior Vice President of Worldwide Sales at Skytap (October 2016 to October 2018). Prior to that, Mr. Dyer held a series of senior sales management positions at companies including MicroStrategy, EndPlay, Intershop Communications, SAP America, and Adobe Systems. Mr. Dyer attended Seattle University.
Brian Frutchey
. Mr. Frutchey has served as the Chief Technology Officer at BigBear since 2021. Prior to his role at BigBear, Mr. Frutchey was an Executive Vice President at NuWave Solutions since 2016. Prior to his executive roles at NuWave and BigBear, Mr. Frutchey held multiple roles in the big data and analytics sector, including managing the National Geospatial-Intelligence Agency’s
In-Q-Tel
Interface Center’s predictive analytics and cloud orchestration portfolios, the U.S. European Command’s Joint Intelligence Operations Center Strategic Foresight and Open-Source Element capabilities, Endeca Technology’s Public Sector Division, and the U.S. Army as a Signal Corps officer. Mr. Frutchey received a B.S. in Electrical Engineering (Computers) from the University of Southern California.
Samuel Gordy
. Mr. Gordy has been our Chief Operating Officer since November 2021. As Chief Operating Officer and President of Federal, Mr. Gordy oversees BigBear’s day-to-day
business operations and will design, build, manage and scale the organization to facilitate BigBear’s evolution to the next stage of successful and profitable growth in the Federal division. Mr. Gordy joined BigBear from IBM, where he had worked since January 2016, most recently as General Manager and Chief Strategy Officer, US Public and Federal Market and previously as General Manager, US Federal and Government Industries. Prior to that, Mr. Gordy served in increasingly senior leadership and operational roles at Leidos and SAIC and served as a U.S. Naval Intelligence Officer. Mr. Gordy earned his bachelor’s degree from the Georgetown University School of Foreign Service and received an MBA from George Washington University. Mr. Gordy brings deep experience overseeing the maturation of product strategy in publicly traded companies that do business with the federal government.
Joshua Kinley
. Mr. Kinley has served as our Chief Financial Officer since December 2020. Before joining BigBear, Mr. Kinley worked in multiple roles in the intelligence sector, including as a Senior Director at SI International and as a military intelligence officer in the U.S. Army. Mr. Kinley received a B.S. in Life Sciences from the United States Military Academy at West Point and an M.B.A. from John Hopkins University with a focus on IT Management.
Sean Battle
. Mr. Battle has served as Vice-Chairman of BigBear since December 2020. Mr. Battle serves as a member of the BigBear Board and is our former Chief Strategy Officer. Mr. Battle has over 30 years of distinguished experience in the Intelligence Community (IC) and the Department of Defense. Mr. Battle began his career as a Signals Analyst in the U.S. Air Force. Before co-founding
PCI Strategic Management, LLC (PCI), Mr. Battle served as a Civilian Executive with the National Security Agency, where he was responsible for the End User Computing Portfolio for the Agency. Mr. Battle was responsible for developing and executing a technology modernization plan for all Agency employees in this role. As the former Chief Strategy Officer of BigBear, Mr. Battle was responsible for facilitating mergers and acquisitions, strategic partnerships, and licensing opportunities consistent with enterprise strategy, goals, and objectives. Mr. Battle assumed his current role in 2021 upon the merger of NuWave Solutions and PCI. Previously, Mr. Battle was
Co-Founder
and Chief Executive Officer of PCI. As the Chief Executive Officer of PCI, Mr. Battle leveraged his extensive management and leadership experience to develop and execute PCI’s strategic plans, contract management, and business development. Under Mr. Battle’s leadership, PCI won four Prime contracts, expanded to 14 states, and has repeatedly been recognized as one of the best places to work both in the
Mid-Atlantic
and nationally. In a very competitive market, Mr. Battle’s strategic planning and leadership were crucial in guiding PCI from its infancy as a small business to a major player in the full and open marketplace. Mr. Battle holds a J.D. from the University of Maryland, Baltimore, School of Law and a B.S. in Business Administration from Hawaii Pacific University. Mr. Battle has been a member of the Maryland Bar for 18 years and is active in the Armed Forces Communication Electronics Association (AFCEA) and the Fort Meade Alliance (FMA).
We believe that Mr. Battle is qualified to serve on the BigBear Board because of his extensive technology and data analytics experience, particularly working with various defense and intelligence agencies within the U.S. government.
Peter Cannito
.
Mr. Cannito serves as a member of the BigBear Board. Mr. Cannito has served as chairman and Chief Executive Officer of Redwire, a space solutions company, since June 2020. Prior to his current role, Mr. Cannito served as the Chief Executive Officer of Polaris Alpha from October 2016 until December 2018, a high-tech solutions provider developing systems for the DoD and Intelligence Community. Prior to that, Mr. Cannito previously held executive roles, including Chief Executive Officer and Chief Operating Officer, at

EOIR Technologies and he led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito has been an operating partner with AEI Industrial from August 2019 to present. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware, an M.B.A. from the University of Maryland, and served as an officer in the U.S. Marine Corps.
We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director of the BigBear Board.
Pamela Braden
. Ms. Braden serves as a member of the BigBear Board. Ms. Braden founded Gryphon Technologies, a defense engineering and technical services firm, in 1997, and has served as the Chief Executive Officer of Gryphon since its inception. Ms. Braden earned an undergraduate degree in political science from the University of Akron.
We believe that Ms. Braden’s decades of directorial experience in the defense field qualifies her to be a director on the BigBear Board.
Dr.
 Raluca Dinu
. Dr. Dinu serves as a member of the BigBear Board. Dr. Dinu co-founded
GigCapital4 with Dr. Avi Katz, and has served as a member of the Board, President, Chief Executive Officer and Secretary of the Company since its inception in December 2020. Dr. Dinu has spent approximately 20 years in international executive positions within the TMT industry working for privately held start-ups,
middle-cap
companies and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large-scale fund raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. Dr. Dinu served as the President and Chief Executive Officer of GIG2 from August 2019 until the closing of its business combination with UpHealth Holdings, Inc. and Cloudbreak Health, LLC in June 2021 and as a member of the board of directors of GIG2 (now UpHealth, Inc.) since March 2019. Dr. Dinu has served on the board of directors of GIG3 (now Lightning eMotors, Inc.) since February 2020 and has served as the president, chief executive officer and secretary and on the board of directors of GigCapital5, Inc. since February 2021. Dr. Dinu has served as the Chief Executive Officer, President and Secretary of GigInternational1 as well as a member of its board of directors since its inception in February 2021. Dr. Dinu has held leadership positions at several other companies, including at IDT’s Optical Interconnects Division (as vice president and general manager), GigPeak (as executive vice president, chief operation officer, executive vice president of Global Sales and Marketing, and senior vice president of Global Sales and Marketing),
Brazil-Photonics
(as a director) and Lumera Corporation (as vice president of engineering). Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an
Executive-M.B.A.
from Stanford University. Dr. Dinu is married to Dr. Katz, GigCapital4’s Executive Chairman of the Board.
We believe that Dr. Dinu is qualified to serve on the BigBear Board based on her business experience as a board member of a publicly listed company and her investing experience.
Paul Fulchino
. Mr. Fulchino serves as a member of the BigBear Board. From June 2015 to present, Mr. Fulchino has served as Operating Partner of AE Industrial Partners, LLC. In addition, Mr. Fulchino has been the Chairman of AEI HorizonX Ventures since 2019, where he serves on the Executive Committee and the M&A Committee. Mr. Fulchino provides the Board with executive leadership and experience, strategic thinking and extensive knowledge and expertise regarding the commercial aviation industry, the Company’s customers and supply base, compensation and human resource matters, and mergers and acquisitions. Mr. Fulchino also brings to the Board experience as a public company director, assisting both Spirit AeroSystems Holdings (currently, since 2006) and Wesco Aircraft Holdings (previously, 2008 to 2020) in that role. Prior to his current role, Mr. Fulchino served as the Senior Advisor to Boeing from April 2010 until December 2014. Prior to that, Mr. Fulchino held executive roles, including Chief Executive Officer, at Aviall, in which period Aviall became a wholly owned subsidiary of Boeing. Mr. Fulchino was also President and Chief Operating Officer of B/E

Aerospace and President and Vice Chairman of Mercer Management Consulting. Mr. Fulchino received a bachelor’s degree in Mathematics from Boston College and an M.B.A. from Columbia Business School. Mr. Fulchino also attended the United States Military Academy at West Point.
We believe that Mr. Fulchino’s extensive experience in mergers and acquisitions and the commercial aviation industry, as well as his executive leadership experience qualifies him to serve as a director of the BigBear Board.
Jeffrey Hart
. Mr. Hart serves as a member of the BigBear Board. Mr. Hart joined AE Industrial Partners, LLC in 2015 as an associate, and has served as a Principal since October 2020. Mr. Hart sat on the board of Redwire Space, Inc. before it was taken public via SPAC merger. Mr. Hart also sits on the board of Fire Team Solutions, Alpine and UAV Factory, all AE Industrial portfolio companies. Before joining AE Industrial, Mr. Hart was an investment banking analyst at RBC Capital Markets from 2013 to 2015. Mr. Hart earned his undergraduate degree from Colorado Mesa University.
We believe that Mr. Hart’s experience serving on the boards of multiple companies in the defense and technology sectors qualifies him to serve as a director of the BigBear Board.
Dorothy D. Hayes
. Ms. Hayes serves as a member of the BigBear Board. Ms. Hayes joined our Board as a director in December 2020. Ms. Hayes has served on the board of directors of GigInternational1 since its inception in February 2021. Ms. Hayes was appointed as a director of Intevac, Inc. in June 2019, where she currently serves as the Chairwoman of the Audit Committee of Intevac, Inc. Ms. Hayes currently also serves as a director on the board and as Chairwoman of the audit committee of GigCapital5, Inc. From 2003 until her retirement in 2008, Ms. Hayes served as Corporate Controller and Chief Accounting Officer and later as Chief Audit Executive at Intuit, a business and financial software company. From 1999 until 2003, Ms. Hayes served as Vice President, Corporate Controller and Chief Accounting Officer of Agilent Technologies, a public research, development and manufacturing company. From 1989 until 1999, Ms. Hayes served as Assistant Corporate Controller, financial executive of the Measurement Systems Organization and Chief Audit Executive of Hewlett Packard, a multinational information technology company. From 1980 until 1989, Ms. Hayes served in various management functions including Vice President, Corporate Controller of Apollo Computer, a computer hardware and software company. Ms. Hayes currently serves as nonexecutive Chairwoman of the Board of Directors at First Tech Federal Credit Union, a cooperative financial institution. Ms. Hayes previously chaired the Audit Committee of the Vantagepoint Funds, a captive mutual fund series of ICMA Retirement Corporation, and the Audit Committee for Range Fuels, a privately held biofuels company. Ms. Hayes currently serves as a board member or trustee of various non-profit
and philanthropic organizations including: Encore.org, Center for Excellence in Nonprofits and the Computer History Museum. Ms. Hayes holds an M.S. in Finance from Bentley University (1987), and received both an MS in Business Administration (1976) and a B.A. in Elementary Education (1972) from the University of Massachusetts, Amherst. Ms. Hayes maintains the NACD Board Leadership Fellow credential and has been a several-time attendee at Stanford Directors College. Ms. Hayes participates actively in Women Corporate Directors (WCD), the National Association of Corporate Directors (NACD), Financial Executives International (FEI), and the Athena Alliance. Ms. Hayes is a Senior Fellow of the American Leadership Forum—Silicon Valley, was a recipient of the YWCA TWIN award (1986) and was named to AGENDA Magazine’s Diversity 100—Top Diverse Board Candidates (2010).
We believe that Ms. Hayes is qualified to serve on the BigBear Board based on her business experience and her financial expertise.
Raanan I. Horowitz
. Mr. Horowitz serves as a member of the BigBear Board. Mr. Horowitz has served on the board of directors of GigInternational1 as an independent director since March 2021 and also has served on the board of directors GigCapital5, Inc. since February 2021 and has served on its audit committee since September 2021. Mr. Horowitz is the President, Chief Executive Officer, and a member of the board of directors of Elbit Systems of America, LLC, a leading provider of high-performance products and systems solutions for the defense, homeland security, commercial aviation, and medical instrumentation markets. Mr. Horowitz was appointed to such positions in 2007. Elbit Systems of America, LLC is a wholly owned subsidiary of Elbit Systems Ltd., a global source of innovative, technology-based systems for diverse defense and commercial applications with more than 18,000 employees in 15 countries. Prior to being appointed to lead Elbit Systems of America, LLC, Mr. Horowitz served as the Executive Vice President and General Manager of EFW, Inc., a subsidiary of Elbit Systems of America, from 2003 to 2007. In 2014, 2015 and 2018, The Ethisphere Institute named Elbit Systems of America one of the “World’s Most Ethical Companies” and in 2021 recognized the company with the coveted Ethics Inside certification. In addition, Mr. Horowitz is active in the A&D industry, serving on the Board of Governors of the Aerospace Industries Association since 2008, the board of directors for the National Defense Industrial Association since 2015, as a member of Business Executives for National Security since 2014, and as a member of the Wall Street Journal Chief Executive Officer Council since 2018. Previously, Mr. Horowitz served on the National Board of Directors for one of the nation’s largest volunteer health organizations, the Leukemia & Lymphoma Society, from 2009 to 2018. Mr. Horowitz earned a Master of Business Administration degree from the Seidman School of Business (1993) at Grand Valley State University in Allendale, Michigan. Mr. Horowitz was also awarded a Master of Science degree in Electrical Engineering (1991) and a Bachelor of Science degree in Mechanical Engineering (1981) from
Tel-Aviv
University in Israel.
We believe that Mr. Horowitz is qualified to serve on the BigBear Board based on his business experience, particularly working in executive positions for technology companies providing services for the defense and homeland security industries.
Dr.
 Avi Katz
. Dr. Katz serves as a member of the BigBear Board. Dr. Katz co-founded
GigCapital4, together with Dr. Raluca Dinu. Dr. Katz spent approximately 33 years in international executive positions within the technology, media and telecommunications (TMT) industry working for privately held start-ups,
middle-cap
companies and large enterprises. In these roles, Dr. Katz has been instrumental in launching and accelerating entities, building teams, large-scale fund raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. Dr. Katz has held leadership positions, including Founder, Executive Chairman, director and Secretary in several SPAC companies, including GigCapital1, Inc. (“
GIG1
”), which completed its initial public offering in December 2017 and later a business combination with Kaleyra; GigCapital2, Inc. (“
GIG2
”), which completed its initial public offering in June 2019 and later a business combination with UpHealth Holdings, Inc. and Cloudbreak Health, LLC; GigCapital3, Inc. (“
GIG3
”), which completed its initial public offering in May 2020 and later a business combination with Lightning Systems, Inc.; GigInternational1, Inc., which completed its initial public offering in May 2021. Dr. Katz is also the co-founder
of Cognizer, a software company specializing in deep-learning powered natural language artificial intelligence, and was the Executive Chairman of Cognizer’s board of directors from its inception in December 2018 until August 2020. Prior to GIG1, GIG2 and GIG3, Dr. Katz dedicated 10 years to incept and bootstrap, develop and manage GigPeak (NYSE American: formerly GIG), originally known as GigOptix, Inc. Dr. Katz also has served as the executive chairman of the board of directors of GigCapital5, Inc. since January 2021. Dr. Katz served as Chairman of the Board, Chief Executive Officer and President of GigOptix / GigPeak. From its inception in 2007 until its sale in April 2017 to IDT for $250 million in cash, GigPeak provided semiconductor integrated circuits (ICs) and software solutions for high-speed connectivity and video compression. While Dr. Katz was at GigPeak’s helm, the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and member of the board of directors of Intransa, Inc., which at the time provided full-featured, enterprise-class
IP-based
Storage Area Networks (SAN). From 2000 to 2003, Dr. Katz was the chief executive officer and a member of the board of directors of Equator Technologies, which at the time sought to commercialize leading edge programmable media processing platform technology for the rapid design and deployment of digital media and imaging products. Dr. Katz has held several leadership positions over the span of his career within the technology industry since serving as member of Technical Staff at AT&T Bell Laboratories in the 1980s, and has made numerous angel investments in high-tech companies around the world. Dr. Katz is a graduate of the 1976 class of the Israeli Naval Academy, graduate of the 1979 USA Navy ASW class, and holds a B.Sc. and Ph.D. in Semiconductors Materials from the Technion (Israel Institute of Technology). Dr. Katz is a serial entrepreneur, holds many U.S. and international patents, has published many technical papers and is the editor of a number of technical books.

We believe that Dr. Katz is qualified to serve on the BigBear Board based on his business experience as a founder, inventor, chief executive officer and director of a publicly listed company and his investing experience.
Kirk Konert
. Mr. Konert serves as a member of the BigBear Board. Mr. Konnert has served with AE Industrial Partners, LLC, as a Partner since October 2019 and as a Principal starting in August 2014. Mr. Konert sits on the boards of multiple AE Industrial portfolio companies, including AMPAC, Applied Composites, Gryphon, Redwire, and UAV Factory. Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014. Mr. Konert earned his undergraduate degree from Davidson College.
We believe that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director on the BigBear Board.
Classified Board of Directors
Our Board is currently comprised of 11 members, who were voted upon by the stockholders at the Special Meeting. Our Board believes it is in the best interests of the Company for the Board to be classified into three classes, each comprising, as nearly as possible, one-third
of the directors to serve three-year terms. Each Class I director, consisting of Sean Battle, Paul Fulchino, Dorothy D. Hayes and Raanan I. Horowitz, has a term that expires at the Company’s annual meeting of stockholders in 2022, each Class II director, consisting of Pamela Braden, Dr. Reginald Brothers, Dr. Raluca Dinu and Dr. Avi Katz, has a term that expires at the Company’s annual meeting of stockholders in 2023, and each Class III director, consisting of Peter Cannito, Jeffrey Hart and Kirk Konert, has a term that expires at the post-combination Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.
Status as a Controlled Company
Ultimate possesses the ability to vote a majority of BigBear’s Common Stock outstanding. As a result, BigBear is a “controlled company” under the NYSE corporate governance requirements.
Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of board consist of independent directors;

•
the requirement that the controlled company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
the requirement that the controlled company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

BigBear utilizes these exemptions. As a result, BigBear may not have a majority of independent directors on the BigBear Board, and the compensation committee and nominating and governance committee may not consist entirely of independent directors and the compensation committee and nominating and governance committee may not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.
Committees of the Board of Directors
The standing committees of our Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees will report to the BigBear Board as they deem appropriate and as the BigBear Board may request. The composition, duties and responsibilities of these committees are set forth below. The BigBear Board may also convene additional committees as necessary and in accordance with the organizational documents of the post-combination company.

Audit Committee
The audit committee is responsible for, among other matters:

•
assisting the BigBear Board in the oversight of (i) the accounting and financial reporting processes of the Company and the audits of the financial statements of Company, (ii) the preparation and integrity of the financial statements of the Company, (iii) the compliance by the Company with financial statement and regulatory requirements, (iv) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, and (v) the qualifications and independence of the Company’s independent registered public accounting firm;

•
reviewing with each of the internal and independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

•
reviewing and discussing with management and internal auditors the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

•
reviewing and discussing with management, internal auditors and independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management;

•
receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

•
reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” prior to the filing of the Company’s Annual Report on Form
10-K
and Quarterly Reports on Form
10-Q;

•
reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

•
discussing with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance
sheet structures and regulatory and accounting initiatives;

•	reviewing material pending legal proceedings involving the Company and other contingent liabilities;

•
meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

•
reviewing and approving all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation
S-K
prior to the Company entering into such transactions;

•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

•
reviewing periodically with the Company’s management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raises material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.
Our audit committee consists of Pamela Braden, Dr. Raluca Dinu and Dorothy D. Hayes, each of whom qualifies as an independent director according to the rules and regulations of the SEC and the corporate governance standards of the NYSE with respect to audit committee membership. Dorothy D. Hayes serves as chairperson of the audit committee. Each member of the audit committee is financially literate and our Board has determined that Dorothy D. Hayes qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Our Board has adopted a written charter for the audit committee, which will be available on our corporate website https://ir.bigbear.ai. The information on our website is not part of this prospectus.
Compensation Committee
The compensation committee is responsible for, among other matters:

•	reviewing the performance of the Chief Executive Officer and executive management;

•	assisting the BigBear Board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);

•
reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and setting Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the Company’s philosophy;

•	approving the salaries, bonus and other compensation for all executive officers;

•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing and discussing with the BigBear Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

•	reviewing and making recommendations concerning executive compensation policies and plans;

•	reviewing and recommending to the BigBear Board the adoption of or changes to the compensation of the Company’s directors;

•	reviewing and approving the awards made under any executive officer bonus plan, and providing an appropriate report to the BigBear Board;

•
reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

•	reviewing periodic reports from management on matters relating to the Company’s personnel appointments and practices;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	issuing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations;

•	annually evaluating the Committee’s performance and the committee’s charter and recommending to the BigBear Board any proposed changes to the charter or the committee; and

•
undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.

Our compensation committee consists of Jeffrey Hart, Dr. Avi Katz and Kirk Konert, with Kirk Konert serving as chair of the compensation committee. Under the NYSE listing standards, as a controlled company, BigBear is not required to have a compensation committee composed entirely of independent directors. While BigBear relies upon this exemption for controlled companies, the BigBear Board has determined that Kirk Konert is independent. The BigBear Board adopted a written charter for the compensation committee, which is available on our corporate website https://ir.bigbear.ai. The information on our website is not part of this prospectus.
Nominating and Governance Committee
The compensation committee is responsible for, among other matters:

•	developing and recommending to the BigBear Board the criteria for appointment as a director;

•	identifying, considering, recruiting and recommending candidates to fill new positions on the Board;

•	reviewing candidates recommended by stockholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending director nominees for approval by the BigBear Board and election by the stockholders at the next annual meeting.
The nominating and governance committee has not established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Our nominating and governance committee consists of Sean Battle, Paul Fulchino and Raanan I. Horowitz, with Raanan I. Horowitz serving as chair of the nominating and governance committee. Under the NYSE listing standards, as a controlled company, BigBear is not required to have a nominating and governance committee composed entirely of independent directors. While BigBear relies upon this exemption for controlled companies, the BigBear Board determined that Raanan I. Horowitz is independent.
BigBear adopted a written charter for the nominating and governance committee, which is available on our corporate website at https://ir.bigbear.ai. The information on our website is not part of this prospectus.
Code of Ethics
We have adopted a Code of Ethics applicable to our management team and employees in accordance with applicable federal securities laws. We have previously filed copies of our Code of Ethics and the charter for each of our committees. You can review those documents, as well as our other publicly filed documents, by accessing our public filings at the SEC’s website at
www.sec.gov
. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form
8-K.
See “
Where You Can Find More Information
.”
Communications with the Board of Directors
Interested parties wishing to communicate with the BigBear Board or with an individual member or members of the BigBear Board may do so by writing to the BigBear Board or to the particular member or members of the Board, and mailing the correspondence to BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, Attention: Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears in our register, and if the shares of our Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.
Executive Compensation
The following disclosure concerns the compensation of individuals who serve as the Company’s named executive officers and directors.
Summary Compensation Table
The following table presents summary information regarding the total compensation paid to and earned by each of our Named Executive Officers for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary		Bonus		All Other Compensation (5)	Total
Dr. Reginald Brothers,	2020	$159,231	(1)	$245,000		$—	$404,231
Chief Executive Officer

Joshua Kinley,	2020	$429,865	(2)	$—	(4)	$56,824	$486,689
Chief Financial Officer

Sean Battle,	2020	$432,867	(3)	$—	(4)	$48,410	$481,277
Chief Strategy Officer

(1)
Dr. Brothers commenced employment on June 19, 2020 and, as such, the salary amount reported represents salary amounts actually paid to Dr. Brothers for the portion of the year during which he was employed.

(2)	Consists of $385,197 for services provided to PCI prior to its acquisition on October 23, 2020 and $44,688 for services provided to BigBear and its affiliates following such acquisition.
(3)	Consists of $385,877 for services provided to PCI prior to its acquisition on October 23, 2020 and $46,990 for services provided to BigBear and its affiliates following such acquisition.
(4)	Messrs. Kinley and Battle did not receive bonus payments in fiscal year 2020 due to their commencement of employment with BigBear, in each case, on October 23, 2020.
(5)	The amounts reported in the All Other Compensation column consist of the following:

Name	Company 401(k) Matching Contributions (a)	Term Life Insurance Premiums (b)	Long-Term Disability Premiums (b)	Dental, Vision and Medical Care Premiums (b)	Supplemental Accidental Death and Dismemberment Insurance Premiums (b)	Tax Return Preparation Services
Joshua Kinley	17,100	710	7,856	28,342	750	867
Sean Battle	17,100	—	4,171	24,323	750	867

(a)	See below under “ —Additional Narrative Disclosure—Retirement Benefits ” for additional information regarding 401(k) plan contributions.

(b)	Represents the Company portion of premiums for coverage under benefit plans available only to certain executives.
Compensation Philosophy and Objectives
The Company has developed an executive compensation program that is consistent with BigBear’s existing compensation policies and philosophies, which are designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company.
Decisions on the executive compensation program are made by the compensation committee of the Board, which was established at the Closing. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.
The Company anticipates that decisions regarding executive compensation will reflect a belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Company anticipates that the compensation committee will seek to implement the compensation policies and philosophies by linking a significant portion of the post-combination company’s executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
Compensation for the Company’s executive officers has three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.
Employment Agreements
The Company entered into new employment agreements with the named executive officers identified above subject to the terms of any previous employment agreements or severance agreements with BigBear, and that these employment agreements will be reviewed annually by the compensation committee to the extent recommended upon advice and counsel of its advisors.
Annual Bonuses
The Company uses annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers. Following the end of each year, it is expected that the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2022, the Company will establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.
Equity-Based Awards
The Company uses equity-based awards to reward long-term performance of the named executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers. Any awards would be made in accordance with the executive compensation program discussed in the section entitled “
—Executive Compensation—Compensation Philosophy and Objectives
,” including the recommendations of management relating thereto.

Other Compensation
The Company maintains various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. The Company also expects to continue to provide certain perquisites to its named executive officers, subject to the compensation committee’s ongoing review.
Deductibility of Executive Compensation
Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer, the chief financial officer, the three other most highly paid executive officers of a publicly traded corporation, and anyone previously subject to Section 162(m). The Company policy is to consider the tax impact of its compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to its executive officers. However, to retain highly skilled executives and remain competitive with other employers, the compensation committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the post-combination company and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests. The right to grant compensation that is not deductible is expressly reserved, and the post-combination company may do so.
Director Compensation Following the Business Combination
The Company’s compensation committee will determine the annual compensation to be paid to the members of our Board.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to 124,931,453 shares of Common Stock (including 366,533 shares issuable upon exercise of warrants held by the Selling Stockholders) and 366,533 warrants. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock or warrants other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock and warrants beneficially owned, the aggregate number of shares of Common Stock and warrants that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock and warrants beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. We have based percentage ownership on 135,566,227 shares of Common Stock outstanding as of December 20, 2021.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock or warrants. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “
Plan of Distribution
.”

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	%			Shares	%
AE Industrial Partners (1)	113,250,000	83.5%	113,250,000	—	—	—
GigAcquisitions4, LLC (2)(3)(4)(9)	9,835,333	7.2%	9,835,333	283,333	—	—
Dr. Raluca Dinu (2)(4)(9)	9,835,333	7.2%	9,835,333	—	—	—
Dorothy D. Hayes (2)	12,000	*	12,000	—	—	—
Dr. Avi S. Katz (2)(3)(9)	9,835,333	7.2%	9,835,333	—	—	—
Brad Weightman (2) (10)	6,000	*	6,000	—	—	—
Oppenheimer & Co. Inc.† (5)(9)	1,100,096	*	1,100,096	66,560	—	—
William Blair & Company, L.L.C.† (6)	313,000	*	313,000	—	—	—
BMO Capital Markets Corp.† (7)	248,000	*	248,000	—	—	—
Nomura Securities International, Inc.† (8)(9)	167,024	*	167,024	16,640	—	—

*	Less than 1%
†	Registered broker-dealer or affiliate of broker-dealer.

(1)
BBAI Ultimate Holdings, LLC and AE BBAI Aggregator, LP are controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund
II-A,
LP and AE Industrial Partners Fund
II-B,
LP (collectively, the “
AE Partners Funds
”). The general partner of the BBAI Ultimate Holdings, LLC is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AE BBRED GP, LLC is the general partner of AE BBAI Aggregator, LP which the AE Partners Funds hold all interests in. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Industrial Partners. Each of the entities and individuals named above disclaims beneficial ownership of the BigBear securities held of record by BBAI Ultimate Holdings, LLC, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.

(2)	The business address for this person is 1731 Embarcadero Road, Suite 200, Palo Alto, California 94303.
(3)
Represents shares held by GigAcquisitions4, LLC. The shares held by GigAcquisitions4, LLC are beneficially owned by Dr. Avi Katz, who has sole voting and dispositive power over the shares held by GigAcquisitions4, LLC.

(4)
Represents shares held by GigAcquisitions4, LLC. Dr. Dinu is a member of GigFounders, LLC, which has a financial and voting interest in GigAcquisitions4, LLC as a member of GigAcquisitions4, LLC and that entitles this partnership to participate in any economic return of GigAcquisitions4, LLC in accordance with terms negotiated with the other holders of financial and voting interests in GigAcquisitions4, LLC. Accordingly, the shares of Common Stock held by GigAcquisitions4, LLC, subject to the interests of such other holders, are indirectly and beneficially owned by Dr. Dinu by virtue of her financial interest in GigFounders, LLC.

(5)	The business address for this entity is 85 Broad Street, New York, New York 10004.
(6)	The business address for this entity is 150 N. Riverside Plaza, 43rd Floor, Chicago, Illinois 60606.
(7)	The business address for this entity is 151 West 42nd Street, 32nd Floor, New York, New York 10036.
(8)	The business address for this entity is Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316.
(9)	Includes shares of Common Stock underlying warrants that are exercisable within 60 days.
(10)
Mr. Weightman was the Chief Financial Officer of GigCapital4 prior to the Closing of the Business Combination. He is the Chief Financial Officer of GigInternational1, Inc., as well as the Treasurer and Chief Financial Officer of GigCapital5, Inc. and GigCapital6, Inc.

SELLING NOTEHOLDERS
The following table sets forth the names of the Selling Noteholders, the aggregate principal amount of 2026 Convertible Notes held by each Selling Noteholder, the amount of 2026 Convertible Notes that may be sold by each Selling Noteholder under this prospectus, the number of shares of Common Stock issuable upon conversion of the 2026 Convertible Notes and that may be sold by each Selling Noteholder under this prospectus and the number of 2026 Convertible Notes and shares of common stock underlying the 2026 Convertible Notes that each Selling Noteholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after termination of this offering none of the 2026 Convertible Notes or the shares of Common Stock issuable upon the conversion of the 2026 Convertible Notes and covered by this prospectus will be beneficially owned by the Selling Noteholders and (ii) the Selling Noteholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Noteholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. When we refer to the “Selling Noteholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Noteholders’ interest in the 2026 Convertible Notes or shares of Common Stock issuable upon conversion of the 2026 Convertible Notes other than through a public sale.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
The Selling Noteholders may sell or otherwise transfer all, some or none of such shares in this offering. See “
Plan of Distribution
.”

	2026 Convertible Notes Beneficially Owned Prior to this Offering		Principal Amount of 2026 Convertible Notes to be sold in this offering	Maximum Shares of Common Stock Issuable Upon Conversion of the Principal Amount of 2026 Convertible Notes That May be Sold (1)	2026 Convertible Notes Beneficially Owned After this Offering
Name of Selling Noteholder	Principal Amount of 2026 Convertible Notes	%
Alberta Investment Management Corporation (2)	$5,000,000.00	2.50%	$5,000,000.00	576,462	—
Bancroft Fund Ltd. (3)	$2,000,000.00	1.00%	$2,000,000.00	230,585	—
Capital Ventures International (4)	$2,000,000.00	1.00%	$2,000,000.00	230,585	—
DBSO TRG Fund (A) L.P. (5)	$1,374,000.00	0.69%	$1,374,000.00	158,412	—
Drawbridge Special Opportunities Fund LP (6)	$28,626,000.00	14.31%	$28,626,000.00	3,300,362	—
Drawbridge Special Opportunities Fund Ltd. (7)	$5,095,000.00	2.55%	$5,095,000.00	587,415	—
Ellsworth Growth & Income Fund Ltd. (8)	$2,000,000.00	1.00%	$2,000,000.00	230,585	—
Fortress Vintage Securities Fund L.P. (9)	$2,405,000.00	1.20%	$2,405,000.00	277,278	—
Gabelli Convertible & Income Securities Fund (10)	$1,000,000.00	0.50%	$1,000,000.00	115,292	—
Highbridge Capital Management, LLC (11)	$33,000,000.00	16.50%	$33,000,000.00	3,804,651	—
III Select Credit Hub Fund Ltd. (12)	$400,000.00	0.20%	$400,000.00	46,117	—
IMAP Cayman i3 LP (13)	$1,600,000.00	0.80%	$1,600,000.00	184,468	—
Intrepid Income Fund (14)	$4,000,000.00	2.00%	$4,000,000.00	461,170	—

	2026 Convertible Notes Beneficially Owned Prior to this Offering		Principal Amount of 2026 Convertible Notes to be sold in this offering	Maximum Shares of Common Stock Issuable Upon Conversion of the Principal Amount of 2026 Convertible Notes That May be Sold (1)	2026 Convertible Notes Beneficially Owned After this Offering
Name of Selling Noteholder	Principal Amount of 2026 Convertible Notes	%
LMR CCSA Master Fund Limited (15)	$5,000,000.00	2.50%	$5,000,000.00	576,462	—
LMR Master Fund Limited (16)	$5,000,000.00	2.50%	$5,000,000.00	576,462	—
Marathon Blue Grass Credit Fund LP (17)	$9,403,000.00	4.70%	$9,403,000.00	1,084,095	—
Marathon Centre Street Partnership LP (18)	$25,956,000.00	12.98%	$25,956,000.00	2,992,531	—
Osterweis Growth and Income Fund (19)	$650,000.00	0.33%	$650,000.00	74,940	—
Osterweis Strategic Income Fund (20)	$28,350,000.00	14.18%	$28,350,000.00	3,268,542	—
Polar Capital Funds — Global Absolute Return Fund (21)	$3,500,000.00	1.75%	$3,500,000.00	403,524	—
Polar Capital Funds PLC — Global Convertible Fund (22)	$9,000,000.00	4.50%	$9,000,000.00	1,037,632	—
Polygon Convertible Opportunity Master Fund (23)	$10,000,000.00	5.00%	$10,000,000.00	1,152,925	—
Riva Ridge Master Fund, Ltd. (24)	$1,000,000.00	0.50%	$1,000,000.00	115,292	—
Skaana Partners L.P. (25)	$2,500,000.00	1.25%	$2,500,000.00	288,231	—
TRS Credit Fund LP (26)	$11,141,000.00	5.57%	$11,141,000.00	1,284,473	—

(1)
Calculated at an initial conversion price of 102.2495 shares of common stock per $1,000 principal amount of 2026 Convertible Notes. The initial conversion rate is of the 2026 Convertible Notes is 86.9565 shares of Common Stock per $1,000 principal amount of the 2026 Convertible Notes, which may be adjusted to up to 102.2495 per $1,000 principal amount of the 2026 Convertible Notes. The 2026 Convertible Notes are initially convertible into 17,391,304 shares of Common Stock, which may be adjusted to up to 23,058,494 as more fully described in this Registration Statement.

(2)
Alberta Investment Management Corporation is a body corporate established as an agent of the Crown in right of the Province of Alberta and manages the funds on behalf of a diverse set of Alberta public sector clients for which it serves as its investment manager. The business address of this entity is 1600-10250 101 ST NW, Edmonton, Alberta T5J 3P4, Canada.

(3)
Gabelli Funds, LLC (“
Gabelli Funds
”), a wholly owned subsidiary of GAMCO Investors, Inc. (“
GBL
”), is a limited liability company and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “
Advisers Act
”). Gabelli Funds provides advisory services for Bancroft Fund Ltd., a registered investment company. The business address of each of the foregoing entities is One Corporate Center, Rye, New York 10580.

(4)
Susquehanna Advisors Group, Inc., the authorized agent of Capital Ventures International (“
CVI
”), has discretionary authority to vote and dispose of the 2026 Convertible Notes held by CVI and may be deemed to be the beneficial owner of these 2026 Convertible Notes. Michael Ferry may also be deemed to have investment discretion and voting power over the 2026 Convertible Notes held by CVI through Susquehanna Advisors Group, Inc. Mr. Ferry disclaims any such beneficial ownership of the 2026 Convertible Notes. The business address for Capital Ventures International is P.O. Box 897, Windward 1, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1103, Cayman Islands. The business address of Susquehanna Advisors Group, Inc. and Michael Ferry is 401 E. City Ave, Suite 220, Bala Cynwyd, Pennsylvania 19004.

(5)
DBSO TRG Fund (A) Advisors LLC (“
TRG Advisors
”), is the investment manager of DBSO TRG Fund (A) L.P. (“
TRG
”), and TRG’s general partner is DBSO TRG Fund (A) GP LLC (“
TRG GP
”). As the Co-Chief Investment Officers of TRG Advisors and TRG GP, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by TRG, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(6)
Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“
DBSO Advisors
”), is the investment manager of Drawbridge Special Opportunities Fund LP (“
DBSO
”). As the Co-Chief Investment Officers of DBSO Advisors, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by DBSO, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(7)
Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“
DBSO Advisors
”), is the investment manager of Drawbridge Special Opportunities Fund Ltd. (“
DBSO Ltd
”). As the Co-Chief Investment Officers of DBSO Advisors, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by DBSO Ltd, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(8)
Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company and an investment adviser registered under the Advisers Act. Gabelli Funds provides advisory services for Ellsworth Growth & Income Fund Ltd., a registered investment company. The business address of each of the foregoing entities is One Corporate Center, Rye, New York 10580.

(9)
Fortress Vintage Securities Fund Advisors LLC (“
Vintage Advisors
”), is the investment manager of Fortress Vintage Securities Fund LP (“
Vintage
”) and Fortress Vintage Securities Fund GP LLC (“
Vintage GP
”) is the general partner of Vintage. As the Co-Chief Investment Officers of Vintage Advisors and Vintage GP, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by Vintage, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(10)
Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company and an investment adviser registered under the Advisers Act. Gabelli Funds provides advisory services for Gabelli Convertible and Income Securities Fund, a registered investment company. The business address of each of the foregoing entities is One Corporate Center, Rye, New York 10580.

(11)
Ownership of the 2026 Convertible Notes before the offering includes (i) $10,900,000 aggregate principal amount of 2026 Convertible Notes held by Highbridge Convertible Dislocation Fund, L.P. (“
CDF
”), (ii) $4,200,000 aggregate principal amount of 2026 Convertible Notes held by Highbridge SPAC Opportunity Fund, L.P. (“
SOF
”) and (iii) $17,900,000 aggregate principal amount of 2026 Convertible Notes held by Highbridge Tactical Credit Master Fund, L.P. (“
TCF
” and, together with CDF and SOF, the “
Highbridge Funds
”). Highbridge Capital Management, LLC (“
HCM
”), the trading manager of the Highbridge Funds, may be deemed to be the beneficial owner of the 2026 Convertible Notes (and the shares of Common Stock into which such 2026 Convertible Notes may convert) held by the Highbridge Funds. Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to the 2026 Convertible Notes (and the shares of Common Stock into which such 2026 Convertible Notes may convert) held by the Highbridge Funds. The Highbridge Funds and the foregoing individuals disclaim any beneficial ownership of these securities. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, New York 10172 and the business address of the Highbridge Funds is c/o HedgeServ (Cayman) Ltd., Cricket Square, Floor 6, George Town, Grand Cayman KY1-1104, Cayman Islands.

(12)
Voting and investment power over the 2026 Convertible Notes held by this entity resides with its investment manager, III Capital Management. Mr. Scott Wyler is the Chief Executive Officer of III Capital Management, but he disclaims any beneficial ownership of the 2026 Convertible Notes held by such entity, as does III Capital Management itself. The address of the foregoing individual and entity is c/o III Capital Management, 777 Yamato Road, Suite 300, Boca Raton, Florida 33431.

(13)
Voting and investment power over the 2026 Convertible Notes held by this entity resides with its investment manager, III Capital Management. Mr. Scott Wyler is the Chief Executive Officer of III Capital Management, but he disclaims any beneficial ownership of the 2026 Convertible Notes held by such entity, as does III Capital Management itself. The address of the foregoing individual and entity is c/o III Capital Management, 777 Yamato Road, Suite 300, Boca Raton, Florida 33431.
(14)
Investment decisions for Intrepid Income Fund regarding the 2026 Convertible Notes listed above are made by its Vice President and Portfolio Manager, Mr. Hunter Hayes. The address of Intrepid Income Fund and Mr. Hunter Hayes is 1400 March Landing Parkway, Suite 106, Jacksonville Beach, Florida 32250.

(15)
LMR Partners LLP (“
LMR Partners
”) is the investment manager of LMR CCSA Master Fund Limited and LMR Master Fund Limited (together, the “
LMR Securityholders
”). Vincent Olekhnovitch is a portfolio manager of LMR Partners, and Pearse Griffith, Benjamin Levine, Torsten de Santos and Mark Eberle are directors of the LMR Securityholders, and, accordingly, they have shared voting and dispositive power of the 2026 Convertible Notes held by the LMR Securityholders. The address of LMR Partners is 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom. The address of the LMR Securityholders is P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104 Cayman Islands.

(16)
LMR Partners is the investment manager of the LMR Securityholders. Vincent Olekhnovitch is a portfolio manager of LMR Partners, and Pearse Griffith, Benjamin Levine, Torsten de Santos and Mark Eberle are directors of the LMR Securityholders, and, accordingly, they have shared voting and dispositive power of the 2026 Convertible Notes held by the LMR Securityholders. The address of LMR Partners is 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom. The address of the LMR Securityholders is P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104 Cayman Islands.

(17)
Marathon Asset Management, L.P. is the manager of Marathon Blue Grass Credit Fund LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. Bruce Richards and Louis Hanover are the managing members of Marathon Asset Management GP, L.L.C.; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the 2026 Convertible Notes reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons and entities is One Bryant Park, 38th Floor, New York, New York 10036.

(18)
Marathon Asset Management, L.P. is the manager of Marathon Centre Street Partnership LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. Bruce Richards and Louis Hanover are the managing members of Marathon Asset Management GP, L.L.C.; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the 2026 Convertible Notes reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons and entities is One Bryant Park, 38th Floor, New York, New York 10036.

(19)
Carl Kaufman, the co-lead Portfolio Manager and Managing Director of Fixed Income of the investment manager, has voting or investment power over the 2026 Convertible Notes reported herein that are held by this entity. John Osterweis is also co-lead Portfolio Manager. Mr. Kaufman and Mr. Osterweis each disclaim beneficial ownership in the 2026 Convertible Notes reported herein except to the extent of his pecuniary interest therein. The principal business address of the forgoing persons and entities is c/o Osterweis Capital Management, 1 Maritime Plaza, Suite 800, San Francisco, California 94111.

(20)
Carl Kaufman, the lead Portfolio Manager and Managing Director of Fixed Income of the investment manager, has voting or investment power over the 2026 Convertible Notes reported herein that are held by this entity. Mr. Kaufman disclaims beneficial ownership in the 2026 Convertible Notes reported herein except to the extent of his pecuniary interest therein. The principal business address of the forgoing person and entities is c/o Osterweis Capital Management, 1 Maritime Plaza, Suite 800, San Francisco, California 94111.

(21)
Voting and investment power over the 2026 Convertible Notes resides with this entity’s investment manager, Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor. Polar Capital Partners Limited is the controlling partner of Polar Capital LLP. Polar Capital Partners Limited is 100% owned by Polar Capital Holdings Plc, a listed LSE AIM holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported 2026 Convertible Notes, other than to the extent they may or may not hold 2026 Convertible Notes directly of the Polar Capital Funds plc Global Absolute Return Fund. The address for the investment manager is 16 Palace Street, London, United Kingdom, SW1E 5JD.

(22)
Voting and investment power over the 2026 Convertible Notes resides with this entity’s investment manager, Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor. Polar Capital Partners Limited is the controlling partner of Polar Capital LLP. Polar Capital Partners Limited is 100% owned by Polar Capital Holdings Plc, a listed LSE AIM holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported 2026 Convertible Notes, other than to the extent they may or may not hold 2026 Convertible Notes directly of the Polar Capital Funds plc Global Convertible Fund. The address for the investment manager is 16 Palace Street, London, United Kingdom, SW1E 5JD.

(23)
The 2026 Convertible Notes listed above are held directly by Polygon Convertible Opportunity Master Fund. TFG Asset Management L.P., Polygon Global Partners LP, Polygon Global Partners LLP and Polygon Management Ltd. have voting and dispositive power over the 2026 Convertible Notes held by the Polygon Convertible Opportunity Master Fund. Patrick G. G. Dear and Reade E. Griffith control TFG Asset Management L.P., Polygon Global Partners LP, Polygon Global Partners LLP and Polygon Management Ltd. The business address of Polygon Convertible Opportunity Master Fund, Polygon Management Ltd. and TFG Asset Management L.P. is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. The business address of Polygon Global Partners LP is 399 Park Avenue, 22nd Floor, New York, New York 10022. The business address of Polygon Global Partners LLP and Messrs. Dear and Griffith is c/o Polygon Global Partners LLP, 4 Sloane Terrace, London, X0 SW1X9DQ, United Kingdom.

(24)
Stephen Golden has voting and investment power over the securities as the Managing Member of Riva Ridge Master Fund, Ltd. The business address of Riva Ridge Master Fund, Ltd. is 55th Fifth Avenue, 18th Floor, New York, New York 10003.

(25)
Voting and investment power over the 2026 Convertible Notes held by this entity reside with its investment manager, Skaana Management L.P. Daniel Katzner is the Chief Investment Officer of Skaana Management L.P. and may be deemed to be the beneficial owner of the 2026 Convertible Notes held by such entities. Mr. Katzner, however, disclaims any beneficial ownership of the 2026 Convertible Notes held by such entity. The address of the foregoing individual and entities is c/o 921 President Street Brooklyn, New York 11215.

(26)
Marathon Asset Management, L.P. is the manager of TRS Credit Fund LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. Bruce Richards and Louis Hanover are the managing members of Marathon Asset Management GP, L.L.C.; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the 2026 Convertible Notes reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons and entities is One Bryant Park, 38th Floor, New York, New York 10036.

DESCRIPTION OF SECURITIES
The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. The Certificate of Incorporation is attached as an exhibit to this prospectus. We urge you to read the Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the Company’s Common Stock, the Warrant Agreements, and the Indenture for the 2026 Convertible Notes.
General
The Certificate of Incorporation authorizes the issuance of 500,000,000 shares of Common Stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable (i) in connection with the Business Combination pursuant to the Merger Agreement and (ii) upon conversion of the 2026 Convertible Notes will be, duly authorized, validly issued, fully paid and non-assessable.
As of December 20, 2021, there were 135,566,227 shares of Common Stock outstanding, held of record by approximately ten holders of Common Stock, no shares of preferred stock outstanding and 12,326,472 warrants outstanding held of record by approximately four holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Common Stock
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Certificate of Incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.
Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.
In the event of a liquidation, dissolution or winding up of the Company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common.
Our stockholders have no conversion, preemptive or other subscription rights. Stockholders of GigCapital4 who sold or converted their stock into their share of the Trust Account still have the right to exercise the warrants that they may hold.
Preferred Stock
There are no shares of preferred stock outstanding. Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. No shares of preferred stock were issued or registered in connection with the Business Combination. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although the Company does not currently intend to issue any shares of preferred stock, the Company cannot assure you that it will not do so in the future.

Warrants
There are 12,326,472 warrants outstanding, of which 11,959,939 are public warrants and 366,533 are Private Placement Warrants. Each warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Only whole warrants are exercisable. The public warrants will expire at 5:00 p.m., New York City time, on December 7, 2026, the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.
No public warrants will be exercisable for cash unless the Company has an effective and current prospectus covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a prospectus covering the issuance of the shares of Common Stock issuable upon exercise of the public warrants is not effective within 90 days from the Closing, warrant holders may, until such time as there is an effective prospectus and during any period when the Company shall have failed to maintain an effective prospectus, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.
The Private Placement Warrants are identical to the public warrants except that such Private Placement Warrants will be exercisable for cash (even if a prospectus covering the issuance of the warrant shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Initial Stockholders or their affiliates.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period; and

•
if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a prospectus under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, it may exercise our redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and the Company issues a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the shares of Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company calls the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.
A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up
of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up
or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock)
multiplied by
(ii) one (1),
minus
the quotient of (x) the price per share of Common Stock paid in such rights offering divided by
(y) the fair market value of such share. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume-weighted average price of Common Stock as reported during the
10-trading-day
period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with the Business Combination, (d) as a result of the repurchase of shares of Company Stock if the Business Combination is presented to the stockholders of the Company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying
the warrant exercise price immediately prior to such adjustment by
a fraction (x) the numerator of which will be the number of shares of

Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by Company stockholders as provided for in the proposed Certificate of Incorporation or as a result of the repurchase of shares of Common Stock by us if the Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule
12b-2
under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule
13d-3
under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus
the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Dividends
The Company has not paid any cash dividends on our Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash is within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if the Company incurs any indebtedness, our ability to declare dividends may be limited by restrictive covenants the Company may agree to in connection therewith. See “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
—
Liquidity and Capital Resources
” for a discussion of our credit facilities’ restrictions on our subsidiaries’ ability to pay dividends or other payments to us.
Election of Directors
The BigBear Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the Special Meeting, Class I directors were elected to an initial one-year
term (and three-year terms subsequently), the Class II directors were elected to an initial two-year
term (and three-year terms subsequently) and the Class III directors were elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Our Transfer Agent and Warrant Agent
The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. The Company has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
2026 Convertible Notes
The 2026 Convertible Notes are governed by the Indenture. The 2026 Convertible Notes bear interest at a rate of 6.00% per annum, payable semiannually, are convertible into shares of Common Stock at an initial conversion price of $11.50 (subject to adjustment as described in the Indenture) in accordance with the terms thereof, and shall mature on December 15, 2026. The 2026 Convertible Notes may not be redeemed or repaid by the Company prior to maturity. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Indenture.
Maturity and Interest
The 2026 Convertible Notes will mature on December 15, 2026, unless earlier converted or repurchased.
The 2026 Convertible Notes will bear interest at a rate of 6.00% per annum until conversion, redemption or repurchase. Interest accrues from the issue date or from the most recent date on which interest has been paid. Interest is payable annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2022. Accrued interest on the 2026 Notes shall be computed on the basis of a
360-day
year composed of twelve
30-day
months and, for partial months, on the basis of the number of days actually elapsed in a
30-day
month.
Ranking
The 2026 Convertible Notes are general senior obligations of the Company and:

•	rank pari passu in right of payment with all existing and future senior indebtedness of the Company;

•	are effectively senior to all of the Company’s subordinated indebtedness; and

•	are guaranteed on a senior basis by the Guarantors (as defined below).
The Guarantees (as defined below) are general senior obligations of each Guarantor and:

•	rank pari passu in right of payment with all existing and future senior indebtedness of such Guarantor; and

•	are effectively senior to all of such Guarantor’s subordinated indebtedness.
Certain Covenants
The 2026 Convertible Notes are subject to various covenants that restrict the Company’s and its Subsidiaries’ ability to, among other things:

•	make restricted payments;

•	incur or guarantee indebtedness or issue disqualified stock;

•	create, incur or assume any Lien;

•	make any payment to, or sell, lease, transfer or otherwise dispose of properties or assets or enter into transactions with any Affiliate of the Company;

•	sell or transfer interest in its Material Intellectual Property; or

•	merge or consolidate with other companies or transfer all or substantially all of the Company’s assets.
Limitation on Certain Restricted Payments
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any payment or distribution (x) on account of the Company’s or any of its Subsidiaries’ Capital Stock (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or (y) to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Capital Stock in their capacity as holders, other than (A) dividends, payments or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends, payments or distributions by a Subsidiary to the Company or another Subsidiary (and in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);
(ii) purchase, redeem, defease or otherwise acquire or retire for value (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Capital Stock of the Company held by Persons other than the Company or any Subsidiary; or
(iii) purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, other than (A) Indebtedness permitted under the Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock covenant hereof or (B) the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition.
(all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “
Restricted Payments
”).

Notwithstanding anything to the contrary contain herein, so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, the provisions of this covenant will not prohibit:
(i)    the payment of any dividend or distribution or consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with any provision of this covenant;
provided
that the making of such payment will reduce capacity for Restricted Payments pursuant such provisions when so made;
(ii)    a Restricted Payment to pay for the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock of the Company held by any future, present or former employee, director, officer, member of management, operating partner, manager, contractor, service provider, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Company in connection with such prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition), including any Capital Stock rolled over, accelerated or paid out by or to any employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries in connection with any transaction;
provided
,
however
, that the aggregate Restricted Payments made under this clause do not exceed $3,760,000 in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $7,520,000 in any fiscal year);
provided
,
further
, that such amount in any calendar year may be increased by an amount not to exceed:
(A)    the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this covenant; plus
(B)    the cash proceeds of key man life insurance policies received by the Company or any Subsidiary of the Company after the Issue Date; and in addition, cancellation of Indebtedness owing to the Company or any Subsidiary from any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries (or any permitted transferees thereof) of the Company or any Subsidiary of the Company in connection with a repurchase of Capital Stock of the Company or any Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;
(iii) cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represent a portion of the exercise, conversion or exchange price thereof;
(iv) each Subsidiary of the Company may make Restricted Payments to the Company or any Guarantor or to another Subsidiary of the Company which is the immediate parent of the Subsidiary making such Restricted Payment;
(v) payments made or expected to be made by the Company or any Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any Subsidiary and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents payments in respect of withholding or similar taxes payable upon exercise or vesting thereof;
(vi) the making of cash payments in connection with any conversion or redemption of the Notes, in each case, pursuant to the terms of the Indenture;
(vii) any
non-Wholly
Owned Subsidiary of the Company may make Restricted Payments (which may be in cash) to its stockholders, members or partners generally, so long as the Company or the Subsidiary which owns the Capital Stock in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary);
(viii) the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise or conversion of warrants, options or other securities exercisable or convertible into, Capital Stock of the Company or in connection with the issuance of any dividend otherwise permitted to be made under this covenant;
(ix) the declaration and payment of cash dividends, or the making of cash distributions, to holders of the Company’s Capital Stock (including Common Stock and Preferred Stock) on account of such Capital Stock (including Common Stock and Preferred Stock);
provided
that (A) Consolidated Adjusted EBITDA for the most recent Four Quarter Period for which consolidated financial statements are available was equal to or greater than $50,000,000 and (B) on a Pro Forma Basis after giving effect to such Restricted Payment, the Consolidated Total Indebtedness Ratio would be equal to or less than 4.50 to 1.00;
provided
,
further
, that, in no event shall any distribution, as a dividend or otherwise, by the Company of (A) any Material Intellectual Property or (B) the Capital Stock of any Guarantor, be permitted under this covenant;
(x) any Restricted Payment made in connection with the Transactions;
(xi) (a) any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock, including any accrued and unpaid dividends thereon (“
Treasury Capital Stock
”) or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (in each case, other than Disqualified Stock or Designated Preferred Stock) (“
Refunding Capital Stock
”), and (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;
(xii) any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge, retirement or other acquisition of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be incurred pursuant to Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock; and
(xiii) payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets not prohibited by the Indenture.
For purposes of determining compliance with this covenant, if any Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide such Restricted Payment in any manner that complies with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock
The Company will not, and will not permit any of its Subsidiaries, in each case, to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock.
Notwithstanding anything to the contrary therein, this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or Preferred Stock (collectively, “
Permitted Indebtedness
”):
(i)    (A) the incurrence of Indebtedness pursuant to Credit Facilities, other than the Revolving Facility (as defined herein), by the Company or any Guarantor up to an aggregate principal amount of all Indebtedness incurred under this covenant (including any Permitted Refinancing Indebtedness in respect thereof) not to exceed $75,000,000 at any time outstanding; and
(B) the incurrence of Indebtedness pursuant to one or more debt facilities providing for revolving loans by a Bank Lender or group of Bank Lenders (a “
Revolving Facility
”) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) by the Company or any Guarantor up to an aggregate principal amount of all Indebtedness incurred under this covenant (including any Permitted Refinancing Indebtedness in respect thereof) not to exceed $50,000,000 at any time outstanding;
(ii)    (A) the incurrence by the Company and any Guarantor of Indebtedness represented by the 2026 Convertible Notes (including any guarantee thereof) to be issued on the Issue Date (but excluding any Additional Notes) and (B) any Indebtedness outstanding on the Issue Date (other than clause (i) hereof) and, for the purposes of clause (iii) hereof, any Indebtedness incurred pursuant to clauses (v) and (vi) hereof);
(iii) the incurrence by the Company or any Guarantor of purchase money Indebtedness to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capitalize Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (other than Intellectual Property) or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancing thereof;
provided
,
however
, that the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not exceed, at any one time outstanding, $10,000,000;
(iv) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness to Refinance any Indebtedness that was permitted to be incurred under this covenant (other than clause (i) and (iii) thereof);
(v) Indebtedness of the Company to a Subsidiary;
provided
that any such Indebtedness owing to a Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the 2026 Convertible Notes;
provided further
, that any subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (v);
(vi) Indebtedness of a Subsidiary to the Company or another Subsidiary;
provided
that if a Guarantor incurs such Indebtedness owing to a Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the 2026 Convertible Notes of such Guarantor;
provided
further
, that any subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vi);
(vii) the issuance by any of the Company’s Subsidiaries to the Company or to any of its Subsidiaries of shares of Preferred Stock;
provided
,
however
, that: (x) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Subsidiary; and (y) any sale or other transfer of any such Preferred Stock to a Person that is not the Company or a Subsidiary, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary that was not permitted by this clause (vii);
(viii) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;
(ix) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (x) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (y) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (z) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;
(x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor permitted to be incurred under any other provision of Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock, and the guarantee by any Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant;
provided
that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the 2026 Convertible Notes, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed;
(xi) the incurrence by the Company or any of its Subsidiaries of Indebtedness (other than for borrowed money) arising from agreements of the Company or any such Subsidiary providing indemnification, deferred purchase price, non-cash
earn-outs, cash earn-outs, purchase price adjustments and other similar obligations, in each case, incurred or assumed in connection with any investment, the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Subsidiaries, other than, in the case of any such disposition by the Company or any of its Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;
(xii) the incurrence of contingent liabilities arising out of endorsements of checks, drafts and other similar instruments for deposit or collection in the ordinary course of business;
(xiii) the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements, other than any such Indebtedness of the Company or any Guarantor in respect of any such obligations of a Subsidiary that is not a Guarantor;
(xiv) Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Company or any Guarantor, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the premiums with respect to such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;
(xv) Indebtedness incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;
provided
that any reimbursement obligations in respect thereof are reimbursed within ninety (90) days following the due date thereof;
provided
,
further
, that this clause (xv) shall not include any Indebtedness of the Company or any Guarantor in respect of such obligations of a Subsidiary that is not a Guarantor;
(xvi) Indebtedness representing deferred compensation or similar obligation to employees of the Company or any Guarantor or any of their Subsidiaries or incurred in the ordinary course of business;

(xvii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(xviii) Indebtedness of the Company and its Subsidiaries, to the extent the net proceeds thereof are promptly used to purchase the 2026 Convertible Notes in connection with a Fundamental Change;
(xix) Subordinated Indebtedness;
(xx) Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary incurred or issued to finance an acquisition or (B) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Subsidiary or merged into, or consolidated, amalgamated or combined with, the Company or a Subsidiary in accordance with the terms of the Indenture;
 provided
 that in the case of clauses (A) and (B) of this covenant, after giving pro forma effect to such acquisition, merger, amalgamation, consolidation or other business combination, the Consolidated Total Indebtedness Ratio for the Company immediately subsequent to the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued is less than or equal to the Consolidated Total Indebtedness Ratio immediately prior to such acquisition, merger, amalgamation, consolidation or other business combination; and
(xxi) Indebtedness issued by the Company or any of its Subsidiaries to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries, in each case to finance the purchase or redemption of Capital Stock of the Company that is not prohibited by the Indenture and (b) Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in the ordinary course of business, consistent with past practice or in connection with the Transactions, any investment or any acquisition (by merger, consolidation, amalgamation or otherwise).
Limitation on Liens
The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee of Indebtedness, on any asset or property of the Company or any Guarantor, unless:
(i) In the case of Liens securing Subordinated Indebtedness, the 2026 Convertible Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and
(ii) In all other cases, the 2026 Convertible Notes or the Guarantees are equally and ratably secured, in each case of clauses (i) and (ii), until such time as such Indebtedness is no longer secured by the Initial Lien. The foregoing provisions shall not apply to (i) Liens securing the 2026 Convertible Notes and the related Guarantees and (ii) Liens securing Indebtedness and other Obligations permitted to be incurred under (or secured pursuant to) Credit Facilities (including the Revolving Facility), including any letter of credit facility relating thereto, that was incurred pursuant to clause (i) of the definition of Permitted Indebtedness.
“
Permitted Liens
” means:
(a)    Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside in the applicable financial statements in accordance with GAAP;
(b)    Carriers,’ warehousemen’s, mechanics,’ materialmen’s, repairmen’s and other like Liens imposed by applicable laws, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside in the applicable financial statements in accordance with GAAP;
(c)    Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, other than any Lien imposed by ERISA;

(d)    Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)    Liens (i) securing judgments, awards, attachments and/or decrees for the payment of money not constituting an Event of Default, (ii) arising out of judgments or awards against the Company, or the Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens
and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;
(f)    Liens consisting of survey exceptions, minor encumbrances, ground leases, easements, or reservations of, rights of others for, licenses, rights-of-way,
servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, minor defects or irregularities in title and similar encumbrances) as to the use of a Real Estate Asset or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness for borrowed money and which do not individually or in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business as currently conducted or as contemplated to be conducted;
(g)    Liens on fixed or capital assets of the Company or any Guarantor which secure Indebtedness permitted under clause (iii) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets and (iii) such Liens shall attach only to the assets acquired, plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof (including after-acquired property that is (A) affixed or incorporated into the property or assets covered by such Lien, (B) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets, and (C) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations relating to any Indebtedness or other obligations to which such Liens relate;
(h)     Liens securing Indebtedness permitted under clause (xxii) of the definition of Permitted Indebtedness so long as such Liens shall attach only to the assets acquired, plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure the obligations relating to any Indebtedness or other obligations to which such Liens relate;
(i)    Landlords’ and lessors’ statutory Liens in respect of rent not in default;
(j)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;
(k)    Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to the Company or any Guarantor or bailee arrangements entered into in the ordinary course of business;
(l)    Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary;
 provided
 that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;
 provided
,
 further
, that such Liens may not extend to any other property or other assets owned by the Company or any Subsidiaries (other than Subsidiaries of such Person);

(m)    Liens on property or other assets at the time the Company or a Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation, consolidation or business combination with or into the Company, any Guarantor or any of their respective Subsidiaries;
 provided
 that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger, consolidation or business combination;
 provided
,
 further
, that the Liens may not extend to any other property owned by the Company or any of its Subsidiaries (other than Subsidiaries of such Person);
(n)    Liens on earnest money deposits made in connection with an agreement to purchase assets or Capital Stock of a Person, or in connection with an agreement to dispose of any property in an asset sale not prohibited hereby;
(o)    ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;
(p)     (i) licenses or sublicenses granted by the Company and/or its Subsidiaries permitted (or not expressly restricted) in accordance with the terms of the Indenture, (ii) leases or subleases granted by the Company or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of the Company or any Subsidiary, (iii) any interest or title of a lessor, sublessor or licensor under any Capitalized Lease Obligations, (iv) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject, (v) subordination of the interest of the lessee or sub-lessee under
such Capitalized Lease Obligations to any restriction or encumbrance referred to in the preceding clause (iv) and (vi) royalty, revenue, profit sharing or buy/sell arrangements arising out of Joint Ventures, purchase and sale contracts, development contracts or other arrangements expressly permitted hereunder;
(q)    Liens in connection with any zoning, building, land use or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(r)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;
(s)    Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(t)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company or the Subsidiaries;
(u)    Liens deemed to exist in connection with investments in repurchase agreements;
(v)    Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and not prohibited by the Indenture or (ii) by operation of law under Article 2 of the Uniform Commercial Code (and/or any similar Requirement of Law under any jurisdiction);
(w)    Liens (i) in favor of the Company and any Guarantor and/or (ii) granted by any entity that is not the Company or any Guarantor in favor of any Subsidiary that is not the Company or any Guarantor, in each case of the foregoing clauses (i) and (ii), securing intercompany Indebtedness permitted under Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock;

(x)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiaries or any other insurance or self-insurance arrangements;
(y)    Liens on cash and cash equivalents that are earmarked to be used to satisfy or discharge Indebtedness;
provided
(i) such cash and/or cash equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or cash equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(z)    Liens or rights of
set-off
against credit balances of the Company or any of the Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Company or any Subsidiaries in the ordinary course of business to secure the obligations of any Subsidiary to the credit card issuers or credit card processors as a result of fees and charges;
(aa)    deposits of cash with the owner or lessor of premises leased and operated by the Company or any Subsidiaries to secure the performance of the Company’s, any Guarantor’s and such Subsidiary’s obligations under the terms of the lease for such premises;
(bb)    the modification, replacement, renewal or extension of any Lien permitted by his Indenture;
provided
that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof and customary security deposits and (C) assets subject to any cross collateralization of obligations owed to the holder of such Lien, and (ii) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock (to the extent constituting Indebtedness);
(cc)    Liens securing Hedging Obligations; and
(dd)    Liens (i) consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business and (ii) Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company or such Subsidiary’s client at which such equipment is located.
For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify such Lien (or any portion thereof) in any manner that complies with this definition.
Transactions with Affiliates
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “
Affiliate Transaction
”) involving aggregate payments or consideration in excess of $5,000,000, unless:
(1)    the Affiliate Transaction is on terms that are substantially as favorable to the Company or the relevant Subsidiary, taken as a whole, as those that would have been obtained at the time in a comparable arms-length transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company or any of its Subsidiaries;
(2)    the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10,000,000, a resolution of the Board of Directors of the Company accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with the Transactions with Affiliates covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and
(3)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25,000,000, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction or Affiliate Transactions is fair, from a financial point of view, to the Company and its Subsidiaries, taken as a whole.
The following will not be deemed Affiliate Transactions under to the Indenture, and are therefore not subject to the above limitations:
(1)    any collective bargaining, consulting or employment agreement or compensation plan, stock option, stock ownership plan, management equity plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), termination or severance agreement, or officer or director indemnification arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business for the benefit of any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries and payments and transactions pursuant thereto, including (A) any issuance, transfer or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members,) of the Company, any of its Subsidiaries; (B) the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, members of management, managers, contractors, consultants, distributors or advisors (or their respective Immediate Family Members) of the Company or any Subsidiary (whether directly or indirectly and including by their Immediate Family Members); (C) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors; and (D) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(2)    transactions between or among the Company and/or its Subsidiaries (or a Person that becomes a Subsidiary as a result of such transaction);
(3)    payment of fees and reimbursement of expenses and indemnities provided to any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries;
(4)    any transaction in which the only consideration paid by the Company or any Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company or any contribution of capital to the Company;
(5)    Restricted Payments that do not violate the provisions Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock of the Indenture;

(6)    transactions pursuant to agreements or arrangements as in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as such agreement or arrangement, as so amended, modified or supplemented or replaced, is not materially more disadvantageous, taken as a whole, than such agreement or arrangement as in effect on the Issue Date, as determined in good faith by the Company);
(7)    purchases or sales of goods and/or services with customers, clients, suppliers, joint ventures, purchasers, sales agents or sellers of goods and services or providers of employees or other labor entered into in the ordinary course of business on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company;
(8)     (A) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Company or such Subsidiary; (B) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of the Subsidiaries, the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and (C) (i) investments by Affiliates in securities or loans of the Company or any of the Subsidiaries so long as the investment is being offered by the Company or such Subsidiary generally to other non-affiliated
third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or loans of the Company or any of the Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and its Subsidiaries, in each case, in accordance with the terms of such securities or loans;
(9)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any Subsidiary and not for the purpose of circumventing any provision of the Indenture;
(10)    to the extent permitted under the Indenture, including in compliance with Article 11, any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (i) forming or collapsing a holding company structure or (ii) reincorporating the Company in a new jurisdiction;
(11)    entering into and the payment of costs and expenses and indemnities pursuant to one or more agreements that provide registration rights to the security holders of the Company or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any direct or any indirect parent of the Company and the performance of such agreements on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company and that have been approved by the Board of Directors of the Company;
(12)    fees, indemnities and reimbursements may be paid to directors, officers, employees, members of management, managers, consultants independent contractors of the Company and its Subsidiaries;
(13)    Subsidiaries of the Company may pay management fees, licensing fees and similar fees to the Company or to any Guarantor;
(14)    advances to employees of the Company or any Subsidiary made in the ordinary course of business, in a manner that is consistent with past practice;
(15)    the Transactions and the payment of all fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related to the Transactions;
(16)    the existence of, or the performance by the Company or any Subsidiary of its obligations under the terms of, any equityholders, investor rights or similar agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided that the existence of, or the performance by the Company or any Subsidiary of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, more disadvantageous to the Holders in any material respect in the reasonable determination of the Company than those in effect on the Issue Date; and
(17)    transactions in which the Company or any Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or meets the requirements of the Transactions with Affiliates covenant in the Indenture.
In addition, if the Company or any of its Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Company of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Company or a Subsidiary to be deemed an Affiliate Transaction) or (ii) sells or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Company of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Company or a Subsidiary to be deemed an Affiliate Transaction).
Material Intellectual Property
Interests in the Material Intellectual Property shall be held at all times by the Company or a Guarantor and the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (a) sell or transfer its interest, in one or a series of transactions, in any of the Material Intellectual Property to a Person that is not the Company or a Guarantor, (b) exclusively or co-exclusively
licenses any Material Intellectual Property to a Person that is not the Company or a Guarantor (other than
(i) non-perpetual
licenses that are exclusive solely with respect to a customized software or software enhancement entered into in the ordinary course of business and in connection with the provision of services by the Company or any of its Subsidiaries or the provision, directly or together with the Company, of services by any third party with whom the Company or any of its Subsidiaries has a commercial arrangement to provide services or technology to enable the provision of such services to its customers; provided that, (i) at the time such license is entered into, in the judgment of the Company, the granting of such license does not materially and adversely affect the business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole), or (c) sell or transfer any interest in any Guarantor holding interests in Material Intellectual Property to a Person that is not the Company or a Guarantor, provided that, in each case, any Lien permitted by the Indenture shall not be prohibited by this covenant.
Merger, Consolidation or Sale of Assets
Subject to certain provisions of the Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to another Person, unless:
(i)    the resulting, surviving or transferee Person, if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under 2026 Convertible Notes and the Indenture;
(ii)     immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing under the Indenture; and
(iii)    if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with the Indenture and that such supplemental indenture is authorized or permitted by the Indenture and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.
Subject to certain provisions of the Indenture, no Guarantor shall consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of its assets to, another Person, unless:
(i) the other Person is the Company or a Guarantor or becomes a Guarantor concurrently with the transaction;
(ii) either (x) the Company or a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under the Indenture by the execution of a supplemental indenture; or
(iii) the transaction constitutes a sale or other disposition or transfer (including by way of consolidation, merger or amalgamation) of the Guarantor or the sale, conveyance, transfer or lease of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Guarantor) otherwise not prohibited by the Indenture.
Notes Guarantees
Certain subsidiaries of the Company (each a “
Guarantor
” and collectively, the “
Guarantors
”) have jointly and severally, fully and unconditionally guaranteed the obligations under the 2026 Convertible Notes as to payment of principal of and premium, if any, and interest when and as the same shall become due and payable (the “
Guarantees
”).
A Guarantee will be automatically and unconditionally terminated, and the relevant Guarantor will be automatically and unconditionally released and relieved of any obligations under its Guarantee and the Indenture in the event of:

•
upon a sale, transfer, exchange or other disposition (including by way of consolidation or merger) of Capital Stock of such Guarantor following which the applicable Guarantor ceases to be a Subsidiary or the sale, transfer, exchange or other disposition of all or substantially all the properties and assets of the applicable Guarantor (other than to the other Guarantors) otherwise not prohibited by the Indenture;

•
upon the release or discharge of such Guarantor’s obligations under the Credit Agreement or other Indebtedness that resulted in the creation of such Guarantee other than, in each case, a release or discharge through payment thereon;

•
upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the Indenture;

•	upon the satisfaction and discharge of the 2026 Convertible Notes; or

•	as permitted by Article 10 of the Indenture.
Company’s Mandatory Conversion Option
On or after December 15, 2022 and prior to the close of business on October 7, 2026, the Company may, at its option, elect to convert the original principal amount of the 2026 Convertible Notes in whole but not in part if (x) the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter (the “
Mandatory Conversion Determination Date
”) is greater

than or equal to 130% of the Conversion Price on each applicable Trading Day and (y) the
30-Day
ADTV ending on, and including, the Mandatory Conversion Determination Date is greater than or equal to $3,000,000 for the first two (2) years after the initial issuance of the 2026 Convertible Notes hereunder and $2,000,000 thereafter (the “
Company Mandatory Conversion Condition
”).
To exercise the Company Mandatory Conversion Right, the Company will send notice of the Company’s election (a “
Mandatory Conversion Notice
”) to Holders, the Trustee and the Conversion Agent no later than the fifth (5th) Business Day following the Mandatory Conversion Determination Date.
Such Mandatory Conversion Notice must state:
(i)    that the 2026 Convertible Notes have been called for Mandatory Conversion, briefly describing the Company Mandatory Conversion Right under the Indenture;
(ii)    the Mandatory Conversion Date;
(iii)    the current Conversion Rate;
(iv)    the name and address of the Paying Agent and the Conversion Agent; and
(v)    the CUSIP and ISIN numbers, if any, of the 2026 Convertible Notes.
If the Company exercises the Company Mandatory Conversion Right in accordance with the Indenture, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second (2 nd
) Business Day immediately following the Mandatory Conversion Date.
Each share of Common Stock delivered upon a Mandatory Conversion of any 2026 Convertible Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable,
free from preemptive rights and free of any lien or adverse claim. If the Common Stock is then listed on any securities exchange and has been registered on an effective registration statement with the Commission, then the Company will cause each share of Common Stock, when delivered upon a Mandatory Conversion of any Convertible Note, to be admitted for listing on such exchange. Notwithstanding anything herein to the contrary, the Company (1) shall not be permitted to effect any Company Mandatory Conversion hereunder unless as of such Mandatory Conversion Date no Equity Conditions Failure then exists and (2) shall not be required to pay any Interest Make-Whole Amount in connection with any Mandatory Conversion.
Adjustment of Conversion Rate
The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the 2026 Convertible Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the 2026 Convertible Notes, in any of the transactions described in this section, without having to convert their 2026 Convertible Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of 2026 Convertible Notes held by such Holder.

If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR 1 = CR 0 ×	OS 1
OS 0
where,

CR 0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR 1 =	the Conversion Rate in effect immediately after the open of business on such Record Date or Effective Date, as applicable;

OS 0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS 1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.
Any adjustment made under this section shall become effective immediately after the open of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this section is declared but not so paid or made, or any share split or combination of the type described in this section is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines in good faith not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.
If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	OS 0 + X
OS 0 + Y
where,

CR 0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such issuance;

CR 1 =	the Conversion Rate in effect immediately after the open of business on such Record Date;

OS 0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by
(ii) the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this section shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.
For purposes of this section, in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company in good faith.    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e) of the Indenture, (ii) except as otherwise described in the Stockholder Right Plans section of the Indenture, rights issued pursuant to any stockholders rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) of the Indenture shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this section shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “
Distributed Property
”), then the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	SP 0
SP 0 – FMV
where,

CR 0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such distribution;

CR 1 =	the Conversion Rate in effect immediately after the open of business on such Record Date;

SP 0 =	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors of the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.
Any increase made under the portion of this section above shall become effective immediately after the open of business on the Record Date for such distribution. If such distribution is not so paid or made, the

Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “
FMV
” (as defined above) is equal to or greater than “
SP
0
” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Record Date for the distribution. If the Board of Directors of the Company determines in good faith the “
FMV
” (as defined above) of any distribution for purposes of this section by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution.
With respect to an adjustment pursuant to this section where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “
Spin-Off”
), the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	FMV 0 + MP 0
MP 0
where,

CR 0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR 1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV 0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in the Definitions section of the Indenture as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Record Date of the
Spin-Off
(the “
Valuation Period
”); and

MP 0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period;
provided
that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such
Spin-Off
and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a
Spin-Off
is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Company determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.
For purposes of this section (and subject in all respect the Stockholder Rights Plans section of the Indenture, rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“
Trigger Event
”):

(i)	are deemed to be transferred with such shares of the Common Stock;

(ii)	are not exercisable; and

(iii)	are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this section (and no adjustment to the Conversion Rate under this section will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this section. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this section was made:
(1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and
(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 14.04(a), Section 14.04(b) and this section of the Indenture, if any dividend or distribution to which this section is applicable also includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 14.04(a) of the Indenture is applicable (the “
Clause A Distribution
”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 14.04(b) of the Indenture is applicable (the “
Clause B Distribution
”),
then, in either case,
(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this section is applicable (the “
Clause C Distribution
”) and any Conversion Rate adjustment required by this section with respect to such Clause C Distribution shall then be made, and
(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.08(b) of the Indenture with respect thereto shall then be made, except that, if determined by the Company (I) the “
Record Date
” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Record Date or Effective Date” within the meaning of Section 14.04(a) of the Indenture or “outstanding immediately prior to the open of business on such Record Date” within the meaning of Section 14.04(b) of the Indenture.

If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	SP 0
SP 0 – C
where,

CR 0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution;

CR 1 =	the Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution;

SP 0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.
Any increase pursuant to this section shall become effective immediately after the open of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “
SP
0
” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.
(ii)    If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR 1 = CR 0 ×	AC + (SP 1 x OS 1 )
OS 0 x SP 1
where,

CR 0 =	the Conversion Rate in effect immediately prior to the close of business on the tenth (10 th
) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “
Expiration Date
”);

CR 1 =	the Conversion Rate in effect immediately after the close of business on the tenth (10 th ) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS 0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS 1 =	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP 1 =	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
The increase to the Conversion Rate under this section shall occur at the close of business on the tenth (10 th
) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
provided
that if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “ten (10)” or “tenth (10 th
)” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the tenth (10 th
) Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “ten (10)” or “tenth (10 th
)” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day immediately preceding the relevant Conversion Date.
In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.
If the average of the Daily VWAP during the 30 consecutive Trading Days immediately preceding the date that is one hundred eighty (180) days after November 30, 2021 (the “
Reset Date
”) is less than $10.00, the Conversion Rate shall be replaced, with effect from the Reset Date, by the lower of (a) $1,000 divided by 115% of the average of the Daily VWAP during the 30 consecutive Trading Days immediately preceding the Reset Date and (b) 102.2495. The Company shall notify the Trustee, the Holders and the Conversion Agent (if other than the Trustee) if the events in this section occur and the new resulting Conversion Rate.
Notwithstanding the Adjustment of Conversion Rate Section of the Indenture or any other provision of the Indenture or the 2026 Convertible Notes, if a Conversion Rate adjustment becomes effective on any Record Date, and a Holder that has converted its Notes on or after such Record Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) of the Indenture based on an adjusted Conversion Rate for such Record Date, then, notwithstanding the Conversion Rate adjustment provisions in the Adjustment on Conversion Rate Section of the Indenture, the Conversion Rate adjustment relating to such Record Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
In addition to those adjustments required by clauses (a)-(f) of the Adjustment of Conversion Rate section of the Indenture, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors of the Company determines in good faith that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
Except as stated in the Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:
(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the 2026 Convertible Notes were first issued;
(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back
transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 14.04(e) of the Indenture;
(v) solely for a change in the par value (or lack of par value) of the Common Stock; or
(vi) for accrued and unpaid interest, if any.
All calculations and other determinations under the Conversion of Notes article in the Indenture shall be made by the Company and shall be made to the nearest one-ten
thousandth (1/10,000th) of a share.
Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
For purposes of the Adjustment of Conversion Rate section of the Indenture, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

For the avoidance of doubt, the closing of the transactions contemplated by the BCA to occur on the date of the Indenture shall not result in any adjustment of the Conversion Rate, Conversion Price or any other terms of the 2026 Convertible Notes.
Adjustment of Prices
Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days, the Board of Directors of the Company shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to the Adjustment of Conversion Rate section of the Indenture) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the
Ex-Dividend
Date, Record Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.
Effect of Recapitalizations, Reclassifications and Changes of the Common Stock
(a) In the case of:
(i) any recapitalization, reclassification or similar change of the Common Stock (other than changes in par value or resulting from a subdivision or combination);
(ii) any consolidation, merger, combination or similar transaction involving the Company;
(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole; or
(iv) any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “
Share Exchange Event
”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “
Reference Property
,” with each “
unit of Reference Property
” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) of the Indenture providing for such change in the right to convert each $1,000 principal amount of Notes;
provided
,
however
, that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the Interest Make-Whole Amount upon conversion of Notes in accordance with the Conversion Procedure; Settlement Upon Conversion section of the Indenture and (B) (I) any amount payable in cash upon conversion of the Convertible Notes in accordance with the Conversion Procedure; Settlement Upon Conversion section of the Indenture shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Convertible Notes in accordance with the Conversion Procedure; Settlement Upon Conversion section of the Indenture shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.
If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the 2026 Convertible Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to the Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Mandatory Conversion section of the Indenture), multiplied by
the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second (2 nd
) Business Day immediately following the relevant Conversion Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.
If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in the Conversion of Notes article in the Indenture with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders of the Convertible Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in the Repurchase at Option of Holders Upon a Fundamental Change section of the Indenture.
When the Company executes a supplemental indenture pursuant to subsection (a) of the Effect of Recapitalizations, Reclassifications and Changes of the Common Stock section of the Indenture, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder promptly and in any event within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Effect of Recapitalizations, Reclassifications and Changes of the Common Stock section of the Indenture. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock, as set forth in the Conversion Privilege section of the Indenture and the Conversion Procedure Conversion Procedure; Settlement Upon Conversion section of the Indenture prior to the effective date of such Share Exchange Event.
The above provisions of this section shall similarly apply to successive Share Exchange Events.
Fundamental Change
If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date, holders of the 2026 Convertible Notes will have the right to require the Company to repurchase all or any portion of their 2026

Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the 2026 Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
Following certain corporate events that occur prior to the maturity date or if the Company exercises its mandatory conversion right in connection with such corporate events, the Company will in certain circumstances increase the conversion rate for a holder who elects to convert its 2026 Convertible Notes in connection with such corporate events or has been forced to convert its 2026 Convertible Notes in connection with such corporate events, as the case may be.
Governing Law
The Indenture and the 2026 Convertible Notes are governed by, and construed in accordance with, the laws of the State of New York.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws
Our Certificate of Incorporation provides that the BigBear Board is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the BigBear Board will be classified, directors may be removed only with cause by a majority of our outstanding shares.
In addition, the Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Special Meeting of Stockholders
The Certificate of Incorporation provides that special meetings of our stockholders may be called only by the Chairman of the Board or the BigBear Board pursuant to a resolution adopted by a majority of the BigBear Board. Stockholders of BigBear will not be eligible and has no right to call a special meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule
14a-8
of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. The Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment)

and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule
14a-8
(or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Securities Eligible for Future Sale
The Company has 135,566,227 shares of Common Stock outstanding as December 20, 2021. Of these shares, 11,001,307 public shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act (“
Rule 144
”). All of the remaining 124,564,920 outstanding shares (including all 366,533 Private Placement Units and their component shares) are, and any shares of Common Stock issued upon conversion of the Convertible Notes will be, restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
Pursuant to Rule 144 under the Securities Act, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our Initial Stockholders are able to sell their Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after the Closing.
Investor Rights Agreement
Pursuant to the Investor Rights Agreement, BigBear is filing this shelf prospectus within 45 days of the Closing in respect of all registrable securities under the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, certain parties are entitled to customary piggyback rights on registered offerings of equity securities of BigBear and certain other registration rights, including unlimited shelf take-downs and, in the case of Ultimate, together with any of its permitted transferees that have executed a joinder to the Investor Rights Agreement (collectively, the “
Partner
”), demand registration rights following the expiration of the
Lock-Up
Period (as defined below). Any underwritten offering of BigBear’s equity securities will be subject to customary cut-back
provisions. Pursuant to the Investor Rights Agreement, BigBear has agreed to cooperate and use commercially reasonable efforts to consummate the applicable registered offerings initiated by the parties and will pay the fees and expenses of such offerings (including reasonable and documented fees of one counsel for the parties participating in such offering).
The Investor Rights Agreement replaced and by its terms, at the Closing, terminated the Registration Rights Agreement, dated as of February 8, 2021, by and among GigCapital4, the Initial Stockholders, and the Insiders (the “
Registration Rights Agreement
”).
2026 Convertible Note Subscription Agreements
The Company is obligated to register the resale of the 2026 Convertible Notes and the shares issuable upon the conversion of the 2026 Convertible Notes. The Company agreed that, the Company will file with a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the 2026 Convertible Notes. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of such registration statement, and to be supplemented and amended to the extent necessary to ensure that such prospectus is available or, if not available, that another registration statement is available for the resale of the 2026 Convertible Notes, until the earliest of (i) the date on which the 2026 Convertible Notes may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such 2026 Convertible Notes have actually been sold and (iii) the date which is three years after the Closing.
Notwithstanding anything to the contrary in the Convertible Note Subscription Agreements, the Company shall be entitled to delay or postpone the effectiveness of the registration statement, and from time to time to require any Selling Noteholder not to sell under the registration statement or to suspend the effectiveness thereof, if (i) it determines that in order for the registration statement not to contain a material misstatement or omission, an amendment or supplement thereto would be needed or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure
of which in the registration statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements.
Section 203 of the DGCL
BigBear is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “ interested stockholder ”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the BigBear Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by the BigBear Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds
of the outstanding voting stock not owned by the interested stockholder.

Listing of Securities
The Company’s Common Stock and warrants are listed on the NYSE under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange.

PLAN OF DISTRIBUTION
The Selling Securityholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock and/or warrants on NYSE or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. In addition, the Selling Noteholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their 2026 Convertible Notes on any market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The Selling Stockholders and Selling Noteholders may use any one or more of the following methods when disposing of their shares of our Common Stock, our warrants and/or our 2026 Convertible Notes:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price;

•	distribution to members, limited partners or stockholders of Selling Stockholders;

•	“at the market” or through market makers or into an existing market for the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The Selling Stockholders and Selling Noteholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock, our warrants or our 2026 Convertible Notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, warrants or 2026 Convertible Notes, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock, warrants, 2026 Convertible Notes or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling

Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of our Common Stock, warrants or 2026 Convertible Notes offered by them will be the purchase price less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock, warrants or 2026 Convertible Notes to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
The Selling Securityholders also may in the future resell a portion of our Common Stock, warrants or 2026 Convertible Notes in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock, warrants or 2026 Convertible Notes or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Common Stock, warrants or 2026 Convertible Notes may be underwriting discounts and commissions under the Securities Act. If any selling security holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our Common Stock, warrants or 2026 Convertible Notes to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the prospectus that includes this prospectus.
To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We have agreed to maintain the effectiveness of this prospectus until all such securities have been sold under this prospectus or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock, warrants or 2026 Convertible Notes to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or warrants.
The Selling Securityholders may use this prospectus in connection with resales of our Common Stock, warrants or 2026 Convertible Notes. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Common Stock, warrants or 2026 Convertible Notes and any material relationships between us and the Selling Securityholders. The Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with our Common Stock, warrants or 2026 Convertible Notes they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of our Common Stock, warrants or 2026 Convertible Notes.
A Selling Securityholder that is an entity may elect to make an in-kind
distribution of Common Stock, warrants or 2026 Convertible Notes to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Common Stock, warrants or 2026 Convertible Notes pursuant to the distribution through a registration statement.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of December 20, 2021:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our current officers and directors; and

•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
The beneficial ownership of our Common Stock is based on 135,566,227 shares of Common Stock issued and outstanding as of December 20, 2021.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
AE Industrial Partners (1)	113,250,000	83.5%
GigAcquisitions4, LLC (2)(3)(5)(6)	9,835,333	7.2%
Sean Battle (4)	—	—
Pamela Braden (4) .	—	—
Dr. Reginald Brothers (4)	—	—
Peter Cannito (4) .	—	—
Dr. Raluca Dinu (2)(5)(6)	9,835,333	7.2%
Jeffry R. Dyer (4)	—	—
Brian Frutchey (4)	—	—
Paul Fulchino (4)	—	—
Samuel J. Gordy (4) .	—	—
Jeffrey Hart (4) .	—	—
Dorothy D. Hayes (2) .	12,000	*
Raanan I. Horowitz (2)	—	—
Dr. Avi S. Katz (2)(3)(6)	9,835,333	7.2%
Joshua Kinley (4)	—	—
Kirk Konert (4)	—	—
All directors and officers as a group (15 individuals)	9,847,333

*	Less than one percent.
(1)
BBAI Ultimate Holdings, LLC and AE BBAI Aggregator, LP are controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund
II-A,
LP and AE Industrial Partners Fund
II-B,
LP (collectively, the “
AE Partners Funds
”). The general partner of the BBAI Ultimate Holdings, LLC is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AE BBRED GP, LLC is the general partner of AE BBAI Aggregator, LP which the AE Partners Funds hold all interests in. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs.

Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Industrial Partners. Each of the entities and individuals named above disclaims beneficial ownership of the BigBear securities held of record by BBAI Ultimate Holdings, LLC, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.
(2)	The business address for this person is 1731 Embarcadero Road, Suite 200, Palo Alto, California.
(3)
Represents shares held by GigAcquisitions4, LLC. The shares held by GigAcquisitions4, LLC are beneficially owned by Dr. Avi Katz, who has sole voting and dispositive power over the shares held by GigAcquisitions4, LLC.

(4)	The business address for this person is 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046.
(5)
Represents shares held by GigAcquisitions4, LLC. Dr. Dinu is a member of GigFounders, LLC, which has a financial and voting interest in GigAcquisitions4, LLC as a member of GigAcquisitions4, LLC and that entitles this partnership to participate in any economic return of GigAcquisitions4, LLC in accordance with terms negotiated with the other holders of financial and voting interests in GigAcquisitions4, LLC. Accordingly, the shares of Common Stock held by GigAcquisitions4, LLC, subject to the interests of such other holders, are indirectly and beneficially owned by Dr. Dinu by virtue of her financial interest in GigFounders, LLC.

(6)	Includes 283,333 shares of Common Stock underlying warrants that are exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Consulting Agreement
PCI and NuWave were parties to that certain Amended and Restated Consulting Agreement, dated December 21, 2020, with AE Industrial Operating Partners, LLC and AE Industrial Partners, LP (collectively, the “
AE Consultants
”) (the “
Amended and Restated Consulting Agreement
”), pursuant to which the AE Consultants provided consulting and advisory services to the subsidiaries of BigBear in exchange for certain fees in respect of each fiscal year and in respect of certain extraordinary corporate events, such as refinancings, restructurings, equity or debt offerings, dividends, distributions, acquisitions and divestitures. The AE Consultants are affiliates of AE. The Amended and Restated Consulting Agreement was terminated in connection with closing of the Business Combination.
Commercial Arrangements with Affiliates
NuWave is party to a Teaming Agreement
(20-TA-192-302),
dated February 4, 2021 with Gryphon Technologies, LLC (“
Gryphon
”). BigBear.ai is party to (A)(i) a Memorandum of Understanding, dated April 22, 2021, and (ii) a Confidential Disclosure Agreement, dated March 17, 2021, in each case with Redwire Space, Inc. (“
Redwire
”), and (B) a Memorandum of Understanding, dated April 22, 2021, with UAV Factory (“
UAV
”) whereby BigBear will develop AI/ML capabilities for UAV Factory’s unmanned systems and components use in autonomous operations within the commercial and defense markets (together, the “
Affiliate MOUs
”). Each of Gryphon, Redwire and UAV are affiliates of AE. The terms of each such agreement reflect the results of an arm’s length negotiation between unaffiliated third parties.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considered the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires the Company’s Audit Committee to take the following considerations into account, among other factors it deems appropriate:

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the Related Party transaction was initiated by the Company or the related party;

•	the availability of other sources of comparable products or services;

•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the related party transaction;

•	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

•	the related party’s interest in the related party transaction; and

•	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.
In addition, under our code of conduct and ethics, which have been adopted, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Under our Related Party Transactions Policy, any related party transaction with AE Industrial Operating Partners, LLC, AE Industrial Partners, LP, Gryphon Technologies, LLC, Redwire Space, Inc., UAV Factory and/or any of their respective subsidiaries that is contemplated by the Amended and Restated Consulting Agreement, Teaming Agreement, Affiliate MOUs or otherwise contemplated by the disclosure in the Company’s proxy statement on Schedule 14A relating to the business combination are pre-approved
by our Audit Committee.
All of the transactions described above were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by the applicable board of directors considering similar factors to those described above.

LEGAL MATTERS
The validity of the securities offered by this prospectus have been passed upon for us by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The audited consolidated financial statements of BigBear.ai Holdings, LLC included in this preliminary prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of NuWave Solutions, LLC included in this preliminary prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Open Solutions, LLC included in this preliminary prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of ProModel (a carve out of ProModel Government Solutions, Inc.) included in this preliminary prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of GigCapital4, Inc. as of December 31, 2020 and for the period from December 4, 2020 (date of inception) to December 31, 2020 included in this prospectus have been so included in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at
http://www.sec.gov
.
If you would like additional copies of this prospectus, you should contact us at the following address and telephone number:
BigBear.ai Holdings, Inc.
6811 Benjamin Franklin Drive, Suite 200
Columbia, Maryland 21046
(410)
312-0885

Report of Independent Registered Public Accounting Firm
To the Board of Directors and
Stockholders of GigCapital4, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of GigCapital4, Inc. (a Delaware corporation) (the “Company”) as of December 31, 2020, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period from December 4, 2020 (date of inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from December 4, 2020 (date of inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ BPM LLP
We have served as the Company’s auditor since 2020.
San Jose, California
March 31, 2021

GIGCAPITAL4, INC.
Balance Sheet

December 31, 2020
ASSETS
Current Assets
Cash	$150,000
Deferred offering costs	230,653

TOTAL ASSETS	$380,653

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$34,395
Note payable to related parties	125,000
Payable to related parties	21
Accrued liabilities	230,333

Total liabilities	389,749

Commitments (Note 4—Related Party Transactions)
Stockholders’ deficit
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 8,952,000 shares issued and outstanding(1)(2)	895
Additional paid-in capital	24,105
Accumulated deficit	(34,096)

Total stockholders’ deficit	(9,096)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$380,653

(1)	This number includes up to 1,170,000 founder shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)	Share amounts have been retroactively adjusted to reflect the 1.2:1 stock split effected on February 8, 2021 (see Note 8).
The accompanying notes are an integral part of these financial statements.

GIGCAPITAL4, INC.
Statement of Operations and Comprehensive Loss

Period from December 4, 2020 (date of inception) through December 31, 2020
Revenues	$—
General and administrative expenses	34,096

Net loss and comprehensive loss	$(34,096)

Weighted-average common shares outstanding, basic and diluted (1)(2)	2,501,357

Net loss per share common share, basic and diluted	$(0.01)

(1)	This number includes up to 1,170,000 founder shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)	Share amounts have been retroactively adjusted to reflect the 1.2:1 stock split effected on February 8, 2021 (see Note 8).
The accompanying notes are an integral part of these financial statements.

GIGCAPITAL4, INC.
Statement of Stockholders’ Deficit

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
Period from December 4, 2020 (date of inception) through December 31, 2020	Shares	Amount
Balance as of December 4, 2020 (date of inception)	—	$—	$—	$—	$—
Sale of common stock to Founder at $0.0027927 per share (1)(2)	8,952,000	895	24,105	—	25,000
Net loss	—	—	—	(34,096)	(34,096)

Balance as of December 31, 2020	8,952,000	$895	$24,105	$(34,096)	$(9,096)

(1)	This number includes up to 1,170,000 founder shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)	Share amounts have been retroactively adjusted to reflect the 1.2:1 stock split effected on February 8, 2021 (see Note 8).
The accompanying notes are an integral part of these financial statements.

GIGCAPITAL4, INC.
Statement of Cash Flows

Period from December 4, 2020 (date of inception) through December 31, 2020
OPERATING ACTIVITIES
Net loss	$(34,096)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in operating assets and liabilities:
Accounts payable	24,075
Payable to related parties	21
Accrued liabilities	10,000

Net cash provided by operating activities	—

FINANCING ACTIVITIES
Proceeds from sale of common stock to Founder	25,000
Proceeds from related party loan	125,000

Net cash provided by financing activities	150,000

Net increase in cash during period	150,000
Cash, beginning of period	—

Cash, end of period	$150,000

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Deferred offering costs included in accounts payable	$10,320

Deferred offering costs included in accrued liabilities	$220,333

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL4, INC.
Notes to Financial Statements
1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
GigCapital4, Inc. (the “Company”) was incorporated in Delaware on December 4, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from December 4, 2020 (date of inception) through December 31, 2020 related to the Company’s formation and the preparation of its initial public offering (the “Proposed Offering”), as described in Note 3. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.
On February 8, 2021, the Company effected a 1.2:1 stock split of its common stock. All common stock share numbers and prices have been retroactively adjusted to reflect the stock split.
Sponsor, Founder and Proposed Financing
The Company’s sponsor is GigAcquisitions4, LLC, a Delaware limited liability company (the “Sponsor” and is sometimes referred to as the “Founder”). The Company intends to finance a Business Combination with proceeds from a $312,000,000 public offering (Note 3), and a $8,500,000 private placement with the Sponsor and a $1,560,000 private placement (or $2,496,000 private placement if the over-allotment option is exercised in full) with Oppenheimer & Co. Inc. (“Oppenheimer”) and Nomura Securities International, Inc. (“Nomura”) (collectively, the “Underwriters”) (Note 4). Upon the closing of the Proposed Offering and the private placement, $312,000,000 (or $358,800,000 if the Underwriters’ over-allotment option is exercised in full—Note 3) will be held in the Trust Account (discussed below).
The Trust Account
The funds in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds from the Proposed Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administrative expenses.
The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the public shares included in the public units (as defined below) sold in the Proposed Offering if the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Offering; or (iii) the redemption of the Public Shares in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete the Business Combination within 24 months from the closing of the Proposed Offering.

Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less taxes payable on interest earned) at the time the Company signs a definitive agreement in connection with the Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to redeem their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by Nasdaq stock exchange rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable. As a result, such shares of common stock are recorded at the redemption amount and classified as temporary equity. The amount in the Trust Account is initially anticipated to be $312,000,000 or $358,800,000 if the Underwriters’ over-allotment option is exercised in full.
The Company will have 24 months from the closing date of the Proposed Offering to complete a Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The Founder, the Underwriters, Ms. Hayes, one of the Company’s independent directors, and Mr. Weightman, the Company’s Chief Financial Officer, (the “Insiders” as it relates to Ms. Hayes and Mr. Weightman) have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the Founder, the Underwriters or the Insiders or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Public Unit in the Proposed Offering.
Going Concern Consideration
As of December 31, 2020, the Company had $150,000 in cash and a working capital deficit of $239,749. Further, the Company has no present revenue, its business plan is dependent on the completion of a financing and it expects to continue to incur significant costs in pursuit of its financing and acquisition plans. As described in Note 8, in February 2021, the Company consummated its initial public offering (“IPO”) and a private placement resulting in net proceeds of $361,954,526 of which $358,800,000 were placed in the Trust Account. As such, management believes that it has sufficient cash to fund its operations through at least March 31, 2022.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.
Net Loss Per Share of Common Stock
Net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period (after deducting 1,170,000 shares subject to forfeiture in connection with the Proposed Offering), plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. As of December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the period.
Cash and Cash Equivalents
The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the balance sheet primarily due to their short-term nature.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Deferred Offering Costs
Costs incurred in connection with preparation for the Proposed Offering, together with the underwriters discount, will be reclassified to additional paid-in
capital as a reduction to the gross proceeds received upon completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Pronouncements
The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
3. PROPOSED OFFERING
Pursuant to the Proposed Offering, the Company offers for sale up to 31,200,000 units at a price of $10.00 per unit (the “Public Units”), with a
45-day
option provided to the underwriters to purchase up to 4,680,000 additional Public Units solely to cover over-allotments, if any. Each Public Unit consists of one share of the Company’s common stock, $0.0001 par value and one-third
(1/3) of one warrant to purchase one share of

common stock (the “Public Warrants”). Public Warrants will only be exercisable for whole shares at $11.50 per share. As a result, at least three Public Warrants must be exercised. Under the terms of a proposed Public Warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Public Warrant holder. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Proposed Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete a Business Combination on or prior to the
24-month
period allotted to complete the Business Combination, the Public Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Public Warrants during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the Public Warrant holders.
The Company expects to grant the Underwriters a
45-day
option to purchase up to 4,680,000 additional Public Units to cover any over-allotments, at the IPO price less the underwriting discounts and commissions.
The Company expects to pay an underwriting discount of $0.20 of per Public Unit offering price to the Underwriters at the closing of the Proposed Offering. The underwriting discount is payable in cash and stock if the Underwriters’ over-allotment option is exercised in full. In addition, the Company has agreed to pay deferred underwriting commissions of $0.35 per Public Unit, or $10,920,000 (or up to $12,558,000 if the Underwriters’ over-allotment option is exercised in full) in the aggregate. The deferred underwriting commission will become payable to the Underwriters from the amount held in the trust account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement, including the performance of services specified therein. As further described in Note 4, the Underwriters have agreed to purchase 156,000 shares of common stock, $0.0001 par value, for an aggregate purchase price of $1,560,000 (or 249,600 shares of common stock for an aggregate purchase price of $2,496,000 if the Underwriters’ over-allotment option is exercised in full) in a private placement.
On February 8, 2021, the Company completed the Proposed Offering (see Note 8 – Subsequent Events).
4. RELATED PARTY TRANSACTIONS
Founder Shares
During the period from December 4, 2020 (date of inception) to December 31, 2020, the Founder purchased 8,952,000 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or $0.0027927 per share. Subsequent to December 31, 2020, the Company issued 12,000 insider shares to Ms. Hayes, one of its independent directors and chairwoman of both the compensation and nominating and corporate governance committees, and 6,000 insider shares to Mr. Weightman, its Chief Financial Officer, solely in consideration of future services, pursuant to Insider Shares Grant Agreements dated February 8, 2021 between the Company and each of the Insiders (the “Insider Shares”). The Insider Shares are subject to forfeiture if the individual resigns or the services are terminated for cause prior to the completion of the Business Combination. The Founder Shares are identical to the common stock included in the Public Units sold in the Proposed Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The Founder has agreed to forfeit up to 1,170,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the Underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder and Insiders will own 20% of the Company’s issued and outstanding shares after the Proposed Offering.
Private Placement
The Founder and the Underwriters agreed to purchase from the Company an aggregate of 850,000 and 249,600 units (the “Private Placement Units”), respectively, at a price of $10.00 per Private Placement Unit in a private placement (the “Private Placement”) that will occur simultaneously with the completion of the Proposed Offering. Each Private Placement Unit consists of one share of the Company’s common stock, $
0.0001
par value and
one-third
(1/3) of one warrant (the “Private Placement Warrants”). Each whole Private Placement Warrant will be exercisable at $11.50 per share, and the exercise price of the Private Placement Warrants may be adjusted in certain circumstances as described in Note 3. Under the terms of the Warrant Agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s Business Combination.
No fractional shares will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the Private Placement Warrant holder. Each Private Placement Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Proposed Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete a Business Combination on or prior to the
24-month
period allotted to complete the Business Combination, the Private Placement Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Private Placement Warrants during the exercise period, there will be no net cash settlement of these Private Placement Warrants and the Private Placement Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the Private Placement Warrants become exercisable, the Company may redeem the outstanding Private Placement Warrants in whole and not in part at a price of $0.01 per Private Placement Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the Private Placement Warrant holders.
The Company’s Founder, the Insiders and the Underwriters have agreed not to transfer, assign or sell any of their respective Founder Shares, shares held by the Insiders, Private Placement Units, shares or other securities underlying such Private Placement Units that they may hold until the date that is (i) in the case of the Founder Shares or shares held by the Insiders, the earlier of (A) 12 months after the date of the consummation of the Company’s Business Combination or (B) subsequent to the Company’s Business Combination, (x) the date on which the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after the Company’s Business Combination, or (y) the date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction after the Company’s Business Combination which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the Private Placement Units and shares or other securities underlying such Private Placement Units, until 30 days after the completion of the Company’s Business Combination.
If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the Private Placement Units will be part of the liquidating distribution to the public stockholders.

On February 8, 2021, the Company completed the Proposed Offering and the Private Placement (see Note 8—Subsequent Events).
Registration Rights
The Company’s Founder, the Underwriters and the Insiders will be entitled to registration rights pursuant to a registration rights agreement signed on February 8, 2021. These holders will be entitled to make up to two demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the proposed registration rights agreement.
Administrative Services Agreement and Other Agreements
The Company has agreed to pay $25,000 a month for office space, administrative services and secretarial support to an affiliate of the Founder, GigManagement, LLC. Services commenced on February 9, 2021, the date the securities were first listed on Nasdaq, and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.
Related Party Loan
The Company entered into a promissory note agreement with the Founder under which $125,000 was loaned to the Company for the payment of expenses related to the Proposed Offering. The promissory note was non-interest
bearing and is unsecured and was repaid in full on February 10, 2021.
5. STOCKHOLDERS’ EQUITY
Common Stock
The authorized common stock of the Company includes up to 100,000,000 shares. Holders of the Company’s common stock are entitled to one vote for each share of common stock. As of December 31, 2020, there were 8,952,000 shares of common stock issued and 1,170,000 of which are forfeitable as described in Note 4.
Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. As of December 31, 2020, there were no shares of preferred stock issued and outstanding.
6. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.
As of December 31, 2020, the Company had no financial assets or liabilities measured at fair value on a recurring basis.
7. INCOME TAX
The sources of loss before provision for income taxes are as follows for the period from December 4, 2020 (date of inception) through December 31, 2020:

Period from December 4, 2020 (date of inception) through December 31, 2020
Domestic	$(34,096)
Foreign	—

Total	$(34,096)

There was no provision for income taxes for the period from December 4, 2020 (date of inception) through December 31, 2020.
Reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

Period from December 4, 2020 (date of inception) through December 31, 2020
Statutory income tax benefit	$(7,160)
State income taxes, net of federal	(2,381)
Valuation allowance on start-up costs	9,541

Provision for income taxes	$—

For the
period from December 4, 2020 (date of inception) through December 31, 2020, the effective tax rate differs from the U.S. statutory rate primarily due to the valuation allowance on the start-up
costs and tax expense associated with nondeductible permanent adjustments.

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets as of December 31, 2020 were as follows:

December 31, 2020
Deferred Tax Assets:
Start-up costs	$9,541
Valuation allowance	(9,541)

Net deferred tax assets	$—

As of December 31, 2020, the Company has recorded a valuation allowance of $9,541 to offset deferred tax assets related to its start-up
costs. As of December 31, 2020, the Company has no unrecognized tax benefits for which a liability should be recorded. The Company records interest and penalties associated with unrecognized tax benefits as a component of tax expense. As of December 31, 2020, the Company has not accrued interest or penalties on unrecognized tax benefits, as there is no position recorded as of 2020. No changes to the uncertain tax position balance are anticipated within the next 12 months and are not expected to materially impact the financial statements.
8. SUBSEQUENT EVENTS
Strategic Services Agreement
On February 1, 2021, the Company entered into a Strategic Services Agreement with Mr. Weightman, its Chief Financial Officer, who holds 6,000 Insider Shares. Mr. Weightman is initially receiving $10,000 per month for his services and such amount could increase to up to $15,000 per month dependent upon the scope of services provided. The Company will pay Mr. Weightman for services rendered since February 1, 2021 and on a monthly basis thereafter for all services rendered after the consummation of the IPO.
Underwriters Agreement
The Company granted the Underwriters a
45-day
option to purchase up to 4,680,000 additional Public Units to cover any over-allotments, at the initial public offering price less the underwriting discounts and commissions. On February 11, 2021, the over-allotment was exercised in full by the Underwriters.
The Company paid an underwriting discount of $0.20 per Public Unit offering price to the Underwriters at the closing of the IPO. The underwriting discount was paid in cash. In addition, the Company has agreed to pay deferred underwriting commissions of $0.35 per Public Unit, or $12,558,000 in the aggregate, including the Underwriters’ over-allotment option which was exercised in full. The deferred underwriting commission will become payable to the Underwriters from the amount held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement, including the performance of services specified therein. As further described in Note 4, the Underwriters have purchased 249,600 shares of common stock, for an aggregate purchase price of $2,496,000 in the Private Placement.
Stock Split
On February 8, 2021, the Company effected a 1.2:1 stock split of its common stock. All common stock share numbers and prices have been retroactively adjusted to reflect the stock split.
Offering
On February 8, 2021, the Securities and Exchange Commission declared the Company’s initial Registration Statement on Form
S-1
(File No
333-252315),
of $260.0 million, effective. The Company subsequently filed, on

February 8, 2021, a registration statement on Form
S-1MEF
(File
No. 333-252867)
pursuant to Rule 462(b) under the Securities Act, which was effective immediately upon filing, in order to increase the size of the IPO to $312.0 million.
On February 8, 2021, the Company entered into an underwriting agreement to conduct the IPO of 31,200,000 Public Units in the amount of $312.0 million in gross proceeds, with a
45-day
option provided to the Underwriters to purchase up to 4,680,000 additional Public Units solely to cover over-allotments, if any, in the amount of up to $46.8 million in additional gross proceeds. Each Public Unit consists of one share of the Company’s common stock, $0.0001 par value, and one-third
(1/3) of one Public Warrant. Each whole Public Warrant is exercisable for one share of common stock at a price of $11.50 per full share.
On February 11, 2021, the Company consummated the IPO of 35,880,000 Public Units, including the issuance of 4,680,000 Public Units as a result of the Underwriters’ exercise in full of their over-allotment option. The Public Units were sold at a price of $10.00 per Public Unit, generating gross proceeds to the Company of $358,800,000. Each Public Unit consists of one share of common stock and one-third
(1/3) of a Public Warrant. Each whole Public Warrant is exercisable for one share of common stock at a price of $11.50 per full share. As a result, at least three Public Warrants must be exercised in order to obtain whole shares of common stock upon the exercise of the Public Warrants. Under the terms of the warrant agreement dated February 8, 2021 (the “Warrant Agreement”), the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s Business Combination to register the shares of common stock underlying the Public Warrants.
Simultaneously with the closing of the IPO, the Company consummated the Private Placement of 1,099,600 Private Placement Units at a price of $10.00 per Private Placement Unit. The Company’s Sponsor purchased 850,000 Private Placement Units and the Underwriters purchased 249,600 Private Placement Units in the aggregate. The Private Placement generated aggregate gross proceeds of $10,996,000 consisting of $8,500,000 from the sale of the Private Placement Units to the Sponsor and $2,496,000 from the sale of the Private Placement Units to the Underwriters.
Following the closing of the IPO, net proceeds in the amount of $351,624,000 from the sale of the Public Units in the IPO and proceeds in the amount of $7,176,000 from the sale of Private Placement Units, for a total of $358,800,000, were placed in a Trust Account.
Transaction costs amounted to $20,399,474, consisting of $7,176,000 of underwriting fees, $12,558,000 of deferred underwriting fees and $665,474 of offering costs. The Company’s remaining cash after payment of the offering costs is held outside of the Trust Account for working capital purposes.
Amendment to Registration Rights Agreement
On March 31, 2021, the Company entered into an Amendment to Registration Rights Agreement with the Underwriters and the Insiders, in order to correct an inadvertent clerical error which resulted in an inconsistency between the agreement and the disclosure made in the prospectus for the IPO. The Company has corrected the error and conformed the Registration Rights Agreement signed on February 8, 2021, with the Company’s initial Registration Statement on Form
S-1
(File No
333-252315).
Amendment to Insider Letter Agreement
On March 31, 2021, the Company entered into an Amendment to Insider Letter Agreement with the Underwriters and the Sponsor, in order to correct an inadvertent clerical error which resulted in an inconsistency between the agreement and the disclosure made in the prospectus for the IPO. The Company has corrected the error and conformed the Insider Letter Agreement with the Underwriters and the Sponsor signed on February 8, 2021, with the Company’s initial Registration Statement on Form
S-1
(File No
333-252315).

GIGCAPITAL4, INC.
Condensed Balance Sheets
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash	$982,249	$150,000
Prepaid expenses	347,674	—
Receivable from related party	1,242	—

Total current assets	1,331,165	150,000
Cash and marketable securities held in Trust Account	358,817,210	—
Deferred offering costs	—	230,653
Interest receivable on cash and marketable securities held in Trust Account	2,950	—
Other long-term assets	114,487	—

TOTAL ASSETS	$360,265,812	$380,653

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$26,471	$34,395
Note payable to related parties	—	125,000
Payable to related parties	57,390	21
Accrued liabilities	2,312,049	230,333
Other current liabilities	6,016	—

Total current liabilities	2,401,926	389,749
Warrant liability	384,881	—
Deferred underwriting fee payable	12,558,000	—

Total liabilities	15,344,807	389,749

Commitments and contingencies (Note 5)
Common stock subject to possible redemption, 35,880,000 shares as of September 30, 2021, at a redemption value of $10.00 per share	358,814,144	—

Stockholders’ deficit
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 10,069,600 and 8,952,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively(1)(2)	1,007	895
Additional paid-in capital	—	24,105
Accumulated deficit	(13,894,146)	(34,096)

Total stockholders’ deficit	(13,893,139)	(9,096)

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$360,265,812	$380,653

(1)	The December 31, 2020 share number excludes the 1,170,000 Founder shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the Underwriters.
(2)	December 31, 2020 share amounts have been retroactively adjusted to reflect the 1.2:1 stock split effected on February 8, 2021 (see Note 1).
The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL4, INC.
Condensed Statements of Operations and Comprehensive Loss
(Unaudited)

	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021
Revenues	$—	$—
General and administrative expenses	1,964,218	4,097,263

Loss from operations	(1,964,218)	(4,097,263)
Other income (expense)
Interest income on cash and marketable securities held in Trust Account	9,045	20,160
Other income (expense)	32,989	(196,973)

Loss before provision for income taxes	(1,922,184)	(4,274,076)
Provision for income taxes	2,699	6,016

Net loss and comprehensive loss	$(1,924,883)	$(4,280,092)

Net income attributable to common stock subject to possible redemption	$6,346	$14,144

Basic and diluted weighted-average shares outstanding, common stock subject to possible redemption	35,880,000	30,491,429

Basic and diluted net income per share, common stock subject to possible redemption	$0.00	$0.00

Net loss attributable to non-redeemable common stock	$(1,931,229)	$(4,294,236)

Weighted-average non-redeemable common shares outstanding, basic and diluted	10,051,600	9,886,459

Net loss per share, non-redeemable common stock, basic and diluted	$(0.19)	$(0.43)

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL4, INC.
Condensed Statements of Stockholders’ Equity (Deficit)
(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
Three Months Ended September 30, 2021	Shares	Amount
Balance as of June 30, 2021	11,765,012	$1,177	$7,388,136	$(2,389,305)	$5,000,008
Shares subject to redemption	(1,695,412)	(170)	(16,968,094)	—	(16,968,264)
Reclass of negative additional paid-in capital to accumulated deficit	—	—	9,579,958	(9,579,958)	—
Net loss	—	—	—	(1,924,883)	(1,924,883)

Balance as of September 30, 2021	10,069,600	$1,007	$—	$(13,894,146)	$(13,893,139)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
Nine Months Ended September 30, 2021	Shares	Amount
Balance as of December 31, 2020(1)	8,952,000	$895	$24,105	$(34,096)	$(9,096)
Sale of common stock to Founder in private placement at $10 per share	850,000	85	8,499,915	—	8,500,000
Sale of common stock to Underwriters in private placement at $10 per share	249,600	25	2,495,975	—	2,496,000
Issuance of common stock to Insiders for no consideration	18,000	2	(2)	—	—
Sale of common stock in initial public offering, net of offering costs	35,880,000	3,588	338,398,513	—	338,402,101
Fair value of warrants	—	—	(187,908)	—	(187,908)
Shares subject to redemption	(35,880,000)	(3,588)	(358,810,556)	—	(358,814,144)
Reclass of negative additional paid-in capital to accumulated deficit	—	—	9,579,958	(9,579,958)	—
Net loss	—	—	—	(4,280,092)	(4,280,092)

Balance as of September 30, 2021	10,069,600	$1,007	$—	$(13,894,146)	$(13,893,139)

(1)	The December 31, 2020 share amounts have been retroactively adjusted to reflect the 1.2:1 stock split effected on February 8, 2021 (see Note 1).
The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL4, INC.
Condensed Statement of Cash Flows
(Unaudited)

For the Nine Months Ended September 30, 2021
OPERATING ACTIVITIES
Net loss	$(4,280,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	196,973
Interest earned on cash and marketable securities held in Trust Account	(20,160)
Change in operating assets and liabilities:
Prepaid expenses	(347,674)
Receivable from related party	(1,242)
Other long-term assets	(114,487)
Accounts payable	2,396
Payable to related parties	57,369
Accrued liabilities	2,232,049
Other current liabilities	6,016

Net cash used in operating activities	(2,268,852)

INVESTING ACTIVITIES
Investment of cash in Trust Account	(358,800,000)

Net cash used in investing activities	(358,800,000)

FINANCING ACTIVITIES
Proceeds from sale of Units, net of underwriting discounts paid	351,624,000
Proceeds from sale of Private Placement Units to Founder	8,500,000
Proceeds from sale of Private Placement Units to Underwriters	2,496,000
Repayment of borrowing from a related party	(125,000)
Payment of offering costs	(593,899)

Net cash provided by financing activities	361,901,101

Net increase in cash during period	832,249
Cash, beginning of period	150,000

Cash, end of period	$982,249

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Offering costs included in accrued liabilities	$70,000

Fair value of warrant liability	$187,908

Deferred underwriting fee payable	$12,558,000

Change in value of common stock subject to possible redemption	$20,412,043

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL4, INC.
Notes to Unaudited Condensed Financial Statements
(Unaudited)
1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
GigCapital4, Inc. (the “Company”) was incorporated in Delaware on December 4, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
As of September 30, 2021, the Company had not commenced any operations. All activity for the period from December 4, 2020 (date of inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (the “Offering”), as described in Note 3, and identifying a target Business Combination, as described below. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Offering. The Company has selected December 31 as its fiscal year end.
On February 8, 2021, the Company effected a 1.2:1 stock split of its common stock. All common stock share numbers and prices have been retroactively adjusted to reflect the stock split.
On February 8, 2021, the registration statement on Form
S-1
(File
No. 333-252315),
as amended (the “Registration Statement”), relating to the Offering of the Company was declared effective by the U.S. Securities and Exchange Commission (“SEC”), and the Company subsequently filed, on February 8, 2021, a registration statement on Form
S-1MEF
(File
No. 333-252867)
pursuant to Rule 462(b) under the Securities Act, which was effective immediately upon filing in order to increase the size of the IPO. The Company concurrently entered into an underwriting agreement on February 8, 2021 to conduct the Offering, the closing of which was consummated on February 11, 2021 with the delivery of 35,880,000 units (the “Units”). The Units sold in the Offering consisted of the securities described in Note 3. The Offering generated gross proceeds of $358,800,000.
Simultaneously with the closing of the Offering, the Company consummated the closing of a private placement sale (the “Private Placement”) of 1,099,600 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit. The Company’s sponsor, GigAcquisitions4, LLC, a Delaware limited liability company (the “Founder” or the “Sponsor”) purchased 850,000 Private Placement Units and Oppenheimer & Co. Inc. and Nomura Securities International, Inc. (collectively, the “Underwriters”) purchased 249,600 Private Placement Units in the aggregate. The Private Placement Units consisted of the securities described in Note 4. The closing of the Private Placement generated gross proceeds of $10,996,000 consisting of $8,500,000 from the sale of the Private Placement Units to the Founder and $2,496,000 from the sale of Private Placement Units to the Underwriters.
Following the closing of the Offering, net proceeds in the amount of $351,624,000 from the sale of the Units and proceeds in the amount of $7,176,000 from the sale of Private Placement Units, for a total of $358,800,000, were placed in a trust account (“Trust Account”), which is described further below.
Transaction costs for the Offering amounted to $20,397,899, consisting of $7,176,000 of underwriting fees, $12,558,000 of deferred underwriting fees and $663,899 of Offering costs. The Company’s remaining cash after payment of the Offering costs will be held outside of the Trust Account for working capital purposes.

The Trust Account
The funds in the Trust Account have been invested only in money market funds meeting certain conditions under
Rule 2a-7
under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds from the Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administrative expenses.
The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the shares of common stock included in the units sold in the Offering (the “public shares”) if the Company is unable to complete a Business Combination within 24 months from the closing of the Offering on February 11, 2021; or (iii) the redemption of the public shares in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial Business Combination within 24 months from the closing of the Offering on February 11, 2021.
Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a target business (“Target Business”). As used herein, Target Business must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less taxes payable on interest earned at the time the Company signs a definitive agreement in connection with the Business Combination). There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to redeem their shares to the Company in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by Nasdaq rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. As a result, such shares of common stock have been recorded at their redemption amount and classified as temporary equity. The amount held in the Trust Account as of September 30, 2021 was $358,817,210, which represents cash and marketable securities of $358,800,000 from the sale of 35,880,000 Units at $10.00 per Unit, net of underwriting fees of $7,176,000, the sale of 249,600 Private Placement Units to the Underwriters at $10.00 per Private Placement Unit, the sale of 850,000 Private Placement Units at $10.00 per Private Placement Unit to the Founder, net of cash reserved for operating needs of the Company, and $17,210 of interest income earned on these holdings.
Additionally, there was $2,950 of interest accrued, but not yet credited to the Trust Account, which was recorded in the condensed balance sheet as interest receivable on cash and marketable securities held in Trust Account as of September 30, 2021.
The Company will have 24 months from February 11, 2021, the closing date of the Offering, to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The Founder, the Underwriters, and Ms. Hayes and Mr. Weightman (the “Insiders” as it relates to Ms. Hayes and Mr. Weightman) have entered into letter agreements with the Company, pursuant to which they have agreed to waive their rights to participate in any redemption with respect to their initial shares; however, if the Founder, the Underwriters, the Insiders or any of the Company’s officers, directors or affiliates acquired shares of common stock after the Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.
In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit.
Merger Agreement
On June 4, 2021, the Company announced that it executed an Agreement and Plan of Merger (the “Merger Agreement”), dated June 4, 2021 (as amended on August 3, 2021), with GigCapital4 Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), BigBear.ai Holdings, LLC, a Delaware limited liability company (“BigBear.ai”), and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“BBAI Holdings”).
On August 6, 2021, the Merger Agreement was amended to correct a scrivener’s error in the definition of “Company Equity Value,” namely, that such term referenced the pro forma enterprise value of the Company as opposed to the true equity value as agreed upon by and among the parties. The amount of the Company Equity Value as defined in the Merger agreement was corrected to $1,312,100,000 from the previously stated amount of $1,565,000,000.
The Mergers
Pursuant to the terms of the Merger Agreement, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Transactions”), a business combination between the Company and BigBear.ai will be effected through the merger of Merger Sub with and into BigBear.ai (the “First Merger”), with BigBear.ai being the surviving company of the First Merger (the “Initial Surviving Corporation”), and

immediately following the First Merger and as part of the same overall transaction as the First Merger, the Initial Surviving Company will merge with and into the Company (the “Second Merger” and, together with the First Merger, the “Mergers”), with the Company being the surviving company of the Second Merger (the “Ultimate Surviving Corporation”).
Merger Consideration and Conversion of Securities
At the effective time of the First Merger (the “First Effective Time”), each unit of limited liability company interest of BigBear.ai issued and outstanding immediately prior to the First Effective Time (other than units held in BigBear.ai’s treasury or owned by the Company, Merger Sub or BigBear.ai immediately prior to the First Effective Time) will be cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate (the “Aggregate Merger Consideration”), (i) in book entry, the Equity Merger Consideration, and (ii) $75,000,000, in each case without interest and otherwise in accordance with the terms of the Merger Agreement (as amended on August 3, 2021). The Equity Merger Consideration means a number of shares of common stock, par value $0.0001 per share, of the Company (“GigCapital4 Common Stock”) equal to the result of dividing (i) the difference of (A) $1,125,000,000, minus (B) $75,000,000, by (ii) 10.00. BBAI Holdings, as the sole member of BigBear.ai, shall be paid the Aggregate Merger Consideration.
At the effective time of the Second Merger (the “Second Effective Time”), each unit of limited liability company interest of the Initial Surviving Company issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor, and the capital stock of the Company outstanding immediately prior to the Second Effective Time shall remain outstanding as the capital stock of the Ultimate Surviving Corporation, which, collectively with the Company’s 6.00% convertible senior notes due 2026 (the “Notes”) to be issued at the Second Effective Time (as further described below) and the warrants entitling the holders to purchase one share of GigCapital4 Common Stock per warrant (“GigCapital4 Warrants”), shall constitute one hundred percent (100%) of the outstanding equity securities (and securities convertible into equity securities) of the Ultimate Surviving Corporation immediately after the Second Effective Time.
The Closing
The Closing will occur as promptly as practicable, but in no event later than three business days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Merger Agreement.
Representations, Warranties and Covenants
The Merger Agreement contains customary representations and warranties of the parties, which shall not survive the Closing.
The Merger Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Transactions and efforts to satisfy the conditions to consummation of the Mergers. The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for the Company and BigBear.ai to use their commercially reasonable efforts to obtain all governmental and regulatory consents and approvals required in order to consummate the Transactions.
Incentive Plan
Prior to the Closing date, the Company will adopt, subject to the approval of the stockholders of the Company, (i) an equity incentive award plan for the Ultimate Surviving Corporation that (A) reserves an amount of GigCapital4 Common Stock for grant thereunder equal to ten percent (10%) of the fully diluted equity of the

Ultimate Surviving Corporation (rounded up the nearest whole share), and (B) includes an “evergreen” provision pursuant to which such award pool will automatically increase on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to five percent (5%) of the shares of GigCapital4 Common Stock issued and outstanding on the last day of the immediately preceding fiscal year or such lesser amount as determined by the board of directors of the Ultimate Surviving Corporation, and (ii) an employee stock purchase plan, the proposed form and terms of which shall be prepared and delivered by the Company to BigBear.ai and shall be mutually agreed by the Company and BigBear.ai prior to the Closing date.
BigBear.ai and BBAI Holdings Exclusivity Restrictions
Pursuant to the terms of the Merger Agreement, from the date of the Merger Agreement to the Closing or, if earlier, the termination of the Merger Agreement in accordance with its terms, each of BigBear.ai and BBAI Holdings have agreed, among other things, not to, whether directly or indirectly, take, nor shall it permit any of its respective Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than the Company or any of its Affiliates or Representatives) concerning an Acquisition Transaction.
GigCapital4 Exclusivity Restrictions
Pursuant to the terms of the Merger Agreement, from the date of the Merger Agreement to the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with its terms, the Company has agreed among other things, not to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than BigBear.ai, its members or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination proposal.
Conditions to Closing
Under the terms of the Merger Agreement, the obligations of the parties to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions: (i) the approval of the Company (the “Acquiror”) stockholder matters shall have been duly obtained in accordance with the Delaware general corporation law, the Acquiror organizational documents and the rules and regulations of Nasdaq; (ii) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1979, as amended (the “HSR Act”), shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act shall have expired or been terminated, and any pre-Closing
approvals or clearances reasonably required thereunder shall have been obtained; (iii) there shall not be in force any Law enjoining or prohibiting the consummation of the Transactions or having the effect of making the Transactions illegal; (iv) the shares of GigCapital4 Common Stock issued in connection with the equity merger consideration shall have been listed on Nasdaq as of the Closing date; (v) upon the Closing, and after giving effect to the Acquiror stockholder redemption, the Company shall have net tangible assets of at least $5,000,001 (excluding assets of BigBear.ai); and (vi) upon the Closing, after giving effect to the Acquiror stockholder redemption the Company shall have cash and cash equivalents in the Trust Account, from the Note Financing (as defined below) and from any private placement of GigCapital4 Common Stock occurring after the date of the Merger Agreement and prior to the Closing of an aggregate amount not less than $350,000,000, prior to payment of any other liabilities of the Company outstanding as of the Closing.

Termination
The Merger Agreement allows the parties to terminate the agreement if certain conditions described in the Merger Agreement are satisfied. Additionally, under the Business Combination Agreement, either the Company or BigBear.ai may terminate the Merger Agreement if the Closing has not occurred on or before February 3, 2022 (the “Termination Date”); provided that, if any action for specific performance or other equitable relief by BBAI Holdings or BigBear.ai with respect to the Merger Agreement or any other Transaction Agreement or otherwise with respect to the Transactions is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any party until the date that is thirty (30) days following the date on which a final, non-appealable
Governmental Order has been entered with respect to such Action and the Termination Date shall be deemed to be such later date for all purposes of the Merger Agreement.
Name Change
Upon the Closing, the Ultimate Surviving Corporation will be named BigBear.ai Holdings, Inc.
Sponsor Agreement
Contemporaneously with the execution of the Merger Agreement, the Company, the Sponsor, and the Underwriters entered into the Sponsor Agreement (the “Sponsor Agreement”), pursuant to which the Sponsor has confirmed, among other things, (i) the termination of that certain Administrative Services Agreement, dated as of February 1, 2021 (the “Administrative Services Agreement”), between the Company and Sponsor’s affiliate GigManagement, LLC (the “Management Company”) upon the consummation of the Transactions and the payment on the Closing date of all amounts then owed to the Management Company by the Company pursuant to the Administrative Services Agreement, and that, thereupon, neither the Management Company nor any other affiliate of Sponsor shall continue to be entitled to receive payments pursuant to the Administrative Services Agreement following the consummation of the Transactions; (ii) that the promissory note referred to in paragraph 4(b) of the Insider Letter (as defined in the Sponsor Agreement) was repaid in full and extinguished upon the consummation of the Company’s Offering, and the Company has no further obligation or other liabilities thereunder; (iii) that upon payment to Sponsor on the Closing date of any amounts owed to Sponsor by the Company for Sponsor Expenses (as defined in the Sponsor Agreement), the Company shall owe no further Sponsor Expenses to Sponsor following the consummation of the Transactions; (iv) that no portion of the Sponsor Expenses or any other loan made by Sponsor or any of its affiliates to the Company will be converted into equity securities of the Ultimate Surviving Corporation; (v) that the Underwriters (as defined in the Sponsor Agreement) exercised the Over-Allotment Option (as defined in the Sponsor Agreement) in full, and as such, there was no forfeiture by Sponsor of any of its Founder Shares (as defined in the Sponsor Agreement); and furthermore, Sponsor acknowledges that the size of the Company’s Offering was increased and, that as a result, the Company effected a stock dividend immediately prior to the consummation of its Offering in such amounts as to maintain the ownership of the stockholders of the Company prior to its initial public offering at 20.0% of the Company’s total issued and outstanding shares of the GigCapital4 Common Stock; and (vi) to waive any and all rights under Section 5 of the Insider Letter and acknowledges and agrees that Sponsor has no further rights under or pursuant to Section 5 of the Insider Letter, including any such right to purchase, receive or sell shares of the Company Common Stock or effect or receive a stock dividend or share contribution back to capital.
Voting and Support Agreement
Contemporaneously with the execution of the Merger Agreement, BBAI Holdings, BigBear.ai, Sponsor, Dorothy Hayes and Brad Weightman (each of Sponsor, Dorothy Hayes and Brad Weightman is referred to as a “Holder”) entered into the Voting and Support Agreement (the “Voting and Support Agreement”), pursuant to which each Holder agreed, among other things, to vote all of its respective shares of GigCapital4 Common Stock, including any shares of GigCapital4 Common Stock issued upon the exercise of any GigCapital4 Warrants, (i) in favor of the adoption of the Merger Agreement and the approval of the Transactions (including the Mergers), (ii)

in favor of the issuance of the Notes in connection with the First Merger and the Note Financing pursuant to the Subscription Agreements (including as required under Nasdaq), (iii) in favor of the amendment and restatement of the Certificate of Incorporation in the form of the Acquiror Charter attached as Exhibit A to the Merger Agreement, (iv) in favor of the approval of the adoption of the Management Equity Plans, (v) in favor of any other proposals the parties to the Merger Agreement agree are necessary or desirable to consummate the Transactions, (vi) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of the Issuer contained in the Merger Agreement, (vii) in favor of the other Acquiror Stockholder Matters, (viii) for any proposal to adjourn or postpone the applicable Special Meeting to a later date if (and only if) there are not sufficient votes for approval of the Merger Agreement and the other Acquiror Stockholder Matters on the dates on which such meetings are held, and (ix) except as set forth in the proxy statement of Acquiror in connection with the Transactions, against the following actions or proposals: (A) any Business Combination Proposal or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement; and (B) (1) any change in the present capitalization of the Company or any amendment of the Certificate of Incorporation, except to the extent expressly contemplated by the Merger Agreement, (2) any liquidation, dissolution or other change in the Company’s corporate structure or business, (3) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Holder under this Agreement or (4) any other action or proposal involving the Issuer or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions.
Investor Rights Agreement
Contemporaneously with the execution of the Merger Agreement, the Company, Sponsor, BBAI Holdings, the Underwriters and the Other Holders (as defined in the Investor Rights Agreement) entered into the Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreements, BBAI Holdings and certain of its affiliates, (together, the “Partners”) have the right to nominate seven directors to Big Bear.ai Holdings, Inc.’s board of directors (the “Board”), at least four of whom will be independent directors, and the Sponsor has the right to nominate three directors to the Board, one of whom will be an independent director. Jointly, the Partners and Sponsor will nominate one director, by mutual agreement, who will be an independent director. Such rights to designate the directors is subject to certain beneficial ownership percentages as specified in the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, certain parties will be entitled to certain registrations rights, including among other things, customary demand, shelf and piggy back rights, subject to customary cut back provisions. Pursuant to the Investor Rights Agreement, certain parties will agree not to sell, transfer, pledge or otherwise dispose of any shares of GigCapital4 Common Stock or GigCapital4 Warrants they received in connection with the Transactions or otherwise beneficially owned as of the Closing date for certain time periods specified therein.
Subscription Agreements and Indenture
Contemporaneously with the execution of the Merger Agreement, the Company entered into convertible note subscription agreements (the “Subscription Agreements”), each dated June 4, 2021, with certain institutional investors (the “Note Investors”), pursuant to which the Note Investors, upon the terms and subject to the conditions set forth in the respective Subscription Agreements, shall purchase from the Company, and the Company shall issue to the Note Investors, subject to the terms and conditions of an Indenture to be entered into in connection with the Closing between BigBear.ai Holdings, Inc. and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder, in substantially the form attached to the Subscription Agreement (the “Indenture”), $200,000,000 of unsecured convertible notes which shall bear interest at a rate of 6.0% per annum, payable semi-annually, and be convertible into shares of common stock at an initial conversion price of $11.50 (subject to adjustment) in accordance with the terms thereof, and shall mature five years after their issuance. The Notes are not redeemable by the Company.

In the event that a holder of the Notes elects to convert the Notes (a) prior to the third anniversary of the initial issuance of the Notes, the Company will be obligated to pay an amount equal to twelve months of interest or (b) on or after the third anniversary of the initial issuance of the Notes but prior to the fourth anniversary of the initial issuance of the Notes, any accrued and unpaid interest plus any remaining amounts that would be owed up to, but excluding, the fourth anniversary of the initial issuance of the Notes. In certain circumstances, the Company may force conversion of the Notes after the first anniversary of the initial issuance of the Notes, subject to a holder’s prior right to convert, if the last reported sale price of the Common Stock exceeds 130% of the conversion price for 20 trading days (whether or not consecutive) during the 30 trading day period ending on, and including, the last trading day of the immediately preceding calendar quarter and the
30-day
average daily trading volume ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to $3,000,000 for the first two years after the initial issuance of the Notes and $2,000,000 thereafter.
If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date, holders of the Notes will have the right to require the Company to repurchase all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
Following certain corporate events that occur prior to the maturity date or if the Company exercises its mandatory conversion right in connection with such corporate events, the Company will in certain circumstances increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate events or has been forced to convert its Notes in connection with such corporate events, as the case may be.
The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Notes and any common stock of the Company issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
The Company shall be obligated to register the Notes and the shares issuable upon conversion of the Notes. The obligations of the Note Investors to consummate the subscriptions provided for in the Subscription Agreements are conditioned upon, among other things, (i) there shall have been no amendment, waiver or modification to the Merger Agreement that materially and adversely affects the Company or the Note Investor’s investment in the Company, other than amendments, waivers or modifications pursuant to the terms of the Merger Agreement, (ii) the Company shall not have entered into any Other Subscription Agreement (as defined in the Subscription Agreement), including through amendment, waiver or modification of the terms of an any Other Subscription Agreement, with a lower purchase price per $1,000 principal amount of the Notes or other terms (economic or otherwise) substantially more favorable to such other subscriber or investor than as set forth in the Subscription Agreement unless the Note Investor has been offered substantially the same terms or benefits; and (iii) there has not occurred any Company Material Adverse Effect (as defined in the Merger Agreement) or Company Material Adverse Effect (as defined in the Subscription Agreement).
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed interim financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2021, and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations.

The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s Annual Report on Form
10-K
filed with the SEC on March 31, 2021. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.
Revision to Previously Reported Financial Statements
In preparation of the Company’s unaudited condensed financial statements as of and for the three- and nine-month periods ended September 30, 2021, the Company concluded it should revise its condensed financial statements to classify all its public shares to common stock subject to possible redemption in temporary equity. In accordance with the SEC and its guidance on redeemable equity instruments, Accounting Standards Codification Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”), paragraph
10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its public shares in permanent equity, or total stockholders’ deficit. Although the Company did not specify a maximum redemption threshold, its charter currently provides that the Company will not redeem shares of common stock issued in the Offering in an amount that would cause its net tangible assets to be less than $5,000,001. The Company considered that the threshold would not change the nature of the underlying shares as redeemable and thus would be required to be disclosed outside permanent equity. As a result, the Company revised its previously filed condensed financial statements to classify all of the shares of common stock issued in the Offering as temporary equity. The change in the carrying value of the common stock subject to possible redemption resulted in a decrease of approximately $17.0 million in additional paid-in
capital, as well as a reclassification of 1,695,412 shares of common stock subject to possible redemption from permanent equity to temporary equity.
The impact of the revision to the unaudited condensed balance sheets as of March 31, 2021 and June 30, 2021, is a reclassification of $15.2 million and $17.0 million, respectively, from total stockholders’ deficit (permanent equity) to common stock subject to possible redemption (temporary equity). There is no impact to the reported amounts for total assets, total liabilities, cash flows, or net income (loss). In connection with the change in presentation for the common stock subject to possible redemption, the Company has revised its net loss per share calculation for the change in the number of shares of common stock subject to possible redemption. Net loss per share, non-redeemable
common stock remained $0.06 per share for the three months ended March 31, 2021, and increased $0.02 and $0.03 for the three and six months ended June 30, 2021, respectively.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.
Net Loss Per Share of Common Stock
The Company’s condensed statements of operations and comprehensive loss includes a presentation of income per share for common stock subject to possible redemption in a manner similar to the two-class
method of income (loss) per share. Net income per share, basic and diluted, for common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account by the weighted-average number of common stock subject to possible redemption outstanding since original issuance.
Net loss per share, basic and diluted, for
non-redeemable
common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, by the weighted-average number of non-redeemable
common stock outstanding for the period, basic and diluted.
When calculating its diluted net loss per share, the Company has not considered the effect of (i) the incremental number of shares of common stock to settle warrants sold in the Offering and Private Placement, as calculated using the treasury stock method and (ii) the shares issued to the Insiders representing 18,000 shares of common stock underlying restricted stock awards for the periods they were outstanding. Since the Company was in a net loss position during the periods after deducting net income attributable to common stock subject to redemption, diluted net loss per common share is the same as basic net loss per common share for the periods presented as the inclusion of all potential common shares outstanding would have been anti-dilutive.
Reconciliation of Net Loss Per Common Share
In accordance with the
two-class
method, the Company’s net loss is adjusted for net income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, net loss per common share, basic and diluted, is calculated as follows:

	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021
Common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to redemption
Interest earned on marketable securities held in Trust Account, net of taxes	$6,346	$14,144

Net income attributable to common stock subject to possible redemption	$6,346	$14,144

Denominator: Weighted-average common shares subject to redemption
Basic and diluted weighted-average shares outstanding, common stock subject to possible redemption	35,880,000	30,491,429

Basic and diluted net income per share, common stock subject to possible redemption	$0.00	$0.00

Non-Redeemable common stock
Numerator: Net loss minus net earnings—Basic and diluted
Net loss	$(1,924,883)	$(4,280,092)
Less: net income attributable to common stock subject to redemption	(6,346)	(14,144)

Net loss attributable to non-redeemable common stock	$(1,931,229)	$(4,294,236)

Denominator: Weighted-average non-redeemable common shares
Weighted-average non-redeemable common shares outstanding, basic and diluted	10,051,600	9,886,459

Net loss per share, non-redeemable common stock, basic and diluted	$(0.19)	$(0.43)

Cash and Cash Equivalents
The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.
Cash and Marketable Securities Held in Trust Account
As of September 30, 2021, the assets held in the Trust Account consisted of money market funds investing in U.S. Treasury Bills and cash.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the condensed balance sheet primarily due to their short-term nature.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Offering Costs
Offering costs in the amount of $20,397,899 consist of legal, accounting, underwriting fees and other costs incurred through the Offering date that are directly related to the Offering. Offering costs were charged to stockholders’ equity and recorded in additional paid-in
capital as a reduction to the gross proceeds received upon completion of the Offering.
Common Stock Subject to Possible Redemption
Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity (deficit). The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of September 30, 2021, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets.

Stock-based Compensation
Stock-based compensation related to restricted stock awards are based on fair value of common stock on the grant date. The shares underlying the Company’s restricted stock awards are subject to forfeiture if these individuals resign or are terminated for cause prior to the completion of the Business Combination. Therefore, the related stock-based compensation will be recognized upon the completion of a Business Combination, unless the related shares are forfeited prior to a Business Combination occurring.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Warrant Liability
The Company accounts for warrants for shares of the Company’s common stock that are not indexed to its own stock as liabilities at fair value on the condensed balance sheets. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense) on the condensed statements of operations and comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the common stock warrants. At that time, the portion of the warrant liability related to the common stock warrants will be reclassified to additional paid-in
capital.
Recent Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”)
2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40)
(“ASU
2020-06”)
to simplify certain financial instruments. ASU
2020-06
eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU
2020-06
amends the diluted earnings per share guidance, including the requirement to use the if-converted
method for all convertible instruments. ASU
2020-06
is for fiscal years beginning after December 15, 2021 and should be applied on a full or modified retrospective basis. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU
2020-06
effective February 23, 2021. The adoption of ASU
2020-06
did not have a material impact on the Company’s condensed financial statements.

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed financial statements.
3. OFFERING
On February 11, 2021, the Company consummated the Offering whereby the Company sold 35,880,000 Units, including the issuance of 4,680,000 Units as a result of the Underwriters’ exercise in full of their over-allotment option, at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value (“Common Stock”), and one-third
(1/3) of one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one share of Common Stock at a price of $11.50 per full share. As a result, increments of three Public Warrants must be exercised in order to obtain whole shares of Common Stock upon the exercise of the Public Warrants. The exercise price of the Public Warrants may be adjusted in certain circumstances as discussed in Note 6. Under the terms of the warrant agreement (the “Warrant Agreement”), the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s Business Combination.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Public Warrant holder. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete a Business Combination on or prior to the
24-month
period allotted to complete the Business Combination, the Public Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the Public Warrants during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Common Stock equals or exceeds $18.00 per share for any
20
trading days within the
30
-trading
day period ending on the third trading day before the Company sends the notice of redemption to the Public Warrant holders.
On March 26, 2021, the Company announced that the holders of the Company’s Units may elect to separately trade the securities underlying such Units which commenced on April 1, 2021. Any Units not separated will continue to trade on the Nasdaq under the symbol “GIGGU.” Any underlying shares of Common Stock and warrants that are separated will trade on the Nasdaq under the symbols “GIG,” and “GIGGW,” respectively.
4. RELATED PARTY TRANSACTIONS
Founder Shares
During the period from December 4, 2020 (date of inception) to December 31, 2020, the Founder purchased 8,952,000 shares of Common Stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or $0.0027927 per share. Subsequent to December 31, 2020, the Company issued 12,000 insider shares to Ms. Hayes, one of its independent directors and chairwoman of both the compensation and nominating and corporate governance committees, and 6,000 insider shares to Mr. Weightman, its Chief Financial Officer, solely in consideration of future services, pursuant to Insider Shares Grant Agreements dated February 8, 2021 between the Company and each of the Insiders (the “Insider Shares”). The Insider Shares are subject to forfeiture if the individual resigns or the services are terminated for cause prior to the completion of the Business Combination. The Founder Shares are identical to the Common Stock included in the Public Units sold in the Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.

Private Placement
The Founder and the Underwriters purchased from the Company an aggregate of 850,000 and 249,600 Private Placement Units, respectively, at a price of $10.00 per Private Placement Unit in a private placement that occurred simultaneously with the completion of the closing of the Offering. Each Private Placement Unit consists of one share of the Company’s Common Stock, and one-third
(1/3) of one warrant (a “Private Placement Warrant”). Each whole Private Placement Warrant will be exercisable for $11.50 per share, and the exercise price of the Private Placement Warrants may be adjusted in certain circumstances as described in Note 6.
No fractional shares will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Private Placement Warrant holder. Each Private Placement Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete a Business Combination on or prior to the
24-month
period allotted to complete the Business Combination, the Private Placement Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the Private Placement Warrants during the exercise period, there will be no net cash settlement of these Private Placement Warrants and the Private Placement Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the Private Placement Warrants become exercisable, the Company may redeem the outstanding Private Placement Warrants in whole and not in part at a price of $0.01 per Private Placement Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Common Stock equals or exceeds $18.00 per share for any 20 trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the Private Placement Warrant holders.
The Company’s Founder, the Insiders and the Underwriters have agreed not to transfer, assign or sell any of their respective Founder Shares, shares held by the Insiders, Private Placement Units, shares or other securities underlying such Private Placement Units that they may hold until the date that is (i) in the case of the Founder Shares or shares held by the Insiders, the earlier of (A) 12 months after the date of the consummation of the Company’s Business Combination or (B) subsequent to the Company’s Business Combination, (x) the date on which the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after the Company’s Business Combination, or (y) the date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction after the Company’s Business Combination which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the Private Placement Units and shares or other securities underlying such Private Placement Units, until 30 days after the completion of the Company’s Business Combination.
If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the Private Placement Units will be part of the liquidating distribution to the public stockholders.
Registration Rights
The Company’s Founder, the Underwriters and the Insiders will be entitled to registration rights pursuant to a registration rights agreement signed on February 8, 2021. These holders will be entitled to make up to two demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the registration rights agreement.

Administrative Services Agreement and Other Agreements
The Company agreed to pay $25,000 a month for office space, administrative services and secretarial support to an affiliate of the Founder, GigManagement, LLC. Services commenced on February 9, 2021, the date the securities were first listed on the Nasdaq, and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.
On February 1, 2021, the Company entered into a Strategic Services Agreement with Mr. Weightman, its Treasurer and Chief Financial Officer, who holds 6,000 insider shares. Mr. Weightman is initially receiving $10,000 per month for his services and such amount could increase to up to $15,000 per month dependent upon the scope of services provided, as may be mutually agreed by the parties. The Company will pay Mr. Weightman for services rendered since February 1, 2021 and on a monthly basis thereafter for all services rendered after the consummation of the Offering.
Related Party Loan
The Company entered into a promissory note agreement with the Founder under which $125,000 was loaned to the Company for the payment of expenses related to the Offering. The promissory note was non-interest
bearing, unsecured and was repaid on February 11, 2021.
5. COMMITMENTS AND CONTINGENCIES
Registration Rights
The Company’s Founder, the Underwriters and the Insiders will be entitled to registration rights pursuant to a registration rights agreement signed on February 8, 2021. These holders will be entitled to make up to two demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the registration rights agreement.
Underwriters Agreement
The Company granted the Underwriters a
45
-day
option to purchase up to 4,680,000 additional Units to cover any over-allotments, at the Offering price less underwriting discounts and commissions, and such option was exercised in full on February 11, 2021, as described in Note 3.
The Company paid an underwriting discount of $0.20 per Unit to the Underwriters at the closing of the Offering. The underwriting discount was paid in cash. In addition, the Company has agreed to pay deferred underwriting commissions of $0.35 per Unit, or $12,558,000, including the Underwriters’ over-allotment option which was exercised in full. The deferred underwriting commission will become payable to the Underwriters from the amount held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement, including the performance of services described below. As further described in Note 4, the Underwriters have purchased 249,600 Private Placement Units, of which each Private Placement Unit consists of one share of the Company’s Common Stock, and one-third
(1/3) of one Private Placement Warrant, for an aggregate purchase price of $2,496,000.
The Underwriters will use their commercially reasonable efforts to provide the Company with the following services: 1) originating and introducing the Company to potential targets for a Business Combination; 2) arranging institutional investor meetings on the Company’s behalf in connection with obtaining financing for the Business Combination; 3) assisting the Company in meeting its securities exchange listing requirements following the closing of the Offering; and 4) providing capital markets advice and liquidity to the Company following the closing of the Offering. If the Company uses its best efforts (and the Underwriters use commercially reasonable efforts) to obtain financing in private placements or privately negotiated transactions, but notwithstanding such efforts, the Company does not have sufficient cash necessary to consummate the Business Combination and pay the deferred underwriting commission, the Company and the Underwriters will cooperate in good faith to come to a mutually-satisfactory solution with respect to the payment of the deferred underwriting commission so as to ensure that the Company’s obligation to pay the deferred underwriting commission shall not impede the closing of the Business Combination.
6. STOCKHOLDERS’ EQUITY
Common Stock
The authorized Common Stock of the Company includes up to 100,000,000 shares. Holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock. As of September 30, 2021, there were 10,069,600 shares of Common Stock issued and outstanding and not subject to possible redemption. There were 35,880,000 shares of Common Stock subject to possible redemption issued and outstanding as of September 30, 2021.
Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of September 30, 2021, there were no shares of preferred stock issued and outstanding.
Warrants (Public Warrants and Private Placement Warrants)
Warrants will be exercisable for $11.50 per share, and the exercise price and number of warrant shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation of the Company. In addition, if (x) the Company issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Company’s Founder or its affiliates, without taking into account any Founder Shares held by it prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 65% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the volume weighted-average trading price of the Company’s common stock during the
20 trading-day
period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.
Each warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption. However, if the Company does not complete its initial Business Combination on or prior to the
24-month
period allotted to complete the Business Combination, the warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Common Stock to the holder upon exercise of the warrants during the exercise period, there will be no net cash settlement of these warrants and the warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant Agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Common Stock equals or exceeds $18.00 per share for any 20 trading days within the
30-trading
day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.
Under the terms of the Warrant Agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination, for the registration of the shares of Common Stock issuable upon exercise of the warrants included in the Units and Private Placement Units.
As of September 30, 2021, there were 12,326,478 warrants outstanding.
Stock-based Compensation
Also included in the outstanding shares of Common Stock are 18,000 shares issued in consideration of future services to the Insiders, who are non-employee
consultants. These shares are subject to forfeiture if the individuals resign or are terminated for cause prior to the completion of the Business Combination. If an initial Business Combination occurs and these shares have not been previously forfeited, the fair value of the Common Stock on the date the shares vest will be recognized as stock-based compensation in the Company’s condensed statements of operations and comprehensive loss when the completion of the Business Combination becomes probable.
7. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3: Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.
The Company has determined that the Private Placement Warrants are subject to treatment as a liability as the transfer of these warrants to anyone other than the purchasers or their permitted transferees would result in these warrants having substantially the same terms as the Public Warrants. The Public Warrants did not start trading separately until April 1, 2021, so the Company initially determined the fair value of each Private Placement Warrant using a Black-Scholes option-pricing model, which requires the use of significant unobservable market values. Accordingly, the Private Placement Warrants were initially classified as Level 3 financial instruments. After the Public Warrants started trading separately, the Company determined that the fair value of each Private Placement Warrant approximates the fair value of a Public Warrant. Accordingly, the Private Placement Warrants are valued upon observable data and have been reclassified as Level 2 financial instruments.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	September 30, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$358,817,210

Liabilities:
Warrant liability	2	$384,881

The fair value of the warrants was estimated using the following assumptions:

Upon Issuance
Stock Price	$9.83
Volatility	10.00%
Risk free interest rate	0.62%
Exercise price	$11.50
Time to maturity—years	6.0
The change in the fair value of the Level 3 warrant liability during the three and nine months ended September 30, 2021 is as follows:

For the Nine Months Ended September 30, 2021
Fair value—beginning of period	$—
Additions	187,908
Change in fair value	229,962
Transfers out of level 3 to level 2	(417,870)

Fair value—end of period	$—

The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, any realized and unrealized gains and losses are recorded in the condensed statements of operations and comprehensive loss for the period presented.
Additionally, there was $2,950 of interest accrued, but not yet credited to the Trust Account, which was recorded in the condensed balance sheet in interest receivable on cash and marketable securities held in Trust Account as of September 30, 2021.
8. SUBSEQUENT EVENTS
Forward Share Purchase Agreement
In October 2021, the Company entered into Forward Share Purchase Agreements with certain of its stockholders pursuant to which these investors may each individually elect to sell and transfer to the Company on the three-month anniversary of the date of the Closing of the transactions contemplated by the Transaction, and the Company will purchase up to an aggregate of 10,000,000 shares of GigCapital4 Common Stock, at a price of $10.15 per share. These investors agreed that they will not (i) request redemption of these shares in conjunction with the Company’s stockholders’ approval of the Business Combination, or (ii) tender these shares to the

Company in response to any redemption or tender offer that the Company may commence for its shares of Common Stock. These investors also agreed that they will not engage in any short sales transactions involving any securities of the Company.
Notwithstanding anything to the contrary in the Forward Share Purchase Agreements, commencing on the day after the date by which shares of Common Stock of the Company must be tendered for redemption in conjunction with the Company’s stockholders’ approval of the Business Combination (the “Redemption Date”), each such investor may sell its shares in the open market as long as the sales price exceeds $10.00 per share prior to payment of any commissions. If an investor sells any such shares in the open market after the Redemption Date and prior to the one-month
anniversary of the date of the closing of the Transactions at a sales price per share that is greater than $10.05, then the Company shall pay to each selling investor an amount equal to $0.05 per share sold by such investor.
Simultaneously with the Closing of the Transactions, the Company will deposit into an escrow account an amount equal to the lesser of (i) $101,500,000 and (ii) $10.15 multiplied by the aggregate number of shares held by such investors as of the closing of the Transactions. The Company’s purchase of the shares underlying the Forward Share Purchase Agreements will be made with funds from the escrow account.
The Company’s obligation to consummate the transactions contemplated by the Forward Share Purchase Agreements is subject to the consummation of the Transactions. The Forward Share Purchase Agreements may be terminated: (i) by mutual written consent of the Company and the investors; (ii) automatically if the Company’s stockholders fail to approve the Transactions; and (iii) prior to the closing of the Transactions by mutual agreement of the investors if there occurs a Company Material Adverse Effect (as defined in the Merger Agreement and the Forward Share Purchase Agreements).

BigBear.ai Holdings, LLC—Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
BigBear.ai Holdings, LLC
Opinion on the financial statements
We have audited the accompanying combined balance sheets of BigBear.ai Holdings, LLC (a Delaware Limited Liability Company) and subsidiaries (the “Company”) as of December 31, 2020 (Successor) and 2019 (Predecessor), and the related combined statements of operations, changes in members’ equity, and cash flows for the period from May 22, 2020 through December 31, 2020 (Successor) and the combined statements of operations, changes in members’ equity and cash flows for the period from January 1, 2020 through October 22, 2020, and for the years ended December 31, 2019 and 2018 (collectively the Predecessor) and the related notes (collectively referred to as the “financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 (Successor) and 2019 (Predecessor), and the results of their operations and their cash flows for the period from May 22, 2020 through December 31, 2020 (Successor), the period from January 1, 2020 to October 22, 2020 and for the years ended December 31, 2019 and 2018 (collectively the Predecessor), in conformity with accounting principles generally accepted in the United States of America.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2021.
Arlington, Virginia
August 6, 2021

BIGBEAR.AI HOLDINGS, LLC
COMBINED BALANCE SHEETS
(
in thousands
)

	Successor	Predecessor
	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$9,704	$1,644
Accounts receivable, less allowance for doubtful accounts of $43 as of December 31, 2020 and $0 as of December 31, 2019	21,426	13,528
Contract assets	2,575	269
Prepaid expenses and other current assets	641	310

Total current assets	34,346	15,751

Non-current assets:
Property and equipment, net	863	149
Goodwill	91,271	—
Intangible assets, net	90,498	—
Deferred tax assets	794	—
Other non-current assets	593	48

Total Assets	$218,365	$15,948

Liabilities and members’ equity
Current liabilities:
Accounts payable	$2,731	$1,080
Short-term debt, including current portion of long-term debt	1,100	—
Accrued liabilities	7,270	3,054
Contract liabilities	541	—
Other current liabilities	413	120

Total current liabilities	12,055	4,254

Non-current liabilities:
Long-term debt	105,894	—
Deferred tax liabilities	—	19
Other non-current liabilities	19	—

Total liabilities	117,968	4,273

Commitments and contingencies (Note L)

Equity:
Members’ contribution	108,235	4,998
(Accumulated deficit) / retained earnings	(7,838)	6,677

Total equity	100,397	11,675

Total liabilities and members’ equity	$218,365	$15,948

The accompanying notes to the financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, LLC
COMBINED STATEMENTS OF OPERATIONS
(
in thousands, except unit and per unit data
)

	Successor	Predecessor
	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Revenues	$31,552	$59,765	$73,626	$49,439
Cost of revenues	22,877	46,755	56,130	37,702

Gross margin	8,675	13,010	17,496	11,737
Operating expenses:
Selling, general and administrative	7,909	7,632	11,004	7,820
Research and development	530	85	110	—
Transaction expenses	10,091	—	—	—

Operating (loss) income	(9,855)	5,293	6,382	3,917
Interest expense	616	1	127	42

(Loss) income before taxes	(10,471)	5,292	6,255	3,875
Income tax (benefit) expense	(2,633)	3	9	12

Net (loss) income	$(7,838)	$5,289	$6,246	$3,863

Basic net loss per Unit	$(78)
Diluted net loss per Unit	$(78)
Weighted-average Units outstanding:
Basic	100
Diluted	100
The accompanying notes to the financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, LLC
COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(
in thousands
, except unit data
)
For the Predecessor 2018 Period, Predecessor 2019 Period and the Predecessor 2020 Period

	Class A Units	Class B Units	Members’ contribution	Retained earnings	Total members’ equity
As of December 31, 2017 (Predecessor)	900	—	$4,894	$—	$4,894

Net income	—	—	—	3,863	3,863
Distribution	—	—	—	(2,593)	(2,593)

As of December 31, 2018 (Predecessor)	900	—	4,894	1,270	6,164

Net income	—	—	—	6,246	6,246
Class B Units vested	—	10	—	—	—
Equity-based compensation expense	—	—	104	—	104
Distribution	—	—	—	(839)	(839)

As of December 31, 2019 (Predecessor)	900	10	4,998	6,677	11,675

Net income	—	—	—	5,289	5,289
Equity-based compensation expense	—	—	80	—	80
Distribution	—	—	—	(9,773)	(9,773)

As of October 22, 2020 (Predecessor)	900	10	$5,078	$2,193	$7,271

BIGBEAR.AI HOLDINGS, LLC
COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(
in thousands
, except unit data
)
For the Successor 2020 Period

	Units	Members’ contribution	Accumulated deficit	Total members’ equity
As of May 22, 2020 (Successor)	—	$—	$—	$—
Net (loss)	—	—	(7,838)	(7,838)
Parent’s contributions for acquisitions	—	13,188	—	13,188
Parent’s contributions	100	95,047	—	95,047

As of December 31, 2020 (Successor)	100	$108,235	$(7,838)	$100,397

The accompanying notes to the financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, LLC
COMBINED STATEMENTS OF CASH FLOWS
(
in thousands
)

	Successor	Predecessor
	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Cash flows from operating activities:
Net (loss) income	$(7,838)	$5,289	$6,246	$3,863
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	1,028	52	50	50
Amortization of debt issuance costs	17	—	—	—
Equity-based compensation expense	—	80	104	—
Provision for doubtful accounts	43	—	—	—
Deferred income tax (benefit) expense	(2,637)	(8)	(2)	7
Changes in assets and liabilities:
Accounts receivable	(4,000)	6,818	(2,488)	(3,492)
Contract assets	3,868	(4,300)	(127)	(129)
Prepaid expenses and other assets	(453)	(29)	(59)	(47)
Accounts payable	1,111	51	(349)	581
Accrued liabilities	1,224	504	735	954
Contract liabilities	40	—	—	—
Other liabilities	181	157	11	97

Net cash (used in) provided by operating activities	(7,416)	8,614	4,121	1,884

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(184,714)	—	—	—
Purchases of property and equipment	(155)	(121)	(18)	(60)

Net cash used in investing activities	(184,869)	(121)	(18)	(60)

Cash flows from financing activities:
Proceeds from term loan	107,249	—	—	—
Proceeds from promissory notes	91,283	—	—	—
Repayment of promissory notes	(91,283)	—	—	—
Proceeds from short-term borrowings	4,000	2,000	—	2,000
Repayment of short-term borrowings	(4,000)	(2,000)	(2,000)	(2,000)
Payment of debt issuance costs to third parties	(307)	—	—	—
Distributions to members	—	(9,773)	(839)	(2,593)
Parent’s contribution	95,047	—	—	—

Net cash provided by (used in) financing activities	201,989	(9,773)	(2,839)	(2,593)

Net increase (decrease) in cash and cash equivalents	9,704	(1,280)	1,264	(769)
Cash and cash equivalents at beginning of year	—	1,644	380	1,149

Cash and cash equivalents at end of year	$9,704	$364	$1,644	$380

Cash paid during the period for:
Interest	$384	$1	$127	$42
Income taxes	$—	$9	$5	$2
Supplemental disclosures—non-cash activities:
Non-cash investing activity:
Parent units issued for acquisitions	$13,188	$—	$—	$—

The accompanying notes to the financial statements are an integral part of these statements.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)
Note A—Description of the Business
Affiliates of AE Industrial Partners Fund II, LP (“
AE
”), a private equity firm specializing in aerospace, defense, space and government services, power generation, and specialty industrial markets, formed a series of acquisition vehicles on May 22, 2020, which included Lake Parent, LLC (“
Lake Parent
”), BigBear.ai Holdings, LLC, (“
BigBear
”), BigBear.ai Intermediate Holdings, LLC (“
BigBear Intermediate
”) and BigBear.ai, LLC, (“
BigBear.ai
”) with Lake Parent being the top holding company. BigBear.ai and BigBear Intermediate are wholly owned subsidiaries of BigBear.
On June 19, 2020, BigBear.ai acquired NuWave Solutions, LLC (“
NuWave
”). Subsequently, NuWave entered into an agreement with Open Solutions Group, LLC (“
Open Solutions
”) to acquire 100% of its equity on December 2, 2020. On December 21, 2020, NuWave acquired the Government Services division of ProModel Government Solutions Inc. (“
ProModel
”).
Separately, AE also formed a series of acquisition vehicles on October 8, 2020 which included PCISM Ultimate Holdings, LLC (“
PCISM Ultimate Holdings
”), PCISM Holdings, LLC, PCISM Intermediate Holdings, LLC, and PCISM Intermediate II Holdings, LLC. On October 23, 2020, PCISM Ultimate Holdings acquired PCI Strategic Management, LLC (“
PCI
” or “
Predecessor
”).
On December 21, 2020, BigBear.ai acquired 100% of the equity of PCI in a series of transactions which resulted in BigBear being a wholly owned subsidiary of PCISM Ultimate Holdings (“
Parent
”). These transactions left Lake Parent with no assets or operations, and it was dissolved.
The Predecessor is comprised of PCI before it was acquired by BigBear.ai. BigBear and its wholly owned subsidiaries, including NuWave, PCI, Open Solutions, and ProModel after their respective acquisition dates, are referred to as the “
Successor
” collectively with the Predecessor as the “
Company
.” The Company offers a comprehensive suite of solutions including artificial intelligence and machine learning, data science, advanced analytics, offensive and defensive cyber, data management, cloud solutions, digital engineering, and systems integration.
Note B—Summary of Significant Accounting Policies
Basis of Presentation
PCI was identified as the Predecessor through an analysis of various factors, including the size, financial characteristics, and ongoing management. The year ended December 31, 2018 (the “
Predecessor 2018 Period
”), the year ended December 31, 2019 and as of December 31, 2019 (collectively, the “
Predecessor 2019 Period
”) and the period from January 1, 2020 to October 22, 2020 (the “
Predecessor 2020 Period
”) relate to the predecessor period for BigBear and include all of the accounts of PCI only. The period from May 22, 2020 (inception) through December 31, 2020 and as of December 31, 2020 (collectively, the “
Successor 2020 Period
”) relate to activity of BigBear and its subsidiaries. The Successor 2020 Period begins before the Predecessor 2020 Period ended due to the acquisitions that took place prior to the acquisition of PCI.
The PCI, NuWave, Open Solutions, and ProModel acquisitions were accounted for as business combinations in accordance with Financial Accounting Standards Board (“
FASB
”) Accounting Standards Codification (“
ASC
”) 805,
 Business Combinations
 (“
ASC 805
”), and the resulting new basis of accounting is reflected in the Successor 2020 Period as of each acquisition date. As a result, financial information of the Predecessor and Successor periods has been prepared under two different bases of accounting and therefore are not comparable.
The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“
GAAP
”) and all intercompany balances and transactions have

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

been eliminated in consolidation. Amounts presented within the combined financial statements and accompanying notes are presented in thousands of U.S. dollars unless stated otherwise, except for percentages, units, shares, per unit, and per share amounts.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ materially from those estimates. Accounting policies subject to estimates include valuation of goodwill, intangible assets, impairments, revenue recognition, income taxes, business combinations and equity-based compensation.
Business Combinations
The Company utilizes the acquisition method of accounting under ASC 805, for all transactions and events in which it obtains control over one or more other businesses (even if less than 100% ownership is acquired), to recognize the fair value of all assets and liabilities assumed and to establish the acquisition date fair value as of the measurement date.
While the Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed as of the acquisition date, the estimates and assumptions are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. For changes in the valuation of intangible assets between the preliminary and final purchase price allocation, the related amortization is adjusted in the period it occurs. Subsequent to the measurement period, any adjustment to assets acquired or liabilities assumed is included in operating results in the period in which the adjustment is determined. Transaction expenses that are incurred in connection with a business combination, other than costs associated with the issuance of debt or equity securities, are expensed as incurred.
Revenue Recognition
The Company’s revenues from contracts with customers are from offerings including artificial intelligence and machine learning, data science, advanced analytics, offensive and defensive cyber, data management, cloud solutions, digital engineering, and systems integration, primarily with the U.S. Government and its agencies. The Company also serves various commercial customers.
The Company organizes its products into three categories:

1.	Observe – helps customers collect, normalize and curate data from a variety of sources in real-time.

2.	Orient – uses low code, composable, distributed, and event-driven predictive analytics to uncover hidden items in raw data and make sense of incomplete data.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

3.	Dominate – helps customers turn data into insights by recommending and evaluating multiple courses of action through data visualization and descriptive analytics.
Each of our products can be sold individually or combined and sold together. Regardless of whether a customer is procuring only one of our products or a combination of our products, our contracts generally include a significant service of integrating the products with our customer’s existing solutions and information systems. After we implement our products, we may also enter into contracts with our customers to further refine or customize these solutions to either enhance the functionality or adjust for changes in our customer’s requirements. These post-implementation service contracts are generally performed on a time-and-materials basis.
The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. The Company performs under various types of contracts, which generally include firm-fixed-price (“
FFP
”) and
time-and-materials
(“
T&M
”) contracts.
Under fixed-price contracts, we agree to perform the specified work for a pre-determined
price. To the extent our actual costs vary from the estimates upon which the price was negotiated, we will generate more or less profit or could incur a loss. Under T&M contracts, we agree to perform the specified work for a pre-determined
rate per hour, as well as the reimbursement of other direct billable costs which are presented on a gross basis. The Company has a right to consideration from the customer in an amount that corresponds directly with the value of the Company’s performance and recognizes revenue in the amount to which the Company has a right to invoice (the “right to invoice” practical expedient).
The Company assesses each contract at its inception to determine whether it should be combined with other contracts. When making this determination, the Company considers factors such as whether two or more contracts were negotiated and executed at or near the same time or were negotiated with an overall profit objective. If combined, the Company treats the combined contracts as a single contract for revenue recognition purposes.
We generally use internally developed and third-party applications, which we customize, when implementing our products to meet specific customer requirements. The Company evaluates the products or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. Each of our products is capable of being distinct as the customer can benefit from each individual product on its own or with other resources that are readily available. When our customer contracts include a significant service of integrating our products to provide a set of integrated or highly interrelated tasks, we account for these arrangements as a single performance obligation. While our contracts provide customers access to our solutions, the contracts generally do not contain separate licensing provisions for independent use of the underlying internally developed software. Additionally, these components are highly interdependent and highly interrelated into the solutions we deliver to our customers. Therefore, these components are not capable of being distinct and are not separately identifiable from the other promises in the contract. In cases where our customer contracts have an explicit licensing provision, they are generally accounted for as a separate performance obligation.
In limited cases, our contracts have more than one distinct performance obligation, which occurs when we perform activities that are not highly complex or interrelated. Significant judgment is required in determining performance obligations, and these determinations could change the amount of revenue and profit recorded in a given period.
The Company determines the transaction price for each contract based on the consideration the Company expects to receive for the products or services being provided under the contract. For contracts where a

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

portion of the price may vary, the Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company analyzes the risk of a significant revenue reversal and if necessary, constrains the amount of variable consideration recognized in order to mitigate this risk.
At the inception of a contract, the Company estimates the transaction price based on its current rights and does not contemplate future modifications (including unexercised options) or follow-on
contracts until they become legally enforceable. Contracts are often subsequently modified to include changes in specifications, requirements or price, which may create new or change existing enforceable rights and obligations. Depending on the nature of the modification, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract. Our contracts with the U.S. government often contain options to renew existing contracts for an additional period of time (generally a year at a time) under the same terms and conditions as the original contract, and generally do not provide the customer any material rights under the contract. Therefore, such modifications are accounted for as if they were part of the existing contract and recognized as a cumulative adjustment to revenue. We account for renewal options as separate contracts when they include distinct goods or services at standalone selling prices.
For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the estimated standalone selling price of the product or service underlying each performance obligation. The standalone selling price represents the amount the Company would sell the product or service to a customer on a standalone basis (i.e., not bundled with any other products or services). Our contracts with the U.S. government are subject to the Federal Acquisition Regulation (“
FAR
”) and priced on estimated or actual costs of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. government and its agencies. Each contract is competitively priced and bid separately. Pricing for
non-U.S.
government agencies and commercial customers is based on specific negotiations with each customer. In circumstances where the standalone selling price is not directly observable, we estimate the standalone selling price using the expected cost-plus margin approach.
The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the products and services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as the Company performs under the contract because control of the work in process transfers continuously to the customer. For most contracts with the U.S. Government, this continuous transfer of control of the work in process to the customer is supported by clauses in the contract that give the customer ownership of work in process and allow the customer to unilaterally terminate the contract for convenience and pay the Company for costs incurred plus a reasonable profit. For most
non-U.S.
Government contracts, continuous transfer of control to the customer is supported because the Company delivers products that do not have an alternative use to us and if our customer were to terminate the contract for reasons other than our non-performance
we would have the right to recover damages which would include, among other potential damages, the right to payment for our work performed to date plus a reasonable profit.
For performance obligations to deliver products with continuous transfer of control to the customer, revenue is recognized based on the extent of progress towards completion of the performance obligation, generally using the percentage-of-completion
cost-to-cost
measure of progress for our contracts because it best depicts the transfer of control to the customer as we incur costs on our contracts. Under the percentage-of-completion
cost-to-cost
measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation(s). For performance obligations to provide services to the customer, revenue is

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

recognized over time based on costs incurred or the right to invoice method (in situations where the value transferred matches our billing rights) as our customer receives and consumes the benefits.
For performance obligations in which control does not continuously transfer to the customer, we recognize revenue at the point in time in which each performance obligation is fully satisfied. This coincides with the point in time the customer obtains control of the product or service, which typically occurs upon customer acceptance or receipt of the product or service, given that we maintain control of the product or service until that point.
For arrangements with the U.S. Government, we generally do not begin work on contracts until funding is appropriated by the customer. Billing timetables and payment terms on our contracts vary based on a number of factors, including the contract type. Cost-reimbursable and T&M contracts are generally billed as costs are incurred. FFP contracts are generally billed based on milestones, which are the achievement of specific events as defined in the contract. We recognize a liability for payments in excess of revenue recognized, which is presented as a contract liability on the balance sheet. The portion of payments retained by the customer is not considered a significant financing component; the Company expects, at contract inception, that the lag period between the transfer of a promised good or service to a customer and when the customer pays for that good or service will not constitute a significant financing component. Many of the Company’s long-term contracts have milestone payments, which align the payment schedule with the progress towards completion on the performance obligation. On some contracts, the Company may be entitled to receive an advance payment, which is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.
For fixed-price and cost-reimbursable contracts, we present revenues recognized in excess of billings as contract assets on the balance sheet. Amounts billed and due from our customers are classified as receivables on the balance sheet.
Sale of Products
Revenue from sale of products to customers purchased from third parties is recognized at a point in time when control has transferred to the customer. Control is transferred to the customer upon customer acceptance or receipt of the product. At this point in time, the Company has a present right to payment, and the customer has legal title and physical possession of the product as well as the risks and rewards of ownership.
Contract Balances
Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of contract assets and liabilities.
Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities consist of deferred product revenue, billings in excess of revenues, deferred service revenue, and customer advances. Deferred product revenue represents amounts that have been invoiced to customers but are not yet recognizable as revenue because the Company has not satisfied its performance obligations under the contract. Deferred product revenue is included in contract liabilities in the combined balance sheet. Billings in excess of revenues represents milestone billing contracts where the billings of the contract exceed recognized revenues.
Contract asset balances on the Company’s combined balance sheets were $2,575 as of December 31, 2020 (Successor), compared to $269 as of December 31, 2019 (Predecessor). The change was primarily driven by

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

contract asset balances as of the Successor 2020 Period including contract asset balances related to NuWave, PCI and ProModel, while the Predecessor 2019 Period included contract asset balances related to PCI only.
Contract liability balances were $541 as of the December 31, 2020 (Successor); there were no contract liabilities as of December 31, 2019 (Predecessor). The change was primarily driven by contract liability balances as of the Successor 2020 Period including contract liability balances related to NuWave and ProModel, while the Predecessor 2019 Period included contract liability balances related to PCI only.
Remaining Performance Obligations
The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders. As of December 31, 2020 (Successor), the aggregate amount of the transaction price allocated to remaining performance obligations was $108,843. The Company expects to recognize approximately 94% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.
Cash and Cash Equivalents
Cash and cash equivalents are comprised of cash on hand, cash balances with banks and similar institutions and all highly liquid investments with an original maturity of three months or less. The Company considers all short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents.
Long-Lived Assets
The Company regularly evaluates its property and equipment and intangible assets other than goodwill for impairment when events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable, in accordance with ASC 360,
Property, Plant, and Equipment
(“
ASC 360
”) and
ASC 350, Intangibles—Goodwill and Other
(“
ASC 350
”). If the Company determines that the carrying amount of an asset or asset group is not recoverable based upon the undiscounted expected future cash flows of the asset or asset group, the Company records an impairment loss equal to the excess of carrying amount over the estimated fair value of the asset or asset group.
Property and Equipment
Property and equipment are the long-lived, physical assets of the Company acquired for use in the Company’s normal business operations and not intended for resale by the Company. These assets are recorded at cost. Renewals and betterments that increase the useful lives of the assets are capitalized. Repair and maintenance expenditures that increase the efficiency of the assets are expensed as incurred. Assets under capital leases are recorded at the present value of the minimum lease payments required during the lease period. Depreciation is based on the estimated useful lives of the assets using the straight-line method and is included in selling, general and administrative or cost of revenues based upon the asset. Expected useful lives are reviewed at least annually. Estimated useful lives are as follows:

Property and equipment	Estimated useful life in years
Computer equipment	3
Furniture and fixtures	7
Laboratory equipment	5-10
Software	3-5
Leasehold improvements	5 or lease term

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

As assets are retired or sold, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.
Finite-lived Intangible Assets
Finite-lived intangible assets result from the Company’s various business combinations and consist of identifiable finite-lived intangible assets, including technology, trademarks, and customer relationships. These finite-lived intangible assets are reported at cost, net of accumulated amortization, and are either amortized on a straight-line basis over their estimated useful lives or over the period the economic benefits of the intangible asset are consumed.
Leases
In accordance with
ASC 840, Leases
(“
ASC 840
”) the Company recognizes the minimum
non-contingent
rent required under an operating lease as rent expense on a straight-line basis over the life of the lease, with differences between amounts recognized as expense and the amounts actually paid recorded as deferred rent, and included in other current liabilities on the accompanying balance sheet.
Fair Value of Financial Instruments
The Company measures certain financial assets and liabilities at fair value. ASC 820,
Fair Value Measurement and Disclosures
(“
ASC 820
”), specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs have created the following fair-value hierarchy:
Level 1—Quoted prices for identical instruments in active markets;
Level 2—Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and
Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
These inputs are based on Company’s own assumptions about current market conditions and require significant management judgement or estimation. Financial instruments consist of cash equivalents, accounts receivable, accounts payable, accrued liabilities and debt. Cash equivalents are stated at fair value on a recurring basis. Accounts receivable, accounts payable and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt of payment date.
Income Taxes
The Company estimates its current tax expense together with assessing temporary differences resulting from differing treatment of items not currently deductible for tax purposes. These differences result in deferred tax assets and liabilities on the Company’s combined balance sheets, which are estimated based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates that will be in effect when these differences reverse. In general, deferred tax assets represent future tax benefits to be received when certain expenses previously recognized in the Company’s combined statements of operations become deductible expenses under applicable income tax laws or loss or credit carry forwards are utilized. Accordingly, the realization of the Company’s deferred tax assets are dependent on future taxable income against which these deductions, losses, and credits can be utilized.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The Company evaluates the realizability of its deferred tax assets and recognizes a valuation allowance when it is more likely than not that a future benefit on such deferred tax assets will not be realized. Changes in the valuation allowance, when recorded, would be included in the Company’s combined statements of operations. Management’s judgment is required in determining the Company’s valuation allowance recorded against its net deferred tax assets.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties related to uncertain tax positions in its provision (benefit) for income taxes. As of December 31, 2020, there were no accruals for uncertain tax positions.
Concentration of Credit Risk
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, certificates of deposit, and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit quality. At times, such amounts may exceed federally insured limits. Cash and cash equivalents on deposit or invested with financial and lending institutions was $9,704 and $1,644, as of December 31, 2020 (Successor) and December 31, 2019 (Predecessor), respectively.
The Company provides credit to customers in the normal course of business. The carrying amount of current accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary. The Company maintains an allowance for doubtful accounts to provide for the estimated amount of accounts receivable that will not be fully collected. The allowance is based on the assessment of the following factors: customer creditworthiness, historical payment experience, and age of outstanding accounts receivable and any applicable collateral.
Segment Information
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in two operating and reportable segments, Cyber & Engineering and Analytics, as the CODM reviews financial information presented for both segments on a disaggregated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Cyber & Engineering
The Cyber & Engineering segment provides
high-end
technology and management consulting services to its customers. This segment focuses in the areas of cloud engineering and enterprise IT, cybersecurity, computer network operations and wireless, systems engineering, strategy and program planning. The segment’s primary solutions relate to the identification of cyber-attack risks and the development and deployment of customized solutions to mitigate those risks.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Analytics
The Analytics segment provides
high-end
technology and consulting services to its customers. This segment focuses on the areas of big data computing and analytical solutions, including predictive and prescriptive analytic software solutions. The segment’s primary solutions assist customers in aggregating, interpreting, and synthesizing data to enable real-time decision-making capabilities.
The Predecessor operated as a single reportable operating segment of Cyber & Engineering.
Goodwill
Goodwill is the amount by which the purchase price exceeded the fair value of the net identifiable assets acquired and liabilities assumed in a business combination on the date of acquisition. Goodwill is assessed for impairment at least annually as of October 1, on a reporting unit basis, or when events and circumstances occur indicating that the recorded goodwill may be impaired. The Company assesses impairment first on a qualitative basis to determine if a quantitative assessment is necessary. In circumstances where our qualitative analysis indicates that the fair value of a reporting unit does not exceed its carrying value, the goodwill impairment loss is measured as the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of goodwill. All indefinite-lived assets are reviewed for impairment annually, and as necessary if indicators of impairment are present.
Internal-Use
Software
Costs incurred in developing
internal-use
software are either capitalized or expensed, depending on both the nature of the costs and the phase of development in which they are incurred. Costs incurred for implementation activities during the preliminary and post-implementation phases of a project are expensed as incurred, while costs incurred during the application development phase are generally capitalized. Costs incurred to upgrade or enhance existing software are capitalized if the changes result in additional functionality, but these costs are expensed if the software’s functionality is not improved. During the Successor 2020 Period, Predecessor 2020 Period, Predecessor 2019 Period and Predecessor 2018 Period no costs were capitalized.
Research and Development Costs
Research and development costs are primarily made up of labor charges, prototype material, and development expenses. Research and development costs are expensed in the period incurred.
Advertising Costs
All advertising, promotional and marketing costs are expensed when incurred. During the Successor 2020 Period, Predecessor 2020 Period, Predecessor 2019 Period and Predecessor 2018 Period, advertising costs were $35, $57, $42 and $11, respectively, and are included in selling, general and administrative expenses within the combined statements of operations.
Net Income (Loss) per Unit
Basic net income (loss) per unit is computed by dividing net income (loss) applicable to unitholders by the weighted average number of units outstanding for the period. Diluted net income (loss) per unit assumes conversion of potentially dilutive Units such as stock options. The Company’s combined statements of operations include a presentation of net loss per Unit for the Successor 2020 Period.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Recently Issued Accounting Pronouncements
The FASB issued ASU
No. 2016-02,
Leases
(“
ASC 842
”) (“
ASU
2016-02
”), which supersedes the current lease requirements in ASC 840. ASU
2016-02
requires lessees to recognize a
right-of-use
asset and related lease liability for all leases, with a limited exception for short-term
leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the combined balance sheets. The reporting of lease-related
expenses in the combined statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s combined balance sheets.
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments–Credit Losses (
“
ASC 326
”
)
(“
ASU
2016-13
”), an amendment of the FASB Accounting Standards Codification. Subsequent to the issuance of ASU
2016-13,
there were various updates that amended and clarified the impact of ASU
2016-13.
ASU
2016-13
broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU
2016-13
will require an entity to record an allowance for credit losses for certain financial instruments and financial assets, including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The use of forecasted information incorporates more timely information in the estimate of expected credit losses. The new guidance will be effective for the years beginning after December 15, 2022. The Company does not expect this guidance to have a material impact to its combined financial statements or related disclosures.
Recently Adopted Accounting Pronouncements
In May 2014, the FASB issued ASU
2014-09,
Revenue from Contracts with Customers
(“
ASC 606
”) (“
ASU
2014-09
”), which replaces numerous requirements in GAAP, including industry-specific requirements, and provides companies with a single revenue recognition model for recognizing revenue from contracts with customers. The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services in accordance with the five-step model outlined in ASC 606. The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented, and the cumulative effect of applying the standard would be recognized at the earliest period presented; or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application.
The requirements of ASU
2014-09
were adopted by PCI effective January 1, 2019 and adopted by the remaining entities effective January 1, 2020 using the modified retrospective method. The Company identified key factors from the five-step model to recognize revenue as prescribed by the new standard that may be applicable to each of the Company’s contract types. Significant customers and contracts were identified, and the Company reviewed these contracts. The Company completed the evaluation of the

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

provisions of these contracts and compared the historical accounting policies and practices to the requirements of the new standard, including the related qualitative disclosures regarding the potential impact of the effects of the accounting policies and a comparison to the Predecessor previous revenue recognition policies. Based on the completed evaluation, the Company determined the adoption of the requirements of ASU
2014-09
did not have a material impact on the combined financial statements.
In January 2017, the FASB issued ASU
No. 2017-04
, Intangibles—Goodwill and Other (
“
ASC 350
”
): Simplifying the Test for Goodwill Impairment
(“
ASU
2017-04
”), an amendment of the FASB Accounting Standards Codification. ASU
2017-04
eliminates the requirement to measure the implied fair value of goodwill by assigning the fair value of a reporting unit to all assets and liabilities within that unit (the “
Step 2 test
”) from the goodwill impairment test. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited by the amount of goodwill in that reporting unit. The new standard is effective for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2022. ASU
2017-04
requires prospective adoption and permits early adoption for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company concluded that there is no impact to its combined financial statements from adopting this guidance on January 1, 2020.
In August 2018, the Financial Accounting Standards Board (“
FASB
”) issued Accounting Standards Update (“
ASU
”)
2018-13,
Fair Value Measurement
(“
ASC 820
”), which modifies, removes and adds certain disclosure requirements on fair value measurements. The new guidance was required for the Company for the annual reporting period beginning January 1, 2020 and interim periods within that fiscal year. The Company adopted this guidance starting from January 1, 2020, however, there was no material impact resulting from the adoption of this pronouncement.
In August 2018, the FASB issued ASU
No. 2018-15,
Intangibles—Goodwill and
Other—Internal-Use
Software (Subtopic
350-40)
(“
ASU
2018-15
”), an amendment of the FASB Accounting Standards Codification. ASU
2018-15
provides guidance to determine whether to capitalize implementation costs of a cloud computing arrangement that is a service contract or expense such costs as incurred. Costs of arrangements that do not include a software license should be accounted for as a service contract and expensed as incurred. ASU
2018-15
is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. ASU
2018-15
permits two methods of adoption: prospectively to all implementation costs incurred after the date of adoption, or retrospectively to each prior reporting period presented. The Company concluded that there is no impact to its combined financial statements from adopting this guidance on January 1, 2020.
In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes
(“
ASU
2019-12
”), an amendment of the FASB Accounting Standards Codification. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions for intra period tax allocations and deferred tax liabilities for equity method investments and adds guidance whether a step-up
in tax basis of goodwill relates to a business combination or a separate transaction. This ASU is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company concluded that there is no impact to its combined financial statements from adopting this guidance on January 1, 2020.
Note C—Business Combinations
NuWave Acquisition
On June 19, 2020, the Successor acquired 100% of the equity interest of NuWave for cash and 2,900,000 units of the Successor’s Parent’s equity (“
Parent Units
”). The acquisition supports the Company’s growth in its offering of advanced data analytics.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The purchase agreement with the sellers of NuWave also stipulated that certain funds would be held in escrow (“
Indemnification Escrow Deposit
” and “
Adjustment Escrow Deposit
”), for the benefit of the seller. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $300 and the Adjustment Escrow Amount of $150 shall be held in escrow until released in accordance with the purchase agreement and the Escrow Agreement.
The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

June 19, 2020
Cash paid	$27,881
Equity issued	2,900

Purchase consideration	$30,781

Assets:
Cash	$1,038
Accounts receivable	3,018
Other current assets	112
Contract assets	1,095
Deposits	27
Property and equipment	77
Intangible assets	16,200

$21,567

Liabilities:
Accounts payable	$365
Accrued liabilities	364
Deferred tax liability	476

$1,205

Fair value of net identifiable assets acquired	20,362

Goodwill	$10,419

The following table summarizes the intangible assets acquired by class:

June 19, 2020
Technology	$5,400
Customer relationships	10,800

Total intangible assets	$16,200

The amounts above represent the current preliminary fair value estimates as the measurement period is still open as of December 31, 2020. The Company is finalizing the valuation analysis.
The fair value of the acquired technology was determined using the relief from royalty (“
RFR
”) method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.
The results of operations of the acquired business for the period from June 19, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net loss included in the Successor 2020 Period were $13,725 and $118, respectively. The acquisition-related costs included in transaction expenses in the combined statement of operations for the Successor 2020 Period were $1,662.
PCI Acquisition
On October 23, 2020, the Successor acquired 100% of the equity interest of PCI for cash and 8,142,985 units of the Successor’s Parent’s equity. The acquisition supports the Company’s growth in its offering of cybersecurity, cloud and system engineering.
The purchase agreement with the sellers of PCI also stipulated that certain funds would be held in escrow (“
Adjustment Escrow Deposit
” and “
Indemnity Escrow Amount
”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $325 and the Adjustment Escrow Amount of $650 shall be held in escrow until released in accordance with the purchase agreement and the Escrow Agreement.
The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

October 23, 2020
Cash paid	$55,932
Equity issued	8,143

Purchase consideration	$64,075

Assets:
Cash	$364
Accounts receivable	6,710
Contract assets	4,569
Prepaid expenses and other current assets	383
Property and equipment	218
Other non-current assets	5
Intangible assets	22,800

$35,049

Liabilities:
Accounts payable	$1,131
Deferred tax liability	1,033
Accrued liabilities	3,776

$5,940

Fair value of net identifiable assets acquired	29,109

Goodwill	$34,966

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The following table summarizes the intangible assets acquired by class:

October 23, 2020
Customer relationships	$22,800

The amounts above represent the current preliminary fair value estimates as the measurement period is still open as of December 31, 2020. The Company is finalizing the valuation analysis.
The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.
The results of operations of the acquired businesses for the period from October 23, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net income included in the Successor 2020 Period were $15,584 and $288, respectively. The acquisition-related costs included in transaction expenses in the combined statement of operations for the Successor 2020 Period were $3,484.
Open Solutions Acquisition
On December 2, 2020, the Company acquired 100% of the equity interest of Open Solutions for cash and 2,144,812 units of the Successor’s Parent’s equity. The acquisition supports the Company’s growth in its offering of advanced data analytics.
The purchase agreement with the sellers of Open Solutions also stipulated that certain funds would be held in escrow (“
Indemnification Escrow Deposit
,” “
Adjustment Escrow Deposit
” and “
Representative Expense Fund
”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $285, the Adjustment Escrow Amount of $372 and Representative Expense Fund $150 shall be held in escrow until released in accordance with purchase agreement and the Escrow Agreement.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

December 2, 2020
Cash paid	$60,715
Equity issued	2,145

Purchase consideration	$62,860

Assets:
Cash	$63
Accounts receivable	6,127
Prepaid expenses and other current assets	89
Property and equipment	305
Other non-current assets	48
Intangible assets	30,800

$37,432

Liabilities:
Accounts payable	$122
Accrued liabilities	946
Deferred tax liability	334
Other non-current liabilities	27

$1,429

Fair value of net identifiable assets acquired	36,003

Goodwill	$26,857

The following table summarizes the intangible assets acquired by class:

December 2, 2020
Technology	$10,300
Customer relationships	20,500

Total intangible assets	$30,800

The amounts above represent the current preliminary fair value estimates as the measurement period is still open as of December 31, 2020. The Company is finalizing the valuation analysis.
The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.
The results of operations of the acquired businesses for the period from December 2, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

revenues and net income included in the Successor 2020 Period were $1,855 and $64, respectively. The acquisition-related costs included in transaction expenses in the combined statement of operations for the Successor 2020 Period were $2,432.
ProModel Acquisition
On December 21, 2020, the Successor acquired 100% of the equity interest of ProModel for cash. The acquisition supports the Company’s growth in its offering of advanced data analytics.
The purchase agreement with the sellers of ProModel also stipulated that certain funds would be held in escrow (“
Adjustment Escrow Deposit
” and “
PPP Escrow Amount
”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Adjustment Escrow Amount of $425 and PPP Escrow Amount $2,557 shall be held in escrow until released in accordance with purchase agreement and the Escrow Agreement.
The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

December 21, 2020
Cash paid	$43,718

Assets:
Cash	$1,843
Accounts receivable	907
Other receivables	707
Contract assets	779
Prepaid expenses and other current assets	64
Property and equipment	134
Other non-current assets	18
Intangible assets	21,700

$26,152

Liabilities:
Accounts payable	$2
Contract liabilities	501
Accrued liabilities	960

$1,463

Fair value of net identifiable assets acquired	24,689

Goodwill	$19,029

The following table summarizes the intangible assets acquired by class:

December 21, 2020
Technology	$7,000
Customer relationships	14,700

Total intangible assets	$21,700

The amounts above represent the current preliminary fair value estimates, as the measurement period is still open as of December 31, 2020. The Company is finalizing the valuation analysis.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is deductible.
The results of operations of the acquired businesses for the period from December 21, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net income included in the Successor 2020 Period were $388 and $19, respectively. The acquisition-related costs included in transaction expenses in the combined statement of operations for the Successor 2020 Period were $2,513.
Pro Forma Financial Data (Unaudited)
The following table presents the pro forma combined results of operations for the business combinations for the years ended December 31, 2020 and December 31, 2019 as though the acquisitions had been completed as of January 1, 2019. The year ended December 31, 2020 includes the pre-acquisition
2020 period, the Predecessor 2020 Period, and the Successor 2020 Period. The year ended December 31, 2019 includes the pre-acquisition
2019 period and the Predecessor 2019 Period.

	Pro forma for the year ended
	December 31, 2020	December 31, 2019
Net revenue	$138,992	$121,231
Net income	3,903	11,772
The amounts included in the pro forma information are based on the historical results and do not necessarily represent what would have occurred if all the business combinations had taken place as of January 1, 2019, nor do they represent the results that may occur in the future. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been realized had the acquisition occurred as of the date indicated or that may be achieved in the future.
Transaction expenses of $10,091 incurred in the Successor 2020 period are reflected in the pro forma net income for the year ended December 31, 2020.
Note D—Property and Equipment, net
The property and equipment and accumulated depreciation balances are as follows:

	Successor	Predecessor
	December 31, 2020	December 31, 2019
Computer equipment	$307	$226
Furniture and fixtures	400	249
Office equipment	—	31
Software	102	2
Leasehold improvements	80	95
Vehicles	—	140
Less: accumulated depreciation	(26)	(594)

Property and equipment, net	$863	$149

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Depreciation expense related to property and equipment was $26, $52, $50 and $50 for the Successor 2020 Period, the Predecessor 2020 Period, the Predecessor 2019 Period and the Predecessor 2018 Period, respectively.
Note E—Goodwill
The Successor performed impairment testing on each of the two reporting units, Cyber and Engineering and Analytics, concluding that there were no indicators of impairment as of the year ended December 31, 2020 and therefore the quantitative assessment was not required for any reporting unit.
The changes in the carrying amount of Successor’s goodwill are summarized by reportable segment as follows:

	Cyber and Engineering	Analytics	Total
As of May 22, 2020	$—	$—	$—
Goodwill arising from the PCI acquisition	34,966	—	34,966
Goodwill arising from the NuWave acquisition	—	10,419	10,419
Goodwill arising from the Open Solutions acquisition	—	26,857	26,857
Goodwill arising from the ProModel acquisition	—	19,029	19,029

As of December 31, 2020	$34,966	$56,305	$91,271

There was no goodwill related to the Predecessor 2020 Period, the Predecessor 2019 Period and the Predecessor 2018 Period, respectively.
Note F—Intangible Assets, net
The intangible asset balances and accumulated amortization are as follows:

	Successor
	December 31, 2020
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average useful life in years
Customer relationships	$68,800	$(610)	68,190	20
Technology	22,700	(392)	$22,308	7

Total	$91,500	$(1,002)	$90,498

Amortization expense related to intangible assets was $1,002 for the Successor 2020 Period. There was no amortization expense related to the Predecessor 2020 Period, Predecessor 2019 Period and Predecessor 2018 Period, respectively. Estimated amortization expense is $
6,683
for each of the next five years.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Note G—Accrued Liabilities
Accrued liabilities consist of the following:

	Successor	Predecessor
	December 31, 2020	December 31, 2019
Payroll accruals	$6,741	$2,971
Other accrued expenses	529	83

Total	$7,270	$3,054

Note H—Debt
Predecessor Debt
Columbia Bank Line of Credit
On December 22, 2008 the Predecessor entered into a financing arrangement with Columbia Bank (“
Line of Credit
”) for an amount not exceeding $350 to support the growth in accounts receivables. The Line of Credit was due on demand. Following an amendment in 2012, the Line of Credit was increased to $4.5 million. Under the terms of the agreement, the Predecessor could borrow up to the lesser of $4.5 million, or 90% of eligible accounts receivable, with a variable interest rate at the prime rate plus 1% with a floor of 5%. The Line of Credit provided for standard covenants for tangible net worth and a debt coverage ratio and was secured by an interest in accounts receivables, inventory, general intangibles, machinery and equipment pledged by the Predecessor. This Line of Credit arrangement was paid off in full and terminated on January 23, 2019 through a principal repayment of $2.0 million and interest repayment of $32 using proceeds from the BB&T Line of Credit.
BB&T Line of Credit
On January 22, 2019, the Predecessor entered into a line of credit arrangement with Branch Banking and Trust Company (“
BB&T
”), later renamed Truist Bank, for an amount not to exceed $10.0 million with a maturity date of January 22, 2021. The maturity date was extended to June 15, 2022 through an amendment executed on March 16, 2020.
The BB&T Line of Credit initially bore an interest at Prime Rate plus 0.25% which was changed to LIBOR rate plus 2.25% through the amendment executed on March 16, 2020. The BB&T Line of Credit is secured by collateral consisting of personal property of the Predecessor such as accounts receivables, inventory, equipment, financial instruments, etc. In addition to interest, the agreement also includes an annual commitment fee and working capital solutions services fee of 0.125% per year.
The BB&T Line of Credit arrangement was paid off in full on December 15, 2020 through a principal repayment of $2.0 million and interest repayment of $4 .
Interest expense in relation to the Predecessor debt was $1, $127, and $42 for the Predecessor 2020 Period, Predecessor 2019 Period, Predecessor 2018 Period, respectively.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Successor Debt
Antares Capital Credit Agreement
On December 21, 2020, the Company entered into a credit agreement with Antares Capital (the “
Antares Capital Credit Agreement
”). The Antares Capital Credit Agreement includes the following, collectively referred to as the “
Loans
”:

(i)
A $110.0 million term loan (the “
Antares Capital Term Loan
”) that matures on December 21, 2026. Proceeds from the loan were used to finance the acquisition of ProModel, settle promissory notes, pay acquisition-related costs, fund working capital needs and other general corporate purposes.

(ii)
A $15.0 million revolving credit facility (the “
Antares Capital Revolving Credit Facility
”) that matures on December 21, 2026. The revolving credit facility will be used to fund working capital needs, and other general corporate purposes. The Company had not drawn on the revolving credit facility as of December 31, 2020.

The interest rates on the Loans can be based on LIBOR rates or Base rates at the Company’s discretion. The interest payable is as follows:

(i)	For LIBOR rate loans, the interest payable is the higher of (a) 1.00% per annum and (b) LIBOR rate plus 5.00% (as applicable margin).

(ii)
For Base rate loans, the interest payable is the Base Rate plus 4.00% (as applicable margin). Base Rate is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate and
(c) one-month
Eurocurrency Rate plus 1.00%

The Company may prepay the Loans at any time without any premium or penalty; however, the minimum amount of prepayment for the Antares Capital Term Loan and the Antares Capital Revolving Credit Facility is $250 and $100, respectively. In addition, the Antares Capital Term Loan is to be repaid quarterly in principal payments of $275 with the first repayment on March 31, 2021.
The Antares Capital Credit Agreement requires the Company to meet certain financial and other covenants. As of December 31, 2020, the Company was in compliance with all covenants.
As of December 31, 2020, the Company has an outstanding balance of $110.0 million related to the Antares Capital Term Loan, which is recorded on the balance sheet net of approximately $3 million of unamortized debt issuance costs. Fees associated with the Antares Capital Revolving Credit Facility are presented in Other non-current
assets.
Promissory Notes
On June 19, 2020, the Company issued a promissory note (“
Promissory Note 1
”) to AE Industrial Partners Fund II LP and its subsidiaries for a total sum of $15.2 million with a maturity date of June 30, 2021. Promissory Note 1 was issued to obtain funds for the acquisition of NuWave. Promissory Note 1 bore interest at 2.10% compounded annually. On August 31, 2020, the Company paid off Promissory Note 1 through a principal repayment of $15.2 million and interest payment of $65.
On August 31, 2020, the Company issued a guarantee note (“
Guarantee Note 1
”) to Silicon Valley Bank (“
SVB
”) for a total sum of $15.2 million with a maturity date of August 31, 2021. Guarantee Note 1 bore interest at 2.75% compounded annually. On December 21, 2020, the Company paid off Guarantee Note 1 through a principal repayment of $15.2 million and interest payment of $122.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

On October 23, 2020, the Company issued a promissory note (“
Promissory Note 2
”) to SVB for a total sum of $29.2 million with a maturity date of October 23, 2021. Promissory Note 2 was issued to obtain funds for the acquisition of PCI. Promissory Note 2 bore interest at 2.75% compounded annually. On December 21, 2020, the Company paid off Promissory Note 2 through a principal repayment of $29.2 million and interest payment of $138.
On December 2, 2020, the Company issued a promissory note (“
Promissory Note 3
”) to SVB for a total sum of $31.7 million with a maturity date of October 2, 2021. Promissory Note 3 was issued to obtain funds for the acquisition of Open Solutions. Promissory Note 3 bore interest at 2.75% compounded annually. On December 21, 2020, the Company paid off the Promissory Note 3 through a principal repayment of $31.7 million and interest payment of $48.
The Predecessor and the Successor debt balances are summarized as follows:

	Successor	Predecessor
	December 31, 2020	December 31, 2019
Term Loan	$110,000	$—
Revolver	—	—

Total debt	$110,000	$—

Less: unamortized issuance costs	3,006	—

Total debt, net	$106,994	$—

Less: current portion	1,100	—

Long-term debt, net	$105,894	$—

The maturities of the Company’s long-term debt outstanding as of December 31, 2020 (Successor) are as follows:

	2021	2022	2023	2024	2025	Thereafter
Term Loan	$1,100	$1,100	$1,100	$1,100	$1,100	$104,500

Total	$1,100	$1,100	$1,100	$1,100	$1,100	$104,500

Interest expense, including the amortization of debt issuance costs, for the Successor 2020 Period was $616.
Note I—Leases
The Company is obligated under operating leases for certain real estate and office equipment assets. Certain leases contained predetermined fixed escalation of minimum rents at rates ranging from 2.5% to 5.4% per annum and renewal options that could extend certain leases to up to five additional years. As of December 31, 2020, the future annual minimum lease payments for operating leases are as follows:

	2021	2022	2023	2024	2025	Thereafter	Total
Future annual minimum lease payments	$1,449	$1,010	$703	$527	$460	$431	$4,580

The Company records rent expense on a straight-line basis over the life of the lease. Rent expense under all leases for the Successor Period 2020, Predecessor 2020 Period, Predecessor 2019 Period, and Predecessor 2018 Period was $198, $367, $323, and $290, respectively.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Note J—Income Taxes
The Predecessor was established and taxed as a partnership, and therefore, was not generally subject to federal, state and local corporate income taxes. The tax attributes of the Predecessor are reported on each members’ respective income tax return. Consequently, the provision for income tax provided in the accompanying financial statements arose in states that assess income tax at the entity level.
The Successor is established as a limited liability company and has elected to be taxed as a corporation for federal, state, and local income tax purposes.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“
CARES Act
”) was enacted in response to the
COVID-19
pandemic. The CARES Act made various tax law changes including, among other things, (i) increasing certain limitations to permit additional expensing of interest (ii) allowing qualified improvement property to be immediately expensed (iii) made modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes, and (iv) enhanced recoverability of alternative minimum tax credit carryforwards. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period in which the new legislation is enacted. The income tax provisions of the CARES Act had limited applicability to the Company and did not have a material impact on the Company’s combined financial statements.
The components of income tax expense (benefit) were as follows:

	Successor	Predecessor
	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year ended December 31, 2019		Year ended December 31, 2018
Income tax (benefit) expense
Federal:
Current	$—	$—	$		$—
Deferred	(2,047)	—		—	—

	(2,047)	—		—	—
State:
Current	4	11		11	5
Deferred	(590)	(8)		(2)	7

	(586)	3		9	12

Income tax (benefit) expense	$(2,663)	$3		$9	$12

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

The following is the reconciliation of the amounts computed using the federal statutory income tax rate and the amounts computed using the effective income tax rate:

	Successor	Predecessor
	Period from May 22, 2020 through December 31, 2020	Period from January 1, 2020 through October 22, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Tax (benefit) expense at federal statutory rates	$(2,199)	$—	$—	$—
State income tax, net of federal tax benefit	(628)	3	9	12
Transaction expenses	119	—	—	—
Other Permanent Differences	75	—	—	—

Income tax (benefit) expense	$(2,633)	$3	$9	$12

The components of net deferred tax liabilities are as follows:

	Successor	Predecessor
	December 31, 2020	December 31, 2019
Deferred tax assets:
Net operating loss carryforwards	$891	$—
Interest carryforwards	161	—
Accrued expenses	86	—
Deferred rent	20	—
Other assets	20	—

Total deferred tax assets	1,178	—
Valuation allowance	—	—

Net deferred tax assets	1,178	—
Deferred tax liabilities:
Depreciation and amortization	204	—
Prepaid expenses	137	—
Deferred revenue	43	19

Total deferred tax liabilities	384	19

Net deferred tax assets (liabilities)	$794	$(19)

As of December 31, 2020, the Company has $3,293 of U.S. federal net operating losses, all of which can be carried forward indefinitely.
As of December 31, 2020, the Company has $4,290 of U.S. state net operating losses which will begin to expire in 2031.
A valuation allowance is provided for deferred income tax assets when it is more likely than not that future tax benefits will not be realized. The Company assesses whether a valuation allowance should be established against deferred tax assets based upon consideration of all available evidence, both positive and negative, using a more likely than not standard. This assessment considers, among other matters, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with tax attributes expiring, impacts of enacted changes in tax laws and tax planning strategies, and the taxable income generated through the future reversals of deferred tax liabilities. In making such judgments,

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

significant weight is given to evidence that can be objectively verified. After analyzing all available evidence, the Company determined it was more likely than it would be able to utilize all its deferred tax assets.
Note K—Employee Benefit Plans
401(k) Plan
The Predecessor maintained a qualified 401(k) plan (the “
Predecessor 401(k) Plan
”) for its U.S. employees. The Predecessor’s contributions to the plan for the Predecessor 2020 Period, Predecessor 2019 Period and the Predecessor 2018 Period were $1,724, $1,977 and $1,257, respectively.
The Company maintains three qualified 401(k) plans for its U.S. employees: the PCI 401(k) plan, the NuWave 401(k) plan and the Open Solutions 401(k) plan. During the Successor 2020 Period, the Company’s total contributions to the plans were $650.
Note L—Commitments and Contingencies
Contingencies in the Normal Course of Business
Under certain contracts with the U.S. government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.
Legal Proceedings
The Company is subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s combined balance sheets, statements of operations, or cash flows.
Business Combinations
The Company has acquired and plans to continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities. The associated acquisition costs incurred in the form of professional fees and services may be material to the future periods in which they occur, regardless of whether the acquisition is ultimately completed.
Note M—Equity
Predecessor
As of December 31, 2019 and 2018, the Predecessor had 900 issued and outstanding Class A Units that are entitled to the voting rights and distributions.
On June 11, 2019 the Predecessor filed an amended operating agreement to issue 100 Class B Units (“
Profit Interests
”) which were subject to certain restrictions and vesting requirements (see Note N). The Class B Member was not entitled to any voting rights until January 1, 2024. Only vested Class B units participate in cash flow distributions on a pro rata basis with Class A Units and are eligible for capital transactions proceeds only if the aggregate distributions were equal to or greater than $50 million.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Successor
The Successor has 100 Units (“
Units
”) issued and outstanding as of December 31, 2020 (Successor).
Note N—Equity-Based Compensation
Predecessor
On June 11, 2019, the Predecessor granted 100 Class B Units to a Member in consideration for the Member’s services to the Predecessor, subject to terms and conditions stated in the profits interest grant agreement. The Class B Units granted upon full vesting represented, 10% percent interest in the Predecessor. The Class B Units were non-voting
profits interest which were subject to vesting and other restrictions. According to the vesting schedule, 10 Units vested on June 11, 2019 and 90 Units would vest on January 1, 2024. The Class B Units shall have the same voting rights as the Class A Members beginning on January 1, 2024.
The Class B Units granted had a service condition only, and equity-based compensation for the Class B Units was recognized on a straight-line basis over the requisite service period. The grant date fair value per unit of the Class B Units was $4,982 which was measured used the Black-Scholes Merton Option Pricing Model. The assumptions used in determining the fair value were as follows:

As of June 11, 2019
Volatility	25.8%
Risk-free interest rate	1.89%
Expected time to exit (years)	2.5
The expected time to exit used in the determination of the fair value was based on the time to sale consistent with when investor return would be measured. The volatility used in the determination of the fair value was based on analysis of the selected asset volatility of guideline companies, releveled to account for differences in leverage.
Class B Units rollforward is as follows:

Balance as of January 1, 2019	—

Granted during the year	100
Vested during the year	(10)
Forfeited during the year	—

Unvested as of December 31, 2019	90

Unvested as of October 22, 2020	90

Unvested Class B Units became fully vested and were settled for $731 of the purchase consideration on the PCI acquisition as of October 23, 2020.
Selling, general and administrative expenses for the Predecessor 2020 Period, the Predecessor 2019 Period, and the Predecessor 2018 Period included $80, $104 and $0 of equity-based compensation related to Class B Units, respectively.
Successor
The Company’s Parent granted Class A Units to Peter Cannito, Chairman of the Company’s Board of Directors. The Class A Units were granted as consideration for services related to the acquisition of PCI and

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

will be settled in equity. The Class A Units are immediately vested on the grant date and do not have any future service requirements or settlement provisions. The total value of the Class A units granted to Peter Cannito for the period from May 22, 2020 through December 31, 2020 is $650 and is reflected in the transaction expenses within the combined statement of operations.
Certain members of the board of directors of the Successor have elected to receive their compensation for their services as a board member in stock, Class A units of the Parent Company. The number of units granted or to be granted by the Parent Company are determined by dividing the compensation payable for the quarter by the fair value of the Class A units at the end of each respective quarter. The total value of the Class A units granted to such board of directors for the period from May 22, 2020 through December 31, 2020 is $25, and is reflected in the selling, general and administrative expenses within the combined statement of operations.
Note O—Net Loss per Unit
The numerators and denominators of the basic and diluted net loss per Unit are computed as follows (in thousands, except unit and per unit data):

Successor
Basic and diluted net loss per unit	Period from May 22, 2020 to December 31, 2020
Numerator:
Net loss	$(7,838)
Denominator:
Weighted average Units outstanding—basic and diluted	100
Basic and diluted net loss per Unit	$(78)
There were no potentially issuable Units or other dilutive securities in the Successor 2020 Period.
Note P—Revenues
Net revenues by contract type are as follows:

	Successor	Predecessor
	Period from May 22, 2020 to December 31, 2020	January 1, 2020 to October 22, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Firm fixed price	$6,938	$2,216	$3,753	$3,265
Time and materials	24,614	57,549	69,873	46,174

Total revenues	$31,552	$59,765	$73,626	$49,439

The majority of the Company’s revenue is recognized over time. Revenue derived from contracts that recognize revenue at a point in time was insignificant for all periods presented.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Concentration of Risk
All revenues were generated within the United States of America. Revenue earned from customers contributing in excess of 10% of consolidated revenues were as follows:
Successor 2020 Period

	Cyber & Engineering	Analytics	Total	Percent of total revenues
Customer A	$8,075	$—	$8,075	26%
Customer B	3,495	—	3,495	11%
Customer C	—	5,498	5,498	17%
Customer D	—	5,494	5,494	17%
All others	4,014	4,976	8,990	29%

Total revenues	$15,584	$15,968	$31,552	100%

Predecessor 2020 Period

	Total*	Percent of total revenues
Customer A	$26,049	44%
Customer B	12,282	21%
All others	21,434	35%

Total revenues	$59,765	100%

Predecessor 2019 Period

	Total*	Percent of total revenues
Customer A	$34,137	46%
Customer B	21,386	29%
All others	18,103	25%

Total revenues	$73,626	100%

Predecessor 2018 Period

	Total*	Percent of total revenues
Customer A	$21,878	44%
Customer B	13,612	28%
Customer C	5,510	11%
All others	8,439	17%

Total revenues	$49,439	100%

*	The Predecessor 2020 Period, Predecessor 2019 Period, and Predecessor 2018 Period each comprise a single reportable segment. As a result, segment reporting for those periods is not presented.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

Note Q—Reportable Segment Information
The Company has determined that it operates in two operating and reportable segments, Cyber & Engineering and Analytics, as the CODM reviews financial information presented for both segments on a disaggregated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Adjusted gross margin is the primary measure of segment profitability used by the CODM to assess performance and to allocate resources to the segments. Research and development costs incurred that generate marketable intellectual property (“
IP
”) are added back to the gross margin to arrive at the adjusted gross margin. Certain customer contracts that generate lower gross margin (revenue less direct costs including fringe and overheard costs) than the thresholds set by the management are accepted as the work performed for these customer contracts also simultaneously generates reusable code and other IP that is used in the execution of future customer contracts that generate higher gross margin, or enhances the marketability of the products due to additional functionality or features.

	Successor
	Period from May 22, 2020 through December 31, 2020
	Cyber & Engineering	Analytics	Total
Revenues	$15,584	$15,968	$31,552
Segment adjusted gross margin	3,570	7,799	11,369
	23%	49%	36%
Research and development costs excluded from segment adjusted gross margin			(2,694)
Operating expenses:
Selling, general and administrative			7,909
Research and development			530
Transaction expenses			10,091

Operating loss			(9,855)
Interest expens e			616

Loss before taxes			$(10,471)
As of December 31, 2020, total assets of Cyber & Engineering segment, Analytics segment and Corporate were $73,225, $143,978 and $1,162, respectively.
Note R—Related Party Transactions
The Successor paid $414 towards business, financial and management consulting services to affiliates of AE in the Successor 2020 Period.
On October 21, 2020, the Company signed a professional service agreement with Gryphon Technologies, LC. (“
Gryphon Technologies
”) for coordination of the overall due diligence and integration activities related to the acquisition of NuWave. Gryphon Technologies is an affiliate of AE. There were no expenses related to this contract during the period ended December 31, 2020.
During the period from May 22, 2020 through December 31, 2020, the Successor paid or accrued $56 as a compensation for the members of the board of directors, including aggregate fair value of $25 of Parent’s Class A Units, which is reflected in the selling, general and administrative expenses within the combined statement of operations.

BIGBEAR.AI HOLDINGS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
(in thousands of U.S. dollars unless stated otherwise)

During the period from May 22, 2020 through December 31, 2020, the Successor accrued $650 as a compensation settled in Parent’s Class A units for services related to the acquisition of PCI provided by Peter Cannito, Chairman of the Company’s Board of Directors, which is reflected in the transaction expenses within the combined statement of operations.
Note S—Subsequent Events
The Successor has evaluated subsequent events from the date of the combined balance sheet through the date the combined financial statements were issued on August 6, 2021.
On February 4, 2021, the Company signed a teaming agreement with Gryphon Technologies to develop the best management and technical approach for certain solicitations with the Department of Homeland Security.
On February 16, 2021, the PCISM Ultimate Holdings adopted a written compensatory benefit plan (the “
Class
 B Unit Incentive Plan
”) to provide incentives to present and future directors, managers, officers, employees, consultants, advisors, and/or other service providers of PCISM Ultimate Holdings or its Subsidiaries in the form of PCISM Ultimate Holdings Class B Units (“
Incentive Units
”). Incentive Units have a participation threshold of $1.00 and are divided into three tranches (“
Tranche I
,” “
Tranche II
,” and “
Tranche III
”) subject to performance-based, service-based, and market-based conditions.
On March 17, 2021, the Company signed a confidential disclosure agreement with Redwire Space, Inc. (“
Redwire
”) to engage in discussions concerning a potential business relationship between the two parties. Redwire is an affiliate of AE.
On April 22, 2021, the Company signed a memorandum of understanding with Redwire to establish a strategic partnership for the purpose of developing the sales and business by cooperating in fields including digital engineering, modeling & simulation, artificial intelligence, and machine learning.
On May 5, 2021, the legal name of Lake Intermediate, LLC was changed to BigBear.ai Holdings, LLC and the legal name of PCISM Ultimate Holdings, LLC was changed to BBAI Ultimate Holdings, LLC.
On June 4, 2021, GigCapital4 entered into an Agreement and Plan of Merger (the “
Merger Agreement
”) by and among GigCapital4, GigCapital4 Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of GigCapital4 (“
Merger Sub
”), BigBear.ai Holdings, LLC (formerly Lake Intermediate) (the “
Company
”), and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (formerly PCISM Ultimate Holdings). Pursuant to the Merger Agreement (i) Merger Sub will merge with and into the Company (the “
First Merger
”); and (ii) immediately following the First Merger, the Company will merge with and into GigCapital4 (the “
Second Merger
”), with GigCapital4 being the surviving, combined company of the Second Merger.
On July 29, 2021, the Company’s Parent amended the Class B Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Agreement and Plan of Merger (the “
Merger
Agreemen
t
”) dated June 4, 2021. The Company’s Parent also amended the Class B Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class B Unit Incentive Plan, rather than only upon the occurrence of an Exit Sale, subject to the market-based condition stipulated in the Class B Unit Incentive Plan prior to its amendment. As of July 29, 2021, there was approximately $85.2 million of unrecognized compensation costs related to Incentive Units.

BIGBEAR.AI HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	Successor
	As of September 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$10,776	$9,704
Accounts receivable, less allowance for doubtful accounts of $43 as of September 30, 2021 and December 31, 2020	21,263	21,426
Contract assets	2,863	2,575
Prepaid expenses and other current assets	6,420	641

Total current assets	41,322	34,346

Non-current assets:
Property and equipment, net	1,213	863
Goodwill	91,636	91,271
Intangible assets, net	85,317	90,498
Deferred tax assets	4,135	794
Other non-current assets	592	593

Total assets	$224,215	$218,365

Liabilities and members’ equity
Current liabilities:
Accounts payable	$9,468	$2,731
Short-term debt, including current portion of long-term debt	2,600	1,100
Accrued liabilities	12,368	7,270
Contract liabilities	2,136	541
Other current liabilities	464	413

Total current liabilities	27,036	12,055

Non-current liabilities:
Long-term debt	105,447	105,894
Other non-current liabilities	7	19

Total liabilities	132,490	117,968

Commitments and contingencies (Note J)
Equity:
Members’ contribution	108,321	108,235
Accumulated deficit	(16,596)	(7,838)

Total equity	91,725	100,397

Total liabilities and members’ equity	$224,215	$218,365

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-
76

BIGBEAR.AI HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except unit and per unit data)

	Successor				Predecessor
	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020	Three months ended September 30, 2020	Nine months ended September 30, 2020
Revenues	$40,219	$7,802	$112,100	$9,183	$17,899	$55,093
Cost of revenues	29,421	5,584	81,859	6,325	13,972	43,088

Gross margin	10,798	2,218	30,241	2,858	3,927	12,005
Operating expenses:
Selling, general and administrative	12,038	1,910	32,557	2,024	2,426	7,183
Research and development	1,363	184	4,158	258	41	77
Transaction expenses	—	—	—	1,662	—	—

Operating (loss) income	(2,603)	124	(6,474)	(1,086)	1,460	4,745
Interest expense	1,870	65	5,579	65	—	1
Other income, net	—	—	(1)	—	—	—

(Loss) income before taxes	(4,473)	59	(12,052)	(1,151)	1,460	4,744
Income tax (benefit) expense	(1,327)	(14)	(3,294)	(296)	—	7

Net (loss) income	$(3,146)	$73	$(8,758)	$(855)	$1,460	$4,737

Basic net (loss) income per Unit	$(31.46)	$0.73	$(87.58)	$(8.55)
Diluted net (loss) income per Unit	$(31.46)	$0.73	$(87.58)	$(8.55)
Weighted-average Units outstanding:
Basic	100	100	100	100
Diluted	100	100	100	100
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-
77

BIGBEAR.AI HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(UNAUDITED)
(in thousands, except unit data)
For the nine months ended September 30, 2021 (Successor)

	Class A Units	Members’ contribution	Accumulated deficit	Total members’ equity
Balance at December 31, 2020 (Successor)	100	$108,235	$(7,838)	$100,397

Net loss	—	—	(8,758)	(8,758)
Equity-based compensation expense	—	86	—	86

Balance at September 30, 2021 (Successor)	100	$108,321	$(16,596)	$91,725

For the period from May 22, 2020 through September 30, 2020 (Successor)

	Class A Units	Members’ contribution	Accumulated deficit	Total members’ equity
Balance at May 22, 2020 (Successor)	—	$—	$—	$—

Parent’s contributions	100	15,298	—	15,298
Parent’s contributions for acquisitions	—	2,900	—	2,900
Net loss	—	—	(855)	(855)

Balance at September 30, 2020 (Successor)	100	$18,198	$(855)	$17,343

For the nine months ended September 30, 2020 (Predecessor)

	Class A Units	Class B Units	Members’ contribution	Accumulated deficit	Total members’ equity
Balance at December 31, 2019 (Predecessor)	900	10	$4,998	$6,677	$11,675

Net income	—	—	—	4,737	4,737
Equity-based compensation expense	—	—	74	—	74
Distributions	—	—	—	(4,011)	(4,011)

Balance at September 30, 2020 (Predecessor)	900	10	$5,047	$7,403	$12,475

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-
78

BIGBEAR.AI HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Successor		Predecessor
	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020	Nine months ended September 30, 2020
Cash flows from operating activities:
Net (loss) income	$(8,758)	$(855)	$4,737
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	5,432	374	48
Amortization of debt issuance costs and discount	429	—	—
Equity-based compensation expense	86	—	74
Deferred income tax benefit	(3,341)	(372)	(5)
Changes in assets and liabilities:
Accounts receivable	163	(1,410)	88
Contract assets	(288)	526	(269)
Prepaid expenses and other assets	(5,829)	70	1
Accounts payable	6,737	1,427	840
Accrued liabilities	4,733	321	1,313
Contract liabilities	1,595	25	—
Other liabilities	263	76	(5)

Net cash provided by operating activities	1,222	182	6,822

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(224)	(26,843)	—
Purchases of property and equipment	(601)	(57)	(115)

Net cash used in investing activities	(825)	(26,900)	(115)

Cash flows from financing activities:
Parent’s contribution	—	15,298	—
Proceeds from promissory notes	—	15,219	—
Repayment of term loan	(825)	—	—
Proceeds from revolving credit facility	1,500	—	—
Distributions to members	—	—	(4,011)

Net cash provided by (used in) financing activities	675	30,517	(4,011)

Net increase in cash and cash equivalents	1,072	3,799	2,696
Cash and cash equivalents at beginning of period	9,704	—	1,644

Cash and cash equivalents at end of period	$10,776	$3,799	$4,340

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-
79

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)
Note A – Description of the Business
Affiliates of AE Industrial Partners Fund II, LP (“
AE
”), a private equity firm specializing in aerospace, defense, space and government services, power generation, and specialty industrial markets, formed a series of acquisition vehicles on May 22, 2020, which included Lake Parent, LLC (“
Lake Parent”)
, BigBear.ai Holdings, LLC (“
BigBear
” or “
Successor
”), BigBear.ai Intermediate Holdings, LLC (“
BigBear Intermediate
”) and BigBear.ai, LLC (“
BigBear.ai
”) with Lake Parent being the top holding company. BigBear.ai and BigBear Intermediate are wholly owned direct or indirect subsidiaries of BigBear.
Separately, AE also formed a series of acquisition vehicles on October 8, 2020 which included BBAI Ultimate Holdings, LLC (formerly known as PCISM Ultimate Holdings, LLC) (“
BBAI Ultimate Holdings
”), PCISM Holdings, LLC (“
PCISM Holdings
”), PCISM Intermediate Holdings, LLC and PCISM Intermediate II Holdings, LLC.
Upon the formation of these acquisition vehicles and throughout 2020, BigBear Intermediate and its subsidiaries effected a number of acquisitions, including that of NuWave Solutions, LLC (“
NuWave
”), PCI Strategic Management, LLC (“
PCI
” or “
Predec
e
ssor
”), Open Solutions Group, LLC (“
Open Solutions
”), and the Government Services division of ProModel Government Solutions Inc. (“
ProModel
”).
The Predecessor Period reflects the results of PCI’s operations prior to its acquisition, and the Successor Period, including NuWave, PCI, Open Solutions, and ProModel (collectively, the “
Company
”), reflects the results of each entity’s operations subsequent to each acquisition. The Company offers a comprehensive suite of solutions including artificial intelligence (“AI”) and machine learning (“ML”), data science, advanced analytics, offensive and defensive cyber, data management, cloud solutions, digital engineering, and systems.
Note B – Summary of Significant Accounting Policies
Basis of Presentation
The interim condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“
GAAP
”) for interim financial information. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“
SEC
”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The interim condensed consolidated financial statements should be read in conjunction with the Company’s annual combined financial statements for the year ended December 31, 2020. The interim results for the three nine and nine-month periods ended September 30, 2021 are not necessarily indicative of the results expected for the year ending December 31, 2021 or any future interim periods.
PCI was identified as the Predecessor through an analysis of various factors, including size, financial characteristics, and ongoing management. The results for the three and nine-month periods ended September 30, 2020 (the “
Predecessor Q3 Period
” and “
Predecessor Period
,” respectively) relate to the predecessor period for BigBear and includes all of the ac
c
ounts of PCI only. As BigBear was formed on May 22, 2020, the Successor Q3 comparative period from May 22, 2020 through September 30, 2020 (the

F-
80

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

“
Successor 2020 Period”
) and three months ended September 30, 2020 (the “
Successor 2020 Q3 Period”
) relates to activity of NuWave and BigBear.ai. The results and information as of December 31, 2020 relate to activity of BigBear and its subsidiaries. The results and information as of September 30, 2021, the three months ended September 30, 2021 (the “
Successor 2021 Q3 Period
”), and the nine months ended September 30, 2021 (the “
Successor 2021 Period
”) relate to activity of BigBear and its subsidiaries.
The NuWave, PCI, Open Solutions, and ProModel acquisitions were accounted for as business combinations in accordance with Financial Accounting Standards Board (“
FASB
”) Accounting Standards Codification 805,
 Business Combinations
 (“
ASC 805
”), and the resulting new basis of accounting is reflected in the applicable successor periods. All intercompany balances and transactions have been eliminated in consolidation. Amounts presented within the consolidated financial statements and accompanying notes are presented in thousands of U.S. dollars unless stated otherwise, except for percentages, unit, shares, per unit, and per share amounts.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ from those estimates. Accounting policies subject to estimates include valuation of intangible assets, revenue recognition, income taxes, and equity-based compensation.
Significant Accounting Policies
The significant accounting policies used in preparing these interim condensed consolidated financial statements were applied on a basis consistent with those reflected in our annual combined financial statements for the year ended December 31, 2020.
Recently Issued Accounting Pronouncements
The FASB issued Accounting Standards Update (“ASU”)
No. 2016-02,
Leases (Topic 842) (“
ASU
2016-02
”), which supersedes the current lease requirements in ASC 840, Leases. ASU
2016-02
requires lessees to recognize a
right-of-use
asset and related lease liability for all leases, with a limited exception for short-term
leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the condensed consolidated balance sheets. The reporting of lease-related
expenses in the condensed consolidated statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s condensed consolidated balance sheets.

F-
81

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments–Credit Losses (Topic 326) (“
ASU
2016-13
”), an amendment of the FASB Accounting Standards Codification. Subsequent to the issuance of ASU
2016-13,
there were various updates that amended and clarified the impact of ASU
2016-13.
ASU
2016-13
broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU
2016-13
will require an entity to record an allowance for credit losses for certain financial instruments and financial assets, including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The use of forecasted information incorporates more timely information in the estimate of expected credit losses. The new guidance will be effective for the years beginning after December 15, 2022. The Company does not expect this guidance to have a material impact on its condensed consolidated financial statements or related disclosures.
Recently Adopted Accounting Pronouncements
In August 2020, the FASB issued ASU
2020-06,
 Debt with Conversion and Other Options (Subtopic
470-20)
and
Derivatives and Hedging – Contracts in Entity
’
s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity
’
s Own Equity
(“ASU
2020-06”),
which, amongst other provisions, simplifies the guidance on the issuer’s accounting for convertible instruments and the derivative scope exception for contracts in an entity’s own equity such that fewer conversion features will require separate recognition and modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted earnings per share computation. While ASU
2020-06
is required for fiscal years beginning after December 15, 2021 (including interim periods), early adoption is permitted for fiscal years (including interim periods) beginning after December 15, 2020. The Company early adopted ASU
2020-06
as of January 1, 2021 on the modified retrospective basis, which requires the cumulative effect of applying the standard to be recognized at the date of initial application. The Company does not have an existing convertible instrument or a contract in its own equity as of the initial application date and therefore the adoption of ASU
2020-06
did not have a material impact on the condensed consolidated financial statements.
Note C – Business Combinations
NuWave Acquisition
On June 19, 2020, the Successor acquired 100% of the equity interest of NuWave for cash and 2,900,000 units of the Successor’s Parent’s equity (“
Parent Units
”). The acquisition supports the Company’s growth in its offering of advanced data analytics.
The purchase agreement with the sellers of NuWave also stipulated that certain funds would be held in escrow (“
Indemnification Escrow Deposit
” and “
Adjustment Escrow Deposit
”), for the benefit of the seller. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $300 and the Adjustment Escrow Amount of $150 shall be held in escrow until released in accordance with the purchase agreement and the Escrow Agreement.

F-
82

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

The following table summarizes the fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

June 19, 2020
Cash paid	$27,881
Equity issued	2,900

Purchase consideration	$30,781

Assets:
Cash	$1,038
Accounts receivable	3,018
Other current assets	112
Contract assets	1,095
Deposits	27
Property and equipment	77
Intangible assets	16,200

$21,567

Liabilities:
Accounts payable	$365
Accrued liabilities	364
Deferred tax liability	476

$1,205

Fair value of net identifiable assets acquired	20,362

Goodwill	$10,419

The following table summarizes the intangible assets acquired by class:

June 19, 2020
Technology	$5,400
Customer relationships	10,800

Total intangible assets	$16,200

The fair value of the acquired technology was determined using the relief from royalty (“
RFR
”) method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.

F-8
3

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

PCI Acquisition
On October 23, 2020, the Successor acquired 100% of the equity interest of PCI for cash and 8,142,985 units of the Successor’s Parent’s equity. The acquisition supports the Company’s growth in its offering of cybersecurity, cloud and system engineering.
The purchase agreement with the sellers of PCI also stipulated that certain funds would be held in escrow (“
Adjustment Escrow Deposit
” and “
Indemnity Escrow Amount
”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $325 and the Adjustment Escrow Amount of $650 shall be held in escrow until released in accordance with the purchase agreement and the Escrow Agreement. The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

October 23, 2020
Cash paid	$55,932
Equity issued	8,143

Purchase consideration	$64,075

Assets:
Cash	$364
Accounts receivable	6,710
Contract assets	4,569
Prepaid expenses and other current assets	383
Property and equipment	218
Other non-current assets	5
Intangible assets	22,800

$35,049

Liabilities:
Accounts payable	$1,131
Deferred tax liability	1,033
Accrued liabilities	4,062

$6,226

Fair value of net identifiable assets acquired	28,823

Goodwill	$35,252

The following table summarizes the intangible assets acquired by class:

October 23, 2020
Customer relationships	$22,800

F-
84

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

The amounts above represent the current preliminary fair value estimates as the measurement period is still open as of September 30, 2021. A measurement period adjustment increasing accrued liabilities and goodwill by $286 was recognized during the three-month period ended September 30, 2021. The Company is finalizing the valuation analysis.
The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.
Open Solutions Acquisition
On December 2, 2020, the Company acquired 100% of the equity interest of Open Solutions for cash and 2,144,812 units of the Successor’s Parent’s equity. The acquisition supports the Company’s growth in its offering of advanced data analytics.
The purchase agreement with the sellers of Open Solutions also stipulated that certain funds would be held in escrow (“
Indemnification Escrow Deposit
,”
 “
Adjustment Escrow Deposit
” and “
Representative Expense Fund”),
for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Indemnification Escrow Amount of $285, the Adjustment Escrow Amount of $372 and Representative Expense Fund $150 shall be held in escrow until released in accordance with purchase agreement and the Escrow Agreement.
The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

December 2, 2020
Cash paid	$60,715
Equity issued	2,145

Purchase consideration	$62,860

Assets:
Cash	$63
Accounts receivable	6,127
Prepaid expenses and other current assets	89
Property and equipment	305
Other non-current assets	48
Intangible assets	30,800

$37,432

F-
85

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

Liabilities:
Accounts payable	$122
Accrued liabilities	946
Deferred tax liability	334
Other non-current liabilities	27

$1,429

Fair value of net identifiable assets acquired	36,003

Goodwill	$26,857

The following table summarizes the intangible assets acquired by class:

December 2, 2020
Technology	$10,300
Customer relationships	20,500

Total intangible assets	$30,800

The amounts above represent the current preliminary fair value estimates as the measurement period is still open as of September 30, 2021. The Company is finalizing the valuation analysis.
The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill related to the asset purchase is deductible.
ProModel Acquisition
On December 21, 2020, the Successor acquired 100% of the equity interest of ProModel for cash. The acquisition supports the Company’s growth in its offering of advanced data analytics.
The purchase agreement with the sellers of ProModel also stipulated that certain funds would be held in escrow (“
Adjustment Escrow Deposit
” and “
PPP Escrow Amount
”), for the benefit of the sellers. Pursuant to and subject to the terms and conditions of the Escrow Agreement, the Adjustment Escrow Amount of $425 and PPP Escrow Amount $2,557 shall be held in escrow until released in accordance with purchase agreement and the Escrow Agreement.
The following table summarizes the preliminary fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

December 21, 2020
Cash paid	$43,718

F-
86

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

Assets:
Cash	$1,843
Accounts receivable	907
Other receivables	707
Contract assets	779
Prepaid expenses and other current assets	64
Property and equipment	134
Other non-current assets	18
Intangible assets	21,700

$26,152

Liabilities:
Accounts payable	$2
Contract liabilities	501
Accrued liabilities	1,039

$1,542

Fair value of net identifiable assets acquired	24,610

Goodwill	$19,108

The following table summarizes the intangible assets acquired by class:

December 21, 2020
Technology	$7,000
Customer relationships	14,700

Total intangible assets	$21,700

The amounts above represent the current preliminary fair value estimates, as the measurement period is still open as of September 30, 2021. A measurement period adjustment increasing accrued liabilities and goodwill by $79 was recognized during the three-month period ended September 30, 2021. The Company is finalizing the valuation analysis.
The fair value of the acquired technology was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is deductible.
Pro Forma Financial Data (Unaudited)
The following table presents the pro forma combined results of operations for the business combinations for the three and nine-month periods ended September 30, 2020 as though the acquisitions had been completed as of January 1, 2019. The three and nine-month periods ended September 30, 2020 includes the Predecessor Period, the Successor 2020 Period, and the
pre-acquisition
period for all business combinations.

F-
87

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

	Pro forma for the three months ended September 30, 2020	Pro forma for the nine months ended September 30, 2020
Revenues	$36,035	$105,749
Net income	2,844	11,029
The amounts included in the pro forma information are based on the historical results and do not necessarily represent what would have occurred if all the business combinations had taken place as of January 1, 2019, nor do they represent the results that may occur in the future. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been realized had the acquisition occurred as of the date indicated or that may be achieved in the future.
Transaction expenses of $1,662 incurred in the Successor 2020 Period are excluded from the pro forma net income for the nine-month period ended September 30, 2020.
Note D – Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following:

	Successor
	September 30, 2021	December 31, 2020
Capitalized advisory costs 1	$4,471	$—
Prepaid expenses	1,704	586
Pre-contract costs 2	245	—
Other current assets	—	55

Total	$6,420	$641

1
The anticipated Merger between GigCapital4, Inc. and BigBear will be accounted for as a reverse recapitalization in which GigCapital4 is treated as the acquired company. Accordingly, any direct and incremental costs associated with the Merger, including but not limited to, certain legal, financial advisor, and accounting costs are capitalized as assets and will be reclassified as a reduction to additional paid-in
capital upon completion of the Merger. Capitalized advisory costs were $4,471 at September 30, 2021 and $0 at December 31, 2020.

2
Costs incurred to fulfill a contract in advance of the contract being awarded are included in prepaid expenses and other current assets if we determine that those costs relate directly to a contract or to an anticipated contract that we can specifically identify and the contract award is probable, the costs generate or enhance resources that will be used in satisfying performance obligations, and the costs are recoverable (referred to as pre-contract
costs).

Pre-contract
costs that are initially capitalized in prepaid assets and other current assets are generally recognized as cost of revenues consistent with the transfer of products or services to the customer upon the receipt of the anticipated contract. All other pre-contract
costs, including
start-up
costs, are expensed as incurred. As of September 30, 2021 and December 31, 2020, $245 and $0 of
pre-contract
costs were included in prepaid expenses and other current assets, respectively.

F-
88

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

Note E – Accrued Liabilities
Accrued liabilities consist of the following:

	Successor
	September 30, 2021	December 31, 2020
Accrued payroll	$9,892	$6,741
Accrued advisory fees	2,161	—
Other accrued expenses	315	529

Total	$12,368	$7,270

Note F – Debt
On December 21, 2020, the Company entered into a credit agreement with Antares Capital (the “
Antares Capital Credit Agreement
”). The Antares Capital Credit Agreement includes the following, collectively referred to as the “
Loans
”:

(i)	A $110.0 million term loan (the “ Antares Capital Term Loan ”) that matures on December 21, 2026.

(ii)
A $15.0 million revolving credit facility (the “
Antares Capital Revolving Credit Facility
”) that matures on December 21, 2026. The Company has drawn $1,500 on the revolving credit facility as of September 30, 2021. As of December 31, 2020, the balance of the revolving credit facility of $15 million was undrawn and available to the Company.

The interest rates on the Loans can be based on LIBOR rates or Base rates at the Company’s discretion. The interest payable is as follows:

(i)	For LIBOR rate loans, the interest payable is the higher of (a) 1.00% per annum and (b) LIBOR rate plus 5.00% (as applicable margin).

(ii)
For Base rate loans, the interest payable is the Base Rate plus 4.00% (as applicable margin). Base Rate is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate and
(c) one-month
Eurocurrency Rate plus 1.00%

The Company may prepay the Loans at any time without any premium or penalty; however, the minimum amount of prepayment for the Antares Capital Term Loan and the Antares Capital Revolving Credit Facility is $250 and $100, respectively. In addition, the Antares Capital Term Loan is to be repaid quarterly in principal payments of $275 with the first repayment occurring on March 31, 2021.
The Antares Capital Credit Agreement requires the Company to meet certain financial and other covenants. As of September 30, 2021, the Company remained compliant with the covenant requirements.

F-
89

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

The debt balances are summarized as follows:

	Successor
	September 30, 2021	December 31, 2020
Term Loan	$109,175	$110,000
Revolver	1,500	—

Total debt	$110,675	$110,000
Less: unamortized discounts and issuance costs	2,628	3,006

Total debt, net	$108,047	$106,994
Less: current portion	2,600	1,100

Long-term debt, net	$105,447	$105,894

Interest expense, including the amortization of debt issuance costs, charged for the three and nine-month periods ended September 30, 2021 was $1,870 and $5,579, respectively.
Note G – Leases
The Company is obligated under operating leases for certain real estate and office equipment assets. Certain leases contained predetermined fixed escalation of minimum rents at rates ranging from 2.5% to 5.4% per annum and renewal options that could extend certain leases to up to five additional years.
The Company records rent expense on a straight-line basis over the life of the lease. Rent expense under all leases for the three months ended September 30, 2021 (Successor), three months ended September 30, 2020 (Successor), three months ended September 30, 2020 (Predecessor), nine months ended September 30, 2021 (Successor), period from May 22 through September 30, 2020 (Successor), and nine months ended September 30, 2020 (Predecessor) was $404, $45, $134, $1,155, $45, and $336, respectively.
Note H – Income Taxes
The effective tax rates were as follows:

	Successor				Predecessor
	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020	Three months ended September 30, 2020	Nine months ended September 30, 2020
Effective tax rate	29.7%	(23.7)%	27.3%	25.7%	0.0%	0.1%
The Successor is established as a limited liability company and has elected to be taxed as a corporation for federal, state, and local income tax purposes. The effective tax rate for the three months ended September 30, 2021, three months ended September 30, 2020 (Successor) nine months ended September 30, 2021 and the period from May 22 through September 30, 2020 (Successor) differs from the U.S. federal income tax rate of 21.0% primarily due to state and local corporate income taxes, offset by non-deductible
expenses.
The Predecessor was established and taxed as a partnership, and therefore, was not generally subject to federal, state and local corporate income taxes. The effective tax rate for the nine months ended

F-
90

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

September 30, 2020 (Predecessor) differs from the U.S. federal income tax rate of 0.0% due to state and local income taxes. The effective tax rate for the three months ended September 30, 2020 (Predecessor) differs from the effective tax rate for the nine months ended September 30, 2020 (Predecessor) due to changes in state and local corporate income tax rates.
Note I – Employee Benefit Plans
401(k) Plan
The Predecessor maintained a qualified 401(k) plan (the “
Predecessor 401(k) Plan
”) for its U.S. employees. The Predecessor’s contributions to the plan for the three and nine-month periods ended September 30, 2020 was $558 and $1,623, respectively.
The Company maintains three qualified 401(k) plans for its U.S. employees: the PCI 401(k) plan, the NuWave 401(k) plan and the Open Solutions 401(k) plan. During the period from May 22 through September 30, 2020 and three-month period ended September 30, 2020, the Company’s total contributions to the plans were $66 and $57, respectively. During the three and nine-month periods ended September 30, 2021, the Company’s total contributions to the plans were $1,118 and $2,759, respectively.
Note J – Commitments and Contingencies
Contingencies in the Normal Course of Business
Under certain contracts with the U.S. government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.
Legal Proceedings
The Company is subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s combined balance sheets, statements of operations, or cash flows.
Business Combinations
The Company has acquired and plans to continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities. The associated acquisition costs incurred in the form of professional fees and services may be material to the future periods in which they occur, regardless of whether the acquisition is ultimately completed.
Note K – Equity
Predecessor
As of September 30, 2020, the Predecessor had 900 issued and outstanding Class A Units that are entitled to the voting rights and distributions.

F-
91

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

On June 11, 2019, the Predecessor filed an amended operating agreement to issue 100 Class B Units which were subject to certain restrictions and vesting requirements (see Note L). The Class B Member is not entitled to any voting rights until January 1, 2024. Only vested Class B units participate in cash flow distributions on a pro rata basis with Class A Units and are eligible for capital transactions proceeds only if the aggregate distributions were equal to or greater than $50 million.
Successor
The Company has 100 Units (“
Units
”) issued and outstanding as of September 30, 2021 and December 31, 2020.
Note L – Equity-Based Compensation
Class A Units granted to board of directors
Certain members of the board of directors of the Company have elected to receive their compensation for their services as a board member in stock, Class A units of the Parent Company. The number of units granted or to be granted by the Parent Company are determined by dividing the compensation payable for the quarter by the fair value of the Class A units at the end of each respective quarter. The total value of the Class A units granted to such board of directors for the three and nine-month periods ended September 30, 2021 is
$30 and $86,
respectively, and is reflected in the selling, general and administrative expenses within the condensed consolidated statements of operations.
Class B Unit Incentive Plan
In February 2021, the Company’s Parent adopted a written compensatory benefit plan (the “
Class
 B Unit Incentive Plan
”) to provide incentives to present and future directors, managers, officers, employees, consultants, advisors, and/or other service providers of the Company’s Parent or its Subsidiaries in the form of the Parent’s Class B Units (“
Incentive Units
”). Incentive Units have a participation threshold of
$1.00
and are divided into three tranches (“
Tranche I
,” “
Tranche II
,” and “
Tranche III
”). Tranche I Incentive Units are subject to performance-based, service-based, and market-based conditions. The grant date fair value for the Incentive Units was
$5.19.
The assumptions used in determining the fair value of the Incentive Units at the grant date are as follows:

Volatility	57%
Risk-free rate	0.1%
Time to exit (years)	1.6
On July 29, 2021, the Company’s Parent amended the Class B Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Agreement and Plan of Merger (the “
Merger Agreement
”) dated June 4, 2021. The Company’s Parent also amended the Class B Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class B Unit Incentive Plan, rather than only upon the occurrence of an Exit Sale, subject to the market-based condition stipulated in the Class B Unit Incentive Plan prior to its amendment.
Equity-based compensation for awards with performance conditions is based on the probable outcome of the related performance condition. The performance conditions required to vest per the amended Incentive Plan

F-
92

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

remain improbable until they occur due to the unpredictability of the events required to meet the vesting conditions. As such events are not considered probable until they occur, recognition of equity-based compensation for the Incentive Units is deferred until the vesting conditions are met. Once the event occurs, unrecognized compensation cost associated with the performance-vesting Incentive Units (based on their modification date fair value) will be recognized based on the portion of the requisite service period that has been rendered.
The modification date fair value of the Incentive Units was $9.06 per unit. No equity-based compensation was recognized for the Successor 2021 Q3 Period. As of September 30, 2021 (Successor), there was approximately $85.2 million of unrecognized compensation costs related to Incentive Units.
Certain information related to the Incentive Units is presented as follows:

Incentive Units
Unvested and outstanding as of December 31, 2020	—

Granted	9,650,000
Forfeited	(250,000)

Unvested and outstanding as of September 30, 2021	9,400,000

The assumptions used in determining the fair value of the Incentive Units at the modification date are as follows:

Volatility	46%
Risk-free rate	0.2%
Time to exit (years)	1.2
The volatility used in the determination of the fair value of the Incentive Units was based on analysis of the historical volatility of guideline public companies and factors specific to the Successor.
Note M – Net (Loss) Income per Unit
The numerators and denominators of the basic and diluted net (loss) income per Unit are computed as follows (in thousands, except unit and per unit data):

	Successor
Basic and diluted net (loss) income per Unit	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020
Numerator:
Net (loss) income:	$(3,146)	$73	$(8,758)	$(855)
Denominator:
Weighted average Units outstanding – basic and diluted	100	100	100	100
Basic and diluted net (loss) income per Unit	$(31.46)	$0.73	$(87.58)	$(8.55)

F-
93

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

There were no potentially issuable Units or other dilutive securities for the nine months ended September 30, 2021.
Note N – Revenues
Net revenues by contract type are as follows:

	Successor				Predecessor
	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Period from May 22, 2020 through September 30, 2020	Three months ended September 30, 2020	Nine months ended September 30, 2020
Firm fixed price	$17,340	$3,922	$32,260	$4,070	$639	$1,883
Time and materials	22,879	3,880	79,840	5,113	17,260	53,210

Total revenues	$40,219	$7,802	$112,100	$9,183	$17,899	$55,093

The majority of the Company’s revenue is recognized over time. Revenue derived from contracts that recognize revenue at a point in time was insignificant for all periods presented.
Concentration of Risk
Revenues earned from customers contributing in excess of 10% of consolidated revenues were as follows:
Successor 2021 Q3 Period

	Cyber & Engineering	Analytics	Total	Percent of total revenues
Customer A	$7,994	$—	$7,994	20%
Customer B (1)	3,783	—	3,783	9%
Customer C (1)	—	6,010	6,010	15%
All others	7,452	14,980	22,432	56%

Total revenues	$19,229	$20,990	$40,219	100%

Successor 2020 Q3 Period

	Total (2)	Percent of total revenues
Customer A	$3,837	49%
Customer B	2,688	34%
All others	1,277	17%

Total revenues	$7,802	100%

F-9
4

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

Predecessor 2020 Q3 Period

	Total (2)	Percent of total revenues
Customer A	$13,719	77%
Customer B	3,276	18%
All others	904	5%

Total revenues	$17,899	100%

Successor 2021 Period

	Cyber & Engineering	Analytics	Total	Percent of total revenues
Customer A	$24,503	$—	$24,503	22%
Customer B (1)	11,202	—	11,202	10%
Customer C (1)	—	6,010	6,010	5%
All others	22,334	48,051	70,385	63%

Total revenues	$58,039	$54,061	$112,100	100%

Successor 2020 Period

	Total (2)	Percent of total revenues
Customer A	$3,957	43%
Customer B	3,045	33%
All others	2,181	24%

Total revenues	$9,183	100%

Predecessor Period

	Total (2)	Percent of total revenues
Customer A	$31,091	56%
Customer B	20,593	37%
All others	3,409	7%

Total revenues	$55,093	100%

(1)	Customers that contributed in excess of 10% of consolidated revenues in any period presented have been included in all periods presented within a given fiscal year for comparability.
(2)
The Successor 2020 Q3 Period, Predecessor 2020 Q3 Period, Successor 2020 Period, and Predecessor Period each comprise a single reportable segment. As a result, segment reporting for those periods is not presented.

F-
95

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

Contract Balances
Contract asset balances were $2,863
as of September 30, 2021, compared to $2,575 as of December 31, 2020. The change was primarily driven by services provided by NuWave, PCI, and Open Solution which are yet to be invoiced, offset by billings of previously unbilled services for which revenue had been recognized in ProModel. Contract liability balances were $2,136 as of September 30, 2021, compared to $541 as of December 31, 2020. The change was primarily driven by billings in excess of revenue recognized in PCI, NuWave, and ProModel. Revenue recognized in the period ended September 30, 2021 that was included in the contract liability balance as of December 31, 2020 was $541.
Remaining Performance Obligations
As of September 30, 2021, the aggregate amount of the transaction price allocated to remaining performance obligations was $158,150. The Company expects to recognize approximately 94% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.
Note O – Reportable Segment Information
The Company has determined that it operates in two operating and reportable segments, Cyber & Engineering and Analytics, as the CODM reviews financial information presented for both segments on a disaggregated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Adjusted gross margin is the primary measure of segment profitability used by the CODM to assess performance and to allocate resources to the segments. Research and development costs incurred that generate marketable intellectual property (“
IP
”) are added back to the gross margin to arrive at the adjusted gross margin. Customer contracts that generate lower gross margin (revenue less direct costs including fringe and overheard costs) than the thresholds set by the management are accepted as the work performed for these customer contracts also simultaneously generates reusable code and other IP that is used in the execution of future customer contracts that generate higher gross margin, or enhances the marketability of the products due to additional functionality or features.

	Successor
	Three months ended September 30, 2021
	Cyber & Engineering	Analytics	Total
Revenues	$19,229	$20,990	$40,219
Segment adjusted gross margin	4,126	10,317	14,443
	21%	49%	36%
Research and development costs excluded from segment gross margin			(3,645)
Operating expenses:
Selling, general and administrative			12,038
Research and development			1,363

Operating loss			(2,603)
Interest expense			1,870
Other income			—

Loss before taxes			$(4,473)

F-
96

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

	Successor
	Nine months ended September 30, 2021
	Cyber & Engineering	Analytics	Total
Revenues	$58,039	$54,061	$112,100
Segment adjusted gross margin	12,701	26,042	38,743
	22%	48%	35%
Research and development costs excluded from segment gross margin			(8,502)
Operating expenses:
Selling, general and administrative			32,557
Research and development			4,158

Operating loss			(6,474)
Interest expens e			5,579
Other income			1

Loss before taxes			$(12,052)

All revenues were generated within the United States of America.
As of September 30, 2021, total assets of Cyber & Engineering, Analytics, and Corporate were $73,708, $139,239, and $11,268, respectively.
The Successor 2020 Q3 Period, Predecessor 2020 Q3 Period, Successor 2020 Period, and Predecessor Period each comprise a single reportable segment. As a result, segment reporting for those periods is not presented.
Note P – Related-Party Transactions
The Company incurred expenses related to consulting services provided by the affiliates of AE of $675 during the nine months ended September 30, 2021 (Successor).
On February 4, 2021, the Company signed a teaming agreement with Gryphon Technologies, an affiliate of AE, to develop the best management and technical approach for certain solicitations with the DHS.
On March 17, 2021, the Company signed a confidential disclosure agreement with Redwire Space, Inc. (“
Redwire
”) to engage in discussions concerning a potential business relationship between the two parties. Redwire is an affiliate of AE.
On April 22, 2021, the Company entered into an agreement with Redwire to establish a Space Cyber Range capability that leverages Redwire’s Advanced Configurable Open-system Research Network and BigBear.ai’s capabilities in developing offensive and defensive solutions and techniques for security research across multiple platforms, architectures, and network links.
On July 1, 2021, the Company entered into a memorandum of understanding with UAV Factory, an affiliate of AE, whereby BigBear will develop AI/ML capabilities for UAV Factory’s unmanned systems and components use in autonomous operations within the commercial and defense markets.
During the nine months ended September 30, 2021, the Successor paid or accrued $172 as a compensation for the members of the board of directors, including aggregate fair value of $86 of Parent’s Class A Units,

F-
97

BIGBEAR.AI HOLDINGS, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(In thousands of U.S. dollars unless stated otherwise)

which is reflected in the selling, general and administrative expenses within the condensed consolidated statement of operations.
There were no related-party transactions during the Predecessor Period.
Note Q – Subsequent Events
The Company has evaluated subsequent events from the date of the interim condensed consolidated balance sheet through the date the interim condensed consolidated financial statements were issued on December 13, 2021.
On December 7, 2021, the Merger was consummated and upon closing of the Merger, GigCapital4, Inc. was renamed to BigBear.ai Holdings, Inc. (“New BigBear”). The Merger is accounted for as a reverse recapitalization in which GigCapital4 is treated as the acquired company. A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of the Company in many respects. The Company was deemed the accounting predecessor and the combined entity will be the successor SEC registrant, New BigBear.
As a result of the Merger, New BigBear issued 105,000,000 shares of common stock and paid $75,000 to BBAI Ultimate Holdings in exchange for units of the Company. New BigBear received aggregate gross proceeds of $110,021 from the trust account, $200,000 of convertible note financing, and $80,000 of PIPE financing from AE BBAI Aggregator, LP, an affiliate of AE, in exchange for the issuance of 8,000,000 New BigBear shares. New BigBear also issued 1,495,320 shares of common stock to certain advisors in lieu of cash for fees payable for services in connection with the Merger or GigCapital4’s IPO. Proceeds from the Merger were partially used to fund the $114,393 repayment of the Antares Loan and transaction costs of $19,750.
The convertible note financing bears interest at a rate of 6.0% per annum, payable semi-annually, and convertible into shares of common stock at an initial Conversion Price of $11.50. The Conversion Price is subject to adjustments, including but not limited to, a Conversion Rate Reset 180 days after December 7, 2021 should certain daily volume-weighted average price thresholds be met. The convertible note financing matures five years after issuance.
As a result of Forward Share Purchase Agreements executed with certain shareholders prior to the shareholder vote, $101,021 of the proceeds from the trust account will be restricted for up to a period of three months following the Merger, at which point each shareholder will have the right to sell its shares to New BigBear for $10.15. Until the end of the three-month period, shareholders can sell shares on the open market provided the share price is at least $10.00 per share. If shareholders sell any shares in the open market within the first month of the three-month period and at a price greater than $10.05, New BigBear will pay the shareholders $
0.05
per share sold.

F-
98

NuWave Solutions, LLC—Report of Independent Certified Public Accountants
Members
NuWave Solutions, LLC
We have audited the accompanying financial statements of NuWave Solutions, LLC (a Maryland Limited Liability Company), which comprise the balance sheets as of June 18, 2020 and December 31, 2019, and the related statements of operations, changes in equity, and cash flows for the period from January 1, 2020 through June 18, 2020 and the year ended December 31, 2019, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NuWave Solutions, LLC as of June 18, 2020 and December 31, 2019, and the results of its operations and its cash flows for the period from January 1, 2020 through June 2020 and the year ended December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Arlington, Virginia
August 6, 2021

NUWAVE SOLUTIONS, LLC
BALANCE SHEETS
(
in thousands
)

	As of June 18, 2020	As of December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,038	$331
Accounts receivable	3,018	2,626
Contract assets	1,096	1
Prepaid expenses and other current assets	112	57

Total current assets	5,264	3,015

Non-current assets:
Property and equipment, net	77	89
Other non-current assets	27	27

Total assets	$5,368	$3,131

Liabilities and equity
Current liabilities:
Accounts payable	$758	$265
Accrued liabilities	364	274
Deferred rent	61	28
Contract liabilities	—	34
Other current liabilities	5	14

Total current liabilities	1,188	615

Non-current liabilities:
Deferred tax liabilities	11	21

Total liabilities	1,199	636

Commitments and contingencies (Note 8)
Equity:
Members’ equity	4,169	2,495

Total equity	4,169	2,495

Total liabilities and equity	$5,368	$3,131

The accompanying notes to the financial statements are an integral part of these statements.

NUWAVE SOLUTIONS, LLC
STATEMENTS OF OPERATIONS
(
in thousands
)

	Period from January 1, 2020 through June 18, 2020	Year ended December 31, 2019
Revenues	$10,809	$14,332
Cost of revenues	5,436	9,588

Gross profit	5,373	4,744

Operating expenses:
Selling, general and administrative expenses	3,266	3,334
Loss on disposal of property and equipment	—	27

Operating income	2,107	1,383
Income tax (benefit) expense	(6)	18

Net income	$2,113	$1,365

The accompanying notes to the financial statements are an integral part of these statements.

NUWAVE SOLUTIONS, LLC
STATEMENTS OF CHANGES IN EQUITY
(
in thousands
)
For the period from January 1, 2020 through June 18, 2020 and year ended December 31, 2019

Members’ equity
As of January 1, 2019	$2,313
Net income	1,365
Distribution	(1,183)

As of December 31, 2019	$2,495
Net income	2,113
Distribution	(439)

As of June 18, 2020	$4,169

The accompanying notes to the financial statements are an integral part of these statements.

NUWAVE SOLUTIONS, LLC
STATEMENTS OF CASH FLOWS
(
in thousands
)

	Period from January 1, 2020 through June 18, 2020	Year ended December 31, 2019
Cash flows from operating activities:
Net income	$2,113	$1,365
Adjustments to reconcile net income to net cash by operating activities:
Depreciation and amortization	12	26
Loss on sale of property and equipment	—	27
Deferred rent	33	16
Deferred income tax (benefit) expense	(10)	4

Changes in assets and liabilities:
Accounts receivable	(392)	(567)
Contract assets	(1,095)	—
Prepaid expenses and other current assets	(55)	168
Accounts payable	493	(41)
Accrued liabilities	90	73
Contract liabilities	(34)	34
Other current liabilities	(9)	14

Net cash provided by operating activities	1,146	1,119

Cash flows from investing activities:
Purchases of property and equipment	—	(55)
Proceeds from sale of property and equipment	—	13

Net cash used in investing activities	—	(42)

Cash flows from financing activities:
Distribution to members	(439)	(1,183)

Net cash used in financing activities	(439)	(1,183)

Net increase (decrease) in cash and cash equivalents	707	(106)
Cash and cash equivalents—beginning of the period	331	437

Cash and cash equivalents—end of the period	$1,038	$331

Cash paid during the period for:
Income taxes	$12	$31
The accompanying notes to the financial statements are an integral part of these statements.

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)
Note 1—Description of the Business
NuWave Solutions, LLC (“
NuWave
” or the “
Company
”) is a leading provider of data management, advanced analytics, artificial intelligence, machine learning, and cloud solutions that delivers anticipatory intelligence and advanced decision support solutions and technologies to the Federal Government with customers in the public and private sectors. NuWave provides innovative, customized solutions through development, selection, and integration of leading technologies. NuWave has unmatched expertise in advanced technologies across the analytics and data management lifecycle and applies its expertise and teamwork to give customers the ability to solve complex problems, communicate, and manage information.
Note 2—Summary of Significant Accounting Policies
Basis of Presentation
The financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“
GAAP
”).
Amounts presented within the financial statements and accompanying notes are presented in thousands of U.S. dollars unless stated otherwise, except for percentages and units.
Use of Estimates
The preparation of the financial statements in accordance with GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenue and expenses in the financial statements and disclosures in the accompanying notes. Actual results and outcomes may differ materially from management’s estimates, judgments, and assumptions.
COVID-19 Outbreak
The recent outbreak of the novel coronavirus (“
COVID-19
”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on the Company’s operating results, financial condition and cash flows. The full extent to which the
COVID-19
pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses and research and development costs, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning
COVID-19
and the actions taken to contain or treat
COVID-19,
as well as the economic impacts.
In response to this exposure, we have activated a pandemic crisis response plan to protect the health and safety of our team members, families, customers and communities, while continuing to meet our commitments to customers. Our mitigation strategies cover workplace protocols, employee preparation, travel, security, the ability to work virtually offsite and communications. Additionally, we are encouraging employees to receive
COVID-19
vaccinations.
While not currently known, the full impact of
COVID-19
could have a material impact on the operations of the business. Management continues to closely monitor the current macro environment related to monetary and fiscal policies, as well as pandemics or epidemics, such as the recent
COVID-19
outbreak.

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.
Allowance for Doubtful Accounts
The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the current status of the existing receivables. As of June 18, 2020 and December 31, 2019, there was no allowance for doubtful accounts recorded and the write-offs have been immaterial.
Concentrations of Credit Risk and Other Concentrations
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. Cash equivalents consist of money market funds with original maturities of three months or less, which are invested primarily with U.S. financial institutions. Cash deposits with financial institutions generally exceed federally insured limits. Management believes minimal credit risk exists with respect to these financial institutions and the Company has not experienced any losses on such amounts.
The Company is exposed to concentrations of credit risk with respect to accounts receivable presented on the balance sheets. The top three customers represent 90% of the total accounts receivable as of June 18, 2020. The top three customers represent 81% of the total accounts receivable as of December 31, 2019. No other customer represented more than 10% of total accounts receivable as of June 18, 2020 and December 31, 2019. The Company seeks to mitigate its credit risk with respect to accounts receivable by contracting with large commercial customers and government agencies and regularly monitoring the aging of accounts receivable balances.
Lease Accounting under ASC 840
For operating leases, the Company records rent expense on a straight-line basis over the noncancelable lease term and recorded the difference between the rent paid and the recognition of rent expense as a deferred rent asset or liability. Rent escalation, rent abatement, or other concessions, such as rent holidays, and landlord or tenant incentives or allowances, are recorded as deferred rent and amortized over the remaining lease term.
Property and Equipment
Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is recognized using the straight-line method over the estimated useful lives of the respective assets, which are generally in the range of three to seven years. Leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the remaining lease term or the estimated useful life, which is generally five years. Maintenance and repairs that do not improve or extend the useful lives of the assets are expensed when incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation and amortization are derecognized from the balance sheet and any resulting gain or loss is recorded in the statements of operations in the period realized.

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Revenue Recognition
The Company’s revenues from contracts with customers are from offerings including artificial intelligence and machine learning, data science, advanced analytics, offensive and defensive cyber, data management, cloud solutions, digital engineering, and systems integration, primarily with the U.S. Government and its agencies. The Company also serves various commercial customers.
The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. The Company performs under various types of contracts, which include firm-fixed-price (“
FFP
”) and
time-and-materials
(“
T&M
”) contracts.
Under fixed-price contracts, we agree to perform the specified work for a pre-determined
price. To the extent our actual costs vary from the estimates upon which the price was negotiated, we will generate more or less profit or could incur a loss. Under T&M contracts, we agree to perform the specified work for a pre- determined rate per hour, as well as the reimbursement of other direct billable costs which are presented on a gross basis. The Company has a right to consideration from the customer in an amount that corresponds directly with the value of the Company’s performance and recognizes revenue in the amount to which the Company has a right to invoice (the “right to invoice” practical expedient).
The Company assesses each contract at its inception to determine whether it should be combined with other contracts. When making this determination, the Company considers factors such as whether two or more contracts were negotiated and executed at or near the same time or were negotiated with an overall profit objective. If combined, the Company treats the combined contracts as a single contract for revenue recognition purposes.
The Company evaluates the products or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The Company’s contracts generally provide a set of integrated or highly interrelated tasks or services and are therefore accounted for as a single performance obligation. In limited cases, our contracts have more than one distinct performance obligation, which occurs when we perform activities that are not highly complex or interrelated. Significant judgment is required in determining performance obligations, and these determinations could change the amount of revenue and profit recorded in a given period.
The Company determines the transaction price for each contract based on the consideration the Company expects to receive for the products or services being provided under the contract. For contracts where a portion of the price may vary, the Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company analyzes the risk of a significant revenue reversal and if necessary, constrains the amount of variable consideration recognized in order to mitigate this risk.
At the inception of a contract, the Company estimates the transaction price based on its current rights and does not contemplate future modifications (including unexercised options) or follow-on
contracts until they become legally enforceable. Contracts are often subsequently modified to include changes in specifications, requirements or price, which may create new or change existing enforceable rights and obligations. Depending on the nature of the modification, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract. Our contracts with the U.S. government often contain options to renew existing contracts for an additional period of time (generally a year at a time) under the same terms and conditions as the original contract, and generally do not provide the customer any material rights under the contract. Therefore, such modifications are accounted for as if they were part of the existing contract and recognized as a cumulative adjustment to revenue. We account for

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

renewal options as separate contracts when they include distinct goods or services at standalone selling prices.
For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the estimated standalone selling price of the product or service underlying each performance obligation. The standalone selling price represents the amount the Company would sell the product or service to a customer on a standalone basis (i.e., not bundled with any other products or services). Our contracts with the U.S. government are subject to the Federal Acquisition Regulation (“
FAR
”) and priced on estimated or actual costs of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. government and its agencies. Each contract is competitively priced and bid separately. Pricing for
non-U.S.
government agencies and commercial customers is based on specific negotiations with each customer. In circumstances where the standalone selling price is not directly observable, we estimate the standalone selling price using the expected cost-plus margin approach.
The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the products and services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as the Company performs under the contract because control of the work in process transfers continuously to the customer. For most contracts with the U.S. Government, this continuous transfer of control of the work in process to the customer is supported by clauses in the contract that give the customer ownership of work in process and allow the customer to unilaterally terminate the contract for convenience and pay the Company for costs incurred plus a reasonable profit. For most
non-U.S.
Government contracts, continuous transfer of control to the customer is supported because the Company delivers products that do not have an alternative use to us and if our customer were to terminate the contract for reasons other than our non-performance
we would have the right to recover damages which would include, among other potential damages, the right to payment for our work performed to date plus a reasonable profit.
For performance obligations to deliver products with continuous transfer of control to the customer, revenue is recognized based on the extent of progress towards completion of the performance obligation, generally using the percentage-of-completion
cost-to-cost
measure of progress for our contracts because it best depicts the transfer of control to the customer as we incur costs on our contracts. Under the percentage-of-completion
cost-to-cost
measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation(s). For performance obligations to provide services to the customer, revenue is recognized over time based on costs incurred or the right to invoice method (in situations where the value transferred matches our billing rights) as our customer receives and consumes the benefits.
For performance obligations in which control does not continuously transfer to the customer, we recognize revenue at the point in time in which each performance obligation is fully satisfied. This coincides with the point in time the customer obtains control of the product or service, which typically occurs upon customer acceptance or receipt of the product or service, given that we maintain control of the product or service until that point.
For arrangements with the U.S. Government, we generally do not begin work on contracts until funding is appropriated by the customer. Billing timetables and payment terms on our contracts vary based on a number of factors, including the contract type. Cost-reimbursable and T&M contracts are generally billed as costs are incurred. FFP contracts are generally billed based on milestones, which are the achievement of specific events as defined in the contract. We recognize a liability for payments in excess of revenue

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

recognized, which is presented as a contract liability on the balance sheet. The portion of payments retained by the customer is not considered a significant financing component; the Company expects, at contract inception, that the lag period between the transfer of a promised good or service to a customer and when the customer pays for that good or service will not constitute a significant financing component. Many of the Company’s long-term contracts have milestone payments, which align the payment schedule with the progress towards completion on the performance obligation. On some contracts, the Company may be entitled to receive an advance payment, which is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.
For fixed-price and cost-reimbursable contracts, we present revenues recognized in excess of billings as contract assets on the balance sheet. Amounts billed and due from our customers are classified as receivables on the balance sheet.
Contract Balances
Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of contract assets and liabilities.
Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities consist of deferred product revenue, billings in excess of revenues, deferred service revenue, and customer advances. Deferred product revenue represents amounts that have been invoiced to customers but are not yet recognizable as revenue because the Company has not satisfied its performance obligations under the contract. Billings in excess of revenues represents milestone billing contracts where the billings of the contract exceed recognized revenues.
Contract asset balances on the Company’s balance sheets were $1,096 as of June 18, 2020, compared to $1 as of December 31, 2019. Contract assets increased $1,095 for the period ended June 18, 2020 primarily due to the recognition of revenue related to the satisfaction or partial satisfaction of performance obligations during the period for which we have not yet billed our customers.
Contract liability balances were $0 as of the June 18, 2020 compared to $34 as of December 31, 2019. Contract liabilities decreased $34 for the period ended June 18, 2020 due to revenue recognized in excess of payments received on these contracts. Revenue recognized in the period ended June 18, 2020 that was included in the contract liability balance as of December 31, 2019 was $34.
Disaggregation of Revenue
The following table presents the Company’s contract revenues disaggregated by revenue stream:

	Period from January 1, 2020 to June 18, 2020	Year ended December 31, 2019
Firm fixed price	$4,276	$5,917
Time and materials	6,492	8,046
Others	41	369

Total revenue	$10,809	$14,332

The majority of the Company’s revenue is recognized over time. Revenue derived from contracts that recognize revenue at a point in time was insignificant for all periods presented.

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Remaining Performance Obligations
The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders. The definition of remaining performance obligations excludes those contracts accounted for under the “right to invoice” practical expedient. As of June 18, 2020, the aggregate amount of the transaction price allocated to remaining performance obligations was $2,556. The Company expects to recognize approximately 100% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.
Advertising Expense
Advertising costs are expensed as incurred. No advertising costs were incurred for the period from January 1, 2020 to June 18, 2020 or for the year ended December 31, 2019.
Research and Development Costs
The Company accounts for its research and development costs in accordance with ASC 730,
Research and Development
. No research and development costs were incurred for the period from January 1, 2020 to June 18, 2020 or for the year ended December 31, 2019.
Commitments and Contingencies
Liabilities for loss contingencies arising from claims, disputes, legal proceedings, fines and penalties, and other sources are recorded when it is probable that a liability has been or will be incurred and the amount of the liability can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of such legal costs from insurance policies are recorded as an offset to legal expenses in the period they are received.
Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability or an exit price in the principal or most advantageous market for that asset or liability in an orderly transaction between market participants on the measurement date.
The Company measures fair value based on three level hierarchy of inputs, maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs when measuring fair value. A financial instrument’s level within the three-level hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three-level hierarchy of inputs is as follows:
Level 1: Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2: Observable inputs other than level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and
Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets and liabilities.
These inputs are based on Company’s own assumptions about current market conditions and require significant management judgement or estimation. Financial instruments consist of cash equivalents, accounts receivable, accounts payable and accrued liabilities.

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Cash equivalents are stated at fair value on a recurring basis. Accounts receivable, accounts payable and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt of payment date.
Income Taxes
The Company estimates its current tax expense together with assessing temporary differences resulting from differing treatment of items not currently deductible for tax purposes. These differences result in deferred tax assets and liabilities on the Company’s combined balance sheets, which are estimated based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates that will be in effect when these differences reverse. In general, deferred tax assets represent future tax benefits to be received when certain expenses previously recognized in the Company’s combined statements of operations become deductible expenses under applicable income tax laws or loss or credit carry forwards are utilized. Accordingly, the realization of the Company’s deferred tax assets is dependent on future taxable income against which these deductions, losses, and credits can be utilized.
The Company evaluates the realizability of its deferred tax assets and recognizes a valuation allowance when it is more likely than not that a future benefit on such deferred tax assets will not be realized. Changes in the valuation allowance, when recorded, would be included in the Company’s combined statements of operations. Management’s judgment is required in determining the Company’s valuation allowance recorded against its net deferred tax assets.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties related to uncertain tax positions in its provision (benefit) for income taxes. As of June 18, 2020, there were no accruals for uncertain tax positions.
Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to the future net undiscounted cash flows that the asset is expected to generate. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There was no impairment of long-lived assets recognized during the period from January 1, 2020 through June 18, 2020 or for the year ended December 31, 2019.
Recently Issued Accounting Pronouncements
Accounting pronouncements issued and adopted
In August 2018, the FASB issued ASU
No. 2018-13
(“
ASU
2018-13
”),
Fair Value Measurement
(“
ASC 820
”), which modifies, removes and adds certain disclosure requirements on fair value measurements. The new guidance was required for the Company for the annual reporting period beginning January 1, 2020 and interim periods within that fiscal year. The Company adopted this guidance starting from January 1, 2020, however, there was no material impact resulting from the adoption of this pronouncement.

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

In May 2014, FASB issued ASU
2014-09,
Revenue from Contracts with Customers
(ASC 606), to achieve a consistent application of revenue recognition within the U.S., resulting in a single revenue model to be applied by reporting companies under GAAP.
Under the new model, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the revised guidance requires that reporting companies disclose the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Subsequent to the issuance of ASU
2014-09,
the FASB also issued several updates related to ASU
2014-09
including deferring its adoption date. As per the latest ASU
2020-05,
issued by the FASB, entities that have not yet issued or made available for issuance financial statements as of June 3, 2020 can defer the new guidance for one year.
The revised guidance is required to be applied retrospectively to each prior reporting period presented or modified retrospectively applied with the cumulative effect of initially applying it recognized at the date of initial application. The Company adopted this standard on January 1, 2019 utilizing the modified retrospective approach. The Company underwent a process of identifying the various types of revenue streams, performed an evaluation of the components of the associated contractual arrangements and determined that the adoption of the new standard did not have a material impact on the financial statements.
Accounting pronouncements issued but not yet adopted
In February 2016, the FASB issued ASU
2016-02,
Leases
(ASC 842) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all of their leases on the balance sheet by recording a lease liability and a corresponding right-of-use
asset for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU
2020-05
issued by FASB, entities that have not yet issued or made available for issuance financial statements as of June 3, 2020 can defer the new guidance for one year.
The Company will adopt this guidance for the annual reporting period beginning January 1, 2022, and interim reporting periods within annual reporting period beginning January 1, 2023.
This will require application of the new accounting guidance at the beginning of the earliest comparative period presented in the year of adoption unless a modified retrospective transition approach is elected. The Company is in the process of evaluating the impact that the pronouncement will have on the financial statements.
In June 2016, the FASB issued ASU
2016-13
Financial Instruments—Credit Losses
(ASC 326) Measurement of Credit Losses on Financial Instruments
.
 ASU
2016-13
requires an entity to utilize a new impairment model known as the current expected credit loss (“
CECL
”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU
2016-13
also requires new disclosures for financial assets measured at amortized cost, loans, and available-for-sale
debt securities. As per the latest ASU
2020-02,
the FASB deferred the timelines for certain small public and private entities. The new guidance will be adopted by the Company for the annual reporting period beginning January 1, 2023, including interim periods within that annual reporting period. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU
2016-13
on the Company’s financial statements and disclosures.

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes
(“
ASC 740
”): Simplifying the Accounting for Income Taxes (“
ASU
2019-12
”), an amendment of the FASB Accounting Standards Codification. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions for intra period tax allocations and deferred tax liabilities for equity method investments and adds guidance whether a step-up
in tax basis of goodwill relates to a business combination or a separate transaction. This ASU is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company concluded that there is no impact to its combined financial statements from adopting this guidance on January 1, 2020.
Note 3—Property and Equipment

	As of June 18, 2020	As of December 31, 2019
Computer equipment & software	$74	$74
Furniture	60	60
Accumulated depreciation	(57)	(45)

Property and equipment, net	$77	$89

Depreciation expense for the period from January 1, 2020 through June 18, 2020 and for the year ended December 31, 2019 was $ 12 and $ 26, respectively.
Note 4—Accrued Liabilities
Accrued liabilities consist of the following:

	As of June 18, 2020	As of December 31, 2019
Payroll accruals	$358	$268
Other accrued expenses	6	6

Total	$364	$274

Note 5—Income Taxes
The Company was originally organized as a limited liability company that elected to be a taxed as a partnership. Effective January 1, 2019, the Company elected to be taxed as an
S-Corporation
and therefore, was not generally subject to federal, state and local corporate income taxes. The tax attributes of the Company are reported on each members’ respective income tax return. Consequently, the provision for income tax provided in the accompanying financial statements arose in states that assess income tax at the entity level.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“
CARES Act
”) was enacted in response to the
COVID-19
pandemic. The CARES Act made various tax law changes including, among other things, (i) increasing certain limitations to permit additional expensing of interest (ii) allowing qualified improvement property to be immediately expensed (iii) made modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes, and (iv) enhanced recoverability of alternative minimum tax credit carryforwards. Under ASC 740,

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

the effects of changes in tax rates and laws are recognized in the period in which the new legislation is enacted. The income tax provisions of the CARES Act had limited applicability to the Company and did not have a material impact on the Company’s combined financial statements.
The components income tax expense (benefit) were as follows:

	Period from January 1, 2020 through June 18, 2020		Period from January 1, 2019 through December 31, 2019
Income tax expense (benefit):
Federal:
Current	$		$
Deferred		—		—

		—		—
State:
Current		4		14
Deferred		(10)		4

		(6)		18

Income tax (benefit) expense		$(6)		$18

The following is the reconciliation of the amounts computed using the federal statutory income tax rate and the amounts computed using the effective income tax rate:

	Period from January 1, 2020 through June 18, 2020	Period from January 1, 2019 through December 31, 2019
Tax (benefit) expense at federal statutory rates	$—	$—
State income tax, net of federal tax benefit	8	17
Change in state tax rate	(14)	—
Permanent Differences	—	1

Income tax (benefit) expense	$(6)	$18

The components of net deferred tax liabilities are as follows:

	June 18, 2020	December 31, 2019
Total deferred tax assets	$—	$—
Valuation allowance	—	—

Net deferred tax assets	$—	$—
Deferred tax liabilities:
Accrual to cash differences	$11	$20
Depreciation and amortization	—	1

Total deferred tax liabilities	11	21

Net deferred tax liabilities	$11	$21

A valuation allowance is provided for deferred income tax assets when it is more likely than not that future tax benefits will not be realized. The Company assesses whether a valuation allowance should be established against deferred tax assets based upon consideration of all available evidence, both positive and

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

negative, using a more likely than not standard. This assessment considers, among other matters, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with tax attributes expiring, impacts of enacted changes in tax laws and tax planning strategies, and the taxable income generated through the future reversals of deferred tax liabilities. In making such judgments, significant consideration is given to evidence that can be objectively verified. After analyzing all available evidence, the Company determined it was more likely than not it would be able to utilize all its deferred tax assets.
Note 6 – Employee Benefit Plan
The Company offers a defined contribution plan (the “
Plan
”) under Section 401(k) of the Internal Revenue Code (“
IRC
”) covering all employees, except excluded employees as defined by the Plan. Participants are automatically enrolled in the Plan, unless elected otherwise by the participant. The Plan allows employees to make contributions up to a specified percentage of their compensation. Under the Plan, the Company may elect to make matching contributions. The Company made a contribution of $97 and $179 during the period from January 1, 2020 through June 18, 2020 and for the year ended December 31, 2019, respectively.
Note 7 – Equity
The Company does not have authorized capital since it is a Limited Liability Company. The Company has 49,000 voting units and 51,000 non-voting
units issued and outstanding as of June 18, 2020 and as of December 31, 2019 with no par value.
Note 8 – Commitments and Contingencies
Operating Leases
The Company has two noncancelable operating office leases. Rent expense for the period from January 1, 2020 through June 18, 2020 and for the year ended December 31, 2019 was $81 and $124, respectively.
Future payments under these leases are as follows:

	2020*	2021	2022	2023	2024	2025	Total
Future annual minimum lease payments	$86	$164	$169	$163	$117	$40	$739

*	period following June 18, 2020
Line of Credit Arrangement
The Company has a line of credit arrangement with Bank of Georgetown and no amounts were drawn or repaid during the period from January 1, 2020 through June 18, 2020 or for the year ended December 31, 2019.
Litigation
From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks, copyrights, and other intellectual property rights; employment claims; corporate claims; class action claims; and general contract, tort, or other claims. The Company may from time to time also be subject to various legal or government claims, disputes, or

NUWAVE SOLUTIONS, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

investigations. Such matters may include, but not be limited to, claims, disputes, allegations, or investigations related breach of contract; breach or misuse of personal data or confidential information; employment; government procurement; intellectual property; government regulation or compliance (including but not limited to anti-corruption requirements, export or other trade controls, data privacy or data protection, cybersecurity requirements, or antitrust/competition law requirements); securities; investor; corporate; or other matters. The Company is unable to predict whether or when any such matters may arise, the outcome of these matters, or the ultimate legal and financial liability, and cannot reasonably estimate the possible loss or range of loss at this time and accordingly has not accrued a related liability.
Note 9 – Subsequent Events
The Company evaluated events or transactions through August 6, 2021, the date on which the financial statements were available to be issued for potential recognition or disclosure in the financial statements.
Execution of Membership Interest Purchase Agreement for the Sale of NuWave Solutions, LLC
Effective June 19, 2020, the Members of the Company entered into a Membership Interest Purchase Agreement and sold 100% interest in the Company to BigBear.ai Holdings, LLC at an estimated purchase price of $30,786.

Open Solutions Group, LLC—Report of Independent Certified Public Accountants
Members
Open Solutions Group, LLC
We have audited the accompanying financial statements of Open Solutions Group, LLC (a Virginia Limited Liability Company), which comprise the balance sheet as of December 1, 2020, and the related statement of operations, changes in members’ equity, and cash flows for the period from January 1, 2020 through December 1, 2020, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Open Solutions Group, LLC as of December 1, 2020, and the results of its operations and its cash flows for the period from January 1, 2020 through December 1, 2020 in accordance with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Arlington, Virginia
August 6, 2021

OPEN SOLUTIONS GROUP, LLC
BALANCE SHEET
(
in thousands
)

As of December 1, 2020
Assets
Current assets:
Cash and cash equivalents	$63
Accounts receivable	6,127
Prepaid expenses and other current assets	113

Total current assets	6,303

Non-current assets:
Property and equipment, net	281
Other non-current assets	48

Total assets	$6,632

Liabilities and Equity
Current liabilities:
Accounts payable	$122
Payroll accruals	911
Equity-based compensation liabilities	2,477
Other current liabilities	92

Total current liabilities	3,602

Non-current liabilities:
Deferred tax liabilities	64
Other non-current liabilities	27

Total liabilities	3,693

Commitments and contingencies (Note 8)

Equity:
Members’ equity	2,939

Total equity	2,939

Total liabilities and equity	$6,632

The accompanying notes to the financial statements are an integral part of these statements.

OPEN SOLUTIONS GROUP, LLC
STATEMENT OF OPERATIONS
(
in thousands
)

Period from January 1, 2020 through December 1, 2020
Revenues	$22,693
Cost of revenues	13,183

Gross profit	9,510

Operating expenses:
Selling, general and administrative expenses	4,192

Operating income	5,318

Other income:
Interest income	3

Net income before taxes	5,321
Income tax expense	61

Net income	$5,260

The accompanying notes to the financial statements are an integral part of these statements.

OPEN SOLUTIONS GROUP, LLC
STATEMENT OF CHANGES IN MEMBERS’ EQUITY
(
in thousands
)
For the period from January 1, 2020 to December 1, 2020

Members’ equity
As of January 1, 2020	$4,295
Net income	5,260
Equity-based compensation expense	223
Distributions	(6,839)

As of December 1, 2020	$2,939

The accompanying notes to the financial statements are an integral part of these statements.

OPEN SOLUTIONS GROUP, LLC
STATEMENT OF CASH FLOWS
(
in thousands
)

Period from January 1, 2020 through December 1, 2020
Cash flows from operating activities:
Net income	$5,260

Adjustments to reconcile net income to net cash by operating activities:
Depreciation and amortization	148
Equity-based compensation (equity classified) expense	223
Equity-based compensation (liability classified) expense	794
Deferred income tax expense	3

Changes in assets and liabilities:
Accounts receivable	(2,086)
Prepaid expenses and other assets	(13)
Accounts payable	(18)
Payroll accruals	406
Deferred rent	(8)
Other liabilities	(53)

Net cash provided by operating activities	4,656

Cash flows from investing activities:
Purchases of property and equipment	(67)

Net cash used in investing activities	(67)

Cash flows from financing activities:
Distribution to members	(6,839)

Net cash used in financing activities	(6,839)

Net decrease in cash and cash equivalents	(2,250)
Cash and cash equivalents—beginning of the period	2,313

Cash and cash equivalents—end of the period	$63

Cash paid during the period for:
Income taxes	$29
The accompanying notes to the financial statements are an integral part of these statements.

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)
Note 1—Description of the Business
Open Solutions Group, LLC (“
Open Solutions
” or the “
Company
”) specializes in big data computing and analytics, cloud computing, artificial intelligence, machine learning, geospatial information systems, data mining and systems engineering to customers in the U.S. defense and intelligence communities. Open Solutions combines comprehensive technology solutions with its Open Solutions Platform to create entirely private, secure, and unique cloud environments that help organizations enable big data computing, machine learning and improved decision-making while better managing risk. The Open Solutions Platform enables customers to make sense of their data by delivering the most advanced customized data analytics solutions available today.
Note 2—Summary of Significant Accounting Policies
Basis of Presentation
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“
GAAP
”).
Amounts presented within the financial statements and accompanying notes are presented in thousands of U.S. dollars unless stated otherwise, except for percentages and units.
Use of Estimates
The preparation of the financial statements in accordance with GAAP requires management to make estimates, judgements, and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenue and expenses in the financial statements and disclosures in the accompanying notes. Actual results and outcomes may differ materially from management’s estimates, judgments, and assumptions.
COVID-19 Outbreak
The recent outbreak of the novel coronavirus (“
COVID-19
”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on the Company’s operating results, financial condition and cash flows. The full extent to which the
COVID-19
pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses and research and development costs, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning
COVID-19
and the actions taken to contain or treat
COVID-19,
as well as the economic impacts.
In response to this exposure, we have activated a pandemic crisis response plan to protect the health and safety of our team members, families, customers and communities, while continuing to meet our commitments to customers. Our mitigation strategies cover workplace protocols, employee preparation, travel, security, the ability to work virtually offsite and communications. Additionally, we are encouraging employees to receive
COVID-19
vaccinations.
While not currently known, the full impact of
COVID-19
could have a material impact on the operations of our business. Management continues to closely monitor the current macro environment related to monetary and fiscal policies, as well as pandemics or epidemics, such as the recent
COVID-19
outbreak.

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.
Allowance for Doubtful Accounts
The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the current status of the existing receivables. As of December 1, 2020, there was no allowance for doubtful accounts recorded and the write-offs have been immaterial.
Concentrations of Credit Risk and Other Concentrations
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. Cash equivalents consist of money market funds with original maturities of three months or less, which are invested primarily with U.S. financial institutions. Cash deposits with financial institutions generally exceed federally insured limits. Management believes minimal credit risk exists with respect to these financial institutions and the Company has not experienced any losses on such amounts.
The Company is exposed to concentrations of credit risk with respect to accounts receivable presented on the balance sheet. The Company’s two largest customers accounted for 88% of the accounts receivable as of December 1, 2020. No other customer represented more than 10% of total accounts receivable as of December 1, 2020. The Company seeks to mitigate its credit risk with respect to accounts receivable by contracting with large commercial customers and government agencies and regularly monitoring the aging of accounts receivable balances.
Lease Accounting under ASC 840
For operating leases, the Company records rent expense on a straight-line basis over the noncancelable lease term and records the difference between the rent paid and the recognition of rent expense as a deferred rent asset or liability. Rent escalation, rent abatement, or other concessions, such as rent holidays, and landlord or tenant incentives or allowances, are recorded as deferred rent and amortized over the remaining lease term.
Property and Equipment
Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is recognized using the straight-line method over the estimated useful lives of the respective assets, which are generally in the range of three to seven years. Leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the remaining lease term or the estimated useful life, which is generally five years. Maintenance and repairs that do not improve or extend the useful lives of the assets are expensed when incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation and amortization are derecognized from the balance sheet and any resulting gain or loss is recorded in the statement of operations in the period realized.
Revenue Recognition
The Company’s revenues from contracts with customers are from offerings including artificial intelligence and machine learning, data science, advanced analytics, offensive and defensive cyber, data management,

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

cloud solutions, digital engineering, and systems integration, primarily with the U.S. Government and its agencies. The Company also serves various commercial customers.
The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. The Company performs under various types of contracts, which include firm-fixed-price (“
FFP
”), and
time-and-materials
(“
T&M
”) contracts.
Under fixed-price contracts, we agree to perform the specified work for a pre-determined
price. To the extent our actual costs vary from the estimates upon which the price was negotiated, we will generate more or less profit or could incur a loss. Under T&M contracts, we agree to perform the specified work for a pre-determined
rate per hour, as well as the reimbursement of other direct billable costs which are presented on a gross basis. The Company has a right to consideration from the customer in an amount that corresponds directly with the value of the Company’s performance and recognizes revenue in the amount to which the Company has a right to invoice (the “right to invoice” practical expedient).
The Company assesses each contract at its inception to determine whether it should be combined with other contracts. When making this determination, the Company considers factors such as whether two or more contracts were negotiated and executed at or near the same time or were negotiated with an overall profit objective. If combined, the Company treats the combined contracts as a single contract for revenue recognition purposes.
The Company evaluates the products or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The Company’s contracts generally provide a set of integrated or highly interrelated tasks or services and are therefore accounted for as a single performance obligation. In limited cases, our contracts have more than one distinct performance obligation, which occurs when we perform activities that are not highly complex or interrelated. Significant judgment is required in determining performance obligations, and these determinations could change the amount of revenue and profit recorded in a given period.
The Company determines the transaction price for each contract based on the consideration the Company expects to receive for the products or services being provided under the contract. For contracts where a portion of the price may vary, the Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company analyzes the risk of a significant revenue reversal and if necessary, constrains the amount of variable consideration recognized in order to mitigate this risk.
At the inception of a contract the Company estimates the transaction price based on its current rights and does not contemplate future modifications (including unexercised options) or follow-on
contracts until they become legally enforceable. Contracts are often subsequently modified to include changes in specifications, requirements or price, which may create new or change existing enforceable rights and obligations. Depending on the nature of the modification, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract. Our contracts with the U.S. government often contain options to renew existing contracts for an additional period of time (generally a year at a time) under the same terms and conditions as the original contract, and generally do not provide the customer any material rights under the contract. Therefore, such modifications are accounted for as if they were part of the existing contract and recognized as a cumulative adjustment to revenue. We account for renewal options as separate contracts when they include distinct goods or services at standalone selling prices.
For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the estimated standalone selling price of the product or service underlying

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

each performance obligation. The standalone selling price represents the amount the Company would sell the product or service to a customer on a standalone basis (i.e., not bundled with any other products or services). Our contracts with the U.S. government are subject to the Federal Acquisition Regulation (“
FAR
”) and priced on estimated or actual costs of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. government and its agencies. Each contract is competitively priced and bid separately. Pricing for
non-U.S.
government agencies and commercial customers is based on specific negotiations with each customer. In circumstances where the standalone selling price is not directly observable, we estimate the standalone selling price using the expected cost-plus margin approach.
The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the products and services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as the Company performs under the contract because control of the work in process transfers continuously to the customer. For most contracts with the U.S. Government, this continuous transfer of control of the work in process to the customer is supported by clauses in the contract that give the customer ownership of work in process and allow the customer to unilaterally terminate the contract for convenience and pay the Company for costs incurred plus a reasonable profit. For most
non-U.S.
Government contracts, continuous transfer of control to the customer is supported because the Company delivers products that do not have an alternative use to us and if our customer were to terminate the contract for reasons other than our non-performance
we would have the right to recover damages which would include, among other potential damages, the right to payment for our work performed to date plus a reasonable profit.
For performance obligations to deliver products with continuous transfer of control to the customer, revenue is recognized based on the extent of progress towards completion of the performance obligation, generally using the percentage-of-completion
cost-to-cost
measure of progress for our contracts because it best depicts the transfer of control to the customer as we incur costs on our contracts. Under the percentage-of-completion
cost-to-cost
measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation(s). For performance obligations to provide services to the customer, revenue is recognized over time based on costs incurred or the right to invoice method (in situations where the value transferred matches our billing rights) as our customer receives and consumes the benefits.
For performance obligations in which control does not continuously transfer to the customer, we recognize revenue at the point in time in which each performance obligation is fully satisfied. This coincides with the point in time the customer obtains control of the product or service, which typically occurs upon customer acceptance or receipt of the product or service, given that we maintain control of the product or service until that point.
For arrangements with the U.S. Government, we generally do not begin work on contracts until funding is appropriated by the customer. Billing timetables and payment terms on our contracts vary based on a number of factors, including the contract type. Cost-reimbursable and T&M contracts are generally billed as costs are incurred. FFP contracts are generally billed based on milestones, which are the achievement of specific events as defined in the contract. We recognize a liability for payments in excess of revenue recognized, which is presented as a contract liability on the balance sheet. The portion of payments retained by the customer is not considered a significant financing component; the Company expects, at contract inception, that the lag period between the transfer of a promised good or service to a customer and when the customer pays for that good or service will not constitute a significant financing component. Many of the Company’s long-term contracts have milestone payments, which align the payment schedule with the

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

progress towards completion on the performance obligation. On some contracts, the Company may be entitled to receive an advance payment, which is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.
For fixed-price and cost-reimbursable contracts, we present revenues recognized in excess of billings as contract assets on the balance sheet. Amounts billed and due from our customers are classified as receivables on the balance sheet.
Contract Balances
Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of contract assets and liabilities.
Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities consist of deferred product revenue, billings in excess of revenues, deferred service revenue, and customer advances. Deferred product revenue represents amounts that have been invoiced to customers but are not yet recognizable as revenue because the Company has not satisfied its performance obligations under the contract. Billings in excess of revenues represents milestone billing contracts where the billings of the contract exceed recognized revenues.
The Company had no contract asset or liability balances as of December 1, 2020 nor was any revenue recognized during the period ended December 1, 2020 that was included in the contract liability balance as of December 31, 2019.
Disaggregation of Revenue
The following table presents the Company’s contract revenues disaggregated by revenue stream:

For the period from January 1, 2020 through December 1, 2020
Cost-plus	$1,166
Time and materials	21,527

Total revenue	$22,693

The majority of the Company’s revenue is recognized over time. Revenue derived from contracts that recognize revenue at a point in time was insignificant for all periods presented.
Remaining Performance Obligations
The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders. The definition of remaining performance obligations excludes those contracts accounted for under the “right to invoice” practical expedient. As of December 1, 2020, the aggregate amount of the transaction price allocated to remaining performance obligations was $6,161. The Company expects to recognize approximately 100% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.
Advertising Expense
Advertising costs are expensed as incurred. No advertising costs were incurred for the period from January 1, 2020 to December 1, 2020.

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Commitments and Contingencies
Liabilities for loss contingencies arising from claims, disputes, legal proceedings, fines and penalties, and other sources are recorded when it is probable that a liability has been or will be incurred and the amount of the liability can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of such legal costs from insurance policies are recorded as an offset to legal expenses in the period they are received.
Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability or an exit price in the principal or most advantageous market for that asset or liability in an orderly transaction between market participants on the measurement date.
The Company measures fair value based on a three-level hierarchy of inputs, maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs when measuring fair value. A financial instrument’s level within the three- level hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three-level hierarchy of inputs is as follows:
Level 1: Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2: Observable inputs other than level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and
Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets and liabilities.
These inputs are based on Company’s own assumptions about current market conditions and require significant management judgement or estimation. Financial instruments consist of cash equivalents, accounts receivable, accounts payable and payroll accruals. Accounts receivable, accounts payable and payroll accruals are stated at their carrying value, which approximates fair value due to the short time to the expected receipt of payment date.
Income Taxes
The Company estimates its current tax expense together with assessing temporary differences resulting from differing treatment of items not currently deductible for tax purposes. These differences result in deferred tax assets and liabilities on the Company’s combined balance sheets, which are estimated based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates that will be in effect when these differences reverse. In general, deferred tax assets represent future tax benefits to be received when certain expenses previously recognized in the Company’s combined statements of operations become deductible expenses under applicable income tax laws or loss or credit carry forwards are utilized. Accordingly, the realization of the Company’s deferred tax assets is dependent on future taxable income against which these deductions, losses, and credits can be utilized.
The Company evaluates the realizability of its deferred tax assets and recognizes a valuation allowance when it is more likely than not that a future benefit on such deferred tax assets will not be realized. Changes in the valuation allowance, when recorded, would be included in the Company’s combined statements of operations. Management’s judgment is required in determining the Company’s valuation allowance recorded against its net deferred tax assets.

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties related to uncertain tax positions in its provision (benefit) for income taxes. As of December 1, 2020, there were no accruals for uncertain tax positions.
Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to the future net undiscounted cash flows that the asset is expected to generate. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There was no impairment of long-lived assets recognized during the period from January 1, 2020 through December 1, 2020.
Recently Issued Accounting Pronouncements
Accounting pronouncements issued and adopted
In August 2018, the FASB issued ASU
No. 2018-13
(“
ASU
2018-13
”),
Fair Value Measurement
(“A
SC 820
”), which modifies, removes and adds certain disclosure requirements on fair value measurements. The new guidance was required for the Company for the annual reporting period beginning January 1, 2020 and interim periods within that fiscal year. The Company adopted this guidance starting from January 1, 2020, however, there was no material impact resulting from the adoption of this pronouncement.
In May 2014, FASB issued ASU
2014-09,
Revenue from Contracts with Customers
(ASC 606), to achieve a consistent application of revenue recognition within the U.S., resulting in a single revenue model to be applied by reporting companies under GAAP.
Under the new model, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the revised guidance requires that reporting companies disclose the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Subsequent to the issuance of ASU
2014-09,
the FASB also issued several updates related to ASU
2014-09
including deferring its adoption date. As per the latest ASU
2020-05,
issued by the FASB, entities that have not yet issued or made available for issuance financial statements as of June 3, 2020 can defer the new guidance for one year.
The revised guidance is required to be applied retrospectively to each prior reporting period presented or modified retrospectively applied with the cumulative effect of initially applying it recognized at the date of initial application. The Company adopted this standard on January 1, 2020 utilizing the modified retrospective approach. The Company underwent a process of identifying the various types of revenue streams, performed an evaluation of the components of the associated contractual arrangements and determined that the adoption of the new standard did not have a material impact on the financial statements.
Accounting pronouncements issued but not yet adopted
In February 2016, the FASB issued ASU
2016-02,
Leases
(“
Topic 842
”) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

recognize almost all of their leases on the balance sheet by recording a lease liability and corresponding right-of-use
assets for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU
2020-05
issued by FASB, the entities that have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year.
The Company will be adopting this guidance for the annual reporting period beginning January 1, 2022, and interim reporting periods within the annual reporting period beginning January 1, 2023.
This will require application of the new accounting guidance at the beginning of the earliest comparative period presented in the year of adoption. The Company is in the process of evaluating the impact that the pronouncement will have on the financial statements.
In June 2016, the FASB issued ASU
2016-13
Financial Instruments—Credit
Losses (“
Topic 326
”) Measurement of Credit Losses on Financial Instruments
.
 ASU
2016-13
requires an entity to utilize a new impairment model known as the current expected credit loss (“
CECL
”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU
2016-13
also requires new disclosures for financial assets measured at amortized cost, loans, and available-for-sale
debt securities. As per the latest ASU
2020-02,
the FASB deferred the timelines for certain small public and private entities. The new guidance will be adopted by the Company for the annual reporting period beginning January 1, 2023, including interim periods within that annual reporting period. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU
2016-13
on the Company’s financial statements and disclosures.
In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes (“
ASU
2019-12
”), an amendment of the FASB Accounting Standards Codification. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions for intra period tax allocations and deferred tax liabilities for equity method investments and adds guidance whether a step-up
in tax basis of goodwill relates to a business combination or a separate transaction. This ASU is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company concluded that there is no impact to its combined financial statements from adopting this guidance on January 1, 2020.
Note 3—Property and Equipment, net

As of December 1, 2020
Computer equipment	$875
Furniture & fixtures	242
Leasehold improvements	166
Computer software	13
Accumulated depreciation	(1,015)

Property and equipment, net	$281

Depreciation expense for the period from January 1, 2020 through December 1, 2020 was $148.

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Note 4—Income Taxes
The Company was originally organized as a limited liability company that elected to be a taxed as a
S-Corporation
and therefore, was not generally subject to federal, state and local corporate income taxes. The tax attributes of the Company are reported on each members’ respective income tax return. Consequently, the provision for income tax provided in the accompanying financial statements arose in states that assess income tax at the entity level.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“
CARES Act
”) was enacted in response to the
COVID-19
pandemic. The CARES Act made various tax law changes including, among other things, (i) increasing certain limitations to permit additional expensing of interest (ii) allowing qualified improvement property to be immediately expensed (iii) made modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes, and (iv) enhanced recoverability of alternative minimum tax credit carryforwards. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period in which the new legislation is enacted. The income tax provisions of the CARES Act had limited applicability to the Company and did not have a material impact on the Company’s combined financial statements.
The components of income tax expense were as follows:

Period from January 1, 2020 through December 1, 2020
Income tax expense:
Federal:
Current	$—

Deferred	—

State:
Current	58
Deferred	3

61

Income tax expense	$61

The following is the reconciliation of the amounts computed using the federal statutory income tax rate and the amounts computed using the effective income tax rate:

Period From January 1, 2020 Through December 1, 2020
Tax (benefit) expense at federal statutory rates	$—
State income tax, net of federal tax benefit	80
Change in state tax rate	(19)

Income tax expense	$61

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

The components of net deferred tax liabilities are as follows:

December 1, 2020
Deferred tax assets:
Depreciation and amortization	$1

Total deferred tax assets	1

Valuation allowance	—

Net deferred tax assets	$1

Deferred tax liabilities:
Accrual to cash differences	$(65)

Total deferred tax liabilities	(65)

Net deferred tax liabilities	$(64)

A valuation allowance is provided for deferred income tax assets when it is more likely than not that future tax benefits will not be realized. The Company assesses whether a valuation allowance should be established against deferred tax assets based upon consideration of all available evidence, both positive and negative, using a more likely than not standard. This assessment considers, among other matters, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with tax attributes expiring, impacts of enacted changes in tax laws and tax planning strategies, and the taxable income generated through the future reversals of deferred tax liabilities. In making such judgments, significant consideration is given to evidence that can be objectively verified. After analyzing all available evidence, the Company determined it was more likely than not it would be able to utilize all its deferred tax assets.
Note 5—Employee Benefit Plan
The Company offers a defined contribution plan (the “
Plan
”) under Section 401(k) of the Internal Revenue Code (“
IRC
”) covering all employees, except excluded employees as defined by the Plan. There is no age or service required for eligibility. Participants are automatically enrolled in the Plan, unless elected otherwise by the participant. The Plan allows employees to make contributions up to a specified percentage of their compensation. Under the Plan, the Company may elect to make matching contributions. The Company made a contribution of $513 during the period from January 1, 2020 through December 1, 2020.
Note 6—Equity
The Company has authorized common stock of up to 3,000,000 ordinary shares as of December 1, 2020, of which 2,375,000 ordinary shares were issued and outstanding as of December 1, 2020. Ordinary shares of common stock do not have any par value.
Note 7—Equity-Based Compensation
The Company maintained a plan to provide equity incentive awards to employees, directors, and consultants of the Company (“
2015 Stock Plan
”). The number of common shares that may be issued under the 2015 Stock Plan may not exceed 469,000. Awards may be issued in the form of options, restricted stock purchase rights, or restricted stock bonuses. Vesting of the awards generally requires a period of service in addition to certain performance-based conditions, such as a change in control. Compensation expense for awards

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

containing only a
non-performance
condition is recognized over the requisite service period. Compensation expense for awards containing performance-based conditions is recognized if the Company believes it is probable that the performance condition will be achieved. The Company reassesses the probability of the achievement of the performance condition at each reporting period and adjusts the compensation expense for changes in the estimate or actual outcome. As of December 1, 2020, the Company had granted options and a restricted stock purchase arrangement (“
RSPA
”) under the 2015 Stock Plan.
Options
Various option awards were granted between July 2015 and April 2017 with an exercise price equal to the fair market value of the Company’s stock as of the date of grant. The awards vest over 0 to 60 months subject to a service-based condition and expire after 10 years. Options may only be exercised upon the recipient’s separation from the Company or in connection with a change of control transaction. Exercised options are subject to the Company’s buy-out
right.
The options were classified as liability instruments. The options were initially measured at grant date fair value and are subsequently remeasured at fair value at the end of each reporting period with the change in fair value recognized in the reporting period when such change occurred or remeasured through settlement. The fair value is determined using the Black-Scholes Merton Option Pricing Model. Compensation cost is recognized straight-line over the requisite service period. Forfeitures are accounted for as they occur.
The Company recognized compensation expense of $794 for the period from January 1, 2020 to December 1, 2020, which has been included in selling, general and administrative expenses within the accompanying statement of operations. There was no recognized tax benefit related to option compensation during for the period from January 1, 2020 to December 1, 2020.
A summary of options activity for the period for the period from January 1, 2020 to December 1, 2020 is presented below:

	Unvested		Vested
	Number	Weighted- average Exercise Price	Number	Weighted- average Exercise Price
Outstanding as of January 1, 2020	27,109	0.75	94,541	0.74
Vested	(16,883)	0.74	16,883	0.74
Exercised and bought-out during the period	—	—	(1,957)	0.76
Forfeited	(543)	0.76	—	—

Outstanding as of December 1, 2020	9,683	0.75	109,467	0.74

	Vested	Unvested
Fair value as of December 1, 2020	2,477	219
Weighted-average remaining contractual term, in months	—	11
RSPA and Associated Promissory Note
On August 15, 2016, the Company granted RSPA in which it committed to issue and sell 183,650 shares of common stock for consideration of $0.76 per share. 1/48 th
of the shares granted vested on August 15, 2016, and 1/48
th
of the remaining shares subject to the agreement will vest in monthly installments commencing on the one-month
anniversary of August 15, 2016. Vesting will accelerate on a change in control event.

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Restricted stock is subject to a repurchase option by the Company. The stock certificates will be retained by the company during the period where the stock is restricted and during the period the restricted stock award remains subject to vesting conditions; the recipient will have rights of a stockholder, including right to vote and receive dividends.
The Company extended a loan to the restricted stock award holder for the purchase of the restricted stock for a principal amount of $140 (the “
Promissory Note
”). The Promissory Note was secured by the underlying stock and was nonrecourse to the respective debtor’s personal assets. The Promissory Note carried interest at 3% per annum and was expected to mature upon the occurrence of certain events specified in the Promissory Note.
The Company will hold restricted stock until the earlier of (i) the satisfaction of the award recipient’s obligations under the Promissory Note, (ii) event of default, or (iii) an exercise of the Company’s buy-out
right which expires 10 days after the recipient satisfies its obligation under the Promissory Note. The Promissory Note was settled in full on May 3, 2017 and Company’s buy-out
option expired on May 13, 2017.
The RSPA Promissory Note is accounted for as an
in-substance
stock option, which was initially classified as liability instrument and remeasured to its fair value at each reporting period. Upon the expiration of the buy-out
right on May 13, 20017, the
in-substance
stock option was reclassified from liability to equity and was remeasured at fair value as of the reclassification date. The fair value of the in-substance
option as of the reclassification date was determined using the guideline public company method and the guideline transaction method.
Compensation expense is recognized over the requisite service period of 48 months. The Company recognized compensation expense of $223 for the period ended December 1, 2020, which have been included in selling, general and administrative expenses within the accompanying statement of operations.
A summary of RSPA activity for the period for the period from January 1, 2020 to December 1, 2020 is presented below:

	Number of Vested Stock	Number of Unvested Stock
Outstanding as of January 1, 2020	156,868	26,782
Vested	26,782	(26,782)

Outstanding as of December 1, 2020	183,650	—

The vested RSPA balance as of December 1, 2020 was $1,532.
Note 8—Commitments and Contingencies
Operating Leases
The Company primarily leases office space and records rent expense on a straight-line basis over the life of the lease. Rent expense for the period from January 1, 2020 through December 1, 2020 was $482.
Future payments under these leases are as follows as of December 1, 2020:

	2020*	2021	2022	Total
Future annual minimum lease payments	$41	$480	$207	$728

*	period following December 1, 2020

OPEN SOLUTIONS GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Litigation
From time to time, the Company may be subject to other legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks, copyrights, and other intellectual property rights; employment claims; securities claims; investor claims; corporate claims; class action claims; and general contract, tort, or other claims. The Company may from time to time also be subject to various legal or government claims, disputes, or investigations. Such matters may include, but not be limited to, claims, disputes, allegations, or investigations related to warranty; refund; breach of contract; breach, leak, or misuse of personal data or confidential information; employment; government procurement; intellectual property; government regulation or compliance (including but not limited to anti-corruption requirements, export or other trade controls, data privacy or data protection, cybersecurity requirements, or antitrust/competition law requirements); securities; investor; corporate; or other matters. The Company is unable to predict whether or when any such matters may arise, the outcome of these matters, or the ultimate legal and financial liability, and cannot reasonably estimate the possible loss or range of loss at this time and accordingly has not accrued a related liability.
Note 9—Subsequent Events
The Company evaluated events or transactions through August 6, 2021 the date on which the financial statements were available to be issued for potential recognition or disclosure in the financial statements.
Execution of Membership Interest Purchase Agreement for the Sale of Open Solutions Group, LLC
Effective December 2, 2020, the Members of the Company entered into a Membership Interest Purchase Agreement and sold 100% interest in the Company to BigBear.ai Holdings, LLC at an estimated purchase price of $62,951.

ProModel (a carve out of ProModel Government Solutions Inc.)—Report of Independent Certified Public Accountants
Shareholders
Stakeholders ProModel (a carve out of ProModel Government Solutions, Inc.)
We have audited the accompanying financial statements of ProModel (a carve out of ProModel Government Solutions, Inc.), which comprise the balance sheet as of December 20, 2020, and the related statement of operations, changes in equity, and cash flows for the period from January 1, 2020 through December 20, 2020, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProModel (a carve out of ProModel Government Solutions, Inc.) as of December 20, 2020, and the results of its operations and its cash flows for the period from January 1, 2020 through December 20, 2020 in accordance with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Arlington, Virginia
August 6, 2021

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
BALANCE SHEET
(
in thousands
)

As of December 20, 2020
Assets
Current assets:
Cash and cash equivalents	$1,843
Accounts receivable	907
Contract assets	1,486
Prepaid expenses	64

Total current assets	4,300

Non-current assets:
Property and equipment, net	134
Deferred tax assets	87
Other non-current assets	18

Total assets	$4,539

Liabilities and equity
Current liabilities:
Accrued liabilities	$963
Contract liabilities	501
Income tax payable	1,202
Deferred rent	3

Total current liabilities	2,669

Commitments and contingencies (Note 7)

Equity:
Parent’s investment	1,870

Total equity	1,870

Total liabilities and equity	$4,539

The accompanying notes to the financial statements are an integral part of these statements.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
STATEMENT OF OPERATIONS
(
in thousands
)

Period from January 1, 2020 through December 20, 2020
Revenues	$15,782
Cost of revenues	9,491

Gross profit	6,291

Operating expenses:
Selling, general and administrative expenses	1,555

Operating income	4,736
Income tax expense	1,169

Net income	$3,567

The accompanying notes to the financial statements are an integral part of these statements.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
STATEMENT OF CHANGES IN EQUITY
(
in thousands
)
For the period from January 1, 2020 through December 20, 2020

Parent’s Investment
As of January 1, 2020	$3,830
Net income	3,567
Net transfers to Parent	(5,527)

As of December 20, 2020	$1,870

The accompanying notes to the financial statements are an integral part of these statements.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
STATEMENT OF CASH FLOWS
(
in thousands
)

Period from January 1, 2020 through December 20, 2020
Cash flows from operating activities:
Net income	$3,567

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69
Deferred income tax benefit	(33)
Changes in assets and liabilities:
Accounts receivable	1,413
Contract assets	(1,223)
Prepaid expenses and other assets	3
Accrued liabilities	295
Contract liabilities	292
Income tax payable	1,202
Deferred rent	(1)

Net cash provided by operating activities	5,584

Cash flows from investing activities:
Purchases of property and equipment	(42)

Net cash used in investing activities	(42)

Cash flows from financing activities:
Net transfers to Parent	(5,527)

Net cash used in financing activities	(5,527)

Net increase in cash and cash equivalents:	15
Cash and cash equivalents—beginning of the period	1,828

Cash and cash equivalents—end of the period	$1,843

The accompanying notes to the financial statements are an integral part of these statements.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)
Note 1—Description of the Business
ProModel (the “
Company
”) is the Government Services division of ProModel Government Solutions Inc. (the “
Parent
”). ProModel is an agile provider of mission critical predictive and prescriptive analytic software solutions for decision support to the Department of Defense and U.S. Government. ProModel builds innovative and adaptable custom model-based software solutions to visualize complex and disparate data, synchronize operational needs, mitigate risk and optimize resources to support strategic and tactical decisions for the Department of Defense and other Federal Government agencies.
Note 2—Summary of Significant Accounting Policies
Basis of Presentation
These financial statements and accompanying notes reflect the historical financial position, results of operations and cash flows of the Company for the period presented on a “standalone” basis and was historically managed by the Parent. The financial statements have been derived from the consolidated financial statements and accounting records of the Parent to reflect the historical results of operations and historical basis of assets and liabilities of the Company on a
“carve-out
basis” and Parent’s net investment in the Company. The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“
GAAP
”). The financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as a standalone company during the period presented.
Amounts presented within the financial statements and accompanying notes are presented in thousands of U.S. dollars unless stated otherwise, except for percentages and units.
The statements of operations include costs for certain centralized and corporate functions, and programs provided by the Parent that are charged directly to the Company. The centralized and corporate functions and programs include, but are not limited to, executive management, finance, accounting, legal and human resources. $888 of these costs were allocated to the Company and were recorded in selling, general and administrative expenses.
These expenses were allocated to the Company based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional net revenues or headcount as applicable. The Company considers the basis on which the expenses have been allocated to reasonably reflect the utilization of services provided to, or the benefit received by, the Company during the period presented. However, the allocations may not reflect the expenses the Company would have incurred if the Company had been a standalone company for the period presented. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the organizational structure, whether functions were outsourced or performed by employees, and strategic decisions made in areas such as information technology and infrastructure. Going forward, the Company may perform these functions using its own resources or outsourced services.
Because a direct ownership relationship did not exist in the Company, a Parent company investment is shown in lieu of shareholders’ equity in the financial statements. The total net effect of the settlement of the transactions between the Company and the Parent is reflected in the statement of cash flows in cash flows from financing activities as net transfers to Parent and on the balance sheet as Parent company investment. Refer to Note 8, “
Related Party Transactions
” for further information.
The Parent’s third-party long-term debt and the related interest expense have not been allocated to the Company for the period presented as the Company was not the legal obligor of such debt.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Use of Estimates
The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenue and expenses in the financial statements and disclosures in the accompanying notes. Actual results and outcomes may differ materially from management’s estimates, judgments, and assumptions.
COVID-19 Outbreak
The recent outbreak of the novel coronavirus (“
COVID-19
”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on the Company’s operating results, financial condition and cash flows. The full extent to which the
COVID-19
pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses and research and development costs, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning
COVID-19
and the actions taken to contain or treat
COVID-19,
as well as the economic impacts.
In response to this exposure, we have activated a pandemic crisis response plan to protect the health and safety of our team members, families, customers and communities, while continuing to meet our commitments to customers. Our mitigation strategies cover workplace protocols, employee preparation, travel, security, the ability to work virtually offsite and communications. Additionally, we are encouraging employees to receive
COVID-19
vaccinations.
While not currently known, the full impact of
COVID-19
could have a material impact on the operations of our business. Management continues to closely monitor the current macro environment related to monetary and fiscal policies, as well as pandemics or epidemics, such as the recent
COVID-19
outbreak.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.
Allowance for Doubtful Accounts
The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the current status of the existing receivables. As of December 20, 2020, there was no allowance for doubtful accounts recorded and the write-offs have been immaterial.
Concentrations of Credit Risk and Other Concentrations
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. Cash equivalents consist of money market funds with original maturities of three months or less, which are invested primarily with U.S. financial institutions. Cash deposits with financial institutions generally exceed federally insured limits. Management believes minimal credit risk exists with respect to these financial institutions and the Company has not experienced any losses on such amounts.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

The Company is exposed to concentrations of credit risk with respect to accounts receivable presented on the balance sheet. The Company’s accounts receivable balance as of December 20, 2020 was $941. Substantially all of the Company’s accounts receivable balance as of December 20, 2020 relates to balances due from three customers. The Company seeks to mitigate its credit risk with respect to accounts receivable by contracting with large commercial customers and government agencies and regularly monitoring the aging of accounts receivable balances.
Lease Accounting under ASC 840
For operating leases, the Company recorded rent expense on a straight-line basis over the noncancelable lease term and records the difference between the rent paid and the recognition of rent expense as a deferred rent asset or liability. Rent escalation, rent abatement, or other concessions, such as rent holidays, and landlord or tenant incentives or allowances, are recorded as deferred rent and amortized over the remaining lease term.
Property and Equipment, net
Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is recognized using the straight-line method over the estimated useful lives of the respective assets, which are generally in the range of three to seven years. Leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the remaining lease term or the estimated useful life, which is generally five years. Maintenance and repairs that do not improve or extend the useful lives of the assets are expensed when incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation and amortization are derecognized from the balance sheet and any resulting gain or loss is recorded in the statements of operations in the period realized.
Revenue Recognition
The Company’s revenues from contracts with customers are from offerings including artificial intelligence and machine learning, data science, advanced analytics, offensive and defensive cyber, data management, cloud solutions, digital engineering, and systems integration, primarily with the U.S. Government and its agencies. The Company also serves various commercial customers.
The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. The Company performs under various types of contracts, which generally include firm-fixed-price (“
FFP
”) and
time-and-materials
(“
T&M
”) contracts.
Under fixed-price contracts, we agree to perform the specified work for a pre-determined
price. To the extent our actual costs vary from the estimates upon which the price was negotiated, we will generate more or less profit or could incur a loss. Under T&M contracts, we agree to perform the specified work for a pre-determined
rate per hour, as well as the reimbursement of other direct billable costs which are presented on a gross basis. The Company has a right to consideration from the customer in an amount that corresponds directly with the value of the Company’s performance and recognizes revenue in the amount to which the Company has a right to invoice (the “right to invoice” practical expedient).
The Company assesses each contract at its inception to determine whether it should be combined with other contracts. When making this determination, the Company considers factors such as whether two or more contracts were negotiated and executed at or near the same time or were negotiated with an overall profit objective. If combined, the Company treats the combined contracts as a single contract for revenue recognition purposes.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

The Company evaluates the products or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The Company’s contracts generally provide a set of integrated or highly interrelated tasks or services and are therefore accounted for as a single performance obligation. In limited cases, our contracts have more than one distinct performance obligation, which occurs when we perform activities that are not highly complex or interrelated. Significant judgment is required in determining performance obligations, and these determinations could change the amount of revenue and profit recorded in a given period.
The Company determines the transaction price for each contract based on the consideration the Company expects to receive for the products or services being provided under the contract. For contracts where a portion of the price may vary, the Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company analyzes the risk of a significant revenue reversal and if necessary, constrains the amount of variable consideration recognized in order to mitigate this risk.
At the inception of a contract, the Company estimates the transaction price based on its current rights and does not contemplate future modifications (including unexercised options) or follow-on
contracts until they become legally enforceable. Contracts are often subsequently modified to include changes in specifications, requirements or price, which may create new or change existing enforceable rights and obligations. Depending on the nature of the modification, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract. Our contracts with the U.S. government often contain options to renew existing contracts for an additional period of time (generally a year at a time) under the same terms and conditions as the original contract, and generally do not provide the customer any material rights under the contract. Therefore, such modifications are accounted for as if they were part of the existing contract and recognized as a cumulative adjustment to revenue. We account for renewal options as separate contracts when they include distinct goods or services at standalone selling prices.
For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the estimated standalone selling price of the product or service underlying each performance obligation. The standalone selling price represents the amount the Company would sell the product or service to a customer on a standalone basis (i.e., not bundled with any other products or services). Our contracts with the U.S. government are subject to the Federal Acquisition Regulation (“
FAR
”) and priced on estimated or actual costs of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. government and its agencies. Each contract is competitively priced and bid separately. Pricing for
non-U.S.
government agencies and commercial customers is based on specific negotiations with each customer. In circumstances where the standalone selling price is not directly observable, we estimate the standalone selling price using the expected cost-plus margin approach.
The Company recognizes revenue as performance obligations are satisfied and the customer obtains control of the products and services. In determining when performance obligations are satisfied, the Company considers factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of the Company’s revenue is recognized over time as the Company performs under the contract because control of the work in process transfers continuously to the customer. For most contracts with the U.S. Government, this continuous transfer of control of the work in process to the customer is supported by clauses in the contract that give the customer ownership of work in process and allow the customer to unilaterally terminate the contract for convenience and pay the Company for costs incurred plus a reasonable profit. For most
non-U.S.
Government contracts, continuous transfer of control to the customer is supported because the Company delivers products that do not have an alternative use to us

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

and if our customer were to terminate the contract for reasons other than our non-performance
we would have the right to recover damages which would include, among other potential damages, the right to payment for our work performed to date plus a reasonable profit.
For performance obligations to deliver products with continuous transfer of control to the customer, revenue is recognized based on the extent of progress towards completion of the performance obligation, generally using the percentage-of-completion
cost-to-cost
measure of progress for our contracts because it best depicts the transfer of control to the customer as we incur costs on our contracts. Under the percentage-of-completion
cost-to-cost
measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs to complete the performance obligation(s). For performance obligations to provide services to the customer, revenue is recognized over time based on costs incurred or the right to invoice method (in situations where the value transferred matches our billing rights) as our customer receives and consumes the benefits.
For performance obligations in which control does not continuously transfer to the customer, we recognize revenue at the point in time in which each performance obligation is fully satisfied. This coincides with the point in time the customer obtains control of the product or service, which typically occurs upon customer acceptance or receipt of the product or service, given that we maintain control of the product or service until that point.
For arrangements with the U.S. Government, we generally do not begin work on contracts until funding is appropriated by the customer. Billing timetables and payment terms on our contracts vary based on a number of factors, including the contract type. Cost-reimbursable and T&M contracts are generally billed as costs are incurred. FFP contracts are generally billed based on milestones, which are the achievement of specific events as defined in the contract. We recognize a liability for payments in excess of revenue recognized, which is presented as a contract liability on the balance sheet. The portion of payments retained by the customer is not considered a significant financing component; the Company expects, at contract inception, that the lag period between the transfer of a promised good or service to a customer and when the customer pays for that good or service will not constitute a significant financing component. Many of the Company’s long-term contracts have milestone payments, which align the payment schedule with the progress towards completion on the performance obligation. On some contracts, the Company may be entitled to receive an advance payment, which is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.
For fixed-price and cost-reimbursable contracts, we present revenues recognized in excess of billings as contract assets on the balance sheet. Amounts billed and due from our customers are classified as receivables on the balance sheet.
Contract Balances
Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of contract assets and liabilities.
Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities consist of deferred product revenue, billings in excess of revenues, deferred service revenue, and customer advances. Deferred product revenue represents amounts that have been invoiced to customers but are not yet recognizable as revenue because the Company has not satisfied its performance obligations under the contract. Billings in excess of revenues represents milestone billing contracts where the billings of the contract exceed recognized revenues.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

The contract asset balance on the Company’s balance sheet was $1,486 as of December 20, 2020.
The contract liability balance was $501 as of December 20, 2020. Revenue recognized during the period from January 1, 2020 through December 20, 2020 that was included in the contract liability balance as of January 1, 2020 was $209.
Disaggregation of Revenue
The following table presents the Company’s contract revenues disaggregated by revenue stream:

Period from January 1, 2020 through December 20, 2020
Firm fixed price	$10,113
Time and materials	5,669

Total revenue	$15,782

The majority of the Company’s revenue is recognized over time. Revenue derived from contracts that recognize revenue at a point in time was insignificant for all periods presented.
Remaining Performance Obligations
The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders. The definition of remaining performance obligations excludes those contracts accounted for under the “right to invoice” practical expedient. As of December 20, 2020, the aggregate amount of the transaction price allocated to remaining performance obligations was $7,675. The Company expects to recognize approximately 100% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.
Advertising Expense
Advertising costs are expensed as incurred. No advertising costs were incurred for the period from January 1, 2020 through December 20, 2020.
Commitments and Contingencies
Liabilities for loss contingencies arising from claims, disputes, legal proceedings, fines and penalties, and other sources are recorded when it is probable that a liability has been or will be incurred and the amount of the liability can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of such legal costs from insurance policies are recorded as an offset to legal expenses in the period they are received.
Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability or an exit price in the principal or most advantageous market for that asset or liability in an orderly transaction between market participants on the measurement date.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

The company measures fair value based on three level hierarchy of inputs, maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs when measuring fair value. A financial instrument’s level within the three-level hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three-level hierarchy of inputs is as follows:
Level 1: Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2: Observable inputs other than level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and
Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets and liabilities.
These inputs are based on Company’s own assumptions about current market conditions and require significant management judgment or estimation. Financial instruments consist of cash equivalents, accounts receivable, accounts payable and accrued liabilities. Cash equivalents are stated at fair value on a recurring basis. Accounts receivable, accounts payable and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt of payment date.
Income Taxes
The Company accounts for income taxes in accordance with Accounting Standard Codification Topic 740, Income Taxes (“
ASC 740
”). Income taxes as presented in the Company’s financial statements have been allocated in a manner that is systematic, rational, and consistent with the broad principles of ASC 740. Historically, the Company’s operations have been included in the Parent’s U.S. federal consolidated tax return and certain state tax returns. For the purposes of these financial statements, the Company’s income tax provision was computed as if the Company filed separate tax returns (i.e. as if the Company had not been included in the consolidated income tax return group with its Parent). The separate return method applies ASC 740 to the financial statements of each member of a consolidated tax group as if the group member were a separate taxpayer. As a result, actual tax transactions included in the consolidated financial statements of the Parent may not be included in these financial statements. Further, the Company’s tax results as presented in the financial statements may not be reflective of the results that the Company expects to generate in the future. Also, the tax treatment of certain items reflected in the financial statements may not be reflected in the consolidated financial statements and tax returns of the Parent. It is conceivable that items such as net operating losses, other deferred taxes, uncertain tax positions and valuation allowances may exist in the financial statements that may or may not exist in the Parent’s consolidated financial statements.
Since the Company’s results are included in the Parent’s historical tax returns, payments to certain tax authorities are made by the Parent, and not by the Company. For tax jurisdictions where the Company is included with the Parent in a consolidated tax filing, the Company does not maintain taxes payable to or from the Parent and the payments are deemed to be settled immediately with the legal entities paying the tax in the respective tax jurisdictions through changes in Parent company investment.
The Company evaluates the realizability of its deferred tax assets and recognizes a valuation allowance when it is more likely than not that a future benefit on such deferred tax assets will not be realized. Changes in the valuation allowance, when recorded, would be included in the Company’s statements of operations. Management’s judgment is required in determining the Company’s valuation allowance recorded against its net deferred tax assets.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties related to uncertain tax positions in its provision (benefit) for income taxes. As of December 20, 2020, there were no accruals for uncertain tax positions.
Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to the future net undiscounted cash flows that the asset is expected to generate. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There was no impairment of long-lived assets recognized for the period from January 1, 2020 through December 20, 2020.
Recently Issued Accounting Pronouncements
Accounting pronouncements issued and adopted
In August 2018, the FASB issued ASU
No. 2018-13
(“
ASU
2018-13
”),
Fair Value Measurement
(“
ASC 820
”), which modifies, removes and adds certain disclosure requirements on fair value measurements. The new guidance was required for the Company for the annual reporting period beginning January 1, 2020 and interim periods within that fiscal year. The Company adopted this guidance starting from January 1, 2020, however, there was no material impact resulting from the adoption of this pronouncement.
In May 2014, FASB issued ASU
2014-09,
Revenue from Contracts with Customers
(ASC 606), to achieve a consistent application of revenue recognition within the U.S., resulting in a single revenue model to be applied by reporting companies under GAAP.
Under the new model, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the revised guidance requires that reporting companies disclose the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Subsequent to the issuance of ASU
2014-09,
the FASB also issued several updates related to ASU
2014-09
including deferring its adoption date. As per the latest ASU
2020-05,
issued by the FASB, entities that have not yet issued or made available for issuance financial statements as of June 3, 2020 can defer the new guidance for one year.
The revised guidance is required to be applied retrospectively to each prior reporting period presented or modified retrospectively applied with the cumulative effect of initially applying it recognized at the date of initial application. The Company adopted this standard on January 1, 2020 utilizing the modified retrospective approach. The Company underwent a process of identifying the various types of revenue streams, performed an evaluation of the components of the associated contractual arrangements and determined that the adoption of the new standard did not have a material impact on the financial statements.
Accounting pronouncements issued but not yet adopted
In February 2016, the FASB issued ASU
2016-02,
Leases
(“
ASC 842
”) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

recognize almost all of their leases on the balance sheet by recording a lease liability and corresponding right-of-use
assets for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU
2020-05
issued by FASB, the entities that have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year.
The Company will adopt this guidance for the annual reporting period beginning January 1, 2022, and interim reporting periods within annual reporting period beginning January 1, 2023. This will require application of the new accounting guidance at the beginning of the earliest comparative period presented in the year of adoption. The Company is in the process of evaluating the impact that the pronouncement will have on the financial statements.
In June 2016, the FASB issued ASU
2016-13
Financial Instruments—Credit Losses
(“
ASC 326
”) Measurement of Credit Losses on Financial Instruments
.
 ASU
2016-13
requires an entity to utilize a new impairment model known as the current expected credit loss (“
CECL
”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU
2016-13
also requires new disclosures for financial assets measured at amortized cost, loans, and available-for-sale
debt securities. As per the latest ASU
2020-02,
the FASB deferred the timelines for certain small public and private entities. The new guidance will be adopted by the Company for the annual reporting period beginning January 1, 2023, including interim periods within that annual reporting period. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU
2016-13
on the Company’s financial statements and disclosures.
In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes (“
ASU
2019-12
”), an amendment of the FASB Accounting Standards Codification. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions for intra period tax allocations and deferred tax liabilities for equity method investments and adds guidance whether a step-up
in tax basis of goodwill relates to a business combination or a separate transaction. This ASU is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company concluded that there is no impact to its financial statements from adopting this guidance on January 1, 2020.
Note 3—Property and Equipment, net
The property and equipment and accumulated depreciation balances as of December 20, 2020 are as follows:

As of December 20, 2020
Equipment	$315
Software	28
Furniture	70
Leasehold Improvements	30
Accumulated depreciation	(309)

Property and equipment, net	$134

Depreciation expense was $69 for the period from January 1, 2020 through December 20, 2020.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Note 4—Accrued Liabilities
Accrued liabilities consist of the following:

As of December 20, 2020
Payroll accruals	$901
Other accrued expenses	62

Total	$963

Note 5—Income Taxes
The components of income tax expense were as follows:

Period from January 1, 2020 through December 20, 2020
Income tax expense:
Federal:
Current	$978
Deferred	(27)

951
State:
Current	224
Deferred	(6)

218

Income tax expense	$1,169

The following is the reconciliation of the amounts computed using the federal statutory income tax rate and the amounts computed using the effective income tax rate:

Period from January 1, 2020 through December 20, 2020
Tax expense (benefit) at federal statutory rates	$995
State income tax, net of federal tax benefit	172
Permanent Differences	2

Income tax expense	$1,169

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

The components of net deferred tax liabilities are as follows:

As of December 20, 2020
Deferred tax assets:
Accrued vacation	$104
Deferred rent	1

Total deferred tax assets	105

Valuation allowance	—

Net deferred tax assets	$105
Deferred tax liabilities:
Prepaid expenses	$16
Depreciation and amortization	2

Total deferred tax liabilities	18

Net deferred tax assets	$87

A valuation allowance is provided for deferred income tax assets when it is more likely than not that future tax benefits will not be realized. The Company assesses whether a valuation allowance should be established against deferred tax assets based upon consideration of all available evidence, both positive and negative, using a more likely than not standard. This assessment considers, among other matters, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with tax attributes expiring, impacts of enacted changes in tax laws and tax planning strategies, and the taxable income generated through the future reversals of deferred tax liabilities. In making such judgments, significant consideration is given to evidence that can be objectively verified. After analyzing all available evidence, the Company determined it was more likely than not it would be able to utilize all its deferred tax assets.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“
CARES Act
”) was enacted in response to the
COVID-19
pandemic. The CARES Act made various tax law changes including, among other things, (i) increasing certain limitations to permit additional expensing of interest (ii) allowing qualified improvement property to be immediately expensed (iii) made modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes, and (iv) enhanced recoverability of alternative minimum tax credit carryforwards. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period in which the new legislation is enacted. The income tax provisions of the CARES Act had limited applicability to the Company and did not have a material impact on the Company’s financial statements.
Note 6—Employee Benefit Plan
The Company offers a defined contribution plan (the “
Plan
”) under Section 401(k) of the Internal Revenue Code (“
IRC
”) covering all employees, except excluded employees as defined by the Plan. Participants are automatically enrolled in the Plan, unless elected otherwise by the participant. The Plan allows employees to make contributions up to a specified percentage of their compensation. Under the Plan, the Company may elect to make matching contributions. The Company made a contribution of $26 for the period from January 1, 2020 through December 20, 2020.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

Note 7—Commitments and Contingencies
Operating Leases
The Company has several noncancelable operating leases related to office space. The Company records rent expense on a straight-line basis over the life of the lease. Rent expense for all the leases for the period from January 1, 2020 through December 20, 2020 was $220.
Future payments under these leases are as follows:

	2020*	2021	2022	2023	Total
Future annual minimum lease payments	$36	$152	$108	$58	$354

*	period following December 20, 2020
Litigation
From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks, copyrights, and other intellectual property rights; employment claims; corporate claims; class action claims; and general contract, tort, or other claims. The Company may from time to time also be subject to various legal or government claims, disputes, or investigations. Such matters may include, but not be limited to, claims, disputes, allegations, or investigations related breach of contract; breach or misuse of personal data or confidential information; employment; government procurement; intellectual property; government regulation or compliance (including but not limited to anti-corruption requirements, export or other trade controls, data privacy or data protection, cybersecurity requirements, or antitrust/competition law requirements); securities; investor; corporate; or other matters. The Company is unable to predict whether or when any such matters may arise, the outcome of these matters, or the ultimate legal and financial liability, and cannot reasonably estimate the possible loss or range of loss at this time and accordingly has not accrued a related liability.
Note 8—Related Party Transactions
The financial statements have been prepared on a standalone basis and are derived from the consolidated financial statements and accounting records of Parent. The following discussion summarizes activity between the Company and Parent.
Corporate Costs Allocation
The statements of operations include expenses for certain centralized functions and other programs provided and administered by the Parent, that are charged directly to the Company. In addition, for purposes of preparing these financial statements on a carve-out
basis, a portion of Parent’s total corporate expenses have been allocated to the Company. See Note 2, “
Summary of Significant Accounting Policies—Basis of Presentation
,” for a discussion of the methodology used to allocate corporate-related costs for purposes of preparing these financial statements on a carve-out
basis.
The financial information in these financial statements does not necessarily reflect the expenses the Company would have incurred if the Company had been a standalone company for the periods presented. Allocated corporate costs included in Sales, general and administrative expenses were for shared services, including, but not limited to executive management, finance, accounting, legal and human resources. When specific identification is not practicable, a proportional cost method is used.

PROMODEL (A CARVE OUT OF PROMODEL GOVERNMENT SOLUTIONS INC.)
NOTES TO FINANCIAL STATEMENTS
(
in thousands of U.S. dollars unless stated otherwise
)

The Statement of Operations Income includes corporate cost allocations of the Parent’s general corporate costs of $888 for the period from January 1, 2020 through December 20, 2020.
Net Transfers To Parent
Net transfers to and from Parent are included within Parent company investment on the Statement of Changes in Equity. The components of the transfers to Parent for the period ended December 20, 2020 was as follows:

For the period from January 1, 2020 through December 20, 2020
General financing activities	$4,639
Corporate allocations	888

Total net transfers to Parent	$5,527

Note 9—Subsequent Events
The Company evaluated events or transactions through August 6, 2021 the date on which the financial statements were available to be issued for potential recognition or disclosure in the financial statements.
Purchase Agreement for the sale of ProModel
Effective December 21, 2020, ProModel Government Solutions Inc. entered into a Stock Purchase Agreement and sold 100% interest in the Company to BigBear.ai Holdings, LLC at an estimated purchase price of $43,723.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby.

Securities and Exchange Commission registration fee	$124,098
Accounting fees and expenses	70,000
Legal fees and expenses	200,000
Financial printing and miscellaneous expenses	180,000

Total	$574,098

Item 14. Indemnification of Directors and Officers.
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Our charter provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 15. Recent Sales of Unregistered Securities.
The 2026 Convertible Notes issued in connection with the Closing of the Business Combination are convertible into up to 23,058,494 shares of Company Common Stock.
On November 29, 2021, GigCapital4 and an affiliate of BBAI Holdings, AE BBAI Aggregator, LP, a Delaware limited partnership (the “
AE Subscriber
”), entered into a Backstop Subscription Agreement (the “
Backstop Subscription Agreement
”) whereby the AE Subscriber committed to purchase at the Closing up to 7,500,000 shares of Company Common Stock at a per share purchase price of $10.00, for a maximum total amount of $75,000,000 (the “
Original Subscription Amount
”). As previously disclosed in the Current Report on
Form 8-K filed
on December 7, 2021, on December 6, 2021, GigCapital4 and the AE Subscriber entered into the First Amendment to Backstop Subscription Agreement whereby they agreed to amend the Backstop Subscription Agreement to provide that the AE Subscriber committed to purchase 8,000,000 shares of Company Common Stock for an aggregate purchase price of $80,000,000. On December 7, 2021, the AE Subscriber purchased, and the Company issued to the AE Subscriber, 8,000,000 shares of Company Common Stock.
In addition, on December 7, 2021, on December 6, 2021, GigCapital4 entered into payment agreements with each of Oppenheimer & Co. Inc. (“
Oppenheimer
”), Nomura Securities International, Inc. (“
Nomura
”) and BMO Capital Markets Corp. (“
BMO
”). In addition, on December 6, 2021, GigCapital4, BBAI Holdings and William Blair & Company, L.L.C. (“
William
 Blair
”) entered into a payment agreement. Collectively, these payment agreements are referred to as the “
Payment Agreements
.”

The Payment Agreements provide that the Company, at the Closing, will pay cash and issue shares of Company Common Stock to each of Oppenheimer, Nomura, BMO and William Blair, as (i) consideration for the services (a) rendered by Oppenheimer, BMO and William Blair as placement agents to GigCapital4, (b) rendered by BMO as financial advisor to GigCapital4, and (c) rendered by William Blair as financial advisor to BBAI Holdings; and (ii) settlement for the deferred underwriting commissions due and owing at the Closing by the Company to Oppenheimer and Nomura. The amount of cash and shares of Company Common Stock are as follows:

	Cash	Number of Shares of Stock
Oppenheimer	$8,338,560.00	833,856
BMO	$2,480,000.00	248,000
Nomura	$1,004,640.00	100,464
William Blair	$3,130,000.00	313,000
On December 7, 2021, the Company issued the above number of shares of Company Common Stock to the above-named parties to the Payment Agreements.
The sales of these securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. The purchasers of the securities acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. The registrant believes that all recipients of securities in these transactions were accredited investors, sophisticated investors, or had adequate access, through their relationships with the registrant, to information about the registrant. The sales of these securities were made without any general solicitation or advertising. No underwriters were involved in the issuance of these securities.
Item 16. Exhibits and Financial Statement Schedules.
(a) Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of June 4, 2021, as amended by the Amendment to Merger Agreement, dated August 6, 2021, by and among GigCapital4, Inc., GigCapital4 Merger Sub Corporation, BigBear.ai Holdings, LLC and BBAI Ultimate Holdings, LLC (included as Annex A to the definitive Proxy Statement filed by GigCapital4, Inc. on November 5, 2021).

2.2†	Amendment No. 2 to Merger Agreement, dated as of November 29, 2021 (incorporated by reference to Exhibit 10.1 filed on the Company’s Current Report on Form 8-K, filed by GigCapital4, Inc. on November 30, 2021 and on Exhibit 2.2 to BigBear.ai Holdings, Inc.’s Form 8-K filed on December 13, 2021, respectively).

3.1	Second Amended and Restated Certificate of Incorporation of BigBear.ai Holdings, Inc., filed with the Secretary of State of the State of Delaware on December 7, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

3.2	Amended and Restated Bylaws of BigBear.ai Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

4.1	Warrant Agreement, dated as of February 8, 2021, between Continental Stock Transfer & Trust Company and the GigCapital4, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by GigCapital4, Inc. on February 12, 2021).

Exhibit Number	Description

4.2	Indenture, dated December 7, 2021, between Wilmington Trust, National Association and GigCapital4, Inc., relating to the 6.00% Convertible Notes due 2026 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

4.3	Form of 2026 Convertible Note (included in Exhibit 4.2).

5.1*	Opinion of Kirkland & Ellis LLP.

10.1	Form of Amended and Restated Convertible Note Subscription Agreement and form of Revised Indenture (incorporated by reference to Exhibit 10.3 filed on the Company’s Current Report on Form 8-K filed by the Registrant on November 30, 2021).

10.2#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.3#	BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.4#	BigBear.ai Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.5#	Form of Employee Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.6#	Form of Non-Employee Director Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.7#	Form of Nonqualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.8#	Form of Performance Stock Unit Agreement (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.9	Backstop Subscription Agreement, dated as of November 29, 2021, by and between GigCapital4, Inc. and AE BBAI Aggregator, LP (incorporated by reference to Exhibit 10.2 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on November 30, 2021).

10.10	First Amendment to Backstop Subscription Agreement, dated as of December 6, 2021, by and between GigCapital4, Inc. and AE BBAI Aggregator, LP (incorporated by reference to Exhibit 10.1 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.11	Payment Agreement, dated December 6, 2021, by and between GigCapital4, Inc. and Oppenheimer & Co. Inc. (incorporated by reference to Exhibit 10.3 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.12	Payment Agreement, dated December 6, 2021, by and between GigCapital4, Inc. and Nomura Securities International, Inc. (incorporated by reference to Exhibit 10.4 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.13	Payment Agreement, dated December 6, 2021, by and between GigCapital4, Inc. and BMO Capital Markets Corp. (incorporated by reference to Exhibit 10.5 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

Exhibit Number	Description

10.14	Payment Agreement, dated December 6, 2021, by and among GigCapital4, Inc., BBAI Ultimate Holdings, LLC and William Blair & Company, L.L.C. (incorporated by reference to Exhibit 10.6 filed on the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.15	Amended and Restated Investor Rights Agreement, dated December 6, 2021, by and among GigCapital4, Inc., BBAI Ultimate Holdings, LLC, AE BBAI Aggregator, LP, GigAcquisitions4, LLC, Oppenheimer & Co. Inc., Nomura Securities International, Inc., BMO Capital Markets Corp., William Blair & Company, L.L.C., and Other Holders (as defined in the Amended and Restated Investor Rights Agreement) (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed by the Registrant on December 7, 2021).

10.16	Credit Agreement, dated as of December 7, 2021, by and among BigBear.ai Holdings, Inc., the other borrowers party thereto from time to time, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.17#	Employment Agreement, dated as of October 23, 2020, between PCI Strategic Management, LLC, and Joshua Kinley (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

10.18#	Offer Letter, dated as of May 22, 2020, on behalf of AE Industrial Partners Fund II, L.P., to Mr. Reginald Brothers (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

16.1	Letter from BPM LLP to Securities and Exchange Commission, dated December 13, 2021 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

21.1	Subsidiaries of the Registrant.

22.1	List of Guarantor Subsidiaries.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of BPM LLP, with respect to GigCapital4, Inc.

23.3	Consent of Grant Thornton LLP, independent auditor for NuWave Solutions, LLC.

23.4	Consent of Grant Thornton LLP, independent auditor for Open Solutions Group, LLC.

23.5	Consent of Grant Thornton LLP, independent auditor for ProModel (a carve-out of ProModel Government Solutions, Inc.).

23.6*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee.

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

Exhibit Number	Description

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (as formatted as Inline XBRL and contained in Exhibit 101)

#	Indicates a management contract or compensatory plan, contract or arrangement.
†
Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

*	To be filed by amendment.
Item 17. Undertakings
The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any registration statement required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the registration statement any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of registration statement filed with the Securities and Exchange Commission (the “
Commission
”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on the 23rd day of December 2021.

BIGBEAR.AI HOLDINGS, INC.

By:	/s/ Joshua Kinley
	Name:	Joshua Kinley
	Title:	Chief Financial Officer
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Reginald Brothers, Joshua Kinley and Sean Ricker or any of them, severally, as his or her attorney-in-fact
and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact
and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Dr. Reginald Brothers Dr. Reginald Brothers	Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2021

/s/ Joshua Kinley Joshua Kinley	Chief Financial Officer (Principal Financial Officer)	December 23, 2021

/s/ Sean Ricker Sean Ricker	Corporate Controller (Principal Accounting Officer)	December 23, 2021

/s/ Sean Battle Sean Battle	Director	December 23, 2021

/s/ Pamela Braden Pamela Braden	Director	December 23, 2021

/s/ Peter Cannito Peter Cannito	Director	December 23, 2021

/s/ Dr. Raluca Dinu Dr. Raluca Dinu	Director	December 23, 2021

/s/ Paul Fulchino Paul Fulchino	Director	December 23, 2021

Signature	Position	Date
/s/ Jeffrey Hart Jeffrey Hart	Director	December 23, 2021

/s/ Dorothy D. Hayes Dorothy D. Hayes	Director	December 23, 2021

/s/ Ranaan I. Horowitz Ranaan I. Horowitz	Director	December 23, 2021

/s/ Dr. Avi Katz Dr. Avi Katz	Director	December 23, 2021

/s/ Kirk Konert Kirk Konert	Director	December 23, 2021